As filed with the Securities and Exchange Commission on January 7, 2020

Registration No. 333-234692

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Amendment No. 2

to

Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________

BETTERWARE DE MÉXICO, S.A. DE C.V.

(Exact name of registrant as specified in its charter)

_______________

Mexico	5961	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Luis Enrique Williams 549
Colonia Belenes Norte
Zapopan, Jalisco, 45145, México
+52 (33) 3836-0500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_______________

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________

Copies to:

Alan I. Annex, Esq. Jason T. Simon, Esq. Greenberg Traurig, LLP 1750 Tysons Boulevard Suite 1000 McLean, VA 22102 Tel: (703) 749-1300 Fax: (703) 749-1301	Carol B. Stubblefield Esq. Reynaldo Vizcarra M. Esq. Baker & McKenzie LLP 452 Fifth Avenue New York, NY 10018 United States Tel: (212) 626-4100 Fax: (212) 310-1600

_______________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________

†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The registrant may not sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell the securities described herein and it is not soliciting an offer to buy the securities described herein in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JANUARY 7, 2020

4,500,000 Ordinary Shares

BETTERWARE DE MÉXICO, S.A. DE C.V.

We are offering up to 4,500,000 ordinary shares, no par value per share. We expect the public offering price will be between $10.00 and $10.50 per share in a direct offering. There is no minimum number of shares that must be sold by us to proceed. We will retain the proceeds from the sale of any of the offered shares. The shares to be sold by us will be sold on our behalf by Andres Campos, our chief executive officer, on a best efforts basis. Mr. Campos will not receive any commission on proceeds from the sale of our ordinary shares on our behalf. See “Plan of Distribution.”

The offering is expected close simultaneously with the closing of the business combination (the “Business Combination”) of DD3 Acquisition Corp. (“DD3”) and Betterware contemplated by that certain Combination and Stock Purchase Agreement, dated as of August 2, 2019, by and among DD3, Campalier, S.A. de C.V., a Mexican sociedad anónima de capital variable, Promotora Forteza, S.A. de C.V., a Mexican sociedad anónima de capital variable, Strevo, S.A. de C.V., a Mexican sociedad anónima de capital variable, Betterware, BLSM Latino América Servicios, S.A. de C.V., a Mexican sociedad anónima de capital variable, and, solely for the purposes set forth in Article XI of the Agreement, DD3 Mex Acquisition Corp, S.A. de C.V., a Mexican sociedad anónima de capital variable. The closing of this offering is conditioned upon the closing of the Business Combination, but the closing of the Business Combination is not conditioned upon the closing of this offering, and there can be no assurance that the Business Combination will be completed on the terms described in the proxy statement/prospectus relating to the Business Combination or at all. We intend to use the net proceeds of this offering for general corporate purposes following the consummation of the Business Combination. We may also use some or all of the net proceeds of this offering to pay a portion of the purchase price payable in the Business Combination, to the extent that DD3 does not have sufficient funds as a result of the exercise of redemption rights by DD3 shareholders.

There is presently no public market for our ordinary shares. We have applied to have our ordinary shares listed on the Nasdaq Capital Market under the symbol “BTWM”. No assurance can be given that our application will be approved.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 and, as such, will be subject to reduced public company reporting requirements.

Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page 27 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities described herein or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price
Proceeds, before expenses, to us

Delivery of the securities will be made on or about January     , 2020.

Prospectus dated             .

You should rely only on the information contained in this prospectus and any free-writing prospectus we prepare or authorize. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

For investors outside the United States: we have not done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus or any free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus and any free writing prospectus outside the United States.

i

CONVENTIONS WHICH APPLY TO THIS PROSPECTUS

In this prospectus, unless otherwise specified or the context otherwise requires:

•        “$,” “US$” and “U.S. dollar” each refer to the United States dollar; and

•        “MX$,” “Ps.” and “peso” each refer to the Mexican peso.

INDUSTRY AND MARKET DATA

In this prospectus, we rely on and refer to information and statistics regarding the direct selling industry and our competitors from market research reports and other publicly available sources. We have supplemented such information where necessary with our own internal estimates and information obtained from discussions with our customers, taking into account publicly available information about other industry participants and our management’s best view as to information that is not publicly available. While we believe that all such information is reliable, we have not independently verified industry and market data from third party sources. In addition, while we believe that our internal company research is reliable and the definitions of our industry and market are appropriate, neither our research nor these definitions have been verified by any independent source. Further, while we believe the market opportunity information included in this prospectus is generally reliable, such information is inherently imprecise. Projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the term “DD3” refers to DD3 Acquisition Corp., the terms “we,” “us,” “our,” “Company,” “Betterware,” “BTW,” “BWM” and “BW” refer to Betterware de México, S.A. de C.V., and the term “combined company” refers to DD3 and Betterware together following the consummation of the Business Combination.

In this document, unless the context otherwise requires:

“Amended and Restated Charter” means the bylaws (estatutos sociales) to be adopted by the combined company in connection with the Closing.

“Amendment Agreement” means the Amendment Agreement to the Combination and Stock Purchase Agreement, dated as of September 23, 2019, by and among DD3, the Sellers, Betterware, BLSM and DD3 Mexico.

“Betterware Shares” means the share capital of Betterware.

“BLSM” means BLSM Latino América Servicios, S.A. de C.V.

“Business Combination” means the business combination of DD3 and Betterware as described in the Business Combination Agreement.

“Business Combination Agreement” means the Combination and Stock Purchase Agreement, dated as of August 2, 2019, as amended, and as may be further amended, by and among DD3, the Sellers, Betterware, BLSM and, solely for the purposes of Article XI therein, DD3 Mexico.

“Business Combination Proposal” means the proposal to be voted on at the special meeting to approve and adopt the Business Combination Agreement, and the transactions contemplated thereby, and the Business Combination, as well as any amendment, restatement or supplement thereto as of the date of the special meeting.

“Closing” means the closing of the Business Combination.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“combined company shares” means the ordinary shares, no par value, of the combined company.

“combined company warrants” means the warrants of the combined company, each of which is exercisable for one combined company share, in accordance with its terms.

“Companies Act” means the BVI Business Companies Act, 2004.

“DD3 Capital” means DD3 Capital Partners, S.A. de C.V.

“DD3 Mexico” means DD3 Mex Acquisition Corp, S.A. de C.V.

“EarlyBirdCapital” means EarlyBirdCapital, Inc.

“EBITDA” means Earnings Before Interest Taxes Depreciation and Amortization and is a non-GAAP financial measure.

“Effective Time” means the registration date of the corporate resolutions of DD3, as well as of the combined company, and the Merger Agreement before the applicable Public Registries.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“founder shares” means the ordinary shares issued prior to DD3’s initial public offering.

“General Corporations Law” means Ley General de Sociedades Mercantiles.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Incentive Plan” means the proposed incentive compensation plan that Betterware expects to adopt prior to the Closing.

“initial shareholders” means the holders of the founder shares prior to DD3’s initial public offering and their permitted transferees, as applicable.

“Insolvency Act” means the Insolvency Act, 2003 of the British Virgin Islands.

“Interim Charter” means the bylaws (estatutos sociales) to be adopted by DD3 upon the Redomiciliation taking effect.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Lock-Up Agreements” means, collectively, the Management Lock-Up Agreement and the Member Lock-Up Agreement.

“Management Lock-Up Agreement” means the Management Lock-Up Agreement to be entered into by certain members of the combined company’s management team in connection with, and as a condition to the consummation of, the Business Combination.

“Marcum” means Marcum LLP, an independent registered public accounting firm.

“Member Lock-Up Agreement” means the Member Lock-Up Agreement to be entered into by certain persons and entities who will hold combined company shares upon consummation of the Merger in connection with, and as a condition to the consummation of, the Business Combination.

“Merger” means the merger of DD3 with and into Betterware, with Betterware surviving such merger as the combined company and BLSM becoming a wholly-owned subsidiary of the combined company.

“Merger Agreement” means the Merger Agreement to be entered into by and between Betterware and DD3 in connection with, and as a condition to the consummation of, the Business Combination.

“Mexico” means the United Mexican States.

“Nasdaq” means the Nasdaq Stock Market LLC.

“ordinary shares” means the ordinary shares, no par value, of DD3.

“PCAOB” means the Public Company Accounting Oversight Board.

“private shares” means the ordinary shares sold as part of the private units.

“private units” means the units sold to the sponsor in private placements in connection with DD3’s initial public offering.

“private warrants” means the warrants underlying the private units, each of which is exercisable for one ordinary share, in accordance with its terms.

“Proxy Statement/Prospectus” means the proxy statement/prospectus included in the registration statement on Form F-4 (Registration No. 333-233982), as amended, filed with the SEC.

“Public Registry of Commerce” means the Registro Público de la Propiedad y del Comercio or Mexico’s federal public registry of commercial entities.

“public shareholders” means the holders of public shares.

“public shares” means the ordinary shares issued as part of the units sold in DD3’s initial public offering.

“public warrants” means the warrants included in the units sold in DD3’s initial public offering, each of which is exercisable for one ordinary share, in accordance with its terms.

“Redomiciliation” means the proposed redomiciliation of DD3 out of the British Virgin Islands to continue as a company incorporated under the laws of Mexico in connection with the Business Combination.

“Registrar” means the Registrar of Corporate Affairs in the British Virgin Islands.

“Registration Rights Agreement” means the Registration Rights Agreement to be entered into by and among DD3, Betterware and certain persons and entities that will receive combined company securities in exchange for certain existing securities of DD3 and Betterware upon consummation of the Merger in connection with, and as a condition to the consummation of, the Business Combination.

“representative’s shares” means the shares issued in connection with DD3’s initial public offering to EarlyBirdCapital, as representative of the several underwriters.

“SEC” means the U.S. Securities Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Market Law” means Ley del Mercado de Valores.

“Sellers” means, collectively, Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., and Strevo, S.A. de C.V.

“special meeting” means the special meeting of shareholders of DD3.

“sponsor” means DD3 Mexico.

“trust account” means the trust account that holds a portion of the proceeds of DD3’s initial public offering and the concurrent sale of the private units.

“U.S. GAAP” means United States generally accepted accounting principles.

“units” means the units issued in connection with DD3’s initial public offering, each of which consisted of one ordinary share and one warrant.

“warrants” means the public warrants and the private warrants.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our ordinary shares and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our ordinary shares, you should read the entire prospectus carefully, including “Risk Factors” and the financial statements and related notes included in this prospectus.

The Parties to the Business Combination

DD3

DD3 is a blank check company incorporated in the British Virgin Islands on July 23, 2018 formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.

DD3’s units, ordinary shares and warrants are currently listed on Nasdaq under the symbols “DDMXU,” “DDMX” and “DDMXW,” respectively. Any outstanding units will be separated into ordinary shares and warrants to purchase ordinary shares of the combined company upon the consummation of the Business Combination. We have applied to list the combined company shares and warrants on Nasdaq under the symbols “BTWM” and “BTWMW,” respectively. We cannot assure you that the combined company shares and warrants will be approved for listing on Nasdaq.

The mailing address of DD3’s principal executive office is:

DD3 Acquisition Corp.

c/o DD3 Mex Acquisition Corp

Pedregal 24, 4th Floor

Colonia Molino del Rey, Del. Miguel Hidalgo

11040 Mexico City, Mexico

Telephone: +52 (55) 8647-0417

For more information about DD3, see the sections entitled “Information About DD3” and “DD3 Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Betterware

Founded in 1995, Betterware is a direct-to-consumer company in Mexico. Betterware is focused on the home organization segment, with a wide product portfolio for daily solutions, including home organization, kitchen preparation, food containers, smart furniture, technology and mobility, as well as other minor categories. Supported by its unique business intelligence and data analytics unit, Betterware has been able to achieve sustainable double-digit growth rates by successfully expanding its market penetration through a dynamic and motivated sales force comprised of more than 400,000 distributors and associates. In addition, both the business intelligence and data analytics unit provide daily monitoring of key metrics and product intelligence. Due to its meticulous logistics planning through the supply chain, Betterware has achieved a 98.5% rate of just-in-time deliveries anywhere in the country, within 24 to 48 hours and with zero last mile cost. Its asset light model also has enabled Betterware to grow at a double-digit rate with very limited capex and high cash conversion rates.

BLSM is a Mexican company with the sole purpose of providing administrative, technical and operating services to Betterware. BLSM employs all of Betterware’s employees, and after the Business Combination, BLSM will be a wholly-owned subsidiary of Betterware.

The mailing address of Betterware’s principal executive office is:

Betterware de México, S.A. de C.V.

Luis Enrique Williams 549

Colonia Belenes Norte

Zapopan, Jalisco, 45145, México

Telephone: +52 (33) 3836-0500

For more information about Betterware, see the sections entitled “Information About Betterware” and “Betterware Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Business Combination (Page 51)

The Business Combination Agreement provides for the Business Combination in which DD3 will purchase certain shares from the Sellers and thereafter merge with and into Betterware, with Betterware surviving the Merger as the combined company and BLSM becoming a wholly-owned subsidiary of the combined company, pursuant to the Merger Agreement to be executed at the Closing. For more information about the Business Combination, see the sections entitled “The Business Combination,” “The Business Combination Agreement” and “Certain Agreements Related to the Business Combination” beginning on pages 51, 76 and 90, respectively.

The following diagram depicts the organizational structure of DD3, Betterware and BLSM immediately prior to the consummation of the Business Combination:

DD3 Shareholders
DD3 Acquisition Corp. (BVI)
Campalier, S.A. de C.V.
Promotora Forteza, S.A. de C.V.
61.1%
38.9%
Invex Security Trust 2397
Strevo, S.A. de C.V.
99.9%
1 Share
BLSM Latino América Servicios, S.A. de C.V. (Mexico)
Betterware de México, S.A. de C.V. (Mexico)

The following diagram depicts the organizational structure of the combined company immediately after the consummation of the Business Combination:

Consideration to Be Received in the Business Combination (Page 80)

The Business Combination Agreement provides that, at the Effective Time of the Merger pursuant to the Merger Agreement:

(i)      DD3 will pay to the Sellers the amount, if any, by which the amount in the trust account as of the Closing exceeds $25,000,000 up to a maximum of $30,000,000;

(ii)     all of the Betterware Shares issued and outstanding immediately prior to the Effective Time of the Merger will be canceled and to the extent the Sellers receive $30,000,000 in cash consideration from the trust account, the Sellers will be entitled to receive 28,700,000 combined company shares, or if the Sellers receive less than $30,000,000 in cash consideration, the Sellers will be entitled to receive the number of combined company shares equal to the combined valuation of Betterware and BLSM (as calculated pursuant to the Business Combination Agreement) less the cash consideration amount received by the Sellers, divided by $10.00; provided, however, that a portion of such combined company shares will be held in trust to secure debt obligations of the combined company, which will represent all of the combined company shares received by the Sellers; and

(iii)    all of DD3’s ordinary shares issued and outstanding immediately prior to the Effective Time of the Merger will be canceled and exchanged for combined company shares on a one-for-one basis.

Ownership of the Combined Company Upon Completion of the Business Combination (Page 80)

Each of DD3’s outstanding warrants will, as a result of the Business Combination, cease to represent a right to acquire DD3 ordinary shares and will instead represent the right to acquire the same number of combined company shares, at the same exercise price and on the same terms as in effect immediately prior to the Closing. Similarly, the outstanding unit purchase option will cease to represent a right to acquire units of DD3 and will instead represent the right to acquire the same number of combined company shares and warrants underlying such units, at the same exercise price and on the same terms as in effect immediately prior to the Closing.

It is anticipated that, upon completion of the Business Combination, DD3’s existing shareholders will own, directly or indirectly, approximately 20% of the issued and outstanding combined company shares and Betterware’s existing shareholders will own, directly or indirectly, approximately 80% of the issued and outstanding combined company shares. These percentages are calculated based on a number of assumptions and are subject to adjustment in accordance with the terms of the Business Combination Agreement. These relative percentages assume (i) that none of DD3’s existing public shareholders exercise their redemption rights, (ii) DD3 does not issue any additional ordinary shares prior to the closing of the Business Combination and (iii) the Sellers are entitled to receive 28,700,000 combined company shares upon consummation of the Business Combination. These percentages do not include any exercise or conversion of the outstanding warrants and the unit purchase option that will, by their terms, convert automatically upon consummation of the Business Combination to entitle the holders to purchase an aggregate of 6,054,125 combined company shares and warrants to purchase an aggregate of 250,000 combined company shares. If any of DD3’s existing public shareholders exercise redemption rights, or any of the other assumptions are not true, these percentages will be different. You should read “The Business Combination Agreement — Ownership of the Combined Company Upon Completion of the Business Combination” and “The Business Combination — Unaudited Combined Pro Forma Financial Information” for further information.

The following table illustrates two different redemption scenarios based on the assumptions described above: (1) no redemptions, which assumes that none of the holders of DD3 ordinary shares exercise their redemption rights and the Sellers receive $30 million in cash consideration; and (2) minimum cash, in which DD3 has, in the aggregate, not less than $25 million of cash available for distribution upon the consummation of the Business Combination after redemptions of 3,106,457 ordinary shares, satisfying the condition to closing under the Business Combination Agreement:

	No Redemptions		Minimum Cash
	Number	Percentage	Number	Percentage
DD3’s existing shareholders	7,223,200	20.1%	4,116,743	11.5%
Betterware’s existing shareholders	28,700,000	79.9%	31,700,000	88.5%

Redemption Rights (Page 122)

Pursuant to DD3’s amended and restated memorandum and articles of association, any holders of public shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the trust account (net of taxes payable), calculated as of two business days prior to the consummation of the Business Combination. Holders of public shares are not required to vote on any of the proposals to be presented at the special meeting in order to demand redemption of their public shares. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the trust account which holds the proceeds of DD3’s initial public offering as of two business days prior to the consummation of the Business Combination (net of taxes payable), upon the consummation of the Business Combination. For illustrative purposes, based on funds in the trust account of approximately $56.9 million on September 30, 2019, the estimated per share redemption price would have been approximately $10.22. See the sections entitled “Information About DD3 — Redemption Rights” and “— Submission of the Business Combination to a Shareholder Vote” for more information about the redemption procedures in connection with the Business Combination.

Description of Combined Company Securities (Page 143)

Betterware is a company incorporated under the General Corporations Law. As Betterware is a Mexican corporation, immediately after the consummation of the Business Combination the rights of holders of combined company shares will be governed directly by Mexican law and the Amended and Restated Charter.

The Amended and Restated Charter will provide that the combined company will be authorized to issue an unlimited number of combined company shares. As of immediately after the consummation of the Business Combination, the combined company will have 35,923,200 combined company shares authorized and, based on the assumptions set out elsewhere in this prospectus, up to 35,923,200 combined company shares outstanding. See “Description of Combined Company Securities” for more information about the combined company’s securities.

Management After the Business Combination (Page 139)

Upon the Effective Time of the Merger, it is expected that Betterware’s current management team will remain operating the business:

Name	Title
Luis Campos	Chairman
Andres Campos	Chief Executive Officer
Jose del Monte	Chief Financial Officer
Fabian Rivera	Chief Operating Officer

Regulatory Approvals Required for the Business Combination (Page 58)

DD3 and Betterware are not aware of any regulatory approvals in either Mexico or the United States required for the consummation of the Business Combination.

Accounting Treatment (Page 58)

The Business Combination will be accounted for as a “reverse merger” in accordance with IFRS. Under this method of accounting, DD3 will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the assumption that Betterware’s shareholders will hold a majority of the voting power of the combined company, Betterware’s operations comprising the ongoing operations of the combined company, Betterware’s designees comprising a majority of the governing body of the combined company, and Betterware’s senior management comprising the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Betterware issuing shares for the net assets of DD3, accompanied by a recapitalization. The net assets of DD3 will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be deemed to be those of Betterware.

Certain U.S. Federal Income Tax Considerations (Page 66)

Subject to the limitations and qualifications described in “The Business Combination — Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of DD3 Ordinary Shares — Receipt of Combined Company Shares or Warrants by Holders of DD3 Ordinary Shares or Warrants,” the receipt of combined company shares or warrants in the Business Combination should be a taxable transaction for U.S. federal income tax purposes. As a result, a U.S. holder of DD3 ordinary shares or warrants, as applicable, should recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the fair market value at the time of the receipt of combined company shares or warrants, and (2) the U.S. holder’s adjusted tax basis in such DD3 ordinary shares or warrants. If a U.S. holder acquired different blocks of DD3 ordinary shares or warrants at different times or different prices, such U.S. holder must determine its tax basis and holding period separately with respect to each block of DD3 ordinary shares or warrants, as applicable. Such gain or loss will be long-term capital gain or loss provided that a U.S. holder’s holding period for such shares or warrants is more than one year at the date of the Merger. Subject to the discussion under “— Passive Foreign Investment Company Status,” long-term capital gains recognized by U.S. holders that are not corporations generally are eligible for reduced rates of federal income taxation. The deductibility of capital losses is subject to certain limitations. A U.S. holder of ordinary shares or warrants, as applicable, should have a tax basis in combined company shares or warrants received equal to the fair market value of such combined company shares or warrants on the date of the Merger, and the U.S. holder’s holding period with respect to combined company shares or warrants should begin on the day after the date of the Merger.

For a more detailed discussion of certain U.S. federal income tax considerations of the Business Combination, see “The Business Combination — Certain U.S. Federal Income Tax Considerations.” You are strongly urged to consult your tax advisor for a full understanding of the tax consequences of the Business Combination to you, including the applicability and effect of federal, state, local and non-U.S. income and other tax laws.

DD3’s Board of Directors’ Reasons for the Approval of the Business Combination (Page 54)

DD3’s board of directors, in evaluating the Business Combination, consulted with DD3’s management and legal and financial advisors. In reaching its unanimous resolution (i) that the terms and conditions of the Business

Combination Agreement, including the proposed Business Combination, are advisable, fair to, and in the best interests of DD3 and its shareholders and (ii) to recommend that shareholders adopt and approve the Business Combination Agreement and approve the Business Combination contemplated therein, DD3’s board of directors considered a range of factors, including but not limited to, the factors discussed below. In light of the number and wide variety of factors, DD3’s board of directors did not consider it practicable to and did not attempt to quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. DD3’s board of directors viewed its position as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors.

In approving the Business Combination, DD3’s board of directors determined not to obtain a fairness opinion. The officers and directors of DD3, including Dr. Werner and Mr. Combe, have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of DD3’s financial advisors, including EarlyBirdCapital, enabled them to make the necessary analyses and determinations regarding the Business Combination with Betterware. In addition, DD3’s officers and directors and DD3’s advisors have substantial experience with mergers and acquisitions.

In considering the Business Combination, DD3’s board of directors gave considerable weight to the following factors:

•        Attractive Market and Favorable Industry Trends.    According to the World Federation of Direct Selling Associations, or the WFDSA, Mexico is the seventh largest direct-to-consumer market in the world and the second largest in Latin America, with US$6bn of annual sales in 2018, and has been growing at a 2.3% CAGR from 2015 to 2018. In 2018 year-end, consumer confidence index in Mexico reached its highest level since 2006;

•        Leader in its Sector in Mexico.    Betterware is a direct-to-consumer company focused in the home organization segment. Betterware sells its products through nine catalogues published throughout the year (approximately 6 weeks outstanding each) with an offer of approximately 400 products per catalogue at approximately US$5.50 average price;

•        Proven Business Model Backed by Technological Disruption.    Supported by its unique business intelligence and data analytics unit, Betterware has shown long-term sustainable double-digit growth rates in revenue and EBITDA and has successfully built platforms that can grow locally and in other regions;

•        Unparalleled Logistics Platform.    Due to its meticulous logistics planning through the supply chain, Betterware has achieved a 99.9% service level and a 98.5% rate of deliveries on time anywhere in the country within 24 to 48 hours at a zero last mile cost, with its Distributors and Associates delivering the products to the final consumers;

•        Unique Product Portfolio.    Betterware sells its products through nine catalogues published throughout the year (approximately 6 weeks outstanding each) with an offer of approximately 400 products per catalogue at approximately US$5.50 average price. Betterware constantly innovates introducing approximately 300 products every year, representing 10% – 15% of the products in a catalogue;

•        Robust Distribution Platform.    Betterware sells its products through a unique two-tier sales model that is comprised of more than 400,000 Distributors and Associates across Mexico that serve +3 million households every six weeks in +800 communities;

•        Clear Multiple Additional Sources of Growth.    Betterware has identified multiple additional sources of growth that could expand and enhance Betterware’s platform. Some of the additional sources of growth include E-commerce app implementation, international expansion and strategic acquisitions;

•        Commitment and Experience of Management.    Betterware’s management team has over 30 years of experience in the direct-to-consumer sector and is expected to continue to run the business post transaction. Betterware’s management will rollover 91% of its equity, showing long-term commitment to Betterware;

•        Attractive Valuation.    The purchase price values Betterware at a discount versus selected comparable companies on a pro forma implied total enterprise value as a multiple of Betterware’s 2019E EBITDA;

•        Optimally Sized Transaction.    Upon consummation of the Business Combination, DD3’s existing shareholders will own, directly or indirectly, approximately 20% of the issued and outstanding combined company shares and Betterware’s existing shareholders will own, directly or indirectly, approximately 80% of the issued and outstanding combined company shares (subject to the assumptions described elsewhere in this prospectus); and

•        Highly Complementary Management Teams.    Dr. Werner, DD3’s Chairman and Chief Executive Officer, will join the board of directors of the combined company. His experience in the financial sector will be highly complementary to the skills and experience of the strong management team of Betterware.

DD3’s board of directors also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

•        Macroeconomic Risks.    Macroeconomic uncertainty and the effects it could have on the combined company’s revenues;

•        Benefits May Not Be Achieved.    The risk that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe;

•        Financial Projections May Not be Achieved.    The risk that the cost savings and growth initiatives may not be fully achieved or may not be achieved within the expected timeframe;

•        No Third-Party Valuation.    The risk that DD3 did not obtain a third-party valuation or fairness opinion in connection with the Business Combination;

•        DD3’s Shareholders Receiving a Minority Position in Betterware.    The risk that DD3’s shareholders will hold a minority share position in the combined company, or approximately 20% of the issued and outstanding combined company shares (subject to the assumptions described elsewhere in this prospectus); and

•        Other Risks.    Various other risks associated with the business of Betterware, as described in the section entitled “Risk Factors” appearing elsewhere in this prospectus.

DD3’s board of directors concluded that the potential benefits that it expected Betterware and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. DD3’s board of directors also noted that DD3’s shareholders would have a substantial economic interest in the combined company (depending on the level of DD3’s shareholders that sought redemption of their public shares into cash). Accordingly, DD3’s board of directors unanimously determined that the Business Combination Agreement and the Business Combination contemplated therein, were advisable, fair to, and in the best interests of DD3 and its shareholders.

Recent Developments Related to Betterware

•        Launch of web app platform:    In October 2019, Betterware launched its B2C platform in the state of Chihuahua, Mexico, introducing the sale of its products through a differentiated business model that connects the distribution network and the web app platform. Betterware expects to expand this platform to other states of Mexico in the coming months to reach full coverage of the country towards 2020.

•        The platform is specifically designed to be an additional tool for the distribution network, which will generate the same discounts and Betterware Points as a sale generated through the direct channel. This is a unique and innovative platform that will allow Betterware’s distribution network to increase its client base.

In the new web app platform, Betterware will deliver goods through its distribution network by connecting clients that want to purchase products directly through the web app platform to Betterware’s distribution network via the glocalization of the potential clients and the distribution network. The web app platform is expected to provide the following unique benefits:

•        Zero last mile delivery cost

•        Personalized post-sale service to customers

•        Cash payment alternative upon delivery

•        Post-sale, direct promotion of new products to customers

Betterware believes that its distribution network will obtain the same benefits from sales generated by this platform as sales generated directly by the distribution network. Betterware expects that its distribution network will consider this platform an opportunity for customer base growth, rather than competition.

•        International expansion:    During August and September 2019, Betterware started operations in Guatemala, which is expected to be the base country out of which Betterware will serve and canalize its expansion plan over Central America.

•        Grand opening of “La Casa Betterware” showroom and meeting point for Betterware’s distribution network in Paseo de la Reforma (Mexico City’s main commercial and financial corridor): This center will serve as a tool for Betterware’s distribution network, allowing Betterware to serve its clients through a unique and state-of-the-art showroom, with modern and adequate space rooms.

•        Betterware’s New Campus construction on track:    During the second half of 2019, Betterware initiated the development of its new campus, which is expected to reach 20% completion by year-end 2019. The campus will have more than 70,000 square meters of space, its own water supply and a recycling plant. Additionally, it will be energy independent via solar panels and will have a nature-like design with ecofriendly furniture. The campus will centralize all distribution activities providing several logistic efficiencies, and it is expected to be fully operational by year-end 2020.

THE OFFERING

Ordinary Shares Offered	4,500,000 shares at per share
Ordinary Shares to be Outstanding Immediately Following this Offering	40,423,200 shares
Use of Proceeds

We estimate that the net proceeds from the sale of our ordinary shares in this offering will be approximately $          , after deducting estimated transactional expenses payable by us. We intend to use the net proceeds for general corporate purposes following the consummation of the Business Combination. We may also use some or all of the net proceeds of this offering to pay a portion of the purchase price payable in the Business Combination, to the extent that DD3 does not have sufficient funds as a result of the exercise of redemption rights by DD3 shareholders.

Market for our Ordinary Shares	We have applied to have our ordinary shares listed on the Nasdaq Capital Market under the symbol “BTWM”. No assurance can be given that our application will be approved.
Risk Factors	Investing in our ordinary shares involves substantial risks. See “Risk Factors” for a description of certain of the risks you should consider before investing in our ordinary shares.

The number of ordinary shares to be outstanding immediately after this offering is based on Betterware issuing the maximum number of ordinary shares in connection with the Business Combination, or 35,923,200 ordinary shares.

SELECTED HISTORICAL COMBINED FINANCIAL DATA OF BETTERWARE AND BLSM

The financial information presented in this section is derived from and should be read in conjunction with the combined financial statements of Betterware and their accompanying notes, appearing elsewhere in this document and with the section entitled “Betterware Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The combined financial statements of Betterware and BLSM have been prepared in accordance with IFRS as issued by the International Accounting Standards Board. These are the first financial statements prepared by Betterware under IFRS, the date of transition to IFRS is January 1, 2017.

Annual Financial Information

The selected historical financial information presented below has been derived from and should be read in conjunction with Betterware’s financial statements and their accompanying notes included elsewhere in this prospectus. Such annual financial information, unless otherwise specified, is presented in nominal pesos.

Selected Balance Sheet Data as of December 31, 2018, 2017 and January 1, 2017
(In thousands of Mexican pesos “Ps.”)

	2018	2017	January 1, 2017
Assets
Current assets:
Cash and cash equivalents	Ps. 177,383	230,855	206,186
Trade accounts receivable, net	198,776	147,933	119,172
Inventory, net	302,206	141,894	107,087
Other current assets	51,486	39,269	46,215
Total current assets	729,851	559,951	478,660
Trade accounts receivable from related parties, long-term	—	—	586,174
Molds, equipment and leasehold improvements, net	42,972	57,162	46,955
Intangible assets	312,099	300,471	1,860
Goodwill	348,441	348,441	25,805
Other non-current assets	24,236	21,417	17,460
Total non-current assets	727,748	727,491	678,254
	Ps. 1,457,598	1,287,442	1,156,914

Selected Balance Sheet Data as of December 31, 2018, 2017 and January 1, 2017
(In thousands of Mexican pesos “Ps.”)

	2018	2017	January 1, 2017
Liabilities and Net Parent Investment
Current Liabilities:
Borrowings	Ps. 90,691	46,218	67,325
Accounts payable to suppliers	445,241	211,071	141,432
Other current liabilities	198,512	180,009	82,624
Total current liabilities	734,444	437,298	291,381
Non-current Liabilities:
Deferred Income tax	70,627	78,922	—
Borrowings	562,788	591,162	805,896
Other non-current liabilities	9,475	1,283	935
Total non-current liabilities	642,890	671,367	806,831
Total liabilities	1,377,334	1,108,665	1,098,212
Net parent investment	80,264	178,777	58,702
	Ps. 1,457,598	1,287,442	1,156,914

Selected Statement of Profit or Loss Data for the years ended December 31, 2018 and 2017
(In thousands of Mexican pesos “Ps.”)

	2018	2017
Net revenue	Ps. 2,316,716	1,449,705
Cost of sales	958,469	558,105
Gross profit	1,358,247	891,600
Administrative Expenses	249,148	204,555
Selling Expenses	454,016	291,834
Distribution Expenses	103,336	64,349
Operating income	551,747	330,862
Financing cost, net	(102,301)	(26,237)
Profit before income taxes	449,446	304,625
Total income taxes	150,179	96,951
Profit for the year	Ps. 299,267	207,674

Per Share Data:
Weighted average shares outstanding – basic and diluted	8,306,841	5,820,460
Basic and diluted net (loss) income per share	36.03	35.66
Cash dividends declared per share	Ps. 36.12	—

Interim Financial Information as of June 30, 2019 and 2018 and for the six months then ended

Selected Balance Sheet Data as of June 30, 2019 and December 31, 2018
(In thousands of Mexican Pesos “Ps.”)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	Ps. 96,920	177,383
Trade accounts receivable, net	296,230	198,776
Inventory, net	351,632	302,206
Other current assets	59,974	51,486
Total current assets	804,756	729,851
Molds, equipment and leasehold improvements, net	134,371	42,972
Intangible assets	307,759	312,099
Goodwill	348,441	348,441
Other assets	35,323	24,236
Total non-current assets	825,894	727,748
	Ps. 1,630,650	1,457,598

Selected Balance Sheet Data as of June 30, 2019 and December 31, 2018
(In thousands of Mexican Pesos “Ps.”)

	June 30, 2019	December 31, 2018
Liabilities and Net Parent Investment
Current Liabilities:
Leases	Ps. 9,137	—
Borrowings	182,094	90,691
Accounts payable to suppliers	459,798	445,241
Other current liabilities	153,045	198,512
Total current liabilities	804,074	734,444
Non-current liabilities:
Deferred income tax	73,306	70,627
Borrowings	535,093	562,788
Other non-current liabilities	31,048	9,475
Total non-current liabilities	639,447	642,890
Total liabilities	1,443,521	1,377,334
Net parent investment	187,129	80,264
	Ps. 1,630,650	1,457,598

Selected Statement of Profit or Loss Data for the six months ended June 30, 2019 and June 30, 2018
(In thousands of Mexican Pesos “Ps.”)

	June 30, 2019	June 30, 2018
Net revenue	Ps. 1,535,622	1,042,880
Cost of sales	638,648	419,679
Gross profit	896,974	623,201
Administrative Expenses	169,856	106,136
Selling Expenses	272,930	205,924
Distribution Expenses	67,333	47,453
Operating income	386,855	263,688
Financing cost, net	(45,932)	(43,631)
Profit before income taxes	340,923	220,057
Total income tax provision	106,057	66,885
Profit for the year	Ps. 234,866	153,172
Per Share Data:
Weighted average shares outstanding – basic and diluted	8,697,317	8,271,343
Basic and diluted net (loss) income per share	27.00	18.52
Cash dividends declared per share	Ps. 14.72	9.56

Non IFRS Financial Measures

We define “EBITDA” as profit for the year adding back the depreciation of property, plant and equipment, amortization of intangible assets, financing cost, net and income taxes. Adjusted EBITDA further excludes gain on sale of fixed assets and other non-recurring expenses. EBITDA and Adjusted EBITDA are not measures required by, or presented in accordance with IFRS. The use of EBITDA and Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation from, or as a substitute for analysis of, our results of operations or financial condition as reported under IFRS.

DD3 and Betterware believe that these non-IFRS financial measures are useful to investors because (i) Betterware uses these measures to analyze its financial results internally and believes they represent a more transparent measure of operating profitability and (ii) these measures will serve investors to understand and evaluate Betterware’s EBITDA and provide more tools for their analysis as it makes Betterware’s results comparable to industry peers that also prepare these measures.

Betterware’s EBITDA Reconciliation

In thousands of Mexican Pesos	2018	2017
Profit for the year	Ps. 299,267	207,274
Add: Total Income Taxes	150,179	96,951
Add: Financing Cost, net	102,301	26,237
Add: Depreciation and Amortization	25,960	24,209
EBITDA	Ps. 577,707	354,671
Other Adjustments
Less: Gain on Sale of Fixed Assets(1)	(11,820)
Add: Non-recurring Expenses(2)	7,667
Adjusted EBITDA	Ps. 573,554	354,671

____________

(1)      Unusual income for the sale of transportation equipment.

(2)      Expenses incurred in the year including market penetration analysis, liquidation payment to former employees, licensing implementation of SAS software.

In thousands of Mexican Pesos	June 30, 2019	June 30, 2018
Profit for the year	Ps. 234,866	153,172
Add: Total Income Taxes	106,057	66,885
Add: Financing Cost, net	45,932	43,631
Add: Depreciation and Amortization	13,963	14,098
EBITDA	Ps. 400,818	277,786
Other Adjustments
Add: Non-recurring Expenses(1)	4,469	494
Adjusted EBITDA	Ps. 405,287	278,280

____________

(1)      Unusual expenses mainly related to the transaction with DD3 for the six months ended June 30, 2019 and Betterware’s foundation for the six months ended June 30, 2018.

SELECTED HISTORICAL FINANCIAL AND OTHER DATA OF DD3

The following tables summarize the relevant financial data for DD3’s business and should be read in conjunction with the section entitled “DD3 Management’s Discussion and Analysis of Financial Condition and Results of Operations” and DD3’s audited financial statements, and the notes related thereto, which are included elsewhere in this prospectus.

DD3’s balance sheet data as of June 30, 2019 and statement of operations data for the period from July 23, 2018 (inception) through June 30, 2019 are derived from DD3’s audited financial statements included elsewhere in this prospectus.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should read the following selected financial information in conjunction with DD3’s financial statements and related notes and the section entitled “DD3 Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this prospectus.

(in thousands of U.S. Dollars, except share and per share data)

	Three Months Ended September 30, 2019	For the Period from July 23, 2018 (inception) through June 30, 2019
Revenue	$—	$—
Loss from operations	(676)	(711)
Interest income on marketable securities	304	928
Unrealized gain on marketable securities	8	10
Net (loss) income	(364)	227
Basic and diluted net loss per share	(0.30)	(0.33)
Weighted average shares outstanding – basic and diluted	2,173,019	1,889,222
Balance Sheet Data:	As of September 30, 2019	As of June 30, 2019
Working capital deficit	$(460)	$(235)
Trust account	56,901	56,588
Total assets	(57,011)	56,845
Total liabilities	571	492
Value of ordinary shares subject to redemption	51,441	51,353
Shareholders’ equity	5,000	5,000

COMPARATIVE PER SHARE DATA

The following table sets forth the historical comparative share information for Betterware and DD3 on a stand-alone basis and pro forma combined per share information after giving effect to the Business Combination, (1) assuming no DD3 shareholders exercise redemption rights with respect to their ordinary shares upon the consummation of the Business Combination; and (2) assuming that DD3 shareholders exercise their redemption rights with respect to a maximum of 3,106,457 ordinary shares upon consummation of the Business Combination.

The combined financial statements of Betterware and BLSM historical financial statements of Betterware have been prepared in accordance with IFRS and in its functional and presentation currency of the Mexican Peso. The historical financial statements of DD3 have been prepared in accordance with U.S. GAAP in its functional and presentation currency of United States dollars. The financial statements of DD3 have been translated into Mexican Pesos for purposes of having pro forma combined financial information.

The historical information should be read in conjunction with the information in the sections entitled “Selected Historical Financial and Other Data of DD3” and “Selected Historical Combined Financial Data of Betterware and BLSM” and the historical financial statements of DD3 and Betterware incorporated by reference in or included elsewhere in this prospectus. The pro forma combined per share information is derived from, and should be read in conjunction with, the information contained in the section of this prospectus entitled “The Business Combination — Unaudited Combined Pro Forma Financial Information.”

The Betterware pro forma equivalent per share financial information is calculated by multiplying the combined unaudited pro forma per share amounts by the exchange ratio, whereby each Betterware ordinary share will be converted into the right to receive 3.30 DD3 ordinary shares assuming no redemptions under Scenario 1 or 3.64 DD3 ordinary shares assuming maximum redemptions.

The pro forma combined share information below does not purport to represent what the actual results of operations or the earnings per share would been had the companies been combined during the periods presented, nor to project the combined company’s results of operations or earnings per share for any future date or period. The pro forma combined shareholders’ equity per share information below does not purport to represent what the value of DD3 and Betterware would have been had the companies been combined during the periods presented.

(in Mexican pesos, in thousands, except share and per share data)

	Betterware	DD3	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
Six Months Ended June 30, 2019
Net income	Ps 234,866	Ps 3,054	Ps 237,294	Ps 237,294
Shareholders’ equity	187,129	96,044	614,020	583,509
Weighted average shares outstanding – basic and diluted	8,697,317	1,889,222	35,923,200	35,816,743
Basic and diluted net (loss) income per share	27.00	(6.34)	6.61	6.63
Basic and diluted net (loss) income equivalent per share	—	—	21.81	24.17
Book value per share – basic and diluted	21.52	50.84	17.09	16.29
Shareholders’ equity equivalent per share – basic and diluted		—	56.40	59.38
Cash dividends declared per share – basic and diluted	14.72	—	—	—

	Betterware	DD3	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
Year Ended December 31, 2018 (Betterware) and For the Period from July 23, 2018 (inception) Through March 31, 2019 (DD3)
Net income	Ps 299,267	Ps 5,481	Ps 296,765	Ps 296,765
Shareholders’ equity	80,265	96,150	499,711	469,166
Weighted average shares outstanding – basic and diluted	8,306,841	1,799,651	35,923,200	35,816,743
Basic and diluted net (loss) income per share	36.03	(2.69)	8.26	8.29
Basic and diluted net (loss) income equivalent per share	—	—	27.26	30.22
Book value per share – basic and diluted	9.66	53.43	13.91	13.10
Shareholders’ equity equivalent per share – basic and diluted	—	—	45.90	47.74
Cash dividends declared	36.12	—	—	—

EXCHANGE RATES

The following table sets out, for the periods indicated, high, low, average and period-end noon buying rates in the City of New York for cable transfers between the Mexican peso and the U.S. dollar, as determined for customs purposes by the Federal Reserve Bank of New York, expressed as pesos per US$1.00. The rates may differ from the actual rates used in the preparation of the combined Financial Statements and other financial information appearing in this prospectus. We make no representation that the peso or the U.S. dollar amounts referred to in this prospectus have been, could have been or could, in the future, be converted to U.S. dollars or pesos, as the case may be, at any particular rate, if at all. On June 30, 2019, the noon buying rate in the City of New York for cable transfers between peso and U.S. dollars as certified for customs purposes by the Federal Reserve Bank of New York was Ps19.2089 per US$1.00.

Year Ended December 31,	High	Low	Average	Period End
2017	21.8910	17.4775	18.8841	19.6395
2018	20.6700	17.9705	19.2179	19.6350
Month	High	Low	Average	Period End
January 2019	19.6095	18.9275	19.1704	19.0525
February 2019	19.4050	19.0405	19.1953	19.2650
March 2019	19.5795	18.8550	19.2442	19.3980
April 2019	19.2245	18.7555	18.9641	18.9945
May 2019	19.6520	18.8515	19.1110	19.6520
June 2019	19.7680	18.9905	19.2728	19.2089
July 2019	19.2270	18.8940	19.0452	18.9930
August 2019	20.1185	19.1700	19.6828	20.0674
September 2019	19.9920	19.3480	19.5470	19.7420
October 2019	19.7760	19.0460	19.3193	19.1740
November 2019	19.5430	19.0990	19.3261	19.5430

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains a number of forward-looking statements, including statements about the financial conditions, results of operations, earnings outlook and prospects of DD3 and Betterware and may include statements for the period following the consummation of the Business Combination and the date of this prospectus. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of DD3 and Betterware, as applicable, and are inherently subject to uncertainties and changes in circumstance and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by Betterware or DD3 and the following:

•        the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement;

•        the outcome of any legal proceedings that may be instituted against DD3, Betterware and others following announcement of the proposed Business Combination and transactions contemplated thereby;

•        the inability to complete the transactions contemplated by the proposed Business Combination due to the failure to obtain the approval of DD3’s shareholders or other conditions to closing in the Business Combination Agreement;

•        the ability to obtain or maintain the listing of the combined company’s securities on Nasdaq following the Business Combination;

•        the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;

•        the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•        costs related to the Business Combination;

•        the limited liquidity and trading of DD3’s securities;

•        geopolitical risk and changes in applicable laws or regulations;

•        the inability to profitably expand into new markets;

•        the possibility that DD3 or Betterware may be adversely affected by other economic, business and/or competitive factors;

•        financial performance;

•        operational risk;

•        litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Betterware’s resources;

•        fluctuations in exchange rates between the Mexican peso and the United States dollar; and

•        the risks that the Closing is substantially delayed or does not occur.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of DD3 and Betterware prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this prospectus and attributable to DD3 or Betterware or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. Except to the extent required by applicable law or regulation, DD3 and Betterware undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

RISK FACTORS

An investment in our ordinary shares carries a significant degree of risk. You should carefully consider the following risk factors, together with all of the other information included in this prospectus, before making a decision to invest in our ordinary shares. The risks described below are those which DD3 and Betterware believe are the material risks that they face. Additional risks not presently known to them or which they currently consider immaterial may also have an adverse effect on them or the combined company following the Business Combination. Some statements in this prospectus, including such statements in the following risk factors, constitute forward-looking statements. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.” If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to the Business of Betterware

Currency exchange rate fluctuations, particularly with respect to the US dollar/Mexican peso exchange rate, could lower margins.

The value of the Mexican peso has been subject to significant fluctuations with respect to the U.S. dollar in the past and may be subject to significant fluctuations in the future. Historically, BWM has been able to raise their prices generally in line with local inflation, thereby helping to mitigate the effects of devaluations of the Mexican peso. However, BWM may not be able to maintain this pricing policy in the future, or future exchange rate fluctuations may have a material adverse effect on its ability to pay its suppliers.

Given Betterware’s inability to predict the degree of exchange rate fluctuations, it cannot estimate the effect these fluctuations may have upon future reported results, product pricing or its overall financial condition. Although BWM attempts to reduce its exposure to short-term exchange rate fluctuations by using foreign currency exchange contracts, it cannot be certain that these contracts or any other hedging activity will effectively reduce exchange rate exposure. In particular, BTW currently employs a hedging strategy comprised of forwards U.S. dollar–Mexican peso derivatives that are designed to protect it against devaluations of the Mexican peso. As of this date, the hedging contracts cover 100% of the product needs as of March 2020. In addition, BWM generally purchases its hedging instruments on a rolling twelve-month basis; instruments protecting it to the same or a similar extent may not be available in the future on reasonable terms. Unprotected declines in the value of the Mexican peso against the U.S. dollar will adversely affect its ability to pay its dollar-denominated expenses, including its supplier obligations. See “Betterware Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Any adverse changes in BWM’s business operations in Mexico would adversely affect its revenue and profitability.

BWM’s revenue is generated in Mexico. Various factors could harm BWM’s business in Mexico. These factors include, among others:

•        worsening economic conditions, including a prolonged recession in Mexico;

•        fluctuations in currency exchange rates and inflation;

•        longer collection cycles;

•        potential adverse changes in tax laws;

•        changes in labor conditions;

•        burdens and costs of compliance with a variety of laws;

•        political, social and economic instability; and

•        increases in taxation

Mexico is an emerging market economy, with attendant risks to BWM’s results of operations and financial condition.

The Mexican government has exercised, and continues to exercise, significant influence over the Mexican economy. Accordingly, Mexican governmental actions concerning the economy and state-owned enterprises could have a significant impact on Mexican private sector entities in general, as well as on market conditions, prices and returns on Mexican securities. The national elections held on July 2, 2018 ended six years of rule by the Institutional Revolutionary Party or PRI with the election of President Andres Manuel Lopez Obrador, a member of the Morena Party, and resulted in the increased representation of opposition parties in the Mexican Congress and in mayoral and gubernatorial positions. Although there have not yet been any material adverse repercussions resulting from this political change, multiparty rule is still relatively new in Mexico and could result in economic or political conditions that could materially and adversely affect BWM’s operations. BWM cannot predict the impact that this new political landscape will have on the Mexican economy. Furthermore, BWM’s financial condition, results of operations and prospects and, consequently, the market price for its share, may be affected by currency fluctuations, inflation, interest rates, regulation, taxation, social instability and other political, social and economic developments in or affecting Mexico.

The Mexican economy in the past has suffered balance of payment deficits and shortages in foreign exchange reserves. There are currently no exchange controls in Mexico; however, Mexico has imposed foreign exchange controls in the past. Pursuant to the provisions of the United States-Mexico-Canada Agreement, if Mexico experiences serious balance of payment difficulties or the threat thereof in the future, Mexico would have the right to impose foreign exchange controls on investments made in Mexico, including those made by U.S. and Canadian investors.

Securities of companies in emerging market countries tend to be influenced by economic and market conditions in other emerging market countries. Emerging market countries, including Argentina and Venezuela, have recently been experiencing significant economic downturns and market volatility. These events could have adverse effects on the economic conditions and securities markets of other emerging market countries, including Mexico.

Mexico may experience high levels of inflation in the future, which could affect BWM’s results of operations.

During most of the 1980s and during the mid- and late-1990s, Mexico experienced periods of high levels of inflation, although the country has had stable inflation during the last five years. The annual rates of inflation for the last five years as measured by changes in the National Consumer Price Index, as provided by Banco de Mexico, were:

2018	4.8%
2017	6.8%
2016	3.4%
2015	2.1%
2014	4.1%

A substantial increase in the Mexican inflation rate would have the effect of increasing some of BWM’s costs, which could adversely affect its results of operations and financial condition.

If Betterware is unable to retain its existing independent distributors and recruit additional distributors, its revenue increase could potentially slow down.

BWM distributes almost all of its products through its independent distributors and it depends on them directly for the sale of its products. BWM’s distributors can terminate their services at any time, and, like most direct selling companies, it experiences high turnover among distributors from year to year. As a result, it needs to continue to retain existing and recruit additional independent distributors. To increase at attractive rates its revenue, BWM must increase the number and/or the productivity of its distributors. BWM’s operations would be harmed if it fails to generate continued interest and enthusiasm among its distributors and fails to attract new distributors.

Although in the recent past BWM experienced an increase in active distributors, it could experience declines in active distributors, including senior distributors at the manager and district director levels. The number of its active distributors, including those at the manager and district director level, may not increase and could decline in the future. BWM’s operating results could be harmed if its existing and new business opportunities and products do not generate sufficient interest to retain existing distributors and attract new distributors. The number and productivity of BWM’s distributors also depends on several additional factors, including:

•        adverse publicity regarding BWM, its products, its distribution channel or its competitors;

•        failure to motivate BWM’s distributors with new products;

•        the public’s perception of BWM’s products;

•        competition for distributors from other direct selling companies;

•        the public’s perception of BWM’s distributors and direct selling businesses in general; and

•        general economic and business conditions.

The regulatory environment in which Betterware operates is evolving, and its operations may be modified or otherwise harmed by regulatory changes, subjective interpretations of laws or an inability to work effectively with national and local government agencies.

Although BWM reviews applicable local laws in developing its plans, its efforts to comply with them may be harmed by an evolving regulatory climate and subjective interpretation of laws by the authorities. Any determination that BWM’s operations or activities are not in compliance with applicable regulations could negatively impact its business and its reputation with regulators in the markets in which BWM operates.

Laws and regulations may prohibit or severely restrict Betterware’s direct sales efforts and harm its revenue and profitability.

Various government agencies throughout the world regulate direct sales practices. These laws and regulations are generally intended to prevent fraudulent or deceptive schemes, often referred to as “pyramid” schemes, that compensate participants for recruiting additional participants irrespective of product sales and/or which do not involve legitimate products. The laws and regulations in BWM’s current markets often:

•        impose on it order cancellations, product returns, inventory buy-backs and cooling-off rights for consumers and distributors;

•        require it or its distributors to register with governmental agencies;

•        impose on it reporting requirements to regulatory agencies; and/or

•        require it to ensure that distributors are not being compensated solely based upon the recruitment of new distributors.

Complying with these sometimes inconsistent rules and regulations can be difficult and requires the devotion of significant resources on BWM’s part.

In addition, Mexico could change its laws or regulations to negatively affect or prohibit completely network or direct sales efforts. Government agencies and courts in Mexico may also use their powers and discretion in interpreting and applying laws in a manner that limits BWM’s ability to operate or otherwise harms its business. If any governmental authority were to bring a regulatory enforcement action against BWM that interrupts BWM’s business, its revenue and earnings would likely suffer.

Challenges by private parties to the form of Betterware’s network marketing system could harm its business.

Betterware may be subject to challenges by private parties, including its distributors, to the form of its network marketing system or elements of its business. Betterware can provide no assurance that it would not be harmed by the application or interpretation of statutes or regulations governing network marketing, particularly in any civil challenge by a current or former consultant.

BWM’s distributors are independent contractors and not employees. If regulatory authorities were to determine, however, on a facts and circumstances basis, that its distributors are legally its employees, BWM could have significant liability under social benefit laws.

BWM’s distributors are self-employed and are not its employees. Periodically, the question of the legal status of its distributors has arisen, usually with regard to possible coverage under social benefit laws that would require BWM, and in most instances its distributors, to make regular contributions to social benefit funds. BWM is positioned to address these questions in a satisfactory manner; nevertheless there could be a final determination adverse to it that could be substantial and materially adversely affect its business and financial condition.

Failure of Betterware’s internet and its other technology initiatives to create sustained consultant enthusiasm and incremental cost savings could negatively impact its business.

BWM has been developing and implementing a strategy to use the internet to sign up distributors and take orders for its products. In certain demographic markets it has experienced some success using BWM’s internet strategy to improve its operating efficiency. However, any cost savings from its internet strategy may not prove to be significant, or BWM may not be successful in adapting and implementing its strategy to other markets in which BWM operates. This could result in its inability to service its distributors in the manner they expect.

Failure of new products to gain distributors and market acceptance could harm Betterware’s business.

An important component of BWM’s business is its ability to develop new products that create enthusiasm among its customers. If it fails to introduce new products planned for the future, its distributors’ productivity could be harmed. In addition, if any new products fail to gain market acceptance, are restricted by regulatory requirements, or have quality problems, this would harm its results of operations. Factors that could affect its ability to continue to introduce new products include, among others, government regulations, proprietary protections of competitors that may limit its ability to offer comparable products and any failure to anticipate changes in consumer tastes and buying preferences.

The loss of key high-level distributors could negatively impact Betterware’s consultant growth and its revenue.

At the end of 2018, BWM had approximately 325,000 active associates and approximately 15,000 distributors, district managers and district directors. At June 30, 2019, BWM had approximately 384,000 active associates and approximately 20,000 distributors, district managers and district directors. The district directors, together with their extensive networks of downline distributors, account for an important part of its net revenue. As a result, the loss of a high-level consultant or a group of leading distributors in the consultant’s network of downline distributors, whether by their own choice or through disciplinary actions by BWM for violations of its policies and procedures, could negatively impact its consultant growth and its net revenue.

If Betterware’s industry, business or its products are subject to adverse publicity, its business may suffer.

Betterware is very dependent upon its distributors’ and the general public’s perception of the overall integrity of its business, as well as the safety and quality of its products and similar products distributed by other companies. The number and motivation of its distributors and the acceptance by the general public of our products may be negatively affected by adverse publicity regarding:

•        the legality of network-marketing systems in general or Betterware’s network-marketing system specifically;

•        the safety and quality of its products;

•        regulatory investigations of its products;

•        the actions of its distributors;

•        its management of its distributors; and

•        the direct selling industry.

BWM depends on multiple contract manufacturers to provide it with products.

BWM has outsourced product manufacturing functions to third-party contractors located in China and Mexico. In 2018, products supplied by Chinese manufacturers accounted for approximately 89% of BWM’s revenues.

If these suppliers have unscheduled downtime or are unable to fulfill their obligations under these manufacturing agreements because of equipment breakdowns, natural disasters, power failures, or any other cause, this could adversely affect BWM’s overall operations and financial condition.

Although BWM provides all of the formulations used to manufacture its products, BWM has limited control over the manufacturing process itself. As a result, any difficulties encountered by the third-party manufacturer that result in product defects, production delays, cost overruns, or the inability to fulfill orders on a timely basis could have a material adverse effect on its business, financial condition and operating results.

Betterware is committed to providing high-quality products to its customers. With this in mind, Betterware works with third-party manufacturers that it believes can better provide it with products that comply with its quality standards within its time requirements. Currently, Chinese manufacturers are the primary suppliers that best meet Betterware’s requirements, and Betterware currently expects this trend to continue in future financial periods.

Betterware depends on its key personnel, and the loss of the services provided by any of its executive officers or other key employees could harm its business and results of operations.

BWM’s success depends to a significant degree upon the continued contributions of its senior management, many of whom would be difficult to replace. These employees may voluntarily terminate their employment with BWM at any time. BWM may not be able to successfully retain existing personnel or identify, hire and integrate new personnel.

Betterware’s markets are competitive, and market conditions and the strengths of competitors may harm its business.

The market for BWM’s products is competitive. Its results of operations may be harmed by market conditions and competition in the future. Many competitors have much greater name recognition and financial resources than BWM has, which may give them a competitive advantage. For example, BWM’s products compete directly with branded, premium retail products. BWM currently does not has significant patent or other proprietary protection, and competitors may introduce products with the same ingredients that BWM uses in its products.

Betterware also competes with other companies for distributors. Some of these competitors have a longer operating history, better name recognition and greater financial resources than it does. Some of its competitors have also adopted and could continue to adopt some of BWM’s successful business strategies. Consequently, to successfully compete in this market and attract and retain distributors, BWM must ensure that its business opportunities and compensation plans are financially rewarding. BWM may not be able to continue to successfully compete in this market for distributors.

System failures could harm Betterware’s business.

Because of its diverse geographic operations and its complex distribution network’s compensation plan, BWM’s business is highly dependent on efficiently functioning information technology systems. These systems and operations are vulnerable to damage or interruption from fires, earthquakes, telecommunications failures and other events. They are also subject to break-ins, sabotage, intentional acts of vandalism and similar misconduct. Despite precautions, the occurrence of a natural disaster or other unanticipated problems could result in interruptions in services and reduce BWM’s revenue and profits.

Betterware’s business is impacted by consumer confidence and spending.

The sale of home organization products correlates strongly to the level of consumer spending generally, and thus is significantly affected by the general state of the economy and the ability and willingness of consumers to spend on discretionary items. Reduced consumer confidence and spending generally may result in reduced demand for BWM’s products and limitations on its ability to maintain or increase prices. A decline in economic conditions or general consumer spending in any of its major markets could have a material adverse effect on its business, financial condition and results of operations.

Betterware’s controlling shareholder may have interests that conflict with your interests.

Campalier and Forteza will directly own approximately 80% of the outstanding common stock of Betterware. Accordingly, Campalier and Forteza currently exercise, and for the foreseeable future will exercise, significant influence over its board of directors and business and operations. The interests of Campalier and Forteza could conflict with your interests as a holder of shares.

Betterware is an IFRS first time adopter, and the financial information previously issued was under Mexican GAAP, this could potentially affect the investor comparability to previous periods.

In connection with the preparation of the combined financial statements of Betterware and BLSM as of December 31, 2018, 2017 and January 1, 2017 and for the years ended December 31, 2018 and 2017, these are the first combined financial statements prepared in accordance with IFRS, and IFRS 1 First time adoption of IFRS has been applied. Betterware has historically prepared and presented its financial information under Mexican GAAP. This may affect the comparability of the historical financial figures for investors.

Lack of experience reporting under IFRS standards could lead to inaccuracy or inconsistency of results presented in future periods.

Reporting under IFRS standards could represent a challenge to Betterware in the coming periods due to the lack of expertise with respect to the application of IFRS standards and could potentially cause the combined company to fail to timely provide required financial information that could materially and adversely impact the combined company, including a potential delisting.

Material weaknesses have been identified in Betterware’s internal control over financial reporting.

In connection with the preparation of Betterware’s combined financial statements as of December 31, 2018, 2017 and January 1, 2017 and for the years ended December 31, 2018 and 2017, material weaknesses in internal controls over their financial reporting have been identified and remain unremediated. These material weaknesses include the following:

—     Lack of management review regarding the identification and assessment of the proper accounting of unusual significant transactions.

—     Inappropriate design of internal controls related to the provision of promotional points.

Both as a result of the lack of expertise with respect to the application of IFRS.

Betterware is not required to perform an evaluation of internal control over financial reporting as of December 31, 2018 in accordance with the provisions of the Sarbanes-Oxley Act. Had such an evaluation been performed, additional control deficiencies may have been identified, and those control deficiencies could have also represented one or more material weaknesses.

Betterware has begun taking measures to remediate the underlying causes of the material weaknesses and intends to complete this remediation process as quickly as possible. Assuming BWM and BLSM are unable to successfully remediate these material weaknesses prior to the closing of the Business Combination, the post-combination company could be unable to report financial results accurately on a timely basis. Any failure to timely provide required financial information could materially and adversely impact the post-combination company, including a potential loss of investor confidence or delisting.

In order to remediate the underlying causes of the material weaknesses, Betterware has:

i.        For the assessment of the proper accounting of unusual significant transactions, hired an expert company for the valuation of the relationship it has with Distributors at the time of Betterware’s merger with Strevo Holdings, S.A. de C.V. The corresponding accounting adjustments were made;

ii.       For the inappropriate design of internal controls related to the provision of promotional points, documented the calculation policy for the provision of promotional points, and it is adjusted every quarter end according to that policy. Betterware’s commercial intelligence and finance departments are involved, and there is a review procedure in place;

iii.

For the recognition of derivative financial instruments, initiated mark to market valuations at the end of each quarter so that the financial statement figures show the market value of the open positions of financial instruments. A calculation and review procedure was documented;

iv.

Added employees with extensive IFRS accounting standards experience to its finance and accounting team in order to fully comply with its financial reporting requirements, including a Control Risk Manager, Financial Planning Director, and other Internal Reporting staff; and

v.

Recently implemented an independent Internal Audit Department with the sole purpose of reviewing and validating the processes and policies of Betterware, including newly implemented IFRS financial reporting standards, to ensure full compliance, identify potential risks and design mitigation plans for those identified potential risks.

Defaults under Betterware’s term loan agreement with MCRF P, S.A. de C.V. SOFOM, E.N.R. (“CS”) may result in CS taking possession and disposing of any collateral, and restrictions under the term loan agreement may prevent Betterware from continuing with its normal business operations.

Betterware’s term loan with CS is secured by all tangible and intangible moveable assets of Betterware and BLSM. Therefore, if Betterware and BLSM default under the term loan agreement, it may result in CS taking possession and disposing of any collateral, and restrictions under the term loan agreement may prevent Betterware from continuing with its normal business operations.

As of June 30, 2019, the balance under the term loan agreement with CS was MX$572,255.00. The term loan matures in May 2023, and prepayments are not permitted, before May, 2020, subject to payment of prepayment commissions. Betterware’s obligations under the term loan agreement are secured by pledge and trust guarantees of the Sellers’ equity interests in Betterware and BLSM and a lien on all of the tangible and intangible moveable assets of Betterware and BLSM. If Betterware and BLSM default on their obligations under the term loan agreement, among other remedies, CS could take possession and dispose of any collateral under the term loan agreement and related documents, which would have a material adverse effect on Betterware’s business, operations, financial condition, and liquidity.

In addition, the term loan agreement contains certain customary covenants that may restrict Betterware from, among other things, amending Betterware’s bylaws, consolidating, merging or transferring all or substantially all of its assets. However, Betterware has obtained CS’s consent to go forward with the Business Combination.

If Betterware violates any of these covenants and is unable to obtain waivers, Betterware would be in default under the term loan agreement with CS and payment of the indebtedness could be accelerated. If Betterware’s indebtedness is accelerated, Betterware may not be able to repay that indebtedness. In addition, complying with these covenants may also cause Betterware to take actions that are not favorable to shareholders, which may make it more difficult for Betterware to successfully execute its business strategy and compete against companies that are not subject to such restrictions.

Risks Relating to Mexican governmental policies or regulations, including the imposition of an interest rate ceiling, may adversely affect BWM’s business, financial condition and results of operations.

Betterware is a sociedad anónima de capital variable (variable capital corporation) incorporated under the laws of Mexico, and all of its assets and operations are located in Mexico. As a result, it is subject to political, economic, legal and regulatory risks specific to Mexico for the operations conducted in Mexico. The Mexican federal government has exercised, and continues to exercise, significant influence over the Mexican economy. Accordingly, Mexican federal governmental actions and policies concerning the economy, state-owned enterprises and state-controlled, -funded or -influenced financial institutions could have a significant impact on private sector entities in general and on BWM in particular, and on market conditions, including prices and returns on Mexican securities, including BWM’s. In addition, the Mexican government may implement significant changes in laws, public policies and or regulations that could affect political and economic conditions in Mexico, which could adversely affect BWM’s business. BWM cannot assure investors that changes in the future political environment, over which it has no control, will not have an adverse impact on its financial condition or results of operations and prospects. BWM does not have political risk insurance.

Enforcement of Civil Liabilities and Service of Process

BWM is a variable capital corporation (sociedad anónima de capital variable) incorporated under the laws of Mexico. Most of its directors, executive officers and controlling persons named herein are non-residents of the United States and substantially all of the assets of such non-resident persons and all of BWM’s assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or BWM or to enforce judgments obtained in U.S. courts against them or BWM based on civil liability provisions of the securities laws of the United States.

There is doubt as to the enforceability, in original actions in Mexican courts, of liabilities predicated solely on U.S. federal securities laws and as to the enforceability in Mexican courts of judgments of United States courts obtained in actions predicated upon the civil liability provisions of U.S. federal securities laws. There is no bilateral treaty currently in effect between the United States and Mexico that covers the reciprocal enforcement of civil foreign judgments. In the past, Mexican courts have enforced judgments rendered in the United States by virtue of the legal principles of reciprocity and comity, consisting of the review in Mexico of the United States judgment, in order to ascertain, among other matters, whether Mexican legal principles of due process and public policy (orden público) have been complied with, without reviewing the merits of the subject matter of the case.

You may have difficulty enforcing your rights against Betterware and its directors and executive officers.

Betterware is a company incorporated in Mexico. Most of its directors and executive officers are non-residents of the U.S. You may be unable to effect service of process within the U.S. on Betterware, its directors and executive officers. In addition, as all of its assets and substantially all of the assets of its directors and executive officers are located outside of the U.S., you may be unable to enforce against BTW and its directors and executive officers judgments obtained in the U.S. courts, including judgments predicated upon civil liability provisions of the U.S. federal securities laws or state securities laws. There is also doubt as to the enforceability, in original actions in Mexican courts, of liabilities including those predicated solely on U.S. federal securities laws and as to the enforceability in Mexican courts of judgments of U.S. courts obtained in actions, including those predicated upon the civil liability provisions of U.S. federal securities laws. There is no bilateral treaty currently in effect between the United States and Mexico that covers the reciprocal enforcement of civil foreign judgments. In the past, Mexican courts have enforced judgments rendered in the United States by virtue of the legal principles of reciprocity and comity, consisting of the review in Mexico of the United States judgment, in order to ascertain, among other matters, whether Mexican legal principles of due process and public policy (orden público) have been complied with, without reviewing the merits of the subject matter of the case.

Goodwill and other intangible assets represent a significant portion of Betterware’s balance sheet and its operating results may suffer from possible impairments.

Goodwill and intangible assets in Betteware’s balance sheet derived from past business combinations carried out by BWM, which are further explained in the notes to combined financial statements located elsewhere in this prospectus. Goodwill, intangible assets with indefinite useful lives, and intangible assets not yet available for use are tested for impairment at least annually, and whenever there is an indication that these assets may be impaired. In the case of an impairment, BWM will take charges to its operating results based on these impairment assessment processes. In addition, future acquisitions may be made by BWM and a portion of the purchase price of these acquisitions may be allocated to acquired goodwill and other intangible assets.

Risks Related to DD3 and the Business Combination

If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of DD3’s securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of DD3’s securities prior to the Closing may decline. The market values of DD3’s securities at the time of the Business Combination may vary significantly from their prices on the date the Business Combination Agreement was executed, the date of this prospectus, or the date on which DD3’s shareholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of the combined company’s securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for the Betterware Shares. Accordingly, the valuation ascribed to Betterware may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for the combined company’s securities develops and continues, the trading price of the combined company’s securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which will be beyond the combined company’s control. Any of the factors listed below could have a material adverse effect on your investment in the combined company’s securities and the combined company’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of the combined company’s securities may not recover and may experience a further decline.

Factors affecting the trading price of the combined company’s securities may include:

•        actual or anticipated fluctuations in the combined company’s quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

•        changes in the market’s expectations about the combined company’s operating results;

•        success of competitors;

•        the combined company’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

•        changes in financial estimates and recommendations by securities analysts concerning the combined company;

•        operating and share price performance of other companies that investors deem comparable to the combined company;

•        the combined company’s ability to market new and enhanced products on a timely basis;

•        changes in laws and regulations affecting the combined company’s business;

•        the combined company’s ability to meet compliance requirements;

•        commencement of, or involvement in, litigation involving the combined company;

•        changes in the combined company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•        the volume of the combined company shares available for public sale;

•        any major change in the combined company’s board of directors or management;

•        sales of substantial amounts of the combined company shares by the combined company’s directors, executive officers or significant shareholders or the perception that such sales could occur; and

•        general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of the combined company’s securities irrespective of the combined company’s operating performance. The stock market in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of the combined company’s securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to the combined company could depress the combined company’s share price regardless of the combined company’s business, prospects, financial conditions or results of operations. A decline in the market price of the combined company’s securities also could adversely affect the combined company’s ability to issue additional securities and the combined company’s ability to obtain additional financing in the future.

DD3’s initial shareholders have agreed to vote in favor of the Business Combination, regardless of how DD3’s public shareholders vote.

Unlike many other blank check companies in which the initial shareholders agree to vote their founder shares in accordance with the majority of the votes cast by the public shareholders in connection with an initial business combination, DD3’s initial shareholders have agreed to vote their founder shares, private shares and any public shares purchased during or after DD3’s initial public offering, in favor of the Business Combination. DD3’s initial shareholders own approximately 22.6% of the outstanding ordinary shares. Accordingly, it is more likely that the necessary shareholder approval to complete the Business Combination will be received than would be the case if DD3’s initial shareholders agreed to vote their founder shares in accordance with the majority of the votes cast by DD3’s public shareholders.

If DD3 is not able to complete its initial business combination by April 16, 2020, it will cease all operations except for the purpose of winding up and DD3 will redeem its public shares and liquidate, in which case the warrants will expire worthless.

DD3’s amended and restated memorandum and articles of association provide that DD3 must complete an initial business combination before April 16, 2020. DD3 may not be able to consummate an initial business combination within such time period. DD3’s ability to complete its initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein.

If DD3 is unable to consummate its initial business combination by April 16, 2020, DD3 will, as promptly as reasonably possible but not more than ten business days thereafter, distribute the aggregate amount then on deposit in the trust account (net of taxes payable, and less up to $50,000 of interest to pay liquidation expenses), pro rata to the public shareholders by way of redemption and cease all operations except for the purposes of winding up of its affairs by way of a voluntary liquidation. This redemption of public shareholders from the trust account shall be effected automatically by function of DD3’s amended and restated memorandum and articles of association prior to DD3’s commencing any voluntary liquidation. In the event of liquidation, there will be no distribution with respect to DD3’s outstanding warrants. Accordingly, the warrants will expire worthless.

For illustrative purposes, based on funds in the trust account of approximately $56.9 million on September 30, 2019, the estimated per share redemption price would have been approximately $10.22.

The ability of DD3’s public shareholders to exercise redemption rights with respect to a large number of ordinary shares could increase the probability that the Business Combination will be unsuccessful and that DD3’s shareholders will have to wait for liquidation in order to redeem their public shares.

Since the Business Combination Agreement requires that DD3 have at least $25,000,000 at the Closing, the probability that the Business Combination will be unsuccessful is increased if a large number of public shares are tendered for redemption and DD3 is unable to raise enough additional funds to satisfy this requirement. If the Business Combination is unsuccessful, public shareholders will not receive their pro rata portion of the trust account until the trust account is liquidated. If public shareholders are in need of immediate liquidity, they could attempt to sell their public shares in the open market; however, at such time, the ordinary shares may trade at a discount to the pro rata per share amount in the trust account. In either situation, DD3’s shareholders may suffer a material loss on their investment or lose the benefit of funds expected in connection with the redemption until DD3 is liquidated or DD3’s shareholders are able to sell their public shares in the open market.

Public shareholders who purchased units in DD3’s initial public offering and do not exercise their redemption rights may pursue rescission rights and related claims.

DD3’s public shareholders may allege that some aspects of the Business Combination are inconsistent with the disclosure contained in the prospectus issued by DD3 in connection with the offer and sale of units in its initial public offering. These may include: (i) the structure of the proposed Business Combination (including that DD3 itself is not acquiring the target business, but rather its shareholders are exchanging their ordinary shares of DD3 for shares of the target business and current DD3 shareholders may hold less than a majority of the outstanding combined company shares following consummation of the Business Combination), (ii) the Redomiciliation of DD3 prior to the Closing and (iii) Betterware’s recent adoption of IFRS and the presentation of certain non-IFRS financial measures elsewhere in the Proxy Statement/Prospectus. Consequently, a public shareholder who purchased units in DD3’s initial public offering (excluding the initial shareholders) and still holds them at the time of the Business Combination and who does not seek to exercise redemption rights, might seek rescission of the purchase of the units such holder acquired in DD3’s initial public offering. A successful claimant for damages under applicable law could be awarded an amount to compensate for the decrease in the value of such holder’s shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. If shareholders bring successful rescission claims against the combined company, it may not have sufficient funds following the consummation of the Business Combination to pay such claims, or if claims are successfully brought against the combined company following the consummation of the Business Combination, the combined company’s results of operations could be adversely affected and, in any event, the combined company may be required in connection with the defense of such claims to incur expenses and divert employee attention from other business matters.

Future issuances of equity securities may dilute the interests of DD3’s shareholders and reduce the price of DD3’s securities.

Any future issuance of DD3’s equity securities could dilute the interests of DD3’s then existing shareholders and could substantially decrease the trading price of DD3’s securities. DD3 may issue equity or equity-linked securities in connection with the Business Combination or in the future, including pursuant to a private investment in public equity, or PIPE, or other offering of equity securities, for a number of reasons, including to finance DD3’s operations and business strategy (including in connection with acquisitions and other transactions), to adjust DD3’s ratio of debt to equity, to satisfy its obligations upon the exercise of then-outstanding options or other equity-linked securities, if any, or for other reasons.

DD3’s board of directors may, to the extent permitted by applicable law, choose to waive any conditions to consummation of the Business Combination and proceed to consummate the Business Combination.

The Business Combination Agreement contains conditions precedent to the obligations of the parties to consummate the Business Combination. The Business Combination Agreement also provides that these conditions precedent may to the extent permitted by applicable law, be waived, in whole or in part, and the Business Combination consummated notwithstanding that a condition precedent has not been fulfilled or satisfied and notwithstanding that the waiver of the condition may directly or indirectly impact the financial condition of the combined company. The determination to waive the satisfaction of certain conditions will be made by DD3’s board of directors. No additional vote of the shareholders will be required in connection with the waiver of a condition precedent.

The exercise of discretion by DD3’s directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Business Combination Agreement may result in a conflict of interest when determining whether such changes to the terms of the Business Combination Agreement or waivers of conditions are appropriate and in the best interests of DD3’s securityholders.

In the period leading up to the closing of the Business Combination, other events may occur that, pursuant to the Business Combination Agreement, would require DD3 to agree to amend the Business Combination Agreement, to consent to certain actions or to waive rights that DD3 is entitled to under the Business Combination Agreement. Such events could arise because of changes in the course of Betterware’s business, a request by Betterware to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement or the occurrence of other events that would have a material adverse effect on Betterware’s business and would entitle DD3 to terminate the Business Combination Agreement. In any of such circumstances, it would be in the discretion of DD3, acting through its board of directors, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described elsewhere in the Proxy Statement/Prospectus may result in a conflict of interest on the part of one or more of the directors between what he may believe is best for DD3 and its securityholders and what he may believe is best for himself or his affiliates in determining whether or not to take the requested action. As of the date of the Proxy Statement/Prospectus, DD3 does not believe there will be any changes or waivers that DD3’s directors and officers would be likely to make after shareholder approval of the Business Combination Proposal has been obtained. While certain changes may be made without further shareholder approval, if there is a change to the terms of the Business Combination that would have a material impact on the shareholders, DD3 will be required to circulate a new or amended proxy statement/prospectus or supplement thereto and resolicit the vote of its shareholders with respect to the Business Combination Proposal.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect DD3’s business, investments and results of operations.

DD3 is subject to laws and regulations enacted by national, regional and local governments. In particular, DD3 is required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on DD3’s business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on DD3’s business and results of operations.

DD3’s ability to successfully effect the Business Combination and the combined company’s ability to be successful thereafter will be largely dependent upon the efforts of DD3’s key personnel, including the key personnel of Betterware, certain of whom will join the combined company following the Business Combination. While DD3 intends to closely scrutinize any individuals the combined company engages after the Business Combination, DD3 cannot assure you that any assessment of these individuals will prove to be correct.

DD3’s ability to successfully effect the Business Combination is dependent upon the efforts of certain key personnel, including the key personnel of Betterware. Although DD3 and Betterware expect certain of such key personnel to remain with the combined company following the Business Combination, neither DD3 nor Betterware have employment agreements with senior management and key personnel. It is possible that DD3 and Betterware will lose some key personnel, the loss of which could negatively impact the operations and profitability of the combined company. Furthermore, while DD3 and Betterware have scrutinized individuals they intend to engage to stay with the combined company following the Business Combination, their assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause the combined company to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect the operations of the combined company.

The sponsor and DD3’s directors, officers, advisors and their affiliates may elect to purchase shares from shareholders, which may influence in which case they may influence a vote on the Business Combination and reduce the public “float” of DD3’s ordinary shares.

The sponsor and DD3’s directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the consummation of DD3’s initial business combination. Such a purchase would include a contractual acknowledgement that such shareholder, although still the record holder of such shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the sponsor and DD3’s directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining shareholder approval of the Business Combination, or to satisfy the closing condition in the Business Combination Agreement that requires DD3 to have a minimum amount of cash at the Closing. This may result in the completion of the Business Combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of DD3’s ordinary shares and the number of beneficial holders of DD3’s securities may be reduced, possibly making it difficult to maintain the listing or trading of the combined company’s securities on a national securities exchange following consummation of the Business Combination or requiring the combined company to comply with the going-private rules under the Exchange Act.

DD3’s board of directors did not obtain a fairness opinion in determining whether or not to proceed with the Business Combination and, as a result, the terms may not be fair from a financial point of view to DD3’s public shareholders.

In analyzing the Business Combination, DD3’s board of directors conducted significant due diligence on Betterware. For a complete discussion of the factors utilized by DD3’s board of directors in approving the Business Combination, see the section entitled, “The Business Combination — DD3’s Board of Directors’ Reasons for the Approval of the Business Combination.” DD3’s board of directors believes because of the financial skills and background of its directors, it was qualified to conclude that the Business Combination was fair from a financial perspective to DD3’s shareholders and that Betterware’s fair market value was at least 80% of DD3’s net assets. Notwithstanding the foregoing, DD3’s board of directors did not obtain a fairness opinion to assist it in its determination. Accordingly, DD3’s board of directors may be incorrect in its assessment of the Business Combination.

If DD3 effects the Redomiciliation in connection with the Business Combination, Mexican law will likely govern many of the combined company’s material agreements and the combined company may not be able to enforce its legal rights.

In connection with the Business Combination, DD3 intends to re-domicile out of the British Virgin Islands and continue as a company incorporated under the laws of Mexico. If DD3 effects the Redomiciliation, Mexican law will likely govern many of the combined company’s material agreements. The system of laws and the enforcement of existing laws in Mexico may not be as certain in implementation and interpretation as in the United States or the British Virgin Islands. The inability to enforce or obtain a remedy under any of the combined company’s future agreements could result in a significant loss of business, business opportunities or capital. Any such reincorporation may subject the combined company to foreign regulations that could materially and adversely affect the combined company’s business.

The closing of this offering is conditioned upon the closing of the Business Combination, but there can be no assurance that the Business Combination will be completed on the terms described in the Proxy Statement/Prospectus relating to the Business Combination or at all.

The closing of this offering is conditioned upon the closing of the Business Combination, but the closing of the Business Combination is not conditioned upon the closing of this offering, and there can be no assurance that the Business Combination will be completed on the terms described in the Proxy Statement/Prospectus relating to the Business Combination or at all. The closing of the Business Combination is subject to a number of other conditions as set forth in the Business Combination Agreement, including the approval by DD3’s shareholders of the Business Combination Proposal and other proposals set forth in the Proxy Statement/Prospectus. For more information regarding these conditions, see the section entitled “The Business Combination Agreement — Conditions to Complete the Business Combination.”

If the Business Combination is not consummated, this offering will not be consummated, and any funds received from subscribers will be returned by Betterware to such subscribers, without interest or deductions.

Following the consummation of the Business Combination, the combined company will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

Following the consummation of the Business Combination, the combined company will face increased legal, accounting, administrative and other costs and expenses as a public company that Betterware does not incur as a private company. The Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements from which foreign private issuers are not exempt will increase costs and make certain activities more time-consuming. A number of those requirements will require the combined company to carry out activities Betterware has not done previously. For example, the combined company will create new board committees and adopt new internal controls and disclosure controls and procedures. In addition, additional expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), the combined company could incur additional costs rectifying those issues, and the existence of those issues could adversely affect the combined company’s reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with the combined company’s status as a public company may make it more difficult to attract and retain qualified persons to serve on the board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require the combined company to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by shareholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

The combined company’s failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act that will be applicable to it after the Business Combination is consummated could have a material adverse effect on its business.

Betterware is not currently subject to Section 404 of the Sarbanes-Oxley Act. However, following the consummation of the Business Combination, the combined company will be required to provide management’s attestation on internal controls. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of Betterware as a privately-held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable after the Business Combination. If the combined company is not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, it may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of its securities.

As a “foreign private issuer” under the rules and regulations of the SEC, the combined company will be permitted to, and is expected to, file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules, and is expected to follow certain home country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers.

After the consummation of the Business Combination, the combined company is expected to be considered a “foreign private issuer” under the Exchange Act and therefore exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations for U.S. and other issuers. Moreover, the combined company will not be required to file periodic reports and financial statements with the SEC as frequently or within the same time frames as U.S. companies with securities registered under the Exchange Act. Betterware currently prepares its financial statements in accordance with IFRS. The combined company will not be required to file financial statements prepared in accordance with or reconciled to U.S. GAAP so long as its financial statements are prepared in accordance with IFRS. The combined company will not be required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. In addition, the combined company’s officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of combined company securities. Accordingly, after the Business Combination, if you continue to hold combined company securities, you may receive less or different information about the combined company than you currently receive about DD3.

In addition, as a “foreign private issuer” whose shares are expected to be listed on Nasdaq, the combined company will be permitted to, and is expected to, follow certain home country corporate governance practices in lieu of certain Nasdaq requirements. A foreign private issuer must disclose in its annual reports filed with the SEC each Nasdaq requirement with which it does not comply followed by a description of its applicable home country practice. As a Mexican corporation expected to be listed on Nasdaq, the combined company is expected to follow its home country practice with respect to the composition of its board of directors and nominations committee and executive sessions. Unlike the requirements of Nasdaq, the corporate governance practices and requirements in Mexico do not require the combined company to have a majority of its board of directors to be independent; do not require the combined company to establish a nominations committee; and do not require the combined company to hold regular executive sessions where only independent directors shall be present. Such home country practices of Mexico may afford less protection to holders of combined company shares.

The combined company could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of the combined company’s outstanding voting securities become directly or indirectly held of record by U.S. holders and one of the following is true: (i) the majority of the combined company’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of the combined company’s assets are located in the United States; or (iii) the combined company’s business is administered principally in the United States. If the combined company loses its status as a foreign private issuer in the future, it will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if it were a company incorporated in the United States. If this were to happen, the combined company would likely incur substantial costs in fulfilling these additional regulatory requirements and members of the combined company’s management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

The combined company will qualify as an emerging growth company within the meaning of the Securities Act, and if it takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, which could make the combined company’s securities less attractive to investors and may make it more difficult to compare the combined company’s performance to the performance of other public companies.

The combined company will qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, the combined company will be eligible for and intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. The combined company will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of its ordinary shares that are held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of DD3’s ordinary shares in its initial public offering. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as the combined company is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. DD3 has elected not to opt out of such extended transition period and, therefore, the combined company may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Investors may find the combined company shares less attractive because the combined company will rely on these exemptions, which may result in a less active trading market for the combined company shares and their price may be more volatile.

The pro forma financial information included herein may not be indicative of what the combined company’s actual financial position or results of operations would have been.

The pro forma financial information included herein is presented for illustrative purposes only and is not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated.

Betterware’s management has limited experience in operating a public company.

Betterware’s executive officers have limited experience in the management of a publicly traded company. Betterware’s management team may not successfully or effectively manage its transition to a public company following the Business Combination that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the combined company. Betterware currently may not have a complement of personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The implementation of accounting standards and controls necessary for the combined company to achieve the level of quality of financial reporting required of a public company in the United States may require costs greater than expected. It is possible that the combined company will be required to expand its employee base and hire additional employees to support its operations as a public company which will increase its operating costs in future periods.

There may be sales of a substantial amount of the combined company shares after the Business Combination by DD3’s and Betterware’s current shareholders, and these sales could cause the price of the combined company’s securities to fall.

After the Business Combination, there will be 35,923,200 combined company shares outstanding (subject to certain assumptions, including: (i) no exercise of redemption rights by DD3’s public shareholders; (ii) no additional equity securities of DD3 are sold in connection with the Business Combination; (iii) the Sellers are entitled to receive 28,700,000 combined company shares upon consummation of the Business Combination; and (iv) no combined company shares are issued upon exercise of the warrants or the unit purchase option). Of DD3’s issued and outstanding ordinary shares that were issued prior to the Business Combination, all will be freely transferable, except for any ordinary shares held by the combined company’s “affiliates,” as that term is defined in Rule 144 under the Securities Act. Following completion of the Business Combination, approximately 50.5% of the outstanding combined company shares are expected to be held by entities affiliated with the combined company and its executive officers and directors.

Future sales of the combined company’s shares may cause the market price of the combined company’s securities to drop significantly, even if the combined company’s business is doing well.

Pursuant to the Registration Rights Agreement, certain persons and entities that will receive combined company securities in exchange for certain existing securities of DD3 and Betterware will be entitled to demand that the combined company register the resale of their securities subject to certain minimum requirements. These shareholders will also have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Business Combination.

Upon effectiveness of any registration statement the combined company files pursuant to the Registration Rights Agreement, and upon the expiration of the lockup period applicable to the parties to the Lock-Up Agreements, these parties may sell large amounts of the combined company shares in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in the share price of the combined company shares or putting significant downward pressure on the price of the combined company shares.

Sales of substantial amounts of the combined company shares in the public market after the Business Combination, or the perception that such sales will occur, could adversely affect the market price of the combined company shares and make it difficult for the combined company to raise funds through securities offerings in the future.

After the Closing, the warrants and the unit purchase option will become exercisable for securities of the combined company, which would increase the number of shares eligible for future resale in the public market and result in dilution to the combined company’s shareholders.

If the Business Combination is completed, DD3’s outstanding warrants will convert automatically into warrants to purchase an aggregate of 5,804,125 combined company shares and are expected to become exercisable in accordance with the terms of the warrant agreement governing those securities, and the unit purchase option will convert automatically into an option to purchase the same number of combined company securities underlying such units and is expected to become exercisable in accordance with its terms which, if exercised, will result in the issuance of 250,000 combined company shares and warrants to purchase an additional 250,000 combined company shares. The warrants will become exercisable 30 days after the completion of the Business Combination and will expire at 5:00 p.m., New York City time, five years after the completion of the Business Combination or earlier upon redemption or liquidation. The unit purchase option will become exercisable upon the completion of the Business Combination and will expire at 5:00 p.m., Eastern time, on October 11, 2023. The exercise price of the warrants will be $11.50 per share, or $66,747,438 in the aggregate for all shares underlying these warrants, and the exercise price of the unit purchase option will be $10.00 per unit, or $2,500,000 in the aggregate, in each case assuming none of the securities are exercised through “cashless” exercise.

To the extent the warrants and the unit purchase option (and the underlying securities) are exercised, additional combined company shares will be issued, which will result in dilution to the shareholders of the combined company and increase the number of combined company shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such securities may be exercised could adversely affect the market price of the combined company shares.

If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about the combined company, its business, or its market, or if they change their recommendations regarding the combined company shares adversely, the price and trading volume of the combined company shares could decline.

The trading market for the combined company shares will be influenced by the research and reports that industry or securities analysts may publish about the combined company, its business, market or competitors. Securities and industry analysts do not currently, and may never, publish research on the combined company. If no securities or industry analysts commence coverage of the combined company, the price and trading volume of the combined company shares would likely be negatively impacted. If any of the analysts who may cover the combined company change their recommendation regarding the combined company shares adversely, or provide more favorable relative recommendations about the combined company’s competitors, the price of the combined company shares would likely decline. If any analyst who may cover the combined company were to cease coverage of the combined company or fail to regularly publish reports on it, the combined company could lose visibility in the financial markets, which in turn could cause its share price or trading volume to decline.

There can be no assurance that the combined company’s securities will be approved for listing on Nasdaq following the Closing or that the combined company will be able to comply with the continued listing standards of Nasdaq.

In connection with the closing of the Business Combination, it is anticipated that the combined company shares and warrants will be listed on Nasdaq under the symbols “BTWM” and “BTWMW,” respectively. However, it is not a condition to the consummation of the Business Combination that the combined company shares and warrants be approved for listing on Nasdaq, and the Business Combination may be consummated even if such listing is not approved. If the combined company shares or warrants are approved for listing on Nasdaq, the combined company’s continued eligibility for listing may depend on the number of DD3’s ordinary shares that are redeemed. If the combined company shares or warrants are not approved for listing on Nasdaq or if, after the Business Combination, Nasdaq delists the combined company’s securities from trading on its exchange for failure to meet the listing standards, the combined company and its shareholders could face significant material adverse consequences including:

•        a limited availability of market quotations for the combined company’s securities;

•        a determination that the combined company shares are “penny stock” which will require brokers trading in the combined company shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the combined company shares;

•        a limited amount of analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The exercise of registration rights may adversely affect the market price of the combined company shares.

In connection with, and as a condition to the consummation of the Business Combination, the Business Combination Agreement provides that certain persons and entities that will receive combined company securities in exchange for certain existing securities of DD3 and Betterware will enter into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, such holders can demand that the combined company register the securities they receive in connection with the Business Combination, to include combined company shares and warrants and the combined company shares issuable upon exercise of such warrants. The combined company will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of the combined company shares and the combined company warrants.

Subsequent to the consummation of the Business Combination, the combined company may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on the combined company’s financial condition, results of operations and share price, which could cause you to lose some or all of your investment.

Although DD3 has conducted due diligence on Betterware, DD3 cannot assure you that this diligence revealed all material issues that may be present in Betterware’s business, that it would be possible to uncover all material issues through a customary amount of due diligence or that factors outside of DD3’s and Betterware’s control will not later arise. As a result, the combined company may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in the combined company reporting losses. Even though these charges may be non-cash items and not have an immediate impact on the combined company’s liquidity, the fact that the combined company reports charges of this nature could contribute to negative market perceptions about the combined company or its securities. In addition, charges of this nature may cause the combined company to violate net worth or other covenants to which it may be subject or to be unable to obtain future financing on favorable terms or at all.

DD3 believes that it has been a PFIC since its inception, which could result in adverse U.S. federal income tax consequences to U.S. holders with respect to the Merger or redemption.

DD3 believes that it has been a PFIC since its inception. Under the PFIC rules, in general, any gain recognized on the Merger or redemption by a U.S. holder of DD3 ordinary shares or warrants will be taxed as ordinary income, and an interest charge may apply, unless, in the case of DD3 ordinary shares, the U.S. holder made a timely election, such as a “qualified electing fund,” or QEF, election, “mark-to-market” election, or “deemed sale” election. No such elections are available for DD3 warrants.

We urge U.S. holders to consult their own tax advisors regarding the possible application of the PFIC rules to the Merger or redemption.

If the combined company is characterized as a passive foreign investment company, or a PFIC, adverse U.S. federal income tax consequences may result for U.S. holders of combined company shares.

Based on the projected composition of its income and assets, including goodwill, it is not expected that the combined company will be a PFIC for its taxable year that includes the date of the Merger or in the foreseeable future. However, the tests for determining PFIC status are applied annually after the close of the taxable year, and it is difficult to predict accurately future income and assets relevant to this determination.

If the combined company is a PFIC for any year during which a U.S. holder holds combined company shares, unless the U.S. holder makes a QEF election or “mark-to-market” election with respect to the shares, a U.S. holder generally would be subject to additional taxes (including taxation at ordinary income rates and an interest charge) on any gain realized from a sale or other disposition of the combined company shares and on any “excess distributions” received from the combined company.

If the combined company determines it is a PFIC for any taxable year, it will endeavor to provide to a U.S. holder such information as the Internal Revenue Service, or the IRS, may require, including a PFIC annual information statement, in order to enable the U.S. holder to make and maintain a QEF election, but there can be no assurance that the combined company will timely provide such required information.

We urge U.S. holders to consult their own tax advisors regarding the possible application of the PFIC rules to the ownership of combined company shares.

An investor may be subject to adverse U.S. federal income tax consequences in the event the IRS were to disagree with the U.S. federal income tax consequences described herein.

The Tax Cuts and Jobs Act of 2017, or the TCJA, and was signed into law on December 22, 2017. The TCJA changes many of the U.S. corporate and international tax provisions, and certain of the provisions are unclear. No ruling has been or will be requested from the IRS as to any U.S. federal income tax consequences described herein. The IRS may disagree with the descriptions of U.S. federal income tax consequences contained herein, and its determination may be upheld by a court. Any such determination could subject an investor or the combined company to adverse U.S. federal income tax consequences that would be different than those described herein. Accordingly, each prospective investor is urged to consult a tax advisor with respect to the specific tax consequences of the acquisition, ownership and disposition of DD3’s or the combined company’s securities, including the applicability and effect of state, local or non-U.S. tax laws, as well as U.S. federal tax laws.

The Amended and Restated Charter of the combined company to be in effect as of the Closing will provide for the exclusive jurisdiction of the federal courts in Mexico City, Mexico for substantially all disputes between the combined company and its shareholders, which could limit combined company shareholders’ ability to obtain a favorable judicial forum for disputes with the combined company or its directors, officers, other employees or shareholders.

The Amended and Restated Charter of the combined company to be in effect as of the Closing will provide for the exclusive jurisdiction of the federal courts located in Mexico City, Mexico for the following civil actions:

•        any action between the combined company and its shareholders; and

•        any action between two or more shareholders or groups of shareholders of the combined company regarding any matters relating to the combined company.

This exclusive jurisdiction provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the combined company or any of its directors, officers, other employees or shareholders, which may discourage lawsuits with respect to such claims, although the combined company’s shareholders will not be deemed to have waived the combined company’s compliance with U.S. federal securities laws and the rules and regulations thereunder applicable to foreign private issuers. Alternatively, if a court were to find the exclusive jurisdiction provision contained in the Amended and Restated Charter to be inapplicable or unenforceable in an action, the combined company may incur additional costs associated with resolving such action in other jurisdictions, which could harm the combined company’s business, operating results and financial condition. The exclusive jurisdiction provision would not prevent derivative shareholder actions based on claims arising under U.S. federal securities laws from being raised in a U.S. court and would not prevent a U.S. court from asserting jurisdiction over such claims. However, there is uncertainty whether a U.S. court would enforce the exclusive jurisdiction provision for actions for breach of fiduciary duty and other claims.

Shareholders may have difficulty enforcing judgments against the combined company’s management.

After the Closing, substantially all of the combined company’s assets will be located outside of the United States and a majority of the combined company’s officers and directors may reside outside of the United States. As a result, it may be difficult, or in some cases impossible, for investors in the United States to enforce their legal rights against or to effect service of process upon all of the combined company’s directors or officers or to enforce judgments of United States courts predicated upon civil liabilities under United States laws. The Amended and Restated Charter of the combined company to be in effect as of the Closing also will provide for the exclusive jurisdiction of federal courts in Mexico City, Mexico for certain shareholder lawsuits. See “— The Amended and Restated Charter of the combined company to be in effect as of the Closing will provide for the exclusive jurisdiction of the federal courts in Mexico City, Mexico for substantially all disputes between the combined company and its shareholders, which could limit combined company shareholders’ ability to obtain a favorable judicial forum for disputes with the combined company or its directors, officers, other employees or shareholders.”

If DD3 effects the Business Combination with Betterware, a company located in Mexico, the combined company will be subject to a variety of additional risks that may negatively impact its operations.

If DD3 consummates the Business Combination with Betterware, the combined company will be subject to special considerations or risks associated with companies operating in Mexico, including any of the following:

•        rules and regulations or currency conversion or corporate withholding taxes on individuals;

•        tariffs and trade barriers;

•        regulations related to customs and import/export matters;

•        longer payment cycles;

•        tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•        currency fluctuations and exchange controls;

•        challenges in collecting accounts receivable;

•        cultural and language differences;

•        employment regulations;

•        crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•        deterioration of political relations with the United States, which could result in uncertainty and/or changes in or to existing trade treaties.

In particular, the combined company will be subject to the risk of changes in economic conditions, social conditions and political conditions inherent in Mexico, including changes in laws and policies that govern foreign investment, as well as changes in United States laws and regulations relating to foreign trade and investment, including the North American Free Trade Agreement, or NAFTA, and the United States-Mexico-Canada Agreement, or the USMCA.

DD3 cannot assure you that the combined company would be able to adequately address these additional risks. If the combined company is unable to do so, its operations might suffer.

Because of the costs and difficulties inherent in managing cross-border business operations, the combined company’s results of operations may be negatively impacted.

Managing a business, operations, personnel or assets in another country is challenging and costly. Any management that the combined company may have (whether based abroad or in the U.S.) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact the combined company’s financial and operational performance.

If DD3 effects the Business Combination with Betterware, a company located in Mexico, Mexican law will likely govern many of the combined company’s material agreements and the combined company may not be able to enforce its legal rights.

If DD3 effects the Business Combination with Betterware, a company located in Mexico, Mexican law will likely govern many of the combined company’s material agreements relating to its operations. DD3 cannot assure you that the combined company will be able to enforce any of its material agreements or that remedies will be available in Mexico. The system of laws and the enforcement of existing laws in Mexico may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of the combined company’s future agreements could result in a significant loss of business, business opportunities or capital.

Economic conditions and government policies in Mexico and elsewhere may have a material impact on the combined company’s operations.

A deterioration in Mexico’s economic condition, social instability, political unrest or other adverse social developments in Mexico could adversely affect the combined company’s business and financial condition. Those events could also lead to increased volatility in the foreign exchange and financial markets, thereby affecting the combined company’s ability to obtain new financing and service its debt.

In the past, Mexico has experienced several periods of slow or negative economic growth, high inflation, high interest rates, currency devaluation and other economic problems. These problems may worsen or reemerge, as applicable, in the future and could adversely affect the combined company’s business and ability to service its debt. A deterioration in international financial or economic conditions, such as a slowdown in growth or recessionary conditions in Mexico’s trading partners, including the United States, or the emergence of a new financial crisis, could have adverse effects on the Mexican economy, the combined company’s financial condition and its ability to service its debt.

Mexico has experienced a period of increasing criminal activity, which could affect the combined company’s operations.

In recent years, Mexico has experienced a period of increasing criminal activity, primarily due to the activities of drug cartels and related criminal organizations. In response, the Mexican Government has implemented various security measures and has strengthened its military and police forces aimed at decreasing incidents of theft and other criminal activity. Despite these efforts, criminal activity continues to exist in Mexico. These activities, their possible escalation and the violence associated with them, in an extreme case, may have a negative impact on the combined company’s financial condition and results of operations.

Economic and political developments in Mexico and the United States may adversely affect Mexican economic policy.

Political events in Mexico may significantly affect Mexican economic policy and, consequently, the combined company’s operations. Presidential and federal congressional elections in Mexico were held on July 1, 2018. Mr. Andrés Manuel López Obrador, a member of the Movimiento Regeneración Nacional (National Regeneration Movement, or Morena), was elected President of Mexico and took office on December 1, 2018, replacing Mr. Enrique Peña Nieto, a member of the Partido Revolucionario Institucional (Institutional Revolutionary Party, or PRI). The new President’s term will expire on September 30, 2024. The newly-elected members of the Mexican Congress took office on September 1, 2018. As of the date of this prospectus, the National Regeneration Movement holds an absolute majority in the Chamber of Deputies.

The new administration and the Mexican Congress are discussing a number of reforms that could affect economic conditions in Mexico. Until any reform has been adopted and implemented, DD3 cannot predict how these policies could impact the combined company’s results of operation and financial position. DD3 cannot provide any assurances that political developments in Mexico will not have an adverse effect on the Mexican economy and, in turn, the combined company’s business, results of operations and financial condition, including the combined company’s ability to repay its debt.

Economic conditions in Mexico are highly correlated with economic conditions in the United States due to the physical proximity and the high degree of economic activity between the two countries generally, including the trade facilitated by NAFTA. As a result, political developments in the United States, including changes in the administration and governmental policies, can also have an impact on the exchange rate between the U.S. dollar and the Mexican peso, economic conditions in Mexico and the global capital markets.

On November 30, 2018, the presidents of Mexico, the United States and Canada signed the USMCA, which has only been ratified by Mexico. Once ratified by the legislatures of the three countries, the USMCA would replace NAFTA. As of the date of this prospectus, there is uncertainty about whether the USMCA will be ratified by the United States and Canada, as well as the timing thereof, and the potential for further re-negotiation, or even termination, of NAFTA. Any increase of import tariffs resulting from the implementation of the USMCA or the re-negotiation or termination of NAFTA could make it economically unsustainable for U.S. companies to import certain products if they are unable to transfer those additional costs onto consumers, which would increase the combined company’s expenses and decrease its revenues, even if domestic and international prices for its products remain constant. Higher tariffs on products that the combined company may export to the United States could also require the combined company to renegotiate its contracts or lose business, resulting in a material adverse impact on the combined company’s business and results of operations. In addition, because the Mexican economy is heavily influenced by the U.S. economy, policies that may be adopted by the U.S. government may adversely affect economic conditions in Mexico. These developments could in turn have an adverse effect on the combined company’s financial condition, results of operations and ability to repay its debt.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $        , after deducting our estimated offering expenses. We currently intend to use the net proceeds of this offering for general corporate purposes following the consummation of the Business Combination. We may also use some or all of the net proceeds of this offering to pay a portion of the purchase price payable in the Business Combination, to the extent that DD3 does not have sufficient funds as a result of the exercise of redemption rights by DD3 shareholders. The expected use of net proceeds of this offering represents our current intentions based upon our present plan and business conditions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. Our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2019 presented on:

•        an actual basis; and

•        a pro forma basis as adjusted to reflect the issuance and sale of the ordinary shares by us in this offering at an assumed initial public offering price of US$10.25 (or Ps196.89) per share, the mid-point of the estimated range of the public offering price shown on the front cover page of this prospectus, assuming the closing of the Business Combination and (i) assuming no DD3 shareholders exercise their redemption rights with respect to their ordinary shares upon the consummation of the Business Combination (Scenario 1); and (ii) assuming that DD3 shareholders exercise their redemption rights with respect to a maximum of 3,106,457 ordinary shares upon the consummation of the Business Combination (Scenario 2).

The pro forma as adjusted information below is illustrative only and our capitalization following the completion of this offering and the Business Combination is subject to adjustment based on the number of ordinary shares actually issued in this offering and in connection with the Business Combination. The Company cannot determine the final number of shares that may be redeemed in connection with the Business Combination. You should read this table in conjunction with “Betterware Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

(in Mexican pesos, in thousands)

			Scenario 1 Assuming No Redemptions into Cash(1)	Scenario 2 Assuming Maximum Redemptions into Cash(1)
	Betterware	DD3	Pro Forma Balance Sheet	Pro Forma Balance Sheet
Shareholders’ Equity
Capital stock	55,985	—	—	—
Ordinary shares	—	91,684	1,064,030	723,775
Other comprehensive income	44	—	44	44
Retained earning	131,100	4,360	51,779	51,779
Total Shareholders’ Equity	$187,129	$96,044	$1,115,853	$775,598
Total capitalization	$187,129	$96,044	$1,115,853	$775,598

____________

(1)      Under Scenario 1, the cash consideration to Betterware is assumed to be Ps.501,832,513 and 2,548,780 ordinary shares will be issued. The additional Ps.384,178,000 will be paid to Betterware’s current shareholders.

Under Scenario 2, the cash consideration to Betterware is assumed to be Ps.192,089,000 and 975,610 ordinary shares will be issued. The additional Ps.693,921,513 will be paid to Betterware’s current shareholders.

DILUTION

If you invest in Betterware’s ordinary shares, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per ordinary share after this offering and the Business Combination. Dilution results from the fact that the public offering price per ordinary share is substantially in excess of the book value per ordinary share attributable to the existing shareholders for Betterware’s presently outstanding ordinary shares.

Betterware’s net tangible book value as of June 30, 2019 was approximately Ps(469,071), or Ps(53.93) per ordinary share as of that date. Net tangible book value represents the amount of Betterware’s consolidated assets, less the amount of Betterware’s intangible assets, goodwill and total consolidated liabilities. Dilution is determined by subtracting net tangible book value per ordinary share, after giving effect to the issuance by Betterware of (i) 4,500,000 ordinary shares in this offering at an offering price of US$10.25 (or Ps196.89) per share (the mid-point of the estimated initial public offering price range shown on the front cover page of this prospectus) and (ii) 35,923,200 ordinary shares in connection with the Business Combination.

Under Under Scenario 1, the cash consideration to Betterware is assumed to be Ps.501,832,513 and 2,548,780 ordinary shares will be issued. The additional Ps.384,178,000 will be paid to Betterware’s current shareholders. Under Scenario 2, the cash consideration to Betterware is assumed to be Ps.192,089,000 and 975,610 ordinary shares will be issued. The additional Ps.693,921,513 will be paid to Betterware’s current shareholders.

Without taking into account any other changes in net tangible book value after June 30, 2019, other than to give effect to (i) the issuance and sale by Betterware of 4,500,000 ordinary shares in this offering at an offering price of US$10.25 (or Ps 196.89) per share (the mid-point of the estimated initial public offering price range shown on the front cover page of this prospectus) after deduction of the underwriting discounts and commissions and estimated offering expenses payable by Betterware and (ii) the issuance of 35,923,200 ordinary shares in connection with the Business Combination, Betterware’s pro forma as adjusted net tangible book value as of June 30, 2019 would have been MX$11.96 per outstanding ordinary share. This represents an immediate increase in net tangible book value of MX$65.89 per ordinary share to the existing shareholders and an immediate dilution in net tangible book value of MX$184.93 per ordinary share, or 93.9%, to investors purchasing shares in this offering.

The following table illustrates such dilution:

	Scenario 1 Assuming No Redemptions into Cash		Scenario 2 Assuming Maximum Redemptions into Cash
Assumed initial offering price		196.89		196.89
Net tangible book value per share as of June 30, 2019	(53.93)		(53.93)
Increase attributable to shareholders	(65.89)		(65.13)
Pro forma net tangible book value		11.96		11.20
Dilution to shareholders		184.93		185.69
Percentage of dilution to shareholders		93.9%		94.3%

The amount of dilution in net tangible book value to new investors in this offering set forth above is determined after giving effect to this offering from the public offering price per ordinary share.

THE BUSINESS COMBINATION

Background of the Business Combination

DD3 is a blank check company incorporated under the laws of the British Virgin Islands on July 23, 2018 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. DD3 is not limited to any particular industry or geographic region.

On October 16, 2018, DD3 consummated its initial public offering of 5,000,000 units. On October 23, 2018, the underwriters for DD3’s initial public offering purchased an additional 565,000 units pursuant to the partial exercise of their over-allotment option. The units in DD3’s initial public offering were sold at an offering price of $10.00 per unit, generating total gross proceeds of $55,650,000. The proceeds of DD3’s initial public offering, including proceeds from the partial exercise of the underwriters’ over-allotment option, were placed in the trust account and, in accordance with DD3’s amended and restated memorandum and articles of association, will be released upon the consummation of the Business Combination.

From the consummation of DD3’s initial public offering through the signing of the Business Combination Agreement on August 2, 2019, DD3 considered a number of potential target companies with the objective of consummating a business combination. DD3 contacted and was contacted by a significant number of individuals and entities with respect to potential business combination opportunities and held discussions with several possible target businesses with respect to potential transactions. During that period, with the support of EarlyBirdCapital, as DD3’s financial advisor pursuant to a business combination marketing agreement executed in connection with DD3’s initial public offering, DD3:

•        held conversations with numerous potential targets either initiated by DD3 or by the potential target;

•        negotiated and executed non-disclosure agreements, conducted initial business and financial due diligence or had meaningful discussions with representatives of approximately 20 potential acquisition targets, including the following screening activities:

•        DD3 analyzed targets on a sector agnostic basis and found specific attractive opportunities in the following industries: retail, real estate services, pharmaceutical, information and technology services, media, logistics services and entertainment, among others;

•        DD3’s strategy for the initial screening of targets was based on the investment thesis presented to SPAC investors, which had a foundation of three key components: (i) asset light business, (ii) high growth, and (iii) high cash conversion;

•        in addition to DD3’s main scope, DD3 specifically focused its efforts on targets that already had a proven track record with attractive EBITDA margins and an outstanding management team. DD3 did not analyze any seed or venture capital opportunities that would have represented a longer-term strategy for investors or that DD3 believed were not ready to become public due to the lack of cash flow generation, clear growth strategy and proven business model;

•        some of the targets had remarkable operations and were in line with DD3’s investment thesis, nevertheless they presented several challenges; for example, (i) they did not have the size to become an attractive investment for public equity investors, (ii) they were not ready on an internal reporting and corporate governance perspective, (iii) the shareholders were not aligned to become a public company, among others;

•        executed a letter of intent and commenced further diligence with two potential acquisition targets; and

•        commenced confirmatory due diligence with one potential acquisition target.

DD3’s decisions to not pursue certain alternative acquisition targets was based on DD3’s view that the growth potential, strategy, management teams, deal structure and valuation of those opportunities did not meet DD3’s objectives. Nevertheless, several of these opportunities had significant individual merits and were carefully evaluated.

During the search of potential target companies with the objective of consummating a business combination, from November 2018 until February 2019, DD3 reviewed and considered 20 acquisition opportunities, with different industry focuses and segments mainly in consumer goods, entertainment, technology, healthcare, pharmaceutical and real estate services, among other industries; the aforementioned screening was conducted in line with DD3’s key investment thesis of asset light, high growth and high cash conversion criteria. With each of these potential target companies, a non-disclosure agreement was executed to perform an initial operating and financial analysis.

After reviewing targets, in December 2018, DD3 signed a letter of intent with one target company, or Target B, additional to Betterware.

Target B fulfilled, in DD3’s view, most of DD3’s acquisition criteria, specifically that it had a well-established and proven business model with strong operations and fundamentals for revenue and earnings growth, but a transaction with Target B was not feasible for numerous reasons, including the following:

i.       Target B’s capital raising strategy and timeline did not match those that DD3 had to offer;

ii.      Target B’s shareholders did not have a long-term strategy to remain in the company; and

iii.     A considerable institutionalization effort would be needed in order to comply with the SEC and Nasdaq requirements.

Transaction Timeline

During the second week of January 2019, Mr. Luis Campos, Chairman and President of Betterware, reached out to Dr. Martín M. Werner, DD3’s Chairman and Chief Executive Officer, for advice about alternatives for Betterware to become a public company. Dr. Werner inquired about Betterware’s motivation and objectives to become public, and Dr. Werner and Mr. Campos agreed to meet in person for a deeper discussion on the topic and the different available options. Mr. Campos knew Dr. Werner from a past M&A transaction where DD3 Capital advised a private equity fund in the sale process of its minority stake in Betterware.

On January 16, 2019, Mr. Campos visited DD3’s offices in Mexico City, where Dr. Werner explained to Mr. Campos different alternatives for Betterware to go public, including the possibility to explore doing so through a special purpose acquisition company, or a SPAC. Dr. Werner also mentioned that DD3 was currently looking for targets and it could be a good fit for what Betterware was trying to accomplish. Both parties agreed to meet again in the subsequent weeks to go deeper into the alternatives, to explain the main differences between becoming public through a traditional initial public offering and a SPAC, and to present initial thoughts on potential business combination structures in the case of a SPAC.

On January 18, 2019, Betterware and DD3 executed a non-disclosure agreement to facilitate the review by DD3 of the financial and operational information of Betterware and commence the financial analysis for the different listing alternatives.

Between January 30 and February 1, 2019, at the request of Mr. Campos, Dr. Werner and Mr. Daniel Salim, DD3’s Chief Financial Officer, travelled to Monterrey City to meet Betterware’s minority shareholders to present the alternative structures under which Betterware could become public, including through a potential business combination with DD3.

On February 4, 2019, Dr. Werner had a call with Mr. Campos to discuss DD3’s preliminary results of the business review of Betterware and a preliminary valuation assessment. The valuation analysis performed was through a combination of different methodologies and the use of sector multiple comparables. During the call, Dr. Werner also presented the analysis of a potential business combination with DD3.

On February 6, 2019, DD3’s management team had a call with EarlyBirdCapital to present the Betterware opportunity and preliminary valuation assessment and discuss structure alternatives to merge DD3 with Betterware. Betterware’s financials, operating margins and growth profile were highlighted by DD3’s management as a good fit with DD3’s investment thesis.

In the middle of February 2019, DD3 presented to Betterware the commercial terms under which a business combination could be contemplated. Subsequently, DD3 sent a letter of intent, or the LOI, and after some negotiation between the parties, DD3 and Betterware agreed on the terms and executed the LOI. The initial structure contemplated a reorganization of Betterware legal entities prior to the consummation of the business combination, the absorption of the DD3 legal structure into Betterware, the capitalization of Betterware and the possibility to raise additional funds through a private subscription. DD3 began several workflows required for the business combination, including the preparation of preliminary business combination documents.

On March 1, 2019, DD3’s management team had a call with Greenberg Traurig, its legal advisor, to discuss the legal due diligence process to be implemented and the information needed to perform such diligence. In addition, DD3 contacted Deloitte to request a tax due diligence of Betterware. The tax diligence would entail confirming that the tax practices of Betterware were in accordance with the existing legislation and the preparation of a summary report. Deloitte was subsequently engaged for such purpose and began the related work.

On March 11, 2019, DD3’s management team and EarlyBirdCapital’s team travelled to Betterware’s headquarters in Guadalajara, Mexico. Betterware’s team gave a tour of the facilities and a presentation about Betterware. DD3 and EarlyBirdCapital established the next steps required for a potential business combination and presented an estimated timing of each of the different steps.

On March 14, 2019, DD3, Betterware, Greenberg Traurig, and Baker & McKenzie, Betterware’s legal counsel, had a call to discuss the different legal documents needed for the completion of the business combination and to allocate responsibility for preparing such documentation to the relevant parties.

On March 19, 2019, a call was conducted among DD3, Betterware, Greenberg Traurig, and KPMG, Betterware’s auditor, to discuss accounting requirements, the financial statements Betterware would be required to present to the SEC and an estimated completion timeline.

On March 22, 2019, a call was conducted among DD3, Betterware, and EarlyBirdCapital to discuss the marketing materials requirements, delineate the investor presentation that would support the marketing efforts, and the marketing limitations prior to announcing the business combination to the market.

On April 1, 2019, Deloitte finalized the tax due diligence on Betterware and presented its findings and conclusions to DD3.

Between April 3 and April 11, 2019, DD3 and Betterware, with the assistance of its financial advisor, met with a few selective investors to present the opportunity that could potentially result from a merger between DD3 and Betterware under the initial structure established in the LOI.

On May 1, 2019, Greenberg Traurig distributed the first draft of the proposed business combination agreement and related documents to all the parties.

On May 7, 2019, DD3, EarlyBirdCapital and Greenberg Traurig had a call to discuss how the business combination needed to be structured and the key steps to follow, this being: (i) converting DD3 into a Mexican entity, (ii) merging BLSM with Betterware in order to have only one operating entity that would be merged with DD3, and (iii) detailed steps of the process by which Betterware would become the surviving entity after the merger with DD3.

On May 9, 2019, DD3 and Betterware had a meeting in the offices of Baker & McKenzie to go through the anticipated steps of the business combination and the reorganization BLSM and Betterware would have to complete prior to closing, and Betterware’s tax advisor also presented an analysis of the business combination structure and the reorganization of Betterware and BLSM.

On May 14, 2019, DD3 had a call with Marcum, DD3’s auditors, to discuss the proposed business combination and filing process Betterware and DD3 would be required to complete, how to present the financial information and the timeline of the business combination.

On May 21, 2019, a meeting was held with all the involved parties in Mexico City. During such meeting, the proposed legal and tax structure of the business combination was refined, and the legal and tax advisors to DD3 and Betterware began incorporating that structure into the proposed business combination agreement and related documents.

On June 7, 2019, Greenberg Traurig presented DD3 with its final report on the legal due diligence that it had conducted on Betterware.

On June 18, 2019, DD3, Betterware, and EarlyBirdCapital had a call to discuss different structural points of the proposed business combination. Some of the most relevant points discussed during the call were the level of capital required from the business combination, primary and secondary proceeds, board composition, use of proceeds, preliminary dividend expectations, new investor relationship areas, and other related matters.

On June 19, 2019, a call was conducted between DD3 and EarlyBirdCapital to finalize the proposed business combination agreement. The main modifications were with regards to simplifying some representation and warranties, adjusting the consideration to be held in escrow, and eliminating some of the closing conditions.

On June 25, 2019, Greenberg Traurig sent an updated version of the proposed business combination agreement addressing the new structure of the business combination.

On June 28, 2019, DD3 held a call with Baker & McKenzie to discuss the latest structure proposed and required steps for completing the business combination.

During the first week of July, Betterware and DD3 had several calls to negotiate working capital, net debt and cash position of Betterware from signing of the proposed business combination agreement to the closing of the proposed business combination. The results of those discussions were incorporated into a revised draft of the proposed business combination agreement.

During the second half of July 2019, constant drafting, negotiations and adjustments of the business combination documents were carried out through meetings and calls.

On July 29, 2019, DD3’s board of directors met via teleconference, with all board members present. Also participating by invitation were Mr. Salim and James Cooke of Carey Olsen (Guernsey) LLP, British Virgin Islands counsel to DD3. After considerable review and discussion, the Business Combination Agreement and related documents were unanimously approved by DD3’s board of directors, subject to final negotiations and modifications, and the board determined to recommend the approval of the Business Combination Agreement. DD3’s board of directors also concluded that the fair market value of Betterware was equal to at least 80% of the funds held in the trust account.

On July 31, 2019, DD3, Betterware, Greenberg Traurig, and Baker & McKenzie met at Baker & McKenzie’s office in Mexico City to discuss final details of the business combination documents.

On August 2, 2019, the Business Combination Agreement was executed, and on August 5, 2019, DD3 and Betterware issued a press release announcing such execution.

On August 6, 2019, DD3 and Betterware conducted a conference call to present the Business Combination to the public community.

On September 23, 2019, the parties to the Business Combination Agreement executed the Amendment Agreement. Pursuant to the Amendment Agreement, the definition of “Companies Valuation” under Article I of the Business Combination Agreement was revised to eliminate the inclusion of Net Debt (as defined in the Business Combination Agreement) in such valuation.

DD3’s Board of Directors’ Reasons for the Approval of the Business Combination

DD3’s board of directors, in evaluating the Business Combination, consulted with DD3’s management and legal and financial advisors. In reaching its unanimous resolution (i) that the terms and conditions of the Business Combination Agreement, including the proposed Business Combination, are advisable, fair to, and in the best interests of DD3 and its shareholders and (ii) to recommend that shareholders adopt and approve the Business Combination Agreement and approve the Business Combination contemplated therein, DD3’s board of directors considered a range of factors, including but not limited to, the factors discussed below. In light of the number and wide variety of factors, DD3’s board of directors did not consider it practicable to and did not attempt to quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. DD3’s board of directors viewed its position as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors.

In approving the Business Combination, DD3’s board of directors determined not to obtain a fairness opinion. The officers and directors of DD3, including Dr. Werner and Mr. Combe, have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of DD3’s financial advisors, including EarlyBirdCapital, enabled them to make the necessary analyses and determinations regarding the Business Combination with Betterware. In addition, DD3’s officers and directors and DD3’s advisors have substantial experience with mergers and acquisitions.

In considering the Business Combination, DD3’s board of directors gave considerable weight to the following factors:

•        Attractive Market and Favorable Industry Trends.    According to the World Federation of Direct Selling Associations, or the WFDSA, Mexico is the seventh largest direct-to-consumer market in the world and the second largest in Latin America, with US$6bn of annual sales in 2018, and has been growing at a 2.3% CAGR from 2015 to 2018. In 2018 year-end, consumer confidence index in Mexico reached its highest level since 2006;

•        Leader in its Sector in Mexico.    Betterware is a direct-to-consumer company focused in the home organization segment. Betterware sells its products through nine catalogues published throughout the year (approximately 6 weeks outstanding each) with an offer of approximately 400 products per catalogue at approximately US$5.50 average price;

•        Proven Business Model Backed by Technological Disruption.    Supported by its unique business intelligence and data analytics unit, Betterware has shown long-term sustainable double-digit growth rates in revenue and EBITDA and has successfully built platforms that can grow locally and in other regions;

•        Unparalleled Logistics Platform.    Due to its meticulous logistics planning through the supply chain, Betterware has achieved a 99.9% service level and a 98.5% rate of deliveries on time anywhere in the country within 24 to 48 hours at a zero last mile cost, with its Distributors and Associates delivering the products to the final consumers;

•        Unique Product Portfolio.    Betterware sells its products through nine catalogues published throughout the year (approximately 6 weeks outstanding each) with an offer of approximately 400 products per catalogue at approximately US$5.50 average price. Betterware constantly innovates introducing approximately 300 products every year, representing 10% - 15% of the products in a catalogue;

•        Robust Distribution Platform.    Betterware sells its products through a unique two-tier sales model that is comprised of more than 400,000 Distributors and Associates across Mexico that serve +3 million households every six weeks in +800 communities;

•        Clear Multiple Additional Sources of Growth.    Betterware has identified multiple additional sources of growth that could expand and enhance Betterware’s platform. Some of the additional sources of growth include E-commerce app implementation, international expansion and strategic acquisitions;

•        Commitment and Experience of Management.    Betterware’s management team has over 30 years of experience in the direct-to-consumer sector and is expected to continue to run the business post transaction. Betterware’s management will rollover 91% of its equity, showing long-term commitment to Betterware;

•        Attractive Valuation.    The purchase price values Betterware at a discount versus selected comparable companies on a pro forma implied total enterprise value as a multiple of Betterware’s 2019E EBITDA;

•        Optimally Sized Transaction.    Upon consummation of the Business Combination, DD3’s existing shareholders will own, directly or indirectly, approximately 20% of the issued and outstanding combined company shares and Betterware’s existing shareholders will own, directly or indirectly, approximately 80% of the issued and outstanding combined company shares (subject to the assumptions described elsewhere in this prospectus); and

•        Highly Complementary Management Teams.    Dr. Werner, DD3’s Chairman and Chief Executive Officer, will join the board of directors of the combined company. His experience in the financial sector will be highly complementary to the skills and experience of the strong management team of Betterware.

DD3’s board of directors also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

•        Macroeconomic Risks.    Macroeconomic uncertainty and the effects it could have on the combined company’s revenues;

•        Benefits May Not Be Achieved.    The risk that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe;

•        Financial Projections May Not be Achieved.    The risk that the cost savings and growth initiatives may not be fully achieved or may not be achieved within the expected timeframe;

•        No Third-Party Valuation.    The risk that DD3 did not obtain a third-party valuation or fairness opinion in connection with the Business Combination;

•        DD3’s Shareholders Receiving a Minority Position in Betterware.    The risk that DD3’s shareholders will hold a minority share position in the combined company, or approximately 20% of the issued and outstanding combined company shares (subject to the assumptions described elsewhere in this prospectus); and

•        Other Risks.    Various other risks associated with the business of Betterware, as described in the section entitled “Risk Factors” appearing elsewhere in this prospectus.

DD3’s board of directors concluded that the potential benefits that it expected Betterware and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. DD3’s board of directors also noted that DD3’s shareholders would have a substantial economic interest in the combined company (depending on the level of DD3’s shareholders that sought redemption of their public shares into cash). Accordingly, DD3’s board of directors unanimously determined that the Business Combination Agreement and the Business Combination contemplated therein, were advisable, fair to, and in the best interests of DD3 and its shareholders.

Comparable Company Analysis

DD3’s management primarily relied upon a comparable company analysis to assess the value that the public markets would likely ascribe to Betterware following a business combination with DD3 and this analysis was presented to DD3’s board of directors. The relative valuation analysis was based on publicly-traded companies in the direct-to-consumer and retail sectors which are not necessarily direct competitors of Betterware. The comparable companies that DD3’s board of directors reviewed within the direct-to-consumer sector were Natura, Amway, Avon, Herbalife, Usana, Nuskin and Tupperware, while the companies within the retail sector were The Home Depot, Lowe’s, Newell, The Container Store, Walmart de Mexico, Kimberly-Clark de Mexico, Oxxo, Liverpool, and Grupo Sanborns. These companies were selected by DD3 as the publicly traded companies having businesses with a business model or product portfolio most comparable to Betterware’s business. DD3’s board of directors recognized that no company was identical in nature to Betterware. A brief description of each selected comparable public company’s business is as follows:

DD3’s board of directors reviewed, among other things, the enterprise values and enterprise values as a multiple of estimated EBITDA for 2019E and 2020E.

The enterprise values and multiples for the selected comparable companies are summarized in the table below:

Company	2019 EV/EBITDA	2020 EV/EBITDA
Natura	15.4x	13.3x
Amway Malaysia	11.6x	11.3x
Avon	9.7x	8.5x
Herballife	9.6x	8.6x
Betterware	8.6x	7.0x
Usana	7.4x	6.3x
Nu Skin	6.2x	6.0x
Tupperware	4.6x	4.7x

Source: Thompson Eikon, equity research, and DD3’s estimates

Based on the review of these selected comparable publicly traded companies, DD3’s board of directors concluded that Betterware’s pro forma implied total enterprise value as a multiple of Standalone EBITDA was below the total Enterprise Value as a multiple of EBITDA of similar benchmarks of such companies. DD3’s board of directors views Standalone EBITDA as the appropriate measure of Betterware’s performance, and this analysis supported the unanimous determination by DD3’s board of directors, based on a number of factors, that the terms of the Business Combination were fair to and in the best interests of DD3 and its shareholders.

Interests of DD3’s Directors and Officers in the Business Combination

Certain of DD3’s directors and officers have interests in the Business Combination that are different from, or in addition to, the interests of DD3’s shareholders. These interests include, among other things:

•        the beneficial ownership of the sponsor and certain of DD3’s directors and officers and their affiliates of an aggregate of 1,630,375 ordinary shares, which shares would become worthless if DD3 does not complete a business combination within the applicable time period, as the initial shareholders waived

any right to redemption with respect to these shares. Such shares have an aggregate market value of approximately $         million, based on the closing price of the ordinary shares of $         on Nasdaq on              , 2020;

•        the beneficial ownership of the sponsor and certain of DD3’s directors and officers of warrants to purchase 239,125 ordinary shares, which warrants would expire and become worthless if DD3 does not complete a business combination within the applicable time period. Such warrants have an aggregate market value of approximately $         million based on the closing price of the public warrants of $         on Nasdaq on         , 2020;

•        DD3’s directors will not receive reimbursement for any out-of-pocket expenses incurred by them on DD3’s behalf incident to identifying, investigating and consummating a business combination to the extent such expenses exceed the amount not required to be retained in the trust account, unless a business combination is consummated;

•        the potential continuation of certain of DD3’s directors and officers as directors and officers of the combined company following the consummation of the Business Combination; and

•        the continued indemnification of current directors and officers of DD3 and the continuation of directors’ and officers’ liability insurance after the Business Combination.

Potential Actions to Secure Requisite Shareholder Approvals

In connection with the shareholder vote to approve the Business Combination, the sponsor and DD3’s directors, officers, advisors or their affiliates may privately negotiate transactions to purchase ordinary shares from DD3 shareholders who would have otherwise elected to have their shares redeemed in conjunction with the Business Combination for a per-share pro rata portion of the trust account. None of the sponsor or DD3’s directors, officers, advisors or their affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller. Such a purchase of shares may include a contractual acknowledgement that such shareholder, although still the record holder of the public shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the sponsor or DD3’s directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the trust account. The purpose of such share purchases could be to increase the likelihood of obtaining shareholder approval of the Business Combination or to satisfy the closing condition in the Business Combination Agreement that DD3 has, in the aggregate, not less than $25 million of cash that is available for distribution upon the consummation of the Business Combination.

Regulatory Approvals Required for the Business Combination

DD3 and Betterware are not aware of any regulatory approvals in either Mexico or the United States required for the consummation of the Business Combination.

Listing of Combined Company Shares

We have applied to list the ordinary shares and warrants of the combined company on Nasdaq under the symbols “BTWM” and “BTWMW,” respectively, upon the consummation of the Business Combination. Our application has not yet been approved. See “Risk Factors — Risks Related to DD3 and the Business Combination —There can be no assurance that the combined company’s securities will be approved for listing on Nasdaq following the Closing or that the combined company will be able to comply with the continued listing standards of Nasdaq.”

Accounting Treatment

The Business Combination will be accounted for as a “downstream merger” in accordance with IFRS. Under this method of accounting, DD3 will be treated as the “merged” company for financial reporting purposes. This determination was primarily based on the assumption that Betterware’s shareholders will hold a majority of the voting power of the combined company, Betterware’s operations comprising the ongoing operations of the combined company, Betterware’s designees comprising a majority of the governing body of the combined company, and Betterware’s senior management comprising the senior management of the combined company. Accordingly, for accounting purposes, the “Business Combination” (as defined in the Business Combination Agreement), will not result in a business combination as defined under IFRS. The net assets of DD3 will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be deemed to be those of Betterware.

Unaudited Combined Pro Forma Financial Information

Introduction

DD3 is providing the following unaudited pro forma combined financial information to aid you in your analysis of the financial aspects of the Business Combination.

The pro forma combined balance sheet as of June 30, 2019 gives pro forma effect to the Business Combination as if it had been consummated as of that date. The pro forma combined statements of operations for the six months ended June 30, 2019 and the twelve months ended December 31, 2018 gives pro forma effect to the Business Combination as if it had occurred as of January 1, 2018. This information should be read together with the combined financial statements of Betterware and BLSM and their related notes and DD3’s respective financial statements and related notes, “Betterware Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “DD3 Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.

The pro forma combined balance sheet as of June 30, 2019 has been prepared using the following:

•        Betterware’s historical condensed combined statement of financial position as of June 30, 2019, as included elsewhere in this prospectus.

•        DD3’s historical balance sheet as of June 30, 2019.

The pro forma combined statement of operations for the six months ended June 30, 2019 has been prepared using the following:

•        Betterware’s historical condensed combined statement of profit and other comprehensive income for the six months ended June 30, 2019, as included elsewhere in this prospectus.

•        DD3’s statement of operations for the period from July 23, 2018 (inception) through June 30, 2019. The six months ended June 30, 2019 for DD3 was calculated by subtracting the period from July 23, 2018 through December 31, 2018 from the period from July 23, 2018 through June 30, 2019.

The pro forma combined statement of operations for the twelve months ended December 31, 2018 has been prepared using the following:

•        Betterware’s historical combined statement of profit and other comprehensive income for the year ended December 31, 2018, as included elsewhere in this prospectus.

•        DD3’s condensed statements of operations for the period from July 23, 2018 (inception) through March 31, 2019.

The combined financial statements of Betterware and BLSM historical financial statements of Betterware have been prepared in accordance with IFRS and in its functional and presentation currency of the Mexican peso. The historical financial statements of DD3 have been prepared in accordance with U.S. GAAP in its functional and presentation currency of United States dollars. The financial statements of DD3 have been translated into Mexican Pesos for purposes of having pro forma combined financial information at the rate on June 30, 2019 of US$1.00 to Ps19.21.

Description of the Business Combination

On August 2, 2019, DD3, the Sellers, Betterware, BLSM and DD3 Mexico entered into the Business Combination Agreement which provides for the Business Combination in which DD3 will merge with and into Betterware, with Betterware surviving the Merger as the combined company and BLSM becoming a wholly-owned subsidiary of the combined company, pursuant to the Merger Agreement to be executed at the Closing.

The Business Combination Agreement provides that, at the Effective Time of the Merger pursuant to the Merger Agreement: (i) DD3 will pay to the Sellers the amount, if any, by which the amount in the trust account as of the Closing exceeds US$25,000,000 up to a maximum of US$30,000,000; (ii) all of the Betterware Shares issued and outstanding immediately prior to the Effective Time of the Merger will be canceled and to the extent the Sellers receive US$30,000,000 in cash consideration from the trust account, the Sellers will be entitled to receive 28,700,000 combined company shares, or if the Sellers receive less than US$30,000,000 in cash consideration, the Sellers will be entitled to receive the number of combined company shares equal to the combined valuation of Betterware and BLSM (as calculated pursuant to the Business Combination Agreement) less the cash consideration amount received by the Sellers, divided by US$10.00; provided, however, that a portion of such combined company shares will be held in trust to secure debt obligations of the combined company, which will represent all of the combined company shares received by the Sellers; and (iii) all of DD3’s ordinary shares issued and outstanding immediately prior to the Effective Time of the Merger will be canceled and exchanged for combined company shares on a one-for-one basis.

For more information about the Business Combination, please see the section entitled “The Business Combination Agreement.”

Accounting for the Business Combination

The Business Combination will be accounted for as a “reverse merger” in accordance with IFRS. Under this method of accounting, DD3 will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the assumption that Betterware’s shareholders will hold a majority of the voting power of the combined company, Betterware’s operations comprising the ongoing operations of the combined company, Betterware’s designees comprising a majority of the governing body of the combined company, and Betterware’s senior management comprising the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Betterware issuing shares for the net assets of DD3, accompanied by a recapitalization. The net assets of DD3 will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be deemed to be those of Betterware.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable and are expected to have a continuing impact on the results of operations of the combined company. The adjustments presented on the pro forma combined financial statements have been identified and presented to provide an understanding of the combined company upon consummation of the Business Combination for illustrative purposes.

The pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Betterware and DD3 have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The historical financial information of DD3 has been adjusted to give effect to the differences between U.S. GAAP and IFRS for the purposes of the combined pro forma financial information. No adjustments were required to convert DD3’s financial statements from U.S. GAAP to IFRS for purposes of the combined pro forma financial information, except to reclassify DD3’s ordinary shares subject to redemption to non-current liabilities under IFRS. The adjustments presented in the pro forma combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company after giving effect to the Business Combination.

The pro forma combined financial information has been prepared assuming two alternative levels of redemption into cash of DD3 shares:

•        Scenario 1 — Assuming no redemptions for cash:    This presentation assumes that no DD3 shareholders exercise redemption rights with respect to their ordinary shares upon consummation of the Business Combination; and

•        Scenario 2 — Assuming redemptions of 3,106,457 DD3 ordinary shares for cash:    This presentation assumes that DD3 shareholders exercise their redemption rights with respect to a maximum of 3,106,457 ordinary shares upon consummation of the Business Combination at a redemption price of approximately US$10.17 per share. The maximum redemption amount is derived so that there is a minimum remaining in our trust account of US$25,000,000, after giving effect to the payments to redeeming shareholders. Scenario 2 includes all adjustments contained in Scenario 1 and presents additional adjustments to reflect the effect of the maximum redemptions.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are an aggregate of 28,700,000 combined company shares to be issued to Betterware shareholders under Scenario 1 and 31,700,000 combined company shares to be issued to Betterware shareholders under Scenario 2.

After the Business Combination, assuming no redemptions of DD3 ordinary shares for cash, DD3’s current shareholders will own approximately 20% of the outstanding combined company shares and the former shareholders of Betterware will own approximately 80% of the outstanding combined company shares. Assuming redemption by holders of 3,106,457 DD3 ordinary shares, DD3 shareholders will own approximately 12% of the outstanding combined company shares and the former shareholders of Betterware will own approximately 88% of the outstanding combined company shares (in each case, not giving effect to any shares issuable upon the exercise or conversion of warrants and the unit purchase option).

PRO FORMA COMBINED BALANCE SHEET
AS OF JUNE 30, 2019
(in Mexican Pesos and in thousands)

			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Maximum Redemptions into Cash
	(A) Betterware	(B) DD3	Pro Forma Adjustments		Pro Forma Balance Sheet	Pro Forma Adjustments		Pro Forma Balance Sheet
Assets
Current assets:
Cash and cash equivalents	Ps 96,920	Ps 3,381	Ps 1,086,993	(1)
			(88,358)	(2)		Ps (606,778)	(3)
			(576,267)	(4)	Ps 522,669	576,267	(4)	Ps 492,158
Trade accounts receivable, net	296,230	—	—		296,230	—		296,230
Other accounts receivable	1,256	—	—		1,256	—		1,256
Inventory	351,632	—	—		351,632	—		351,632
Prepaid expenses and other current assets	58,718	1,556	—		60,274	—		60,274
Total Current Assets	804,756	4,937	422,368		1,232,061	(30,511)		1,201,550
Marketable securities held in Trust Account	—	1,086,993	(1,086,993)	(1)	—	—		—
Molds, equipment and leasehold improvements, net	134,371	—	—		134,371	—		134,371
Intangible assets	307,759	—	—		307,759	—		307,759
Goodwill	348,441	—	—		348,441	—		348,441
Other assets	35,323	—	—		35,323	—		35,323
Total Assets	Ps 1,630,650	Ps 1,091,930	Ps (664,625)		Ps 2,057,955	Ps (30,511)		Ps 2,027,444
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	Ps 506,978	Ps 9,451	Ps (9,037)	(2)	Ps 507,392	Ps —		Ps 507,392
Borrowings	182,094	—	—		182,094	—		182,094
Leases	9,137	—	—		9,137	—		9,137
Provisions	51,659	—	—		51,659	—		51,659
Taxes payable	51,591	—	—		51,591	—		51,591
Statutory employee profit sharing	2,448	—	—		2,448	—		2,448
Derivative financial instruments	167	—	—		167	—		167
Total Current Liabilities	804,074	9,451	(9,037)		804,488	—		804,488
Borrowings	535,093	—	—		535,093	—		535,093
Leases	14,391	—	—		14,391	—		14,391
Employee benefits	1,075	—	—		1,075	—		1,075
Derivative financial instruments	15,582	—	—		15,582	—		15,582
Deferred income tax	73,306	—	—		73,306	—		73,306
Ordinary shares subject to redemption	—	986,435	(986,435)	(3)	—	—		—
Total Liabilities	1,443,521	995,886	(995,472)		1,443,935	—		1,443,935
Commitments and Contingencies
Shareholders’ Equity
Capital stock	55,985	—	(55,985)	(4)	—	—		—
Ordinary shares	—	91,684	986,435	(3)		(606,778)	(3)
			(515,922)	(4)	562,197	576,267	(4)	531,686
Other comprehensive loss	44	—	—		44	—		44
Retained earnings (Accumulated deficit)	131,100	4,360	(79,321)	(2)
			(4,360)	(4)	51,779	—		51,779
Total Shareholders’ Equity	187,129	96,044	330,847		614,020	(30,511)		583,509
Total Liabilities and Shareholders’ Equity	Ps 1,630,650	Ps 1,091,930	Ps (664,625)		Ps 2,057,955	Ps (30,511)		Ps 2,027,444

Pro Forma Adjustments to the Combined Balance Sheet

(A)    Derived from the unaudited condensed combined statement of financial position of Betterware as of June 30, 2019.

(B)    Derived from the audited balance sheet of DD3 as of June 30, 2019, after giving effect to the translation of the amounts into Mexican Pesos.

(1)    To reflect the release of cash from marketable securities held in the trust account.

(2)    To reflect the payment of estimated legal, financial advisory and other professional fees related to the Business Combination.

(3)    In Scenario 1, which assumes no DD3 shareholders exercise their redemption rights, the ordinary shares subject to redemption for cash amounting to Ps986,435 would be transferred to permanent equity. In Scenario 2, which assumes the same facts as described in Items 1 and 2 above, but also assumes the maximum number of shares are redeemed for cash by the DD3 shareholders, Ps606,778 would be paid out in cash. The Ps606,778, or 3,106,457 ordinary shares, represents the maximum redemption amount providing for a minimum of US$25,000 remaining in the trust account, after giving effect to payments to redeeming shareholders based on a consummation of the Business Combination on June 30, 2019.

(4)    To reflect the recapitalization of Betterware through (a) the contribution of all the share capital in Betterware to DD3, (b) the issuance of 28,700,000 combined company shares (under Scenario 1) or 31,700,000 combined company shares (under Scenario 2), (c) the payment of Ps576,267 cash consideration (under Scenario 1) or no cash consideration (under Scenario 2) and (d) the elimination of the historical accumulated deficit of DD3, the accounting acquiree.

PRO FORMA COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2019
(in Mexican Pesos and in thousands, except share and per share data)

			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Maximum Redemptions into Cash
	(A) Betterware	(B) DD3	Pro Forma Adjustments		Pro Forma Income Statement	Pro Forma Adjustments		Pro Forma Income Statement
Net revenue	Ps 1,535,622	Ps —	Ps —		Ps 1,535,622	Ps —		Ps 1,535,622
Cost of sales	638,648	—	—		638,648	—		638,648
Gross profit	896,974	—	—		896,974	—		896,974
Distribution expenses	67,333	—	—		67,333	—		67,333
Selling expenses	272,930	—	—		272,930	—		272,930
Administrative expenses	169,856	9,912	(12,071)	(1)	167,697	—		167,697
Operating income (loss)	386,855	(9,912)	12,071		389,014	—		389,014
Other (income) expense:
Interest income	—	12,716	(12,716)	(2)	—	—		—
Unrealized gain on marketable securities	—	250	(250)	(2)	—	—		—
Interest expense	(40,899)	—	—		(40,899)	—		(40,899)
Other income (loss), net	(5,033)	—	—		(5,033)	—		(5,033)
Income before income taxes	340,923	3,054	(895)		343,082	—		343,082
Provision for income taxes	106,057	—	(269)	(3)	105,788	—		105,788
Net income	Ps 234,866	Ps 3,054	Ps (626)		Ps 237,294	Ps —		Ps 237,294
Weighted average shares outstanding, basic and diluted	8,697,317	1,889,222	34,033,978	(4)	35,923,200	(106,457)	(4)	35,816,743
Basic and diluted net (loss) income per share	Ps 27.00	Ps (6.34)			Ps 6.61			Ps 6.63

PRO FORMA COMBINED STATEMENT OF OPERATIONS
TWELVE MONTHS ENDED DECEMBER 31, 2018
(in Mexican Pesos and in thousands, except share and per share data)

			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Maximum Redemptions into Cash
	(C) Betterware	(D) DD3	Pro Forma Adjustments		Pro Forma Income Statement	Pro Forma Adjustments		Pro Forma Income Statement
Net revenue	Ps 2,316,716	Ps —	Ps —		Ps 2,316,716	Ps —		Ps 2,316,716
Cost of sales	958,469	—	—		958,469	—		958,469
Gross profit	1,358,247	—	—		1,358,247	—		1,358,247
Distribution expenses	103,336	—	—		103,336	—		103,336
Selling expenses	269,204	—	—		269,204	—		269,204
Administrative expenses	433,960	5,923	—		439,883	—		439,883
Operating income (loss)	551,747	(5,923)	—		545,824	—		545,824
Other (income) expense:
Interest income	6,707	11,346	(11,346)	(2)	6,707	—		6,707
Unrealized gain on marketable securities	—	58	(58)	(2)	—	—		—
Interest expense	(86,343)	—	—		(86,343)	—		(86,343)
Other income (loss), net	(22,665)	—	—		(22,665)	—		(22,665)
Income before income taxes	449,446	5,481	(11,404)		443,523	—		443,523
Provision for income taxes	150,179	—	(3,421)	(3)	146,758	—		146,758
Net income	Ps 299,267	Ps 5,481	Ps (7,983)		Ps 296,765	Ps —		Ps 296,765
Weighted average shares outstanding, basic and diluted	8,306,841	1,799,651	34,123,549	(4)	35,923,200	(106,457)	(4)	35,816,743
Basic and diluted net (loss) income per share	Ps 36.03	Ps (2.69)			Ps 8.26			Ps 8.29

Pro Forma Adjustments to the Combined Statements of Operations

(A)    Derived from the condensed combined statement of profit and other comprehensive income of Betterware for the six months ended June 30, 2019.

(B)    Derived from the statements of operations of DD3 for the period from July 23, 2018 (inception) through June 30, 2019, after giving effect to the translation of the amounts into Mexican Pesos.

(C)    Derived from the combined statement of profit and other comprehensive income of Betterware for the year ended December 31, 2018.

(D)    Derived from the statements of operations of DD3 for the period from July 23, 2018 (inception) through March 31, 2019, after giving effect to the translation of the amounts into Mexican Pesos.

(1)    Represents an adjustment to eliminate direct, incremental costs of the Business Combination which are reflected in the historical consolidated financial statements of Betterware and DD3 in the amount of Ps3,353 and Ps8,718, respectively, for the six months ended June 30, 2019. There were no such amounts recorded for the twelve months ended December 31, 2018.

(2)    Represents an adjustment to eliminate interest income and unrealized gains/losses on marketable securities held in the trust account as of the beginning of the period.

(3)    To record normalized statutory income tax rate of 30%, which is the statutory rate in Mexico, for pro forma financial presentation purposes resulting in the recognition of an income tax benefit.

(4)    The calculation of weighted average shares outstanding for basic and diluted net (loss) income per share assumes that DD3’s initial public offering occurred as of the beginning of the earliest period presented. In addition, as the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net (loss) income per share assumes that the shares have been outstanding for the entire periods presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed for the entire period.

The following presents the calculation of basic and diluted weighted average common shares outstanding. The computation of diluted loss per share excludes the effect of (1) warrants to purchase 5,804,125 ordinary shares and (2) the conversion of the unit purchase option to purchase 250,000 ordinary shares and warrants to purchase 250,000 ordinary shares because the inclusion of any of these securities would be anti-dilutive.

	Scenario 1 Combined (Assuming No Redemptions Into Cash)	Scenario 2 Combined (Assuming Maximum Redemptions Into Cash)
Weighted average shares calculation, basic and diluted
DD3 public shares	5,565,000	2,458,543
DD3 founder shares, private shares and representative’s shares	1,658,200	1,658,200
Combined company shares issued in Business Combination	28,700,000	31,700,000
Weighted average shares outstanding	35,923,200	35,816,743
Percent of shares owned by Betterware holders	79.9%	88.5%
Percent of shares owned by DD3 holders	20.1%	11.5%

Certain U.S. Federal Income Tax Considerations

The following is a general discussion of the material U.S. federal income tax consequences of: (i) the Business Combination to U.S. holders and non-U.S. holders of DD3 ordinary shares or warrants and (ii) the ownership and disposition of combined company shares to U.S. holders and non-U.S. holders. Pursuant to the Business Combination, each of DD3’s outstanding warrants will cease to represent a right to acquire DD3 ordinary shares and will instead represent the right to acquire the same number of combined company shares, at the same exercise price and on the same terms as in effect immediately prior to the Closing. This discussion is based on provisions of the Code, the Treasury regulations promulgated thereunder (whether final, temporary or proposed), administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth herein. This discussion is for general purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to holders as a result of the Business Combination or as a result of the ownership and disposition of combined company shares. This discussion does not address any transactions entered into prior to the Effective Time of the Merger. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders, nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder. Accordingly, it is not intended to be, and should not be construed as, tax advice. This discussion does not address any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury regulations promulgated thereunder and intergovernmental agreements entered into in connection therewith) or any aspects of U.S. federal taxation other than those pertaining to income taxation, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S., tax laws. Holders should consult their tax advisors regarding such tax consequences in light of their particular circumstances. No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Business Combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This discussion is limited to U.S. federal income tax considerations relevant to (i) U.S. holders and non-U.S. holders that hold DD3 ordinary shares or warrants, and, after the closing of the Business Combination, combined company shares or warrants, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to particular holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

•        banks, thrifts, mutual funds or other financial institutions, underwriters, or insurance companies;

•        traders in securities who elect to apply a mark-to-market method of accounting;

•        real estate investment trusts and regulated investment companies;

•        tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

•        expatriates or former long-term residents of the United States;

•        partnerships or other pass-through entities (or arrangements treated as such) or investors therein;

•        dealers or traders in securities, commodities or currencies;

•        grantor trusts;

•        persons subject to the alternative minimum tax;

•        U.S. persons whose “functional currency” is not the U.S. dollar;

•        persons who received DD3 ordinary shares or Betterware Shares through the exercise of incentive stock options or through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

•        persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding DD3 ordinary shares or Betterware Shares or, after the Business Combination, the outstanding combined company shares;

•        persons who are required to accelerate the recognition of any item of gross income with respect to DD3 ordinary shares as a result of such income being recognized on an applicable financial statement;

•        the initial shareholders and their affiliates; or

•        holders holding DD3 ordinary shares or Betterware Shares, or, after the Business Combination, combined company shares, as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction.

For the purposes of this discussion, the term “U.S. holder” means a beneficial owner of DD3 ordinary shares or, after the Business Combination, combined company shares, that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of DD3 ordinary shares or, after the Business Combination, combined company shares, that is neither a U.S. holder nor a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds DD3 ordinary shares or combined company shares, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their tax advisors with regard to the U.S. federal income tax consequences of the Business Combination and the subsequent ownership and disposition of combined company shares.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE Business Combination OR THE OWNERSHIP AND DISPOSITION OF combined company shares. HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE Business Combination AND THE OWNERSHIP AND DISPOSITION OF combined company shares, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.

U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of DD3 Ordinary Shares

The Redomiciliation

As a result of the Redomiciliation, DD3 will be changing its place of incorporation from the British Virgin Islands to Mexico. Under Section 368(a)(1)(F) of the Code, a reorganization, or F Reorganization, is a “mere change in identity, form, or place of organization of one corporation, however effected.” To qualify as an F reorganization, a transaction must satisfy certain requirements. More specifically, it must involve only one corporation, there must be no change in the shareholders of the corporation, there must be no change in the assets of a corporation, and certain other conditions must be met. Based on U.S. Treasury Regulations, the proper time for testing these requirements is immediately before and immediately after the purported F reorganization, without regard to other aspects of a larger transaction that may follow that step, such as the Merger. Based upon the foregoing, the requirements for an F reorganization will be satisfied, and the Redomiciliation will constitute an F reorganization. Therefore, U.S. holders will not recognize taxable gain or loss as a result of the Redomiciliation for U.S. federal income tax purposes, except as explained in the discussion below under “—Passive Foreign Investment Company Status.”

In the F reorganization, the holders of the shares of DD3, a British Virgin Islands corporation, will be deemed to exchange their shares for equivalent shares of a Mexican corporation. Subject to the discussion below under “— Passive Foreign Investment Company Status,” the tax basis of the DD3 ordinary shares deemed to be received by a U.S. holder in the Redomiciliation will equal the U.S. holder’s tax basis in the pre-Redomiciliation DD3 ordinary shares surrendered in exchange therefor. The holding period for DD3 ordinary shares received by a U.S. holder in the Redomiciliation will include such holder’s holding period for the pre-Redomiciliation DD3 ordinary shares surrendered in exchange therefor.

Receipt of Combined Company Shares or Warrants by Holders of DD3 Ordinary Shares or Warrants

Pursuant to the Business Combination, U.S. holders of DD3 ordinary shares or warrants, as applicable, will receive combined company shares or warrants, respectively, in exchange for their DD3 ordinary shares or warrants. The receipt of combined company shares or warrants in the Business Combination should be a taxable transaction for U.S. federal income tax purposes. As a result, a U.S. holder of DD3 ordinary shares or warrants, as applicable, should recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the fair market value at the time of the receipt of combined company shares or warrants, and (2) the U.S. holder’s adjusted tax basis in such DD3 ordinary shares or warrants. If a U.S. holder acquired different blocks of DD3 ordinary shares or warrants at different times or different prices, such U.S. holder must determine its tax basis and holding period separately with respect to each block of DD3 ordinary shares or warrants, as applicable. Such gain or loss will be long-term capital gain or loss provided that a U.S. holder’s holding period for such shares or warrants is more than one year at the date of the Merger. Subject to the discussion below under “— Passive Foreign Investment Company Status,” long-term capital gains recognized by U.S. holders that are not corporations generally are eligible for reduced rates of federal income taxation. The deductibility of capital losses is subject to certain limitations. A U.S. holder of ordinary shares or warrants, as applicable, should have a tax basis in combined company shares or warrants received equal to the fair market value of such combined company shares or warrants on the date of the Merger, and the U.S. holder’s holding period with respect to combined company shares or warrants should begin on the day after the date of the Merger.

Redemption of DD3 Ordinary Shares

In the event that a U.S. holder of DD3 ordinary shares exercises such holder’s right to have such holder’s ordinary shares redeemed pursuant to the redemption provisions described herein, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of such shares or whether the U.S. holder will be treated as receiving a corporate distribution. Whether that redemption qualifies for sale treatment will depend largely on the total number of DD3 ordinary shares treated as held by the U.S. holder (including any shares constructively owned by the U.S. holder as a result of, among other things, owning warrants) relative to all of the DD3 ordinary shares outstanding both before and after the redemption. The redemption of shares generally will be treated as a sale of the shares (rather than as a corporate distribution) if the redemption is “substantially disproportionate” with respect to the U.S. holder, results in a “complete termination” of the U.S. holder’s interest in DD3 or is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only shares actually owned by the U.S. holder, but also DD3 ordinary shares that are constructively owned by such U.S. holder. A U.S. holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any shares the U.S. holder has a right to acquire by exercise of an option, which generally would include ordinary shares that could be acquired pursuant to the exercise of the public warrants. In order to meet the substantially disproportionate test, the percentage of DD3’s outstanding voting shares actually and constructively owned by the U.S. holder immediately following the redemption of DD3 ordinary shares must, among other requirements, be less than 80% of the percentage of DD3’s outstanding voting shares actually and constructively owned by the U.S. holder immediately before the redemption. There will be a complete termination of a U.S. holder’s interest if either all the DD3 ordinary shares actually and constructively owned by the U.S. holder are redeemed or all the DD3 ordinary shares actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. holder does not constructively own any other shares. The redemption of the DD3 ordinary shares will not be essentially equivalent to a dividend if a U.S. holder’s redemption results in a “meaningful reduction” of the U.S. holder’s proportionate interest in DD3. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in DD3 will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of redemption.

If the redemption qualifies as a sale of shares by the U.S. holder under Section 302 of the Code, the U.S. holder generally will be required to recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the DD3 ordinary shares redeemed. Subject to the discussion below under “— Passive Foreign Investment Company Status,” such gain or loss should be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. A U.S. holder’s tax basis in such holder’s DD3 ordinary shares generally will equal the cost of such shares. A U.S. holder that purchased DD3 units would have been required to allocate the cost between the DD3 ordinary shares and the public warrants comprising the units based on their relative fair market values at the time of the purchase.

If the redemption does not qualify as a sale of stock under Section 302 of the Code, then the U.S. holder will be treated as receiving a corporate distribution. Subject to the discussion below under “— Passive Foreign Investment Company Status,” such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in such U.S. holder’s DD3 ordinary shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the DD3 ordinary shares. Special rules apply to dividends received by U.S. holders that are taxable corporations. After the application of the foregoing rules, any remaining tax basis of the U.S. holder in the redeemed DD3 ordinary shares will be added to the U.S. holder’s adjusted tax basis in its remaining shares, or, to the basis of shares constructively owned by such holder if the shares actually owned by the holder is completely redeemed.

PFIC Considerations

In addition to the discussion above, any gain on the Merger or redemption could be taxable to U.S. holders under the PFIC provisions of the Code if DD3 is or ever was a PFIC.

A.      Definition of a PFIC

In general, DD3 will be a PFIC with respect to a U.S. holder if, for any taxable year in which such U.S. holder held DD3’s ordinary shares, (a) at least 75% or more of DD3’s gross income for the taxable year was passive income or (b) at least 50% or more of the value, determined on the basis of a quarterly average, of DD3’s assets is attributable to assets, including cash, that produce or are held to produce passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties that are derived in the active conduct of a trade or business), annuities, and gains from the disposition of property producing such income and net foreign currency gains.

B.      PFIC Status of DD3

DD3 believes that it has been a PFIC since its inception. The determination of whether a foreign corporation is a PFIC is primarily factual and there is little administrative or judicial authority on which to rely to make a determination.

C.     Effects of PFIC Rules on the Merger or Redemption

In general, U.S. holders of DD3 ordinary shares and warrants would be subject to special adverse rules if DD3 were classified as a PFIC at any time during such U.S. holder’s holding period for such shares and the U.S. holder had not made a QEF election under Section 1295 of the Code for the first taxable year in which the U.S. holder owned DD3 ordinary shares and in which DD3 was a PFIC. The tax on any recognized gain in the Merger or redemption would be imposed at the rate applicable to ordinary income and an interest charge would apply based on a complex set of computational rules designed to offset the value of any tax deferral with respect to the undistributed earnings of DD3. Under these rules:

•        the U.S. holder’s gain would be allocated ratably over the U.S. holder’s holding period for such U.S. holder’s DD3 ordinary shares or warrants;

•        the amount of gain allocated to the U.S. holder’s taxable year in which the U.S. holder recognized the gain, or to the period in the U.S. holder’s holding period before the first day of the first taxable year in which DD3 was a PFIC, would be taxed as ordinary income;

•        the amount of gain allocated to other taxable years (or portions thereof) of the U.S. holder and included in such U.S. holder’s holding period for DD3 ordinary shares or warrants would be taxed at the highest tax rate in effect for that year applicable to the U.S. holder (i.e., at ordinary income tax rates); and

•        the interest charge generally applicable to underpayments of tax would be imposed in respect of the tax attributable to each such other taxable year of the U.S. holder.

Although some elections may be available to mitigate the adverse PFIC tax consequences of a disposition of DD3 ordinary shares in the Merger or redemption, such as a QEF election, “mark to market” election, or “deemed sale” election, no such elections are available for DD3 warrants. Any holder of DD3 warrants could therefore be required to recognize gain as ordinary income and also be subject to an interest charge. Further, because the shareholder’s holding period in the DD3 ordinary shares received upon the exercise of DD3 warrants includes the holding period in the warrants under the PFIC rules, a QEF election made on the DD3 ordinary shares would not rid the ordinary shares of PFIC taint absent the shareholder recognizing gain or including a deemed dividend amount in a purging election. In addition, DD3 may not provide timely financial information that would be required for U.S. taxpayers to make a potentially favorable QEF election.

The PFIC rules are complex and the implementation of certain aspects of the PFIC rules requires the issuance of Treasury regulations which in many instances have not been promulgated but which may be promulgated with retroactive effect. There can be no assurance that any of these proposals will be enacted or promulgated, and if so, the form they will take or the effect that they may have on this discussion. Accordingly, and due to the complexity of the PFIC rules, U.S. holders are strongly urged to consult their own tax advisers concerning the impact of these rules on the Merger or redemption, including, without limitation, whether a QEF election, deemed sale election and/or mark to market election is available with respect to their DD3 ordinary shares and the consequences to them of any such election.

Non-U.S. Holders

In general, a non-U.S. holder of the ordinary shares or warrants of DD3 will not be subject to U.S. federal income tax or, subject to the discussion below under “— Information Reporting and Backup Withholding,” U.S. federal withholding tax on any gain recognized in the Merger or redemption unless:

•        the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; or

•        the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the sale or disposition, and certain other requirements are met.

A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Combined Company Shares

U.S. Holders

Distributions on Combined Company Shares

Subject to the discussion below under “— Passive Foreign Investment Company Status,” the gross amount of any distribution on combined company shares that is made out of the combined company’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be taxable to a U.S. holder as ordinary dividend income on the date such distribution is actually or constructively received. Any such dividends will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from other U.S. corporations. To the extent that the amount of the distribution exceeds the combined company’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a non-taxable return of capital to the extent of the U.S. holder’s tax basis in its combined company shares, and thereafter as capital gain recognized on a sale or exchange.

Dividends received by non-corporate U.S. holders (including individuals) from a “qualified foreign corporation” may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. A non-U.S. corporation is treated as a qualified foreign corporation with respect to dividends it pays if (i) such foreign corporation is eligible for the benefits of a comprehensive income tax treaty with the United States that the Secretary of the Treasury determines is satisfactory for purposes of these rules and that includes an exchange of information program or (ii) the shares with respect to which such dividends are paid are readily tradable on an established securities market in the United States, provided, in each case, that the combined company was not a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. U.S. Treasury guidance indicates that shares listed on Nasdaq (which the combined company’s shares are expected to be) will be considered readily tradable on an established securities market in the United States. There can be no assurance that the combined company shares will be considered readily tradable on an established securities market in future years. In any event, there is a comprehensive income tax treaty between the United States and Mexico that the Secretary of the Treasury has determined is satisfactory for purposes of the above rules and the combined company will be a resident of Mexico that should be eligible for the benefits of such treaty. Non-corporate U.S. holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of the combined company’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to the positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. The combined company will not constitute a qualified foreign corporation for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See “— Passive Foreign Investment Company Status.”

Subject to certain conditions and limitations, withholding taxes, if any, on dividends paid by the combined company may be treated as foreign taxes eligible for credit against a U.S. holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. For purposes of calculating the U.S. foreign tax credit, dividends paid on combined company shares will generally be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the U.S. foreign tax credit are complex. U.S. holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under particular circumstances.

Sale, Exchange, Redemption or Other Taxable Disposition of Combined Company Shares

Subject to the discussion below under “— Passive Foreign Investment Company Status,” a U.S. holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of combined company shares in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. holder’s adjusted tax basis in such shares. Any gain or loss recognized by a U.S. holder on a taxable disposition of combined company shares generally will be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in such shares exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. holder on the sale or exchange of combined company shares generally will be treated as U.S. source gain or loss.

It is possible that Mexico may impose an income tax upon sale of combined company shares. Because gains generally will be treated as U.S. source gain, as a result of the U.S. foreign tax credit limitation, any Mexican income tax imposed upon capital gains in respect of combined company shares may not be currently creditable unless a U.S. holder has other foreign source income for the year in the appropriate U.S. foreign tax credit limitation basket. U.S. holders should consult their tax advisors regarding the application of Mexican taxes to a disposition of combined company shares and their ability to credit a Mexican tax against their U.S. federal income tax liability.

Passive Foreign Investment Company Status

The treatment of U.S. holders of the combined company shares could be materially different from that described above, if the combined company is treated as a PFIC for U.S. federal income tax purposes.

A non-U.S. corporation, such as the combined company, will be a PFIC for U.S. federal income tax purposes for any taxable year in which, after the application of certain look-through rules either: (i) 75% or more of its gross income for such taxable year is passive income, or (ii) 50% or more of the total value of its assets (based on an average of the quarterly values of the assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties that are derived in the active conduct of a trade or business), annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. The determination of whether the combined company is a PFIC is based upon the composition of the combined company’s income and assets (including, among others, corporations in which the combined company owns at least a 25% interest), and the nature of the combined company’s activities.

Based on the projected composition of its income and assets, including goodwill, it is not expected that the combined company will be a PFIC for its taxable year that includes the date of the Merger or in the foreseeable future. The tests for determining PFIC status are applied annually after the close of the taxable year, and it is difficult to predict accurately future income and assets relevant to this determination. The fair market value of the assets of the combined company is expected to depend, in part, upon (a) the market value of the combined company shares, and (b) the composition of the assets and income of the combined company. A decrease in the market value of the combined company shares, and/or an increase in cash or other passive assets (including as a result of the Business Combination) would increase the relative percentage of its passive assets. The application of the PFIC rules is subject to uncertainty in several respects and, therefore, the IRS may assert that, contrary to expectations, the combined company is a PFIC for the taxable year that includes the date of the Merger or in a future year. Accordingly, there can no assurance that the combined company will not be a PFIC for its taxable year that includes the date of the Merger or in any future taxable year.

If the combined company becomes a PFIC during any year in which a U.S. holder holds combined company shares, unless the U.S. holder makes a QEF election or mark-to-market election with respect to the shares, as described below, a U.S. holder generally would be subject to additional taxes (including taxation at ordinary income rates and an interest charge) on any gain realized from a sale or other disposition of the combined company shares and on any “excess distributions” received from the combined company, regardless of whether the combined company qualifies as a PFIC in the year in which such distribution is received or gain is realized. For this purpose, a pledge of combined company shares as security for a loan may be treated as a disposition. The U.S. holder would be treated as receiving an excess distribution in a taxable year to the extent that distributions on the shares during that year exceed 125% of the average amount of distributions received on such shares during the three preceding taxable years (or, if shorter, the U.S. holder’s holding period). To compute the tax on excess distributions or on any gain, (i) the excess distribution or gain would be allocated ratably over the U.S. holder’s holding period, (ii) the amount allocated to the current taxable year and any year before the first taxable year for which the combined company was a PFIC would be taxed as ordinary income in the current year, and (iii) the amount allocated to other taxable years would be taxed at the highest applicable marginal rate in effect for each such year (i.e. at ordinary income tax rates) and an interest charge would be imposed to recover the deemed benefit from the deferred payment of the tax attributable to each such prior year.

If the combined company were to be treated as a PFIC, a U.S. holder may avoid the rules relating to excess distributions and gains described above by electing to treat the combined company (for the first taxable year in which the U.S. holder owns any shares) and any lower-tier PFIC (for the first taxable year in which the U.S. holder is treated as owning an equity interest in such lower-tier PFIC) as a QEF. If a U.S. holder makes an effective QEF election with respect to the combined company (and any lower-tier PFIC), the U.S. holder will be required to include in gross income each year, whether or not the combined company makes distributions, as capital gains, its pro rata share of the combined company’s (and such lower-tier PFIC’s) net capital gains and, as ordinary income, its pro rata share of the combined company’s (and such lower-tier PFIC’s) net earnings in excess of its net capital gains. U.S. holders can make a QEF election only if the combined company (and each lower-tier PFIC) provides certain information, including the amount of its ordinary earnings and net capital gains determined under U.S. tax principles. The combined company will make commercially reasonable efforts to provide U.S. holders with this information if it determines that it is a PFIC.

As an alternative to making a QEF election, a U.S. holder may also be able to avoid some of the adverse U.S. tax consequences of PFIC status by making an election to mark the combined company shares to market annually. A U.S. holder may elect to mark-to-market the combined company shares only if they are “marketable stock.” The combined company shares will be treated as “marketable stock” if they are regularly traded on a “qualified exchange.” The combined company shares are expected to be listed on Nasdaq, which should be a qualified exchange for this purpose. The combined company shares will be treated as regularly traded in any calendar year in which more than a de minimis quantity of the combined company shares are traded on at least 15 days during each calendar quarter. There can be no certainty that the combined company shares will be sufficiently traded such as to be treated as regularly traded.

U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of the PFIC rules. If the combined company is treated as a PFIC, each U.S. holder generally will be required to file a separate annual information return (Form 8621) with the IRS with respect to the combined company and any lower-tier PFICs.

Medicare Surtax on Net Investment Income

Non-corporate U.S. holders whose income exceeds certain thresholds generally will be subject to 3.8% surtax on their “net investment income” (which generally includes, among other things, dividends on, and capital gain from the sale or other taxable disposition of, the combined company shares). Non-corporate U.S. holders should consult their own tax advisors regarding the possible effect of such tax on their ownership and disposition of the combined company shares.

Additional Reporting Requirements

Certain U.S. holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to their combined company shares, subject to certain exceptions (including an exception for combined company shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold combined company shares. Substantial penalties apply to any failure to file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not willful neglect. Also, in the event a U.S. holder does not file IRS Form 8938 or fails to report a specified foreign financial asset that is required to be reported, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. holder for the related taxable year may not close before the date which is three years after the date on which the required information is filed. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of combined company shares.

Non-U.S. Holders

In general, a non-U.S. holder of combined company shares will not be subject to U.S. federal income tax or, subject to the discussion below under “—Information Reporting and Backup Withholding,” U.S. federal withholding tax on any dividends received on combined company shares or any gain recognized on a sale or other disposition of combined company shares (including any distribution to the extent it exceeds the adjusted basis in the non-U.S. holder’s combined company shares) unless:

•        the dividend or gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; or

•        in the case of gain only, the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the sale or disposition, and certain other requirements are met.

A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Dividends paid on, and proceeds from the sale, redemption or other disposition of, DD3 ordinary shares or combined company shares realized by a U.S. holder generally may be subject to information reporting requirements and may be subject to backup withholding unless the U.S. holder provides an accurate taxpayer identification number or otherwise establishes an exemption. The amount of any backup withholding collected from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided certain required information is furnished to the IRS.

A non-U.S. holder generally will be exempt from these information reporting requirements and backup withholding tax but may be required to comply with certain certification and identification procedures in order to establish its eligibility for exemption, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the non-U.S. holder otherwise establishes an exemption. Dividends paid with respect to combined company shares and proceeds from the sale of other disposition of combined company shares received in the United States by a non-U.S. holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such non-U.S. holder provides proof of an applicable exemption or complies with the certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

The preceding discussion is not tax advice. Each prospective investor should consult the prospective investor’s own tax advisor regarding the particular U.S. federal, state, and local and non-U.S. tax consequences of the Business Combination or the ownership and disposition of the combined company shares, including the consequences of any proposed change in applicable laws.

THE BUSINESS COMBINATION AGREEMENT

The following is a summary of the material terms of the Business Combination Agreement. The following description does not purport to be complete and is qualified in its entirety by reference to the Business Combination Agreement. You should refer to the full text of the Business Combination Agreement for details of the Business Combination and the terms and conditions of the Business Combination Agreement.

The Business Combination Agreement contains representations and warranties that the parties have made to one another as of specific dates. These representations and warranties have been made for the benefit of the other parties to the Business Combination Agreement and may be intended not as statements of fact but rather as a way of allocating the risk to one of the parties if those statements prove to be incorrect. In addition, the assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules exchanged by the parties in connection with signing the Business Combination Agreement. While DD3 and Betterware do not believe that these disclosure schedules contain information required to be publicly disclosed under the applicable securities laws, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Business Combination Agreement. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information because they were made as of specific dates, may be intended merely as a risk allocation mechanism among the parties to the Business Combination Agreement and are modified by the disclosure schedules.

The Redomiciliation

The Business Combination Agreement provides that, prior to the Closing, DD3 will redomicile out of the British Virgin Islands and continue as a Mexican corporation pursuant to Section 184 of the Companies Act and Article 2 of the General Corporations Law. The ability to redomicile DD3 out of the British Virgin Islands to another jurisdiction is expressly provided for in DD3’s amended and restated memorandum and articles of association (subject to obtaining the requisite shareholder approval).

DD3 believes that the Redomiciliation will, among other things, provide legal, administrative, and other similar efficiencies. Additionally, the Redomiciliation will avoid certain tax inefficiencies to the combined company. The Business Combination Agreement requires the completion of the Redomiciliation prior to the consummation of the Business Combination.

Interim Charter

In connection with the Redomiciliation, DD3 will adopt the Interim Charter and file the same with the Public Registry of Commerce, which amends and removes the provisions of DD3’s amended and restated memorandum and articles of association, which is referred to herein as the Current Charter, that terminate or otherwise become inapplicable because of the Redomiciliation, and provides DD3’s shareholders with the same or substantially the same rights in connection with the Business Combination. It is anticipated that a majority of Betterware’s shareholders will adopt by written consent the Amended and Restated Charter of the combined company to be in effect as of the Closing. The following table sets forth a summary of the principal changes proposed to be made between DD3’s Current Charter and the Interim Charter. This summary is qualified by reference to the complete text of the Interim Charter. All shareholders are encouraged to read the Interim Charter in its entirety for a more complete description of its terms. All capitalized terms used in the table below have the meanings given to them in the Current Charter or the Interim Charter, as applicable.

	Current Charter	Interim Charter
Name of the Company	DD3 Acquisition Corp.	DD3 Acquisition Corp. S.A. de C.V.(1)
Provisions Specific to a British Virgin Islands Company

Regulation 8.2:    Upon the written request of Members entitled to exercise 30 percent or more of the voting rights in respect of the matter for which the meeting is requested the directors shall convene a meeting of Members.

Not applicable.
Regulation 8.3: The director convening a meeting shall give not less than 10 days’ notice of a meeting of Members to:
(a) those Members whose names on the date the notice is given appear as Members in the register of members of the Company and are entitled to vote at the meeting; and
(b) the other Directors

Regulation 10.6:    Subject to Regulation 25.7, the directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party, provided always that if the same occurs prior to the consummation of a Business Combination, the Company must first obtain from the lender a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account.

Capitalization

Clause 7.1:    There is one class of ordinary shares with no par value and then there are five classes of preferred stock with no par value.

Clause 10:    Rights not varied by the issue of pari passu: The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

Clause Sixth:    The capital stock of the Company is variable and represented by ordinary, nominative shares with no par value. The minimum fixed capital without right to withdraw is the amount of $1.00 (one peso 00/100). The variable part of the capital is unlimited. All shares which represent the minimum fixed capital of the corporate capital of the Company shall be Class I, Series “A” and Series “B” shares and all shares which represent the variable portion of the corporate capital of the Company shall be Class II, Series “A” and Series “B” shares.

	Current Charter	Interim Charter
The total amount of the corporate capital of the Company shall be distributed as follows:

(i) Series “A” shares, ordinary, nominative, with no par value, that will grant the same corporate and economic rights and obligations to its holders. The Series “A” shares shall be subscribed and paid by Mexican or foreign investors.

(ii) Series “B” shares, ordinary, nominative, with no par value, that will grant the same corporate and economic rights and obligations to its holders. The Series “B” shares shall be subscribed and paid by such investors that participated in the IPO of the Company.

Provisions Specific to a Mexican Corporation	Not applicable.

Clause Sixteenth:    Convening notices for Shareholders’ Meetings may be made by the shareholders whose shareholding represents at least 33% (thirty-three percent) of the stock capital of the Company, the Sole Director or any member of the Board of Directors, or the Statutory Examiner. Convening notices for Shareholders’ Meetings must be published in the electronic system of Corporation Publications of the Ministry of Economy published at least 15 calendar days prior to the date of the corresponding shareholders’ meeting.

Clause Twenty First:    Resolutions adopted in writing and unanimously by all shareholders representing all the shares in which the corporate capital of the Company is distributed shall have, for all legal purposes, the same force as if they were taken by a formal vote at a Shareholders’ Meeting, provided that said resolutions are confirmed in writing and executed by all the shareholders or shareholders’ representatives of the Company.

____________

(1)      Anticipated name of DD3 following the Redomiciliation, pending official approval by the Mexican Ministry of Economy.

You should note that not only will the Interim Charter preserve the existing rights of DD3’s ordinary shares, but also that the existing provisions of the Current Charter (including Regulation 25 of the Current Charter and those other provisions which cannot be amended prior to the Closing or made subject to certain restrictions or amendment) will be replicated or substantively replicated in the Interim Charter.

The Business Combination

The Business Combination Agreement provides for the Business Combination in which DD3 will purchase certain shares from the Sellers, or the Purchased Shares, and thereafter merge with and into Betterware, with Betterware surviving the Merger as the combined company and BLSM becoming a wholly-owned subsidiary of the combined company, pursuant to the Merger Agreement to be executed at the Closing.

Structure of the Business Combination

The following diagram depicts the organizational structure of DD3, Betterware and BLSM immediately prior to the consummation of the Business Combination:

The following diagram depicts the organizational structure of the combined company immediately after the consummation of the Business Combination:

Effective Time and Completion of the Business Combination

The parties will hold the Closing on such date as may be mutually agreed by DD3 and the Sellers. Immediately after the Closing, on the same date of the Closing or the following business day, the Merger Agreement will become effective between DD3 and Betterware and DD3 will merge with and into Betterware. The Merger will be effective between DD3 and Betterware and before any third parties at the Effective Time.

At the Effective Time of the Merger pursuant to the Merger Agreement, all the property, rights, privileges, agreements, assets, immunities, powers, franchises, licenses and authority of DD3 shall be transferred to and vest in the combined company, and all debts, liabilities, obligations, restrictions and duties of DD3 will become the debts, liabilities, obligations, restrictions, disabilities and duties of the combined company.

DD3 and Betterware currently expect to complete the Business Combination shortly following the special meeting. However, any delay in satisfying any conditions to the Business Combination could delay completion of the Business Combination. If the Closing has not occurred on or before January 31, 2020, either DD3 or the Sellers may terminate the Business Combination Agreement.

Consideration to Be Received in the Business Combination

The Business Combination Agreement provides that, at the Effective Time of the Merger pursuant to the Merger Agreement:

(i)     DD3 will pay to the Sellers the amount, if any, by which the amount in the trust account as of the Closing exceeds $25,000,000 up to a maximum of $30,000,000;

(ii)    all of the Betterware Shares issued and outstanding immediately prior to the Effective Time of the Merger will be canceled and to the extent the Sellers receive $30,000,000 in cash consideration from the trust account, the Sellers will be entitled to receive 28,700,000 combined company shares, or if the Sellers receive less than $30,000,000 in cash consideration, the Sellers will be entitled to receive the number of combined company shares equal to the combined valuation of Betterware and BLSM (as calculated pursuant to the Business Combination Agreement) less the cash consideration amount received by the Sellers, divided by $10.00; provided, however, that a portion of such combined company shares will be held in trust to secure debt obligations of the combined company, which will represent all of the combined company shares received by the Sellers; and

(iii)   all of DD3’s ordinary shares issued and outstanding immediately prior to the Effective Time of the Merger will be canceled and exchanged for combined company shares on a one-for-one basis.

Ownership of the Combined Company Upon Completion of the Business Combination

Each of DD3’s outstanding warrants will, as a result of the Business Combination, cease to represent a right to acquire DD3 ordinary shares and will instead represent the right to acquire the same number of combined company shares, at the same exercise price and on the same terms as in effect immediately prior to the Closing. Similarly, the outstanding unit purchase option will cease to represent a right to acquire units of DD3 and will instead represent the right to acquire the same number of combined company shares and warrants underlying such units, at the same exercise price and on the same terms as in effect immediately prior to the Closing.

It is anticipated that, upon completion of the Business Combination, DD3’s existing shareholders will own, directly or indirectly, approximately 20% of the issued and outstanding combined company shares and Betterware’s existing shareholders will own, directly or indirectly, approximately 80% of the issued and outstanding combined company shares. These percentages are calculated based on a number of assumptions and are subject to adjustment in accordance with the terms of the Business Combination Agreement. These relative percentages assume (i) that none of DD3’s existing public shareholders exercise their redemption rights, (ii) DD3 does not issue any additional ordinary shares prior to the closing of the Business Combination and (iii) the Sellers are entitled to receive 28,700,000 combined company shares upon consummation of the Business Combination. These percentages do not include any exercise or conversion of the outstanding warrants and the unit purchase option that will, by their terms, convert automatically upon consummation of the Business Combination to entitle the holders to purchase an aggregate of 6,054,125 combined company shares and warrants to purchase an aggregate of 250,000 combined company shares. If any of DD3’s existing public shareholders exercise redemption rights, or any of the other assumptions are not true, these percentages will be different. You should read “The Business Combination — Unaudited Combined Pro Forma Financial Information” for further information.

The following table illustrates two different redemption scenarios based on the assumptions described above: (1) no redemptions, which assumes that none of the holders of DD3 ordinary shares exercise their redemption rights and the Sellers receive $30 million in cash consideration; and (2) minimum cash, in which DD3 has, in the aggregate, not less than $25 million of cash available for distribution upon the consummation of the Business Combination after redemptions of 3,106,457 ordinary shares, satisfying the condition to closing under the Business Combination Agreement:

	No Redemptions		Minimum Cash
	Number	Percentage	Number	Percentage
DD3’s existing shareholders	7,223,200	20.1%	4,116,743	11.5%
Betterware’s existing shareholders	28,700,000	79.9%	31,700,000	88.5%

Representations and Warranties

The Business Combination Agreement contains customary representations and warranties of DD3, Betterware, BLSM and the Sellers, relating to their respective businesses and, in the case of DD3, its public filings. The accuracy of each party’s representations and warranties, subject to a materiality or a material adverse effect standard, is a condition to completing the Business Combination. See “The Business Combination Agreement — Conditions to Complete the Business Combination.”

DD3, Betterware, BLSM and the Sellers have qualified certain of the representations and warranties by a materiality or a material adverse effect standard. The Business Combination Agreement defines a “material adverse effect” as any change, effect, event or condition, individually or in the aggregate, that has had, or, with the passage of time, could have, a material adverse effect on (a) the business, assets, liabilities, properties, financial condition, operating results or operations of Betterware and BLSM, taken as a whole, or (b) the ability of the Sellers to perform their obligations under the Business Combination Agreement or to consummate timely the transactions contemplated by the Business Combination Agreement; provided that none of the following, either alone or in combination, will constitute, or be considered in determining whether there has been, a material adverse effect: (i) any outbreak or escalation of war or major hostilities, manmade or natural disaster, national or international calamity or crisis or any act of terrorism, in each case, after the date of the Business Combination Agreement, (ii) changes in financial markets, general economic conditions (including prevailing interest rates, exchange rates, commodity prices and fuel costs) or political conditions, (iii) changes in laws or the enforcement or interpretation thereof, in each case, after the date of the Business Combination Agreement, (iv) changes that generally affect the industries and markets in which Betterware and BLSM operate, (v) the expiration or termination of any contract in accordance with its terms (in each case, other than a termination that is the result of a default by Betterware or BLSM as party thereto) and any corresponding lapse of any governmental authorization associated with any contract, (vi) any action taken or failed to be taken pursuant to or in accordance with the express terms of the Business Combination Agreement or at the written request of, or consented to in writing by, DD3, or the failure to take any action expressly prohibited by the Business Combination Agreement, (vii) the execution or delivery of the Business Combination Agreement or the public announcement or other publicity with respect to the execution and delivery of the Business Combination Agreement or the pending consummation of the transactions contemplated by the Business Combination Agreement (including any litigation or reduction in billings or revenue related thereto), (viii) any failure of Betterware or BLSM to meet any published or internally prepared projections, budgets, plans or forecasts of revenues, earnings or other financial performance measures or operating statistics (it being understood that the facts and circumstances underlying any such failure that are not otherwise excluded from the definition of a “material adverse effect” may be considered in determining whether there has been, or would reasonably be expected to be, a material adverse effect), except, in the case of clauses (i) through (iv), to the extent such events changes, circumstances, effects or other matters have a materially disproportionate effect on Betterware and BLSM, taken as a whole, relative to other participants engaged in the industries in which Betterware and BLSM operate.

In addition, the representations and warranties by DD3, Betterware, BLSM and the Sellers:

•        in the case of Betterware, BLSM and the Sellers, have been qualified by information that the Sellers set forth in disclosure schedules that the parties exchanged in connection with signing the Business Combination Agreement — the information contained in these schedules modifies, qualifies and creates exceptions to the representations and warranties in the Business Combination Agreement;

•        in the case of DD3 and the Sellers, will survive consummation of the Business Combination for a period of 24 months from the Closing and, in the case of Betterware and BLSM, will not survive consummation of the Business Combination; and

•        are subject to the materiality and material adverse effect standards described in the Business Combination Agreement, which may differ from what may be viewed as material by you.

Each Seller has made representations and warranties about itself to DD3 regarding the following:

•        Title to Shares

•        Incorporation; Power and Authority

•        Valid and Binding Agreement

•        No Breach; Consents

•        Brokerage

Betterware, BLSM and the Sellers, jointly and severally, have made representations and warranties about Betterware and BLSM to DD3 regarding the following:

•        Incorporation; Power and Authority

•        Valid and Binding Agreement

•        No Breach; Consents

•        Capitalization

•        Subsidiaries

•        Financial Statements

•        Absence of Undisclosed Liabilities

•        Books and Records

•        Absence of Certain Developments

•        Property

•        Accounts Receivable

•        Inventories

•        Tax Matters

•        Intellectual Property Rights

•        Material Contracts

•        Litigation

•        Insurance

•        Compliance with Laws; Government Authorizations

•        Environmental Matters

•        Product Warranty

•        Product Liability

•        Employees

•        Customers

•        Suppliers

•        Affiliate Transactions

•        Brokerage

•        Availability of Documents

•        Disclosure

•        No Other Representations and Warranties

DD3 has made representations and warranties about itself to the Sellers regarding the following:

•        Incorporation; Power and Authority

•        Valid and Binding Agreement

•        No Breach; Consents

•        SEC Filings; Financial Statements

•        Trust Fund

•        Brokerage

•        Investment Intent

Conduct of Business Pending Consummation of the Business Combination and Covenants

Each of DD3, Betterware, BLSM and the Sellers has undertaken customary covenants that place restrictions on it until the earlier of the Closing or the termination of the Business Combination Agreement.

The Business Combination Agreement contains agreements of Betterware, BLSM and the Sellers, including the following:

•        Each of Betterware and BLSM will conduct its business only in, and neither Betterware nor BLSM will take any action except in, the ordinary course of business and in accordance with applicable law;

•        Betterware and BLSM will not amend or modify any material contract or enter into any contract that would have been a material contract if such contract had been in effect on the date of the Business Combination Agreement, except that Betterware and BLSM may enter into contracts with vendors or customers in the ordinary course of business;

•        Each of Betterware and BLSM will (i) use its reasonable best efforts to preserve its business organization and goodwill, keep available the services of its officers, employees and consultants and maintain satisfactory relationships with vendors, customers and others having business relationships with it, (ii) confer on a regular with representatives of DD3 to report operational matters and the general status of ongoing operations as be reasonably requested by DD3 and (iii) not take any action that would render any representation or warranty made by the Sellers in the Business Combination Agreement untrue at the Closing;

•        Betterware and BLSM will not change any methods of accounting in effect on the date of the latest balance sheet, other than changes required by the IFRS;

•        Except in the ordinary course of business, Betterware and BLSM will not cancel or terminate current insurance policies or allow any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse replacement policies are in full force and effect;

•        Betterware and BLSM will file at their own expense, on or prior to the due date, all tax returns where the due date falls on or before the date of the Closing, prepared on a basis consistent with the returns prepared for prior tax periods;

•        Betterware and BLSM will not amend any tax return, or settle or compromise any litigation relating to taxes;

•        No later than 10 business days following the execution of the Business Combination Agreement, Betterware, BLSM and the Sellers shall (i) carry out all necessary actions and obtain any required approval or consent necessary from each of the existing Betterware and BLSM shareholders and (ii) adopt any corporate resolutions necessary or convenient to ratify the execution of the Business Combination Agreement and approval to complete all the transactions contemplated thereunder, and provide DD3 with a copy of any such executed resolutions.

•        The Sellers will cause Betterware to carry out all necessary actions and obtain any required approval or consent necessary to (i) complete a corporate reorganization, which shall become effective on or immediately prior to the date of the Closing, pursuant to which all Betterware Shares then issued and outstanding will be reclassified to create and issue, among others, new Series B shares, or the Pre-Closing Betterware Corporate Reorganization, (ii) release the Purchased Shares and the combined company shares to be issued to holders of DD3 ordinary shares upon consummation of the Business Combination from any existing encumbrances set forth in the Business Combination Agreement, or the Existing Encumbrances and (iii) to carry out the Merger as contemplated by the Merger Agreement, subject to the conditions established in the Business Combination Agreement;

•        Betterware, BLSM and the Sellers will notify DD3 of (i) any emergency or other change in the ordinary course of business of any Betterware of BLSM or the commencement or threat of litigation or (ii) if any Seller should discover that any representation or warranty made by Betterware, BLSM or such Seller in the Business Combination Agreement was, when made, or has subsequently become, untrue in any respect;

•        Each of Betterware and BLSM will afford DD3 reasonable access to its books and records;

•        In connection with the Closing, each Seller: (i) waives any claim it might have against Betterware and BLSM and irrevocably offers to terminate any contract between such Seller and any of Betterware or BLSM at no cost to such company, (ii) will repay, in full, prior to the Closing, all indebtedness owed to Betterware and BLSM and (iii) will not make certain claims for indemnification against Betterware and BLSM;

•        Betterware, BLSM and the Sellers will use their best efforts to cause the conditions to DD3’s obligations under the Business Combination Agreement to be satisfied and to consummate the transactions contemplated by the Business Combination Agreement prior to the Closing;

•        Betterware, BLSM and the Sellers will use their reasonable best efforts to obtain all consents and governmental authorizations required for the consummation of the transactions contemplated by the Business Combination Agreement, including the requisite antitrust approval, and timely make all required regulatory filings and submissions;

•        The Sellers will not take any action that would reasonably be likely to materially delay the transactions under the Business Combination Agreement, including the Merger;

•        Betterware and BLSM will not sell, pledge, transfer or otherwise place any encumbrance on any asset of such company outside the ordinary course of business, and no Seller will sell, pledge, transfer or otherwise place any encumbrance on any shares of Betterware or BLSM owned by such Seller;

•        For a period of one year from the date of the Closing, no Seller will employ (or attempt to employ or interfere with any employment relationship with) any key employee of Betterware or BLSM;

•        The Sellers will keep confidential and protect, and will not divulge, allow access to or use in any way the confidential information of Betterware or BLSM pursuant to the limitations described in the Business Combination Agreement;

•        For a period of three years from the date of the Closing, no Seller will, directly or indirectly, engage in, acquire, own or hold a business in Mexico that competes with the business of the Betterware and BLSM as conducted prior to the date of the Closing;

•        Betterware, BLSM and the Sellers will not initiate, solicit, facilitate or encourage any inquiries with respect to, or the making of any proposal for, a competing transaction;

•        Each of the Sellers will pay all taxes resulting from the purchase price described in the Business Combination Agreement; and

•        Betterware, BLSM and the Sellers will (i) deliver to DD3 a list of names and addresses of those persons who are, as of the date of the Business Combination Agreement, affiliates (within the meaning of Rule 145 of the Securities Act) of Betterware or BLSM and (ii) use their reasonable best efforts to deliver to DD3 an affiliate letter executed by each such affiliate.

Betterware, BLSM and the Sellers have further agreed that, with certain exceptions, each of Betterware and BLSM will not undertake the following actions without the prior written consent of DD3:

•        amend or otherwise change its organizational documents;

•        issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of any of Betterware or BLSM, or any options, warrants, convertible securities or other rights of any kind to acquire any shares, or any other ownership interest (including, without limitation, any phantom interest), of any of Betterware or BLSM or (ii) any assets of any of Betterware or BLSM, except in the ordinary course of business and in a manner consistent with past practice;

•        declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its shares or capital stock, except for the dividends payment to be paid quarterly in accordance with current Betterware and BLSM policy in the ordinary course of business;

•        reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its shares, stocks or equity interests, except for the Pre-Closing Betterware Corporate Reorganization;

•        acquire (including, without limitation, by merger, consolidation, or acquisition of equity or assets or any other business combination) any corporation, limited liability company, partnership, other business organization or any division thereof or any material amount of assets;

•        except in the ordinary course of business, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances; or enter into or amend any contract, agreement, commitment or arrangement with respect to any such matter;

•        hire any additional employees or consultants except in the ordinary course of business or to fill vacancies, or increase the salary or the benefits provided to its managers, directors or officers, except for increases in the ordinary course of business or grant any severance or termination pay to, or enter into any employment, consulting, severance, change in control or golden parachute agreement with, any key employee of Betterware or BLSM;

•        permit any material item of the intellectual property rights of Betterware or BLSM to lapse or to be abandoned, invalidated, dedicated, or disclaimed, or otherwise become unenforceable or fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every material item of such intellectual property rights; or

•        announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

The Business Combination Agreement contains agreements of DD3, including to:

•        use its reasonable best efforts to cause the conditions to the Sellers’ obligations under the Business Combination Agreement to be satisfied and to consummate the transactions contemplated by the Business Combination prior to the Closing.

•        timely make all regulatory filings and submissions required for the consummation of the transactions contemplated by the Business Combination Agreement;

•        not take any action that would reasonably be likely to materially delay the transactions under the Business Combination Agreement, including the Merger;

•        carry out all necessary actions and obtain any required approval or consent necessary from its shareholders to (i) adopt the Business Combination Agreement and complete the transactions contemplated by the Business Combination Agreement, (ii) complete the Redomiciliation, which shall become effective on or before the Closing, (iii) confirm the appointment of DD3 Mexico as Shareholders’ Representative to execute on behalf of DD3’s shareholders any required corporate resolutions for the Merger; and (iv) to carry out the Merger as contemplated by the Merger Agreement;

•        for a period of one year from the date of the Closing, not employ (or attempt to employ or interfere with any employment relationship with) any key employee of Betterware or BLSM;

•        keep confidential and protect, and not divulge, allow access to or use in any way the confidential information of Betterware or BLSM pursuant to the limitations described in the Business Combination Agreement; and

•        for a period of three years from the date of the Closing, not directly or indirectly engage in, acquire, own or hold a business in Mexico that competes with the business of the Betterware and BLSM as conducted prior to the date of the Closing.

The Business Combination Agreement also contains additional agreements of the parties relating to, among other things, the preparation of the Proxy Statement/Prospectus and the registration statement of which the Proxy Statement/Prospectus forms a part, and the following:

•        Betterware, BLSM and the Sellers agreed to waive any right to any amount held in the trust account, and not to make any claim against any funds in the trust account; and

•        Betterware, BLSM, the Sellers and DD3 will (and, to the extent required, will cause their affiliates to) jointly submit the antitrust notice (notificacion de concentracion) with the Federal Economic Competition Commission of Mexico (Comisión Federal de Competencia Económica) in compliance with the Federal Competition Law of Mexico (Ley Federal de Competencia Económica), or the LFCE, provided that the responsibility for the payment of all filing fees or other disbursements that are imposed by the LFCE and other applicable Mexican Laws (excluding document translation fees, third-party expert fees, legal fees, and expenses which shall be paid solely by the party incurring them) shall be paid 50% by DD3 and 50% by the Sellers.

Board of Directors

Upon the Effective Time of the Merger, pursuant to the Merger Agreement, the combined company’s board of directors is expected to be comprised of:

Name	Age	Position
Luis Campos	66	Chairman of the Board
Andres Campos	36	Board Member
Santiago Campos	27	Board Member
Jose de Jesus Valdez	66	Independent Board Member
Federico Clariond	45	Independent Board Member
Mauricio Morales	58	Independent Board Member
Joaquin Gandara	48	Independent Board Member
Dr. Martín M. Werner	56	Independent Board Member
Dr. Guillermo Ortiz	71	Independent Board Member
Reynaldo Vizcarra	53	Secretary

Conditions to Complete the Business Combination

Conditions to the Obligations of DD3 to Complete the Business Combination

•        The representations and warranties of Betterware, BLSM and the Sellers set forth in the Business Combination Agreement are true and correct (without taking into account any supplemental disclosures after the date of the Business Combination Agreement by Betterware, BLSM or the Sellers or the discovery of information by DD3);

•        The Sellers have performed and complied with each of their agreements contained in the Business Combination Agreement, including without limitation those related to the Pre-Closing Betterware Corporate Reorganization and release of the Purchased Shares and the combined company shares to be issued to holders of DD3 ordinary shares upon consummation of the Business Combination from any Existing Encumbrances;

•        The registration statement of which the Proxy Statement/Prospectus forms a part has been declared effective by the SEC, and no stop order or proceedings seeking a stop order have been threatened by the SEC or initiated by the SEC and not withdrawn;

•        Each required consent for the execution and performance of the Business Combination Agreement, the Merger and the ancillary agreements was obtained and is in full force and effect;

•        No litigation is pending or threatened (i) challenging or seeking to prevent or delay consummation of the transactions contemplated by the Business Combination Agreement, (ii) asserting the illegality of or seeking to render unenforceable any material provision of the Business Combination Agreement or any of the ancillary agreements, (iii) seeking to prohibit direct or indirect ownership, combination or operation by DD3 of any portion of the business or assets of any of Betterware or BLSM, or to compel DD3 or any of Betterware or BLSM to dispose of, or to hold separately, or to make any change in any portion of the business or assets of DD3 or any of Betterware or BLSM, as a result of the transactions contemplated by the Business Combination Agreement, or incur any burden, (iv) seeking to require direct or indirect transfer or sale by DD3 of, or to impose material limitations on the ability of DD3 to exercise full rights of ownership of, any of the outstanding capital stock of Betterware or BLSM or (v) imposing or seeking to impose material damages or sanctions directly arising out of the transactions contemplated by the Business Combination Agreement on DD3 or any of Betterware or BLSM or any of their respective officers or directors;

•        No law or governmental order has been enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by the Business Combination Agreement by any governmental entity that would reasonably be expected to result, directly or indirectly, in any of the consequences of pending or threatened litigation described above or that prohibits the Closing;

•        DD3, Betterware, BLSM and the Sellers have obtained the requisite antitrust approval;

•        The Sellers shall have terminated their existing Shareholders Agreement dated as of December 5, 2018;

•        Betterware, BLSM and the Sellers have provided to DD3 a report with respect to the determination of the net debt and working capital of Betterware and BLSM;

•        After the date of the Business Combination Agreement, no material adverse effect has occurred or circumstance that may result in or cause any material adverse effect to any of Betterware or BLSM has occurred;

•        No person has asserted or threatened that, other than as set forth in the disclosure schedule, such person (i) is the owner of, or has the right to acquire or to obtain ownership of, any capital stock of, or any other voting, equity or ownership interest in, any of Betterware or BLSM or (ii) is entitled to all or any portion of the purchase price pursuant to the Business Combination Agreement.

•        DD3 has received a certificate, dated the date of the Closing, signed by a duly authorized officer of each of Betterware and BLSM, certifying as to the satisfaction of certain of the aforementioned conditions;

•        Betterware and BLSM have delivered to DD3 a certificate, dated the date of the Closing, signed by the secretary of each of Betterware and BLSM certifying that attached thereto are true and complete copies of all resolutions of Betterware’s and BLSM’s board of directors and the stockholders of Betterware and BLSM holding all the outstanding shares entitled to vote unanimously authorizing and approving the execution and performance of the Business Combination Agreement, the Merger and the other transactions contemplated by the Business Combination Agreement and that all such resolutions are in full force and effect;

•        Certain Betterware stockholders and key management individuals have executed and delivered the Lock-Up Agreements; and

•        Betterware has approved the Incentive Plan.

Conditions to the Obligations of the Sellers to Complete the Business Combination

•        The representations and warranties of DD3 set forth in the Business Combination Agreement are true and correct in all material respects;

•        DD3 has performed and complied with each of its agreements contained in the Business Combination Agreement, including without limitation those related to the Redomiciliation;

•        This Business Combination Agreement, the Business Combination and the Redomiciliation have been approved and adopted by the requisite affirmative vote of DD3’s shareholders in accordance with the Proxy Statement/Prospectus;

•        The registration statement of which the Proxy Statement/Prospectus forms a part has been declared effective by the SEC, and no stop order or proceedings seeking a stop order have been threatened by the SEC or initiated by the SEC and not withdrawn;

•        No law or governmental order has been enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by the Business Combination Agreement by any governmental entity that prohibits the Closing;

•        DD3, Betterware, BLSM and the Sellers have obtained the requisite antitrust approval;

•        After the date of the Business Combination Agreement, no material adverse effect applicable to DD3 has occurred and no event or circumstance that may result in or cause a material adverse effect to DD3 has occurred;

•        After giving effect to the exercise of redemption rights by DD3’s public shareholders, DD3 has at least an aggregate of $25,000,000 of cash held either in or outside the trust account gross of fees and expenses payable in connection with the consummation of the transactions contemplated under the Business Combination Agreement; and

•        DD3 has delivered to the Sellers a certificate, dated as of the date of the Closing, signed by a duly authorized officer of DD3, certifying as to the satisfaction of certain of the aforementioned conditions.

Termination of the Business Combination Agreement

The Business Combination Agreement may be terminated at any time prior to the Closing by mutual written consent of DD3 and the Sellers. In addition, the Business Combination Agreement may be terminated:

•        by either DD3 or the Sellers if the Closing has not occurred on or before January 31, 2020;

•        by the Sellers if: (i) DD3 is in breach of the Business Combination Agreement in any material respect and such breach is not cured within 10 business days following the receipt by DD3 of written notice of such breach; (ii) the transactions contemplated by the Business Combination Agreement have not been consummated on or before the Closing (unless the Sellers’ failure to comply fully with their obligations under the Business Combination Agreement has prevented such consummation) or (iii) any of the conditions to the Sellers’ obligations under the Business Combination Agreement have become impossible to satisfy; or

•        by DD3 if: (i) any Seller is in breach of the Business Combination Agreement in any material respect and such breach is not cured within 10 business days following the receipt by the breaching party of written notice of such breach; (ii) the transactions contemplated by the Business Combination Agreement have not been consummated on or before the Closing (unless DD3’s failure to comply fully with its obligations under the Business Combination Agreement has prevented such consummation); (iii) any of the conditions to DD3’s obligations under the Business Combination Agreement have become impossible to satisfy; (iv) after the date of the Business Combination Agreement, there has occurred any material adverse effect with respect to Betterware or BLSM or (v) DD3 has discovered any fact or circumstance existing as of the date of the Business Combination Agreement that has not been previously disclosed to DD3 that is a material adverse effect.

Upon termination of the Business Combination Agreement, all continuing obligations of the parties under the Business Combination Agreement will terminate except for certain provisions that will survive indefinitely unless sooner terminated or modified by the parties in writing. The exercise of a right of termination under the Business Combination Agreement will not preclude an action for breach of the Business Combination Agreement.

Amendment of the Business Combination Agreement

The Business Combination Agreement may not be amended, nor may any provision or breach of the Business Combination Agreement be waived, except in a writing executed by the party against which such amendment or waiver is sought to be enforced.

Governing Law; Consent to Jurisdiction

The Business Combination Agreement is governed by and interpreted in accordance with the Federal Laws of Mexico. With respect to the interpretation of and compliance with the Business Combination Agreement, the parties expressly submitted to the jurisdiction and competence of the courts located in Mexico City, México, and waived as to any other jurisdiction that may correspond by reason of their current or future domicile.

Expenses

In general, all expenses incurred in connection with the transactions contemplated by the Business Combination Agreement will be paid by the party incurring such expenses, except that any such expenses incurred by any of Betterware, BLSM and the Sellers will be paid by the Sellers.

CERTAIN AGREEMENTS RELATED TO THE BUSINESS COMBINATION

Registration Rights Agreement

In connection with, and as a condition to the consummation of, the Business Combination, DD3, Betterware and certain persons and entities that will receive combined company securities in exchange for certain existing securities of DD3 and Betterware upon consummation of the Merger, or the Holders, will enter into the Registration Rights Agreement on the date of the Closing. Pursuant to the terms of the Registration Rights Agreement, the combined company will be obligated to file a shelf registration statement to register the resale of certain combined company securities held by the Holders. The Registration Rights Agreement will also provide the Holders with demand, “piggy-back” and Form F-3 registration rights, subject to certain minimum requirements and customary conditions.

Lock-Up Agreements

In connection with, and as a condition to the consummation of, the Business Combination, (i) certain persons and entities who will hold combined company shares upon consummation of the Merger, or the Members, will enter into the Member Lock-Up Agreement, and (ii) certain members of the combined company’s management team, or the Management, will enter into the Management Lock-Up Agreement, in each case, on the date of the Closing, pursuant to which the Members and Management will agree not to transfer any combined company shares held by them for a period of six or twelve months, as applicable, after the Closing, subject to certain limited exceptions.

Merger Agreement

In connection with, and as a condition to the consummation of, the Business Combination, Betterware and DD3 will enter into the Merger Agreement on the date of the Closing. Pursuant to the terms of the Merger Agreement, DD3 will merge with and into Betterware, Betterware will continue as the combined company, the separate corporate existence of DD3 will cease and BLSM will become a wholly-owned subsidiary of the combined company. At the Effective Time of the Merger, (i) all of DD3’s ordinary shares issued and outstanding immediately prior to the Effective Time will be canceled and exchanged for combined company shares on a one-for-one basis and (ii) all of the Betterware Shares issued and outstanding immediately prior to the Effective Time will be canceled and to the extent the Sellers receive $30,000,000 in cash consideration from the trust account, the Sellers will be entitled to receive 28,700,000 combined company shares or if the Sellers receive less than $30,000,000 in cash consideration, the Sellers will be entitled to receive the number of combined company shares equal to the combined valuation of Betterware and BLSM (as calculated pursuant to the Business Combination Agreement) less the cash consideration amount received by the Sellers, divided by $10.00.

INFORMATION ABOUT BETTERWARE

Mission

Betterware de Mexico’s (“Betterware” or “BWM”) mission is to be the go-to company for the home solutions and organization segment in Mexico driven by its unique business model, cutting-edge logistics, business intelligence and data analytics unit and top-quality innovative product line.

Company Overview

Founded in 1995, Betterware is a direct-to-consumer company in Mexico. BWM is focused on the home organization segment, with a wide product portfolio including home organization, kitchen preparation, food containers, smart furniture, technology and mobility, among other categories.

BWM sells its products through nine catalogues published throughout the year (approximately 6 weeks outstanding each) with an offer of approximately 400 products per catalogue at approximately MX$110 average price. BWM constantly innovates introducing approximately 300 products every year, representing 10% – 15% of the products in a catalogue. All of the products are Betterware branded with unique characteristics and manufactured by +200 certified producers in Mexico and China, and then delivered to BWM’s warehouses in Guadalajara, Jalisco where they process and pack the products.

Betterware sells its products through a unique two-tier sales model that is comprised of more than 400,000 Distributors and Associates across Mexico, that serve +3 million households every six weeks in +800 communities. The Distributors and Associates are monitored tightly through an in-house developed business intelligence platform that tracks weekly performance and has a detailed mapping system of the country to identify potential areas to penetrate and increase the network.

BWM’s business model is tailored to Mexico’s unique geographic, demographic and economic dynamics, where communities are small and scattered across the country, with very low retail penetration and difficult to fulfill last mile logistics, middle-income consumers are emerging, and historic high consumer confidence was present during 20181. Additionally, the business model is resilient to economic downturns given low average sales price to consumers and due to the fact that being a Distributor or Associate represents an additional source of income for households.

Due to its meticulous logistics planning through the supply chain, Betterware has achieved a 99.9% service level, a 98.5% rate of deliveries on time anywhere in the country within 24 to 48 hours at a zero last mile cost, with its Distributors and Associates delivering the products to the final consumers.

Supported by its unique business intelligence and data analytics unit, BWM has shown long term sustainable double-digit growth rates in revenue and EBITDA and has successfully built a platform that can grow locally and in other regions.

BWM is majority owned by the President and CEO2 and has had a focus on maintaining operational efficiency and stable cash flow since its inception.

Industry Overview

Description

Direct selling is a retail channel used by top global brands, the market serves all types of goods and services, including healthcare, jewelry, cookware, nutritionals, cosmetics, housewares, energy and insurance, among others.

The direct selling channel differs from broader retail in an important way mainly due to the avenue where entrepreneurial-minded individuals can work independently to build a business with low start-up and overhead costs.

____________

1          According to Mexico’s National Institute of Statistics and Geography, as of December 31, 2018, Mexican consumer confidence index stood at 108.6, its highest point since 2013.

2          Campalier S.A. de C.V. currently owns 61% of Betterware, which in turn is owned by the President and CEO.

Direct selling representatives work on their own but are affiliated with a company that uses the channel, retaining the freedom to run a business and have other sources of income.

An important number of representatives join direct selling companies because they enjoy their products or services and want to purchase them at a discount. Some others decide to market these offerings to friends, family and others and earn discounts from their sales.

Global

The global direct selling industry had estimated revenue of approximately US$193bn in 2018, representing approximately 1.7% CAGR since 2015.3

Global distribution network grew at a 4.2% CAGR during the past 3 years reaching 118 million in 2018. In 2018, approximately 74% of the distribution network of direct selling companies globally were women and around 90% of them had other sources of income.4

Global top players include:

____________

3          Source: WFDSA Statistical Database (2015 – 2018)

4          Source: WFDSA Statistical Database (2015 – 2018)

Mexico

Mexico is the 7th largest direct-to-consumer market in the world and 2nd in Latin America with US$6bn of annual revenue in 2018. Annual revenues grew at a 2.3% CAGR from 2015 – 2018.

According to Euromonitor International5, direct selling recorded a positive performance in recent years, but at current value rates that were lower than those recorded at the beginning of the decade. This trend was in line with the trend of the unemployment rate reported by the government, which showed a decline since the beginning of the decade. Therefore, the number of people who used direct selling for income in times of unemployment reduced.

Many positive factors remain however, several factors maintained growth in the channel in 2018; despite the economic slowdown, growth remained healthy in the industry.6 Amongst these factors was impulse buying:

1.      Catalogues are attractive, offering products which appeal to Mexican consumers at affordable prices.

2.      Sellers know how and where to show catalogues to family, neighbors and work colleagues, so they cannot resist purchasing at least one item.

3.      Self-consumption is also a driver, since through this channel people can get products at competitive prices, for both themselves and their close relatives.

4.      Catalogues are aligned to the current lifestyles of Mexicans, including household goods, health and wellness products that are in demand amongst a growing number of consumers.

5.      An additional driver is the desire to help: as some people enroll in direct selling due to the urgent need to earn an income, relatives, friends and colleagues who are aware of this may buy from them partly because they like the products, but also because they are helping them.

____________

5          Retailing in Mexico, Euromonitor International

6          According to Euromonitor International’s report “Retailing in Mexico”, the direct selling industry in Mexico increased approximately 6% in Mexico and 1.2% globally according to the World Federation of Direct Selling Associations.

Mexicans are intensive users of social media networks. Along with the appeal of being in constant communication through new media, the decline in the prices of smartphones and internet services has rapidly increased the penetration of smartphones amongst the population, and agents have been finding ways to use social media for their sales efforts. In particular, agents are using WhatsApp. It is easy to send a digital catalogue, which some recipients find an entertaining read, and some of them choose to make an order through the same channel. Although agents are using social media, the results they are seeing are so far only moderate, according to Euromonitor.

According to Euromonitor, many competitors have recently launched internet retailing stores addressed to final consumers; not only to their distribution network. In most cases, the registration process asks the consumer to select its distributor from the distribution network. If they do not have a defined distributor, the system automatically assigns him/her one. With this system, direct sellers avoid internet retailing cannibalizing the sales of the distribution network and their commission. Although companies recognize the need to be relevant on the internet, sales through this channel are still moderate, and another strategy the industry competitors have developed is opening physical stores. Examples include Yves Rocher, which has 10 physical outlets, with the latest established in the state of Puebla. Amway has reached 18 outlets in different cities in the country; its main line of products in Mexico is the nutritional supplements brand Nutrilite, followed by skin care. Stanhome which focuses on home care products, decided to combine direct selling with physical stores by opening StanCasa outlets.

In Mexico approximately 80% of the direct selling distribution network are women and approximately 90% have other sources of income. These individuals work part-time and consider this activity a second source of income and value its flexibility of work-life balance.7

During 2018 the Mexican industry had an approximately 2.7mm distribution network, representing approximately 4% growth vs 20178, and the average ticket price in Mexico was approximately $5.0 during 2018. The Mexican direct to consumer value in 2018 increased by approximately 6%, to reach approximately US$7bn9. The industry remains highly fragmented, with the leading company accounting for approximately 14% value share in 2018.10

Top players in the Mexican direct to consumer sector include:

## Wellness

- Healthy People — ¡mi camino al éxito!
- 4Life — TOGETHER, BUILDING PEOPLE™
- OMNILIFE — GENTE QUE CUIDA A LA GENTE
- HERBALIFE.
- Shaklee® — Creating Healthier Lives®
- Amway™
- NATURE'S SUNSHINE®
- USANA — HEALTH SCIENCES

## Cosmetics & Personal Care

- BELCORP
- MARY KAY®
- NU SKIN
- FULLER
- JAFRA — La libertad de ser tú
- natura
- ORIFLAME SWEDEN
- arabela
- AVON

## Household Goods

- Betterware®
- JADE — Un mundo nuevo
- KITCHEN FAIR™ — Cocina. Comparte. Vive.
- Tupperware

## Clothing & Accesories

- Ilusión — Donde hay una mujer hay
- MODACLUB®
- NICE
- CASTALIA
- trevo — MÁS QUE SÓLO MODA
- Leonisa®

The companies included in the graphic above were determined as top players in the Mexican direct to consumer sector based on (i) the report “Retailing in Mexico” by Euromonitor International, (ii) information provided by the Mexican Direct Selling Association, and (iii) Betterware management’s industry experience.

____________

7          According to Euromonitor International’s report “Retailing in Mexico”, the Mexican Direct Selling Association and Betterware management’s opinions and beliefs.

8          According to the World Federation of Direct Selling Associations.

9          According to Euromonitor International’s report “Retailing in Mexico.”

10         According to Euromonitor International’s report “Retailing in Mexico.”

Business Strategy

Betterware’s business strategy is based on the 4 pillars described below:

1.      Product Portfolio

a.      The Company aims to be the go-to company for the home solutions and organization segment and provide everyday solutions for modern spaces. In order to achieve this, the Company:

i.       Performs constant product innovation including adding to its portfolio 300 new products a year and development focused on deepening product offerings and attracting repeated purchases

ii.      Conducts precise and rigorous industry analysis with the objective of gaining strong market knowledge and understanding how to satisfy customers’ needs in the most efficient manner

iii.     Carries out efficient pricing strategies that maximize revenue and limit inventory losses

2.      Network of Distributors and Associates

a.      Focused on efficiently penetrating more households in Mexico, expanding the network, and retaining the activity and productivity. The Company has a well mapped execution plan to achieve this goal consisting of:

i.       Accuracy on the Distributors management, in order to cover non penetrated neighborhoods and trigger Associates recruitment

ii.      Disruptive technological platform that tracks Distributors and Associates weekly performance, geographic mapping of counties to identify potential new clients and avoid cannibalization

iii.     Encourage our Distributors and Associates by the reward program consisting of Betterware points

3.      Efficient Operations

a.      Betterware tightly monitored operations which are fully committed to provide the best service to its customers and works every day to perfectionate all levels of the supply chain in order to deliver the best customer experience:

i.       Betterware third party logistics companies have a proven track record accomplishing 98.5% of deliveries on a 24 to 48-hour time frame anywhere in Mexico.

ii.      Betterware’s quality assurance department has achieved a 0.58% defective product claims by customers

iii.     The Company’s meticulous inventory planning has achieved a 99.97% service level and only 1.4% excess inventory

4.      Constant Growth

a.      The company has always focused on growth and is always on the search for new organic and inorganic opportunities for expansion:

i.       The company has a clear growth roadmap to increase its penetration in Mexico

ii.      Expansion to other Central America, Peru and Colombia regions, potential acquisition of sector companies and incorporation of new product lines

iii.     Launching the e-commerce platform which will represent a new sales channel and is structured to avoid cannibalization of distributors’ clients and will not compete with the current distributors and associates network

Competitive Strengths

Unique Business Intelligence and Data Analytics Unit

Betterware’s in-house business intelligence unit has the best-in-class technology tools which plays a crucial role within the operations and strategy of the company. The unit’s team is comprised of geographers, anthropologists, actuaries, and more, in order to diversify the way of thinking and create the best analyses and business strategies. The business intelligence unit has developed software programs hand in hand with Google Maps and with the National Institute of Statistics and Geography (INEGI).

The main functions of the business intelligence unit are:

1.      Clear strategy development

a.      Well-mapped Distributors and Associates location and potential penetration by socio-economic region

b.      Meticulously designed plan for each Distributor to increase penetration and weekly sales

i.       Locate areas within acquisition power that fit Betterware’s business model

ii.      Identify nearby Distributors to avoid cannibalization

iii.     Contact and incentive Distributors to trigger the recruitment of Associates or cover the identified zone

2.      Tight Monitoring

a.      Proprietary live performance tracking platform

i.       Weekly tracking against sales objectives

ii.      Detailed information of each Distributor; number of orders, average ticket, type of items, preferences, among others

iii.     Adjusting objectives based on live performance

3.      Product Intelligence

a.      Extensive product analysis to track performance and instant market reactions

i.       Provide Distributors and Associates with top-of-the-line products that attract customers and live tracking to estimate each product’s demand

ii.      Strategy to create aspirational and innovative products

iii.     Big data analysis of client behaviour and patterns of consumption

Product Development and Innovation Program

•        The Company offers a product portfolio with great depth in the home organization segment through 8 different categories; kitchen, promotionals, home solutions, bathroom, laundry & cleaning, smart furniture, tech and mobility and bedroom

•        Constant product innovation is engaged by Betterware through refreshing its catalogue content and attracting clients’ repeated purchases

•        The Company has a team focused solely in performing industry analyses and product development and monitoring backed by the data analytics unit’s commercial strategy

•        The Company employs an efficient pricing strategy focused in maximizing revenue and margins and minimizing inventory losses

# Price Type per Catalogue

| | Catalogue Sales | Avg. Discount | Gross Margin |
|---|---|---|---|
| Regular Price | 75% | None | 60-80% |
| Category Boosters | 19% | 25-35% | 40-50% |
| New Product Hooks | 2% | 40-50% | 30-40% |
| Hyper offers | 4% | 50-60% | 20-30% |

*Promotionals*

Distributors and Associates Network & Rewards Program

•        Betterware has a unique two-tier sales model and one of the most robust networks with more than 20,000 Distributors and 380,000 Associates as of June 2019

•        The Company’s Distributors and Associates serve around 3 million households every six weeks in 800 communities across Mexico

•        The Company has a remarkable rewards program that attracts, retains, and motivates Distributors and Associates through product discounts, Betterware Points, trips, gifts and more

Unparalleled Logistics and Supply Chain Platform

•        All of Betterware’s products are manufactured by more than 200 third party factories certified under the Company’s quality standards. Currently, the Company has a 0.58% defective claims rate

•        The Company’s warehousing practices have achieved a 99.97% service level, an 80-day service level inventory, and a minimum rate of 1.4% excess inventory

•        Betterware distributes all products from its distribution center in Guadalajara, Mexico, through 12 third party companies and reaches any location under a 48-hour timeframe. Long-haul distribution costs account for only 4% of net sales. At present, the company has a 98.5% on-time delivery rate

•        Distributors personally deliver orders to each of its associates, thus eliminating last mile costs for the Company

Experienced Management & Meritocratic Culture

•        Betterware’s president has more than 25 years of experience in the direct-to-consumer selling sector across the Americas and a strong track record of delivering value to its shareholders with commitment to excellence

•        Top management has been with the Company 6 years on average

•        The company’s culture is based on the following principles

1.      Result driven management:

•        Incentives based on results

•        Highly professional operation and no bureaucracy

2.      Meritocratic culture:

•        Culture focused on solutions, delivery, discipline and commitment

3.      Closeness to salesforce:

•        Management are close and visible to Distributors and Associates

•        Open office spaces for efficient flow of information and data allows fast decision making

•        As of December 2018, the operating team had a 680-headcount comprised of:

1.      68% Operating Staff and 32% Sales Staff

2.      59% women and 41% men

3.      59% Gen Y, 36% Gen X, 5% Gen Z and 1% Baby Boomers

Growth Strategies

The company has a clear and executable plan for growth, which includes organic and inorganic initiatives. The main strategies divided by timeline are the following:

•        Near Term

1.      Digital Platform/E-commerce

•        The Company expects to launch its app in 4Q2019

•        App will drive sales growth and automate the order process

•        Clients purchasing through the app will be directed to the nearest Distributor, thus will not cannibalize Distributors and Associates clientele

•        More forms of payment will be accepted (cash or credit)

2.      Increase Service Capacity

•        A new headquarters campus is under construction, which will increase the Company’s storage and distribution capacity by 3.0x

•        The Company will invest in a Six Sigma certification and new technologies will be implemented throughout the distribution process in order to ensure top quality service

3.      Strengthen Productivity

•        Increase repeated purchases by improving innovation process

•        The company will continue to invest heavily in market research and in Data Analytics Unit technology in order to improve product development processes

•        Medium Term

1.      New Product Line

•        Betterware will expand its product line within the home solutions segment at accessible prices and complementing existing products

2.      International Expansion

•        Betterware will target markets similar to Mexico in Central America, Colombia, Peru, and other Hispanic markets for its international expansion plans

•        Some of the key points that will be considered in potential markets for expansion are disposable income, consumer needs, mindset for other income sources and demographics

3.      Strategic Acquisitions

•        Betterware considers as potential targets those companies that can efficiently be plugged in its business model and that can leverage on its current platform and distribution network

Offerings

The living spaces in our target communities are on a decreasing size trend. Hence it is becoming more and more important to optimize the organization within our living spaces and hectic lifestyles. The Company offers a unique and innovative product portfolio with great depth in the home organization segment focused on providing everyday solutions for modern spaces.

•        The company offers its products through 8 different categories; including kitchen, promotionals, home solutions, bathroom, laundry and cleaning, smart furniture, tech and mobility and bedroom

•        Products are sold through catalogues that offer approximately 400 products at an approximately MX$110 average price. Each catalogue has extensive consumer reading behavior analysis to ensure that the content is distributed in the most efficient way and purchase potential is maximized11

•        Catalogues are normally comprised 75% of regular priced products, 19% of category boosters, 2% new product hooks, and 4% hyper offers12

•        Constant product innovation introducing 300 new products every year and development is conducted where the focus is on refreshing catalogue content and attracting repeated purchases from clients

•        The Company employs an efficient pricing strategy focused in maximizing revenue and margins and minimizing inventory losses

____________

11        The Company, with the support of its third-party catalogue design providers, conducts frequent focus group research where it asks participants to read the catalogue as if they were looking for products to purchase. While the participants read the catalogue, the Company utilizes infrared sensors that follow the reader’s sight and quantifies the time spent in each section and details of the catalogue. Additionally, the participants provide their opinions on what it is that they liked more about the design and if they identified any areas of opportunities. With all of the data gathered from this research, the Company and its catalogue design providers modify the catalogue design and structure to maximize customers’ attention while reading the catalogue.

12        “Regular priced products” are those products in the catalogue that are not part of a promotion or discount strategy to increase sales; “category boosters” are a group of products within a category that are part of a promotion or discount strategy to increase sales. For example, if three or more products of the same category are purchased, a discount on the purchase price is provided; “new product hooks” are strategies that the Company employs to promote new products introduced in a catalogue. For example, placing them in the cover of the catalogue, placing them in a special section of new products in order to attract customer attention or providing a discount on the purchase of three or more newly introduced products; “hyper offers” are strategies employed by Betterware that focus on products that are over stocked close to the expiration date of a catalogue. These products normally have higher discounts in order to increase sales and reduce stock before the release of the newer catalogue.

•        The Company has a team focused solely on performing industry analyses and monitoring backed by the data analytics unit commercial market strategy

# Net Company Sales by Category

## Kitchen

29%

## Promotionals

20%

## Home Solutions

12%

## Bathroom

10%

## Laundry & Cleaning

9%

## Smart Furniture

8%

## Tech & Mobility

6%

## Bedroom

6%

# Sample Catalogues

Hogar en armonía
Betterware
DALE SABOR
a tus fiestas patrias
Delicias Mexicanas
APROVECHA LAS INCREÍBLES
OFERTAS

Solutions

Logistics Infrastructure and Supply Chain

Betterware has an unparalleled logistics and supply chain platform that serves as a key differentiator for the Company. The Company’s supply chain can be broken down into the following main phases:

Manufacturing

•        Products are designed and branded by the Company, but manufactured by more than 200 third party factories certified under Betterware’s quality standards

•        Approximately 89% of Betterware’s products are manufactured in China, while approximately 11% of products are manufactured in México

•        The Company has an office in Ningbo, China, that supervises more than 40 containers shipped weekly to the Company’s headquarters. The office is in charge of factory certification, product quality assurance, and product innovation

Warehousing

•        Betterware has a warehouse facility where it receives all products imported from China that arrive at the Manzanillo port, the biggest in Mexico

•        The products are then shipped to the Company’s distribution center in Guadalajara, Mexico. In the distribution center, the assembly line sets up packages to be sent to Distributors by region on a weekly basis

•        The Company’s assembly line is segmented by product category in order to optimize the process and reduce packaging time

•        Betterware warehousing key metrics include:

•        99.97% service level13

•        80-day service level inventory14

•        1.4% excess inventory15

•        0.58% defective claims rate16

Distribution

•        Betterware ships to its Distributors once a week through +12 third party companies with whom the Company maintains strong working relationships

•        The Distributors deliver the products to each of their Associates, who in turn deliver to the final consumers, therefore eliminating last mile costs for Betterware

•        The distribution center also houses and ships rewards products to Distributors and Associates

•        Betterware distribution key metrics include:

•        98.5% on-time delivery rate17

•        24 to 48-hour delivery time anywhere in the country

•        Long-haul distribution costs account for approximately 4% of company net sales

Customers

•        Betterware is 100% committed on providing products to its customers that serve as everyday solutions for modern space organization. Betterware also has the objective of providing products that are accessible to anyone. With these objectives in mind, the Company’s target market is all households in Mexico, with a focus on the C and D socioeconomic segments18

•        In 2016, these segments accounted for 83% of total households in Mexico19

•        Most of the Company’s end customers are adult men and women with the desire of optimizing their homes organization

Sales & Marketing

Betterware does not rely on significant traditional advertising expenditures to drive net sales since Distributors and Associates distribute its catalogues directly to customers, thus making the sales catalog design and printing an important selling expense representing 4% of net revenue. Some of the main advertising costs incurred by the Company include social media and transit advertising in bus lines and subways that represent 0.3% of net revenue.

Betterware establishes and maintains credibility primarily through the quality of their products, their customer service and the attractiveness of their pricing.

____________

13              Service level is expressed as a percentage and it refers to the probability of an item being in stock when an order is placed. A 100% service level means that every time the Company receives a purchase order for a product, the Company has that item in stock and available for sale.

14              Service level inventory means the days of inventory on hand to cover future sales. Calculated as: 360 / (cost of future sales (next 12 weeks) / Total value of inventory (in warehouse + transit)).

15              Excess inventory refers to inventory that is in excess of what is expected to be sold in the next two catalogue sales (12 weeks), i.e. inventory that was not sold. It is expressed as a percentage of total inventory.

16              Defective claims rate refers to the value of products returned by customers as defective as a percentage of total sales.

17              On-time delivery rate refers to the percentage of deliveries made within the Company’s stipulated delivery time range.

18              Created by the Mexican Association of Market Intelligence and Opinion Agencies (AMAI), the Socioeconomic Levels Index (NSE) classifies Mexican households into seven levels, A/B, C+, C, C-, D+, D and E. The C and D segments represent the middle-lower end of the socioeconomic pyramid in Mexico, and according to the NSE, they accounted for approximately 83% of the Mexican population in 2016.

19              Mexican Association of Market Intelligence and Opinion Agencies

Research & Development

•        The Company performs constant product innovation with the objectives of refreshing its catalogue content and attracting clients’ repeated purchases

•        The Company introduces approximately 10% of new products per catalogue, which accounts to a total of around 300 new products per year

•        The Company has a team focused solely on performing industry analyses, product development and monitoring of products

•        Product development is backed by the data analytics unit’s commercial strategy

•        Each catalogue has extensive consumer reading behavior analysis to ensure that the content is distributed in the most efficient way and purchase potential is maximized

Government Regulation

Betterware is subject to extensive and varied federal, state and local government regulation in the jurisdictions in which it operates, including laws and regulations relating to its relationships with its employees, public health and safety and fire codes.

The primary material effects of government regulations on Betterware’s business are the following: (i) Betterware could be subject to claims related to products liability regulated by the federal Bureau of Consumer Protection, or PROFECO, and (ii) Betterware could be subject to different penalties in case of infringement of customs laws regulated by the Ministry of Finance and Public Credit and the Mexican Internal Revenue Service, or SAT.

Intellectual Property

The Company’s intellectual property assets include:

•        Betterware brand and trademark rights

•        Internal digital app “Betterapp” where Distributors and Associates network place orders, exchange Betterware Points, check their statement account, among other activities

Distributors and Associates Network

One of Betterware’s main competitive advantages is its Distributors and Associates network. It is a key driver for the Company’s growth. By an efficient management, outstanding motivational rewards program and successful retainment of productive Distributors and Associates, the Company has been able to increase market penetration and achieve and maintain outstanding growth rates in sales. In the below graphic, 1H18 and 1H19 mean “first six months ended of 2018” and “first six months ended of 2019”, respectively.

The Distributors and Associates network is mainly composed of women (approximately 90% of total), for whom the sale of Betterware’s products represents a second source of income and an additional contribution to household income. Our network is very incentivized and has an entrepreneurial spirit; in some cases our top Distributors quit their other jobs to only focus on selling our products.

Betterware prepares its projections of total Distributors and Associates enrollment based on the following:

i.       Historical trends of Betterware’s Distributors and Associates commercial activity

ii.      Consumer, economic and demographic reports released by governmental institutions such as Mexico’s National Institute of Statistics and Geography

iii.     Consumer market research conducted by Betterware and external providers

iv.      Betterware’s plans of penetration and coverage expansion of its target market

As of year-end 2018, there was one Distributor or Associate in 16.2% of target neighborhoods (out of 56,088 in total), nevertheless we believe we can further increase the penetration with the current coverage.

•        Distributors

•        Distributors are the link between the Company and its Associates

•        They receive purchase orders from their Associates and place them directly to the Company

•        On average, Distributors manage 20 Associates

•        According to performance, Distributors are divided into 3 levels: Master, Leader and Basic

•        Each level is reached based on:

i.       Purchase levels per catalogue or

ii.      Accumulated purchases

•        Each level implies different discount rates and Betterware Points

•        As of June 2019, there were 20,174 Distributors, of which 78% place orders every week

•        78% of Distributors place orders every week with an average order ticket of approximately MX$7,000

•        41% of Distributors have a tenure greater than one year with the Company

•        Associates

•        Associates are either final consumers or the selling point with other clients

•        Associates place orders to their assigned Distributor

•        More than 32% of Associates place orders every week

•        The average weekly order ticket is approximately MX$960

•        31% of Associates have a tenure greater than one year with the Company

•        As of June 2019, there were 383,523 Associates

Betterware cannot know with certainty what percentage of Associates are final consumers versus the selling point with other clients because its selling procedure does not provide this information. Betterware receives all orders from Distributors and then delivers the products to their domiciles. Distributors then deliver the products to each of their Associates, who in turn keep or deliver products to the final consumer. Betterware does not require Distributors or Associates to report what portion of the orders are kept or sold.

Rewards Program

Betterware has a remarkable rewards program that attracts, retains, and motivates the Distributors and Associates through product discounts, trips, gifts and more.

Betterware’s reward program has two main components: product discounts and “Betterware Points.”

1.      Associates and Distributors receive product discounts from the catalogue sale price of each of Betterware’s products at different rates, depending on their rank within the Company. For example, Associates and Distributors sell the product to the final consumer at the catalogue price, but pay Betterware the catalogue price net of the discount rates they receive. In this way, Associates and Distributors keep the difference between the catalogue sale price they get paid from the final consumer and the price after discount that they pay to Betterware.

2.      Associates and Distributors receive “Betterware Points” in return for the orders they place with the Company. Betterware Points are in turn exchangeable for third party products such as electronics, furniture, white line products, home appliances, and more. Betterware offers a catalogue exclusively for its Distributors and Associates that contains the rewards products, which is updated once every semester (2 per year).

Additionally, Betterware organizes one annual convention in major cities in Mexico for its network of members and an international trip for its top Distributors.

Betterware Points, discounts and gifts by rank are as follows:

•        Distributors

•        Product discounts

•        Master Distributor: 16% discount on its Associates’ product purchases

•        Leader Distributors: 14% discount on its Associates’ product purchases

•        Basic Distributors: 12% discount on its Associates’ product purchases

•        Betterware Points:

•        First order bonus (total Betterware Points earned depending on value of first order; for Basic Distributors only)

•        Accumulated purchases on first 6 weeks as a Distributor (total Betterware Points earned depending on accumulated purchases; for Basic Distributors only)

•        Recruitment of Associates on first 6 weeks as a Distributor (for Basic Distributors only)

•        Master Distributors receive 40% of their Associates’ net purchases (excluding VAT) as Betterware Points, Leader Distributors receive 30% of their Associates’ net purchases (excluding VAT) as Betterware Points, and Basic Distributors receive 20% of their Associates’ net purchases (excluding VAT) as Betterware Points

•        Betterware Points for the recruitment of new Associates

•        Associates

•        24% discount on all product purchases

•        Betterware Points:

•        1 Betterware Point for every MX$1 in purchases

•        Betterware Points for placing orders in consecutive weeks per catalogue (6 consecutive weeks maximum per catalogue)

•        Associates receive Betterware Points for the referral of new Associates within a catalogue

•        Associates also receive Betterware Points for each week one of their referred Associates places orders

•        Associates receive gifts based on the purchase value and number of orders per catalogue they place

Distributors and Associates are not reimbursed for any fees they incur delivering products to final consumers.

Environmental Matters

Although Betterware’s business and facilities are subject to federal, state and local environmental regulation, environmental regulation does not have a material impact on its operations.

Facilities

•        The Company leases its operation facilities, which include a warehouse and a distribution center, both located in Guadalajara, Mexico

•        The Company started the development of its new 8-hectare campus in 2019 and it is expected to begin operations in the fourth quarter of 2020. The new campus will consolidate the Company’s operations in only one location that will have 3.0x the current installed capacity. It will become the Company’s national distribution center and headquarters

•        Some of the operational efficiencies that Betterware expects to obtain from the new campus are:

•        Consolidation of all warehousing and distribution processes

•        Optimization of space usage

•        Inventory management efficiency backed by new technology

Legal Proceedings

Betterware is a party to various legal actions in the normal course of its business. The Company is not involved in or threatened by proceedings for which the Company believes it is not adequately insured or indemnified or which, if determined adversely, would have a material adverse effect on its combined financial position, results of operations and cash flows.

Additional taxes payable could arise in transactions with related parties if the tax authority, during a review, believes that prices and amounts used by the Company are not similar to those used with or between independent parties in comparable transactions.

In accordance with the current tax legislation, the authorities have the power to review up to five fiscal years prior to the last income tax return filed.

On August 12, 2014, the International Inspection Administration “4” (AFI), under the Central Administration of International Control, attached to the General Administration of Large Taxpayers of the Tax Administration Service (“SAT”), requested that Betterware provide, with respect to 2010 year, information regarding income tax, which was provided at the time. On February 20, 2017, the final agreement was signed with the Taxpayer Advocacy Office (“PRODECON”) regarding this SAT review. On March 2, 2017, SAT notified Betterware about certain issues on which an agreement was not reached. As a result, the Company filed a lawsuit for annulment before such SAT resolution, which was won by the Company in May 10, 2019. Nonetheless. SAT appealed against the results and a final resolution is expected within 6 months.

BWM Management

Betterware’s top management team is comprised of the following individuals:

Luis Campos has been in the direct to consumer business for almost 25 years. He has been chairman of Betterware de Mexico since he bought the Company in 2001. Prior to Betterware, Mr. Campos served as Chairman of Tupperware Americas (1994 – 1999), Chairman of Sara Lee — House of Fuller Mexico (1991 – 1993), and Chairman of Hasbro Mexico (1984 – 1990). Mr. Luis Campos is an active member of the “Consejo Consultivo” of Banamex and he was an active member of the Direct Selling Association, The Latin America Regional Managers’ Club, The Conference Board, and a board member of the Economic Development Commission of Mid Florida, Casa Alianza-Covenant House, The Metro Orlando International Affairs Commission, SunTrust Bank and Casa de Mexico de la Florida Central, Inc.

Andres Campos has been CEO of Betterware de Mexico since 2018. Prior to becoming CEO, within the Company, Andres Campos served as Commercial Director (2014 – 2018) and Strategy and New Businesses Director (2012 – 2014). Prior to Betterware, Mr. Campos worked in Banamex Corporate Banking area (2005 – 2010) and in KPMG as an Auditor (2004 – 2005). Andres holds a bachelor’s degree in Business Administration from Instituto Tecnologico y de Estudios Superiores de Monterrey and an MBA from Cornell University.

Jose del Monte has served as CFO and as coordinator of the finance and audit committee of Betterware de Mexico since 2019. Prior to joining the Company’s team, Mr. del Monte served as Regional Director of Banco Regional de Monterrey (2007 – 2019), Founding Partner of Geltung Asesores (2001 – 2007), and Corporate Banking Regional and Executive Director of Banca Serfin (1992 – 2001). Jose holds a B.S. in Electric Mechanic Engineering from Universidad Nacional Autonoma de Mexico and a Masters in Socio-Economic Systems from The University of Waterloo.

Fabian Rivera has served as COO of Betterware de Mexico since 2016. Prior to Betterware, Mr. Rivera served as IT Director of Finamex (2012 – 2016), Consultant at Deloitte (2009 – 2012), and Software Products Coordinator and Developer at IBM (2005 – 2007). Fabian holds a B.S. in Computer Systems Engineering from Instituto Tecnologico y de Estudios Superiores de Monterrey and an MBA from Tuck School of Business at Dartmouth.

Composition of Betterware’s Board of Directors

Betterware’s board of directors is composed of the following 5 members and a non-member Secretary:

•        Luis Campos has been in the direct to consumer business for almost 25 years. He has been chairman of Betterware de Mexico since he bought the Company in 2001. Prior to Betterware, Mr. Campos served as Chairman of Tupperware Americas (1994 – 1999), Chairman of Sara Lee — House of Fuller Mexico (1991 – 1993), and Chairman of Hasbro Mexico (1984 – 1990). Mr. Luis Campos is an active member of the “Consejo Consultivo” of Banamex and he was an active member of the Direct Selling Association, The Latin America Regional Managers’ Club, The Conference Board, and a board member of the Economic Development Commission of Mid Florida, Casa Alianza-Covenant House, The Metro Orlando International Affairs Commission, SunTrust Bank and Casa de Mexico de la Florida Central, Inc. Mr. Campos was selected to serve on Betterware’s board of directors due to his extensive experience in consumer product companies, especially in the direct sales, as well as his relevant top-level experience in American public multinational companies.

•        Andres Campos has been CEO of Betterware de Mexico since 2018. Prior to becoming CEO, within the Company, Andres Campos served as Commercial Director (2014 – 2018) and Strategy and New Businesses Director (2012 – 2014). Prior to Betterware, Mr. Campos worked in Banamex Corporate Banking area (2005 – 2010) and in KPMG as an Auditor (2004 – 2005). Andres holds a bachelor’s degree in Business Administration from Instituto Tecnologico y de Estudios Superiores de Monterrey and an MBA from Cornell University. Mr. Campos was selected to serve on Betterware’s board of directors due to his profound understanding of commercial and logistics matters pertaining to the development of BWM, as well as his significant data analysis and technological knowledge.

•        Santiago Campos has served as Director of Innovation and Communication at Betterware since 2018. Prior to joining Betterware, Santiago Campos served as Commercial Director at EPI Desarrollos, a Real Estate Development company, coordinating efforts between marketing, sales, finance and also taking care of administration, he was involved in achieving successful projects in a span of 2.5 years where 100% sales were accomplished before finishing construction. Santiago holds a bachelor’s degree in public accounting and finance from Instituto Tecnologico y de Estudios Superiores de Monterrey. Mr. Campos was selected to serve on Betterware’s board of directors due to his natural instinct in product innovation and household needs in BWM market target group.

•        Federico Clariond has served as CEO of Valores Aldabra, a single-family office with investments in financial services, aluminum, packaging and consumer goods companies, since 2011, and as CEO of Buro Inmobiliario Nacional, a Real Estate investment vehicle with holdings in the hospitality, industrial, office, and commercial spaces throughout Mexico, since 2015. Prior to Valores Aldabra and Buro Inmobiliario Nacional, from 2007 to 2011, Mr. Clariond served as CEO of Stabilit Mexico, a manufacturer of fiber glass reinforced plastics with operations in Mexico, the United States and Europe, and from 2004 to 2007, as Commercial VP of IMSA Acero. Additionally, he is board member of several companies ranging from the financial services, aluminum, packaging and consumer goods industries. Mr. Clariond is a mechanical engineer and has an MBA from Stanford University. Mr. Clariond was selected to serve on Betterware’s board of directors due to his vast business experience in Mexico’s private investment matters.

•        Mauricio Morales is a founding partner at MG Capital. Before his 21-year tenure at the firm, he worked at different financial institutions in Mexico, specializing in wealth management, with a focus on exchange-traded instruments. Mauricio hold a B.S. in Mechanical Engineering, from the Instituto Tecnologico y de Estudios Superiores de Monterrey. Mauricio participates as a board member at one private firm, and one private charity group. Mr. Morales was selected to serve on Betterware’s board of directors due to his vast experience in Mexico and USA capital markets.

•        Reynaldo Vizcarra (non-member Secretary) is a member of Baker & McKenzie’s Corporate and Transactional Practice Group. He is a professor at the University Anáhuac del Norte where he teaches foreign investment as part of the master of laws program, and an instructor at Universidad Panamericana’s Baker McKenzie Seminar. He joined Baker & McKenzie’s Mexico City office in 1986, handling foreign investments, banking and finance matters and international agreements. He also worked in the Chicago office’s Latin America Practice Group, advising on investments and acquisitions in Latin America (1996 – 1997). In 2000, Mr. Vizcarra co-founded Baker & McKenzie’s Guadalajara office, where he led the Banking & Finance Practice Group. In August 2005, he transferred to Baker McKenzie’s Cancun office as a founding member and director mainly handling tourism and real estate projects. In 2009, he transferred back to the Mexico City office, where he was local managing partner for four years and thereafter became National Managing Partner of the Firm in Mexico until August 2018.

Executive Compensation

For the year ended December 31, 2018, we paid our top management for services in all capacities an aggregate compensation of approximately Ps. 27.8 million of fixed compensation, also the executive herein mentioned are entitled to receive performance bonuses. The amount and rules applicable vary among the different divisions and/or officers. The variable aggregate compensation for bonuses was Ps. 6.7 million during 2018, and the amounts payable under the performance bonus depend on the results achieved and include certain qualitative and/or quantitative objectives that can be operative and financial. Hence the total executive compensation for the year ended December 31, 2018 was Ps. 34.5 million. Details of top management’s compensation for the year ended December 31, 2018 are as follows:

Name	Fixed Compensation	Variable Compensation
Luis Campos	Ps. 16,000,000	Ps. 0
Andres Campos	Ps. 5,500,000	Ps. 4,000,000
Jose del Monte	Ps. 3,360,000	Ps. 1,680,000
Fabian Rivera	Ps. 3,000,000	Ps. 1,000,000

During 2018 the Board of Directors did not receive any compensation and going forward the Company does not expect have a compensation plan for the Board of Directors.

Betterware expects to adopt the Incentive Plan prior to the Closing. The proposed Incentive Plan will reserve up to 5.0% of Betterware common stock for delivery to management in accordance with the plan’s terms. The purpose of the Incentive Plan is to provide eligible employees the opportunity to receive stock-based incentive awards in order to encourage them to contribute materially to our growth and to align the economic interests of such persons with those of our stockholders. The delivery of certain stocks to key management will be agreed and approved in each Board meeting. The Incentive Plan is aligned with the shareholders interest regarding the management capacity to deliver operational results that will potentially benefit the stock price; by achieving the results it will trigger a gradual delivery of shares which will have a maximum amount of up to 5.0% of the post-merger Company shares.

BETTERWARE MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

Stockholders of the Company should read the following discussion and analysis of BWM and BLSM’s combined financial condition and results of operations together with the combined financial statements and related notes of BWM and BLSM that are included elsewhere in this prospectus. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. BWM and BLSM’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the section entitled “Risk Factors” or in other parts of this prospectus. Please also see the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

The following discussion refers to the combined financial results of BWM and BLSM for the years ended December 31, 2018, and December 31, 2017.

Overview

Founded in 1995, Betterware is a direct-to-consumer company in Mexico. The Company is focused on the home organization segment, with a wide product portfolio including home organization, kitchen preparation, food containers, smart furniture, technology and mobility, among other categories.

The Company sells its products through nine catalogues published throughout the year (approximately 6 weeks outstanding each) with an offer of approximately 400 products per catalogue at approximately MX$110 average price. The Company constantly innovates introducing approximately 300 products every year, representing 10% – 15% of the products in a catalogue. All of the products are Betterware branded with unique characteristics and manufactured by +200 certified producers in Mexico and China, and then delivered to the Company’s warehouses in Guadalajara, Jalisco where they process and pack the products.

Betterware sells its products through a unique two-tier sales model that is comprised of more than 400,000 Distributors and Associates across Mexico, that serve +3 million households every six weeks in +800 communities. The Distributors and Associates are monitored tightly through an in-house developed business intelligence platform that tracks weekly performance and has a detailed mapping system of the country to identify potential areas to penetrate and increase the network.

The Company’s business model is tailored to Mexico’s unique geographic, demographic and economic dynamics, where communities are small and scattered across the country, with very low retail penetration and difficult to fulfill last mile logistics, middle-income consumers are emerging, and historic high consumer confidence was present during 2018. Additionally, the business model is resilient to economic downturns given low average sales price to consumers and due to the fact that being a Distributor or Associate represents an additional source of income for households.

Due to its meticulous logistics planning through the supply chain, Betterware has achieved a 99.9% service level, a 98.5% rate of deliveries on time anywhere in the country within 24 to 48 hours at a zero last mile cost, with its Distributors and Associates delivering the products to the final consumers.

Supported by its unique business intelligence and data analytics unit, the Company has shown long term sustainable double-digit growth rates in revenue and EBITDA and has successfully built a platform that can grow locally and in other regions.

The Company is majority owned by the President and CEO and has had a focus on maintaining operational efficiency and stable cash flow since its inception.

Components of Operating Results

Distributors and Associates

Betterware sells its products through a unique two-tier sales model that is comprised of Distributors and Associates. Distributors are the link between the Company and the Associates. Each Distributor manages on average 20 Associates and places orders to the Company. Associates have direct contact with the end consumer and place orders with their Distributors. The Company distributes products in a weekly basis to the Distributors domicile, who in turn delivers to each Associate. To cover for the associated payment cycle, the Company provides to Distributors a two week credit line for them to make the payment back to the Company; this credit does not generate any interest to the Company and as of December 31, 2018 the overdue account receivables of Distributors was below 1% of total credit.

Net Revenue

BWM primarily generates its revenue through selling products focused on the home organization segment under the Betterware® brand. Some of the categories through which the Company offers its product line include Kitchen, Bathroom, Bedroom, Home Solutions, Smart furniture, among others. BWM’s products are sold through catalogues and are distributed to the end customer by its network of Distributors and Associates. BWM sells its products to a wide array of customers but focuses on the C and D segments of the socioeconomic pyramid in Mexico.

BWM’s revenues are driven by the increase in volume of products sold, the price of its products and by the increase in its network of Distributors and Associates. Factors that impact unit pricing and sales volume include promotional campaigns, marketing campaigns, the Company’s business intelligence unit, increase in variable costs, and macroeconomic factors.

BWM reports net revenue, which represents its gross revenue less sales discounts, adjustments and allowances, also the Company has a deferred revenue due to undelivered performance obligations related to the promotional points, so the revenue is determined in a five-step model:

•        Identify the contract with client (verbal or written).

•        Identify the performance obligations committed in the contract.

•        Consider the contractual terms and the business model of the Company in order to determine the transaction price. The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring goods or services to a customer, excluding amounts collected on behalf of third parties. In determining the transaction price, the Company considers the variable considerations.

•        Allocate the transaction price to the performance obligations identified in the contract (generally each distinct good or service), to depict the amount of consideration to which an entity expects to be entitled in exchange for transferring the promised goods or services to the customer.

•        Recognition of revenue when or as it satisfies a performance obligation by transferring a good or service to a customer, either at a point in time (when) or over time (as).

Cost of Sales

Cost of goods sold consists of the purchase of finished goods, maritime freight costs, land freight costs, customs costs, provisions for defective inventory, packing material, among others. The cost of finished goods and maritime and land freight costs represent the majority of BWM total costs of goods sold.

Distribution Expenses

BWM’s distribution expenses are highly correlated with its sales volume, meaning that if sales volume increases, distribution costs increase, and vice versa. Distribution costs refer to the logistics services paid to third party logistics companies that distribute the products from the Company’s distribution center to the Distributors’ domiciles. The delivery to the final client is responsibility of the Distributors and Associates, thus Betterware has zero last mile costs.

Selling Expenses

Selling expenses include all costs related to the sale of products, such as printing and design of sales catalog, packing material costs, events, marketing and advertising, travel expenses, a part of promotional points products expenses, among others. Costs related to sales catalog and rewards program products account for most of the weight of total selling expenses.

Administrative Expenses

Administrative expenses primarily include employee salaries and related expenses of all departments of the company’s operations such as accounting, planning, customer service, legal, and human resources. Also included are corporate operations, research and development, leases, professional services relating to BWM’s statutory corporate audit and tax advisory fees, legal fees, outsourcing fees relating to information technology, transportation planning, and corporate site and insurance costs.

Financing Income/Cost

Financing income/costs consists primarily of: (i) interest expense and charges in connection with financings, (ii) income derived from investments of excess cash, and (iii) loss/gains from foreign exchange changes.

Income Taxes

The Company is subject to a 30% Corporate Income Tax rate provided by the Mexican Income Tax Law.

Results of Operations — the Year Ended December 31, 2018 and 2017

All amounts discussed are in thousands of Mexican pesos unless otherwise noted

Net Revenue

	2018	2017
Net Revenue	Ps. 2,316,716	1,449,705

Net revenue increased by 59.8%, or MX$867,011 to MX$2,316,716 for the year ended December 31, 2018 compared to MX$1,449,705 for the year ended December 31, 2017, primarily due to the increase in the distribution network, volume of units sold, and average unit price. For the year ended December 31, 2018, the Company sold 42.3 million units and had a Distributors and Associates network of 339,867; compared to 26.3 million units and a 213,198 Distributors and Associates network for the year ended December 31, 2017. Additionally, the average unit price increased 3.0% to MX$104 for the year ended December 31, 2018 compared to MX$101 for the year ended December 31, 2017. Average unit price is calculated as gross revenue divided by total units sold.

The distribution of net revenues by category is as follows:

	2018	2017
Kitchen	24%	24%
Home	16%	15%
Bathroom	14%	14%
Laundry & Cleaning	13%	13%
Food-related products	12%	9%
Bedroom	11%	14%
Promotionals	8%	7%
Personal Care	2%	3%
Total	100%	100%

Distributors and Associates

	2018	2017
Associates	324,615	201,074
Distributors	15,252	12,124
Total	339,867	213,198

The Company’s Distributors and Associates enrollment increased by 59.4% or 126,669 to 339,867 for the year ended December 31, 2018 compared to 213,198 for the year ended December 31, 2017. The increase was mainly due to i) a restructuring to Betterware’s incentive plan for Distributors and Associates to earn more Betterware Points and ii) the company’s business intelligence unit, that established several of the Company possible areas for expansion.

Cost of Sales

	2018	2017
Cost of Sales	Ps. 958,469	558,105

Cost of goods sold increased 71.7%, or MX$400,364 to MX$958,469 for the year ended December 31, 2018 compared to MX$558,105 for the year ended December 31, 2017, which resulted in a gross profit at MX$1,358,247 for the year ended December 31, 2018 compared to MX$891,600 for the year ended December 31, 2017. As a percentage of net revenues, cost of goods sold was 41.4% for the year ended December 31, 2018 and 38.5% for the year ended December 31, 2017. The increase of cost of goods sold as a percentage of net revenues was mainly to a higher proportion of promotional products in the total sales. Promotional products have discounted prices (and thus have lower margins) for different marketing reasons, including a slower rotation than initially forecasted.

Administrative Expenses

	2018	2017
Administrative Expenses	Ps. 249,148	204,555

Administrative expenses increased 21.8%, or MX$44,593 to MX$249,148 for the year ended December 31, 2018 compared to MX$204,555 for the year ended December 31, 2017 primarily due to increases in Betterware’s operating team headcount. Headcount increased 59.0%, or 160 employees, for the year ended December 31, 2018 compared to the year ended December 31, 2017. Administrative expenses are mostly fixed costs and its increase is not directly correlated with net revenues. As a percentage of net revenues, these expenses represented 10.7% and 14.1% for the year ended December 31, 2018 and 2017, respectively. Administrative expenses by department are as follows:

	2018	2017	Var. $	Var.%
Operations	128,918	83,040	45,878	55%
Finance	41,037	29,648	11,389	38%
IT	20,172	17,198	2,974	17%
Marketing	16,461	11,220	5,241	47%
Quality	14,615	10,122	4,493	44%
Others	27,945	53,327	(25,382)	(48)%
Total	249,148	204,555	44,593	22%

Selling Expenses

	2018	2017
Selling Expenses	Ps. 454,016	291,834

Selling expenses increased 55.6%, or MX$162,182 to MX$454,016 for the year ended December 31, 2018 compared to MX$291,834 for the year ended December 31, 2017, primarily due to increases in net revenue, more products exchanged from the Company’s rewards program by its distribution network, higher sales catalog expenses, and higher events and conventions expenses related to its distribution network. BWM’s selling expenses were 19.6% of net revenue for the year ended December 31, 2018 compared to 20.1% of net revenue for the year ended December 31, 2017. The selling expenses major line items include:

	2018	2017	Var. $	Var.%
Rewards Program	224,330	114,734	109,596	96%
Sales Catalog	92,930	66,562	26,368	40%
Events and Conventions	35,970	21,488	14,482	67%
Others	100,786	89,050	11,736	13%
Total	454,016	291,834	162,182	56%

Distribution Expenses

	2018	2017
Distribution Expenses	Ps. 103,336	64,349

Distribution expenses increased 60.6%, or MX$038,987 to MX$103,336 for the year ended December 31, 2018 compared to MX$064,349 for the year ended December 31, 2017. Distribution expenses are driven primarily by sales volume, which increased 58.2% for the year ended December 31, 2018 from the year ended December 31, 2017, and product exchanges by Distributors and Associates from the Company’s rewards program.

Financing Income/Costs

	2018	2017
Financing Income (Cost)
Interest Expense	Ps. (86,343)	(118,205)
Interest Income	6,707	20,754
Unrealized loss in valuation of financial derivative instruments	(16,629)	—
Foreign Exchange (loss) gain, net	(6,036)	71,214
Financing Cost, Net	(102.301)	(26,237)

____________

(i)       Interest expenses decreased 27.0% or MX$31,862 to MX$86,343 for the year ended December 31, 2018 compared to MX$118,205 for the year ended December 31, 2017. Interest expense decreased as a result of a lower outstanding balance of credits in 2018 due to repayment of principal amounts.

(ii)      Interest income decreased 67.7% or MX$14,047 to MX$6,707 for the year ended December 31, 2018 compared to MX$20,754 for the year ended December 31, 2017. Interest income in 2017 includes interest from certain loans the Company had with related parties that were cancelled in 2018.

(iii)     Foreign exchange fluctuations resulted in the Company reporting a MX$6,036 loss for the year ended December 31, 2018 and a gain MX$71,214 for the year ended December 31, 2017. Unrealized loss in valuation of financial derivative instruments produced a loss of MX$16,629 for the year ended December 31, 2018.

Income Taxes

	2018	2017
Income Taxes
Current	Ps. 158,545	92,209
Deferred	(8,366)	4,742
Total Income Taxes	150,179	96,951

Income taxes increased 54.9% or MX$53,228 to MX$150,179 for the year ended December 31, 2018 compared to MX$96,951 for the year ended December 31, 2017 due to higher pre-tax profits. The Company’s effective income tax rate was 33.4% for the year ended December 31, 2018 and 31.8% for the year ended December 31, 2017, compared with 30% statutory Mexican Income Tax rate. Effective income tax rate increased as a result of an increase in mainly the tax effect of inflation and non-deductible expenses.

Liquidity and Capital Resources

BWM’s primary source of liquidity is from cash flow generated from operations. BWM has an efficient working capital structure where its seller supplier financing matches the Company requirements to serve their clients and inventory supplemented by lines of credit. Additionally, the Company capex requirements to sustain its growth is levered on the existing platform with minimum increased investment in technology. Due to these low capital requirements and closed working capital cycle, the Company has high cash conversion rate enabling it to annually serve their shareholders through dividends. In order to maintain sufficient liquidity, the Company establishes a minimum cash and cash equivalent policy to equal 30% of its annual operating expenses.

BWM had a cash conversion cycle20 of 13 days as of December 31, 2018 and 0 days as of December 31, 2017.

____________

20        Days of Accounts Receivable (Average Receivables as of December 31, 2018 and 2017, x 360 / Net Revenue during December 31, 2018) + Days of Inventory (Average Inventories as of December 31, 2018 and 2017, x 360 / Cost of Sales during December 31, 2018) — Days of Accounts Payable (Average Payables as of December 31, 2018 and 2017, x 360 / Cost of Sales during December 31, 2018)

Cash Flows from Operating Activities

During the year ended December 31, 2018 and the year ended December 31, 2017 cash flows provided by operating activities were MX$338,214, and MX$372,688, respectively. The increase in cash flows provided by operating activities for 2018 was due to a combination of factors, including the better terms with suppliers which in average increase the credit from 90 days in 2017 to 120 in 2018, nevertheless this was partially offset by the payment of MX$213,327 of taxes and a overstock of inventory that was caused due to the fact that the Chinese new year celebration in 2018 started in mid-February instead of late in January so the Company had to make advanced purchases to serve its clients.

Cash Flows from Investing Activities

During the year ended December 31, 2018 and the year ended December 31, 2017, cash flows provided by (used in) investing activities were MX$13,549, and MX$(31,512), respectively. Cash outflows from investing activities include purchases of molds for products, investment in technological platform, product innovation and equipment. The decrease of investing activities during 2018 was mainly due to the fact that the Company entered into a sale and lease back agreement with a local bank for the Company’s corporate vehicles which represented a cash inflow of MX$28,110 registered in the proceeds from models, equipment and leasehold account. Currently the Company strategy is to lease all the corporate vehicles instead of acquiring them.

Cash Flows from Financing Activities

During the year ended December 31, 2018 and the year ended December 31, 2017, cash flows used in financing activities were MX$405,235, and MX$316,507, respectively. BWM net principal proceeds payments of MX$35,085 and net principal payments of MX$743,787 during the year ended December 31, 2018, and the year ended December 31, 2017, respectively. During 2018 additional borrowings were drawn amounting to MX$50,000, as compared to MX$589,798 during 2017. Additionally, during 2018 the Company paid a MX$235,124 dividend to shareholders.

Debt

During 2018 BWM, entered into a credit agreement with Banco Nacional de Mexico S.A. de C.V. for a Term Loan of up to MX$400,000 and as of December 31, 2018, the outstanding balance was MX$50,000. The term loan has a TIIE + 317 basis points interest rate and amortizes on a lineal quarterly basis. The company has interest rate swap at 11.50%. The purpose of the loan was to fund the construction of the new Betterware Campus which will increase 3.0x the current installed capacity of the distribution centers and will unify the Company’s operations in one location in the exterior of Guadalajara, Jalisco.

Additionally, the Company currently has an outstanding Term Loan with MCRF P, S.A. de C.V. SOFOM, E.N.R. at a 13.10% fixed interest rate and as of December 31, 2018 the balance was MX$592,252. The Term Loan will amortize in a quarterly base by 4.75% of the loan amount until May 2023. Under the terms of the Term Loan agreement, BWM has a prepayment cost fee of 8.0% the outstanding balance if a prepayment is done before May 2021, 5.0% of the outstanding balance if a prepayment is done before May 2022 and 3.0% if a prepayment is done before May 2023.

As of December 31, 2018, BWM was in compliance with all financial covenants in its borrowings.

Results of Operations — For the Six Months Ended June 30, 2019 and the Six Months Ended June 30, 2018

All amounts discussed are in thousands of Mexican pesos unless otherwise noted

Net Revenue

	June 2019	June 2018
Net Revenue	Ps. 1,535,622	1,042,880

Net revenue increased by 47.2%, or MX$492,742, to MX$1,535,622 for the six months ended June 30, 2019 compared to MX$1,042,880 for the six months ended June 30, 2018, primarily due to the increase in the distribution network, volume of units sold, and average unit price. For the six months ended June 30, 2019, the Company sold 26.8 million units and had a Distributors and Associates network of 403,697; compared to 19.3 million units and a 296,203 Distributors and Associates network for the six months ended June 30, 2018. Additionally, the average unit price increased 47% to MX$112 for the six months ended June 30, 2019 compared to MX$76 for the six months ended June 30, 2018. Average unit price is calculated as gross revenue divided by total units sold.

The distribution of net revenue by category is as follows:

	June 2018	June 2019
Kitchen	24%	26%
Home	14%	16%
Food Preservation	11%	15%
Bathroom	14%	14%
Laundry & Cleaning	13%	10%
Bedroom	14%	10%
BW Contigo	7%	8%
Personal Care	3%	1%
Total	100%	100%

Distributors and Associates

Net revenue increase is highly correlated with the increase of the Distributors and Associates pool. For the six months ended June 30, 2019, it increased 36.3% when compared to the six months ended of June 30, 2018. The increase was mainly due to i) an adjustment to Betterware’s incentive plan for Distributors and Associates to earn more Betterware Points and ii) the Company’s business intelligence unit, that establishes several of the Company’s possible areas for expansion.

	June 2018	June 2019
Associates	279,481	383,523
Distributors	16,722	20,174
Total	296,203	403,697

Cost of Goods Sold

	June 2019	June 2018
Cost of Sales	Ps. 638,648	419,679

Cost of goods sold increased 52.2%, or MX$218,969, to MX$638,648 for the six months ended June 30, 2019 compared to MX$419,679 for the six months ended June 30, 2018, resulting in a gross profit of MX$896,974 for the six months ended June 30, 2019 compared to MX$623,201 for the six months ended June 30, 2018. As a percentage of net revenues, cost of goods sold was 41.6% for the six months ended June 30, 2019 and 40.2% for the six months ended June 30, 2018. The increase of cost of goods sold as a percentage of net revenues was primarily because of a higher proportion of promotional products in the total sales. Promotional products have discounted prices (and thus have lower margins) for different marketing reasons, including a slower rotation than initially anticipated.

Administrative Expenses

	June 2019	June 2018
Administrative Expenses	Ps. 169,856	106,136

Administrative expenses increased 60.0%, or MX$63,720, to MX$169,856 for the six months ended June 30, 2019 compared to MX$106,136 for the six months ended June 30, 2018, primarily due to increases in Betterware’s operating team headcount. Headcount increased 12.3%, or 78 employees, for the six months ended June 30, 2019 compared to the six months ended June 30, 2018, mainly due to the increase in Betterware’s operating team that supports the distribution network in its day to day activities in order to accomplish weekly sale objectives. Administrative expenses are mostly fixed costs (i.e. salaries) and its increase is not directly correlated with net revenues. As a percentage of net revenues, these expenses represented 11.1% and 10.2% for the six months ended June 30, 2019 and 2018, respectively. Administrative expenses by department are as follows:

	June 2019	June 2018	Var. $	Var. %
Operations	61,946	36,176	25,770	71%
Finance	25,186	17,525	7,662	44%
IT	12,924	9,640	3,283	34%
Marketing	9,073	7,693	1,380	18%
Quality	7,966	6,605	1,361	21%
HR	7,363	5,269	2,094	40%
Depreciation	13,963	14,098	135	(1)%
Others	31,435	9,130	22,305	244%
Total	169,856	106,136	63,721	60%

Selling Expenses

	June 2019	June 2018
Selling Expenses	Ps. 272,930	205,924

Selling expenses increased 32.5%, or MX$67,006, to MX$272,930 for the six months ended June 30, 2019 compared to MX$205,924 for the six months ended June 30, 2018, primarily due to increases in net revenue, more products exchanged from the rewards program by its distribution network, and higher sales catalog expenses. The Company’s selling expenses were 17.8% of net revenue for the six months ended June 30, 2019 compared to 19.7% of net revenue for the six months ended June 30, 2018. The selling expenses major line items include:

	June 2019	June 2018	Var. $	Var. %
Rewards Program	154,586	106,428	48,158	45%
Sales Catalog	61,561	41,673	19,888	48%
Events and Conventions	20,213	16,990	3,223	19%
Others	36,570	40,833	(4,263)	(10)%
Total	272,930	205,924	67,006	33%

Distribution Expenses

	June 2019	June 2018
Distribution Expenses	Ps. 67,333	47,453

Distribution expenses increased 41.9%, or MX$19,880, to MX$67,333 for the six months ended June 30, 2019 compared to MX$47,453 for the six months ended June 30, 2018. Distribution expenses are driven primarily by sales volume, which increased 38.8% for the six months ended June 30, 2019 compared to the six months ended June 30, 2018, and product exchanges by Distributors and Associates from the Company’s rewards program, which are then distributed at the distribution network domiciles at the expense of Betterware.

Financing Income/Costs

	June 2019	June 2018
Financing Income (Cost)
Interest Expense, net	Ps. (44,730)	(37,178)
Interest Income	3,831
Unrealized Loss in Valuation of Financial Derivative Instruments	880
Foreign Exchange (loss) gain, net	(5,913)	(6,453)
Financing Cost, Net	(45,932)	(43,631)

____________

(i)      Interest expenses increased 20.3% or MX$7,552 to MX$44,730 for the six months ended June 30, 2019 compared to MX$37,178 for the six months ended June 30, 2018. Interest expenses increased due to a new debt loan with Banco Nacional de Mexico S.A. de C.V. for the development of its new campus.

(ii)     The Company’s exposure to currency exchange rate fluctuations and how it mitigates this risk can be found in the section entitled “Risk Factors — Risks Related to the Business of Betterware” located elsewhere in this prospectus.

Income Tax Provision

	June 2019	June 2018
Total Income Tax Provision	Ps. 106,057	66,885

Income tax provision is recognized at an amount determined by multiplying the profit before tax for the interim reporting period by management’s best estimate of the weighted-average annual income tax rate expected for the full financial year, adjusted for the tax effect of certain items recognized in full in the interim period. As such, the effective tax rate in the interim financial statements may differ from management’s estimate of the effective tax rate for the annual financial statements. Betterware’s combined effective tax rate in respect of continuing operations for the six months ended June 30, 2019 and 2018 was 31.1% and 30.4%, respectively.

Liquidity and Capital Resources

In order to maintain sufficient liquidity, the Company establishes a minimum cash and cash equivalent policy to equal approximately 30% of its annual SG&A expenses. As of December 31, 2018, and June 30, 2019, average Cash and Cash Equivalents of the Company was MX$137,152, above its minimum internal policy.

Cash Flows from Operating Activities

Cash flow provided by operating activities was MX$170,100 and MX$61,045 during the six months ended June 30, 2019 and June 30, 2018, respectively. The cash flow from operations increased primarily due to an increase in net income and a more stable cash conversion cycle. Inventory management increased from 85 days as of December 31, 2018, to 101 as of June 30, 2019, Days of Payables increased from 125 as of December 31, 2018 to 140 as of June 30, 2019, and Days of Receivables increased from 27 as of December 31, 2018 to 32 as of June 30, 2019. In addition, due to operations growth Income Taxes paid during the six months ended June 30, 2019 increased by MX$39,172 when compared to the six months ended June 30, 2018.

Cash Flows from Investing Activities

Cash flows used by investing activities were MX$79,845 and (MX$11,849) during the six months ended June 30, 2019 and June 30, 2018, respectively. Cash outflows from investing activities include purchases of molds for products, investment in technological platform, product innovation, equipment, and property. The increase in investing activities was mainly due to investments in Betterware’s new campus. The inflow of cash from investing activities during the six months ended June 30, 2018, was due to the proceeds from the sale and leaseback of the Company’s corporate vehicle fleet.

Cash Flows from Financing Activities

Cash flows used in financing activities were MX$170,718 and MX$226,378 during the six months ended June 30, 2019 and June 30, 2018, respectively. During the six months ended June 30, 2019, the Company incurred in borrowing (repayments) and draws of (MX$90,980) and MX$155,743. The borrowing draws are mainly related to the credit line that Betterware contracted with Banamex for the development of its new campus, and the repayments are related to the amortizations of the term loan with MCRF P, S.A. de C.V. SOFOM, E.N.R, which started amortizing in May 2019. During the six months ended June 30, 2019 and June 30, 2018, it paid distributions of MX$192,955 and MX$79,079, respectively, to shareholders. Interests paid for the six months ended June 30, 2019 were MX$41,954, a 13.9% increase compared to MX$36,850 for the six months ended June 30, 2018 mainly due to the increase in borrowings incurred by Betterware.

Debt

As of June 30, 2019, the Company’s balance under the Term Loan with MCRF P, S.A. de C.V. SOFOM, E.N.R. was MX$572,255, and MX$71,500 under the credit line with Banamex. MCRF P, S.A. de C.V. SOFOM, E.N.R. Term Loan bears a fixed interest rate of 13.10%, and Banamex credit line bears a TIIE rate plus 317 basis points.

Impact of Inflation

Inflationary factors, such as increases in the cost of goods sold and administrative, selling, and distribution expenses, may adversely affect BWM’s operating results. Although it does not believe that inflation has had a material impact on its financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on BWM’s ability to maintain current levels of gross profit margin and administrative, selling, and distribution expenses as a percentage of net revenues if the selling prices of its products do not increase to cover these increased costs.

Seasonality

BWM’s net revenues tend to be moderately seasonal, with declines during the early winter period, which BWM believes are attributable to altered consumption patterns during the holiday season. BWM expects this trend to continue and be applicable to its business. BWM attempts to mitigate the seasonality by running certain targeted promotional campaigns. It also believes that the e-commerce app that it expects to launch by 1Q2020 will be less affected by this decrease, which may mitigate the impact of this in future years as sales in these channels increase.

Off-Balance Sheet Arrangements

BWM does not engage in any off-balance sheet financing activities, nor does it have any interest in entities referred to as variable interest entities.

Critical Accounting Policies and Estimates

BWM’s and BLSM’s combined financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). In addition, BWM’s and BLSM’s interim combined financial statements are prepared in accordance with IAS 34 “interim financial reporting”. In connection with the preparation of its combined financial statements, BWM is required to make assumptions and estimates about future events and apply judgments that affect the reported amounts of assets, liabilities, revenue, expenses, and the related disclosures. BWM bases its assumptions, estimates, and judgments on historical experience, current trends and other factors that management believes to be relevant at the time its combined financial statements are prepared. On a regular basis, BWM reviews the accounting policies, assumptions, estimates, and judgments to ensure that its financial statements are presented fairly and in accordance with IFRS. However, because future events and their effects cannot be determined with certainty, actual results could differ from its assumptions and estimates, and such differences could be material. BWM has identified several policies as being critical because they require management to make particularly difficult, subjective and complex judgments about matters that are inherently uncertain, and there is a likelihood that materially different amounts would be reported under different conditions or using different assumptions.

All of BWM’s significant accounting policies are discussed in Note 2 to its combined financial statements included elsewhere in this prospectus.

Revenue Recognition

BWM invoices at the time of shipment of its product, but it recognizes revenue only upon delivery to its customers, as it arranges freight and is generally responsible, along with its common carriers, for any damage that occurs during transportation. BWM allows customers to return product that is damaged or defective at the time of delivery. BWM’s products are sold on credit terms established in accordance with industry practice, which typically require payment within 15 days of invoice date. BWM’s policy is to provide customers with product when needed.

Revenue is reported net of the estimates for the costs of various trade and promotional allowances including, but not limited to, discounts to sales representatives. Also, BWM includes an estimate for returns of damaged or defective products. In lieu of accepting returns for damaged products, BWM provides an allowance to certain customers.

BWM’s promotional activities are conducted either through the retail trade or directly with consumers and include activities such as feature price discounts and loyalty programs. The costs of these activities are generally recognized at the time the related revenue is recorded, which precedes the actual cash expenditure. The recognition of these costs therefore requires management judgment regarding the volume of promotional offers that will be redeemed by either the retail trade or consumer. These estimates are made using various techniques including historical data on performance of similar promotional programs. Differences between estimated expense and actual redemptions are normally insignificant and recognized as a change in management estimate in a subsequent period. These expenditures are recorded as reductions to net revenue and based on their significance, could fluctuate materially if different assumptions or conditions were to prevail.

Valuation of Goodwill, Intangible Assets, and Long-Lived Assets

BWM evaluates goodwill, intangible and long-lived assets for impairment at the end of each year and at any time an event occurs or circumstances change that would more likely than not indicate fair value is less than the carrying amount of the related asset group and may not be fully recoverable.

Valuation of Goodwill

BWM’s recorded goodwill was MX$348,441 for the six months ended June 30, 2019 and for the years ended December 31, 2018, and December 31, 2017. BWM’s goodwill is allocated to the Cash Generating Unit (“CGU”) or groups of CGUs that receive a benefit from the synergies of the combination. An impairment loss is recognized if the carrying amount of an asset or CGU exceeds its recoverable amount. Impairment losses are recognized in profit or loss. They are allocated first to reduce the carrying amount of any goodwill allocated to the CGU, and then to reduce the carrying amounts of the other assets in the CGU on a pro rata basis. An impairment loss in respect of goodwill is not reversed.

Valuation of Intangible Assets

BWM evaluates indefinite lived intangible assets for impairment annually or more frequently if there are indicators of triggering events or circumstances that indicate potential impairment. BWM evaluates finite lived intangible assets for impairment whenever events or changes in circumstances indicate that these assets may not be fully recoverable.

As of June 30, 2019, December 31, 2018 and December 31, 2017, BWM’s recorded indefinite-lived trademarks were MX$253,000 and its recorded customer relationships, net of accumulated amortization, were MX$36,267, MX$39,467, and MX$45,867, respectively.

Valuation of Long-Lived Assets.

BWM reviews internal management reports on a quarterly basis as well as monitors current and potential future competition in the markets where it operates for indicators of triggering events or circumstances that indicate potential impairment. Upon an indicator of a triggering event, if the sum of the estimated future cash flows, undiscounted and without interest charges, are less than the carrying amount of the asset group, an impairment loss is recognized in the amount by which the carrying value of the asset exceeds its estimated fair value. Assets are evaluated for impairment on an individual production line basis, which management believes is the lowest level for which there are identifiable cash flows. The impairment evaluation is based on the estimated cash flows from continuing use until the expected disposal date or end of the useful life.

There are a number of estimates and significant judgments that are made by management in performing these impairment evaluations. Such judgments and estimates include estimates of future revenues, cash flows, and expenses, among others. BWM believes it has used reasonable and appropriate business judgments. There is considerable management judgment with respect to cash flow estimates to be used in determining fair value, and, accordingly, actual results could vary significantly from such estimates. These estimates determine whether impairments have been incurred and quantify the amount of any related impairment charge. Given the nature of BWM’S business, future impairments are possible, and they may be material, based upon business conditions that are constantly changing and the competitive business environment in which BWM operates.

Contractual Obligations

As of June 30, 2019, Betterware is subject to the following contractual obligations:

i.       Secured Term Loan Agreement dated May 10, 2017 (as amended from time to time) by and among MCRF, S.A. de C.V., SOFOM, E.N.R. as lender; Betterware as borrower; and BLSM as joint obligor;

ii.      Secured Term Loan Agreement dated December 18, 2018, entered by and among Banco Nacional de México, Sociedad Anónima, Integrante de Grupo Financiero Banamex, as lender; Betterware as borrower; Strevo, S.A. de C.V. as mortgagor; and BLSM as guarantor;

iii.     Revolving Unsecured Term Loan Agreement dated April 30, 2018, entered by and among Banco Nacional de México, Sociedad Anónima, Integrante de Grupo Financiero Banamex, as lender; Betterware as borrower; and BLSM as guarantor;

iv.      Facilities Lease Agreement dated January 1, 2017, by and between Mrs. María Cecila Estela de Asunción Díaz Romo as lessor and Betterware as lessee;

v.       Warehouse Lease Agreement dated December 1, 2018 by and between Urbanizadora Gutor, S.A. de C.V. as lessor and Betterware as lessee; and

vi.     Warehouse Lease Agreement dated April 16, 2018 by and between Mrs. Adriana Hermosillo Hernández as lessor and Betterware as lessee.

INFORMATION ABOUT DD3

Overview

DD3 is a blank check company incorporated under the laws of the British Virgin Islands on July 23, 2018 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Although DD3 is not limited to a particular industry or geographic region, DD3 has focused its efforts to identify a prospective target business on target businesses in Mexico.

The registration statement on Form S-1 (File No. 333-227423) for DD3’s initial public offering was declared effective by the SEC on October 11, 2018. On October 16, 2018, DD3 consummated its initial public offering of 5,000,000 units. On October 23, 2018, the underwriters for DD3’s initial public offering purchased an additional 565,000 units pursuant to the partial exercise of their over-allotment option. The units in DD3’s initial public offering were sold at an offering price of $10.00 per unit, generating total gross proceeds of $55,650,000. Each unit consists of one ordinary share and one warrant, each warrant entitling the holder to purchase one ordinary share at a price of $11.50 per share, subject to adjustment, at any time commencing 30 days after DD3’s completion of an initial business combination. The warrants expire on the fifth anniversary of DD3’s completion of an initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. EarlyBirdCapital acted as the sole book-running manager and I-Bankers Securities, Inc. acted as co-manager of DD3’s initial public offering. Simultaneously with the consummation of DD3’s initial public offering and the closing of the over-allotment option, DD3 consummated private placements of 225,000 and 14,125 private units, respectively, to the sponsor at a price of $10.00 per private unit, generating total proceeds of $2,391,250.

DD3 paid a total of $1,391,250 in underwriting discounts and commissions and $548,670 for other costs and expenses related to the initial public offering. After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds from DD3’s initial public offering, including the partial exercise of the underwriters’ over-allotment option, and the sale of the private units was $56,101,330, of which $55,650,000 (or $10.00 per unit sold in the initial public offering) was placed in the trust account. The net proceeds that were deposited in the trust account will be part of the funds distributed to DD3’s public shareholders in the event DD3 is unable to complete a business combination. Except for a portion of the interest earned on the funds held in the trust account that may be released to DD3 to pay its tax obligations, none of the funds held in the trust account will be released until the earlier of the completion of DD3’s initial business combination and the redemption of 100% of the public shares if DD3 is unable to consummate a business combination by April 16, 2020. The remaining net proceeds ($638,806) not held in the trust account became available to DD3 for working capital purposes.

Initial Business Combination

DD3 will consummate the Business Combination only if it has net tangible assets of at least $5,000,001 upon such consummation and a majority of the outstanding ordinary shares voted are voted in favor of the Business Combination.

If DD3 is unable to consummate an initial business combination by April 16, 2020, DD3 will redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to DD3 to pay taxes and less up to $50,000 of interest to pay liquidation expenses, divided by the number of then outstanding public shares, subject to applicable law, and then seek to dissolve and liquidate. Based on funds in the trust account of approximately $56.9 million on September 30, 2019, the estimated pro rata redemption price would have been approximately $10.22. However, DD3 cannot assure you that it will in fact be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of public shareholders.

If DD3 is unable to complete its business combination by April 16, 2020, DD3 may seek to amend its amended and restated memorandum and articles of association to extend such time period. Any such amendment would require the approval of the holders of 65% of DD3’s outstanding ordinary shares attending and voting on such amendment at the relevant shareholders’ meeting, and in connection with any such vote DD3 would provide public shareholders with the opportunity to redeem their public shares upon the approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to DD3, net of taxes payable, divided by the number of then outstanding public shares.

DD3’s initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. The fair market value of the target or targets will be determined by DD3’s board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Even though DD3’s board of directors will rely on generally accepted standards, DD3’s board of directors will have discretion to select the standards employed. In addition, the application of the standards generally involves a substantial degree of judgment. Accordingly, investors will be relying on the business judgment of the board of directors when it evaluates the fair market value of the target or targets.

Redemption Rights

DD3 is providing its public shareholders with the opportunity to redeem their public shares for cash equal to a pro rata share of the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of then outstanding public shares, upon the consummation of the Business Combination, subject to the limitations described herein. As of September 30, 2019, the amount in the trust account, net of taxes payable, is approximately $10.22 per public share. DD3’s initial shareholders have agreed to waive their redemption rights with respect to their founder shares and private shares. The founder shares and private shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

Submission of the Business Combination to a Shareholder Vote

Since DD3 is seeking shareholder approval of the Business Combination, DD3 is distributing proxy materials and, in connection therewith, providing its public shareholders with the redemption rights described herein upon the consummation of the Business Combination. Public shareholders electing to exercise their redemption rights will be entitled to receive cash equal to their pro rata share of the aggregate amount on deposit in the trust account as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the trust account and not previously released to DD3 to pay taxes, provided that such shareholders follow the specific procedures for redemption set forth in the Proxy Statement/Prospectus relating to the shareholder vote on the Business Combination. DD3’s public shareholders are not required to vote against the Business Combination in order to exercise their redemption rights. If the Business Combination is not completed, then public shareholders electing to exercise their redemption rights will not be entitled to receive such payments.

DD3 will consummate the Business Combination only if a majority of the outstanding ordinary shares voted thereon at the special meeting are voted in favor of the Business Combination Proposal. DD3’s initial shareholders have agreed to (i) waive their redemption rights with respect to their founder shares, private shares and any public shares that they may have acquired during or after DD3’s initial public offering and (ii) vote any such shares in favor of the Business Combination Proposal.

Permitted Purchases of DD3 Securities

The sponsor and DD3’s directors, officers, advisors or their affiliates may purchase DD3’s ordinary shares in privately negotiated transactions or in the open market either prior to or following the completion of DD3’s initial business combination, although they are under no obligation to do so. They will not make any such purchases when they are in possession of any material non-public information not disclosed to the sellers or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of such shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the sponsor or DD3’s directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. DD3 does not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

The purpose of such purchases could be to vote such shares in favor of a business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination, or to satisfy a closing condition in an agreement with a target that requires DD3 to have a minimum net worth or certain amount of cash at the closing of its business combination, where it appears that such requirement would not otherwise be met. This may result in the completion of the business combination when it may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of DD3’s ordinary shares and the number of beneficial holders of DD3’s securities may be reduced, possibly making it difficult for DD3 to maintain or obtain the quotation, listing or trading of its securities on a national securities exchange.

Liquidation if No Business Combination

The sponsor and DD3’s officers and directors have agreed that DD3 must complete its initial business combination by April 16, 2020. DD3 may not be able to find a suitable target business and consummate its initial business combination within such time period. If DD3 is unable to consummate its initial business combination by April 16, 2020, DD3 will, as promptly as reasonably possible but not more than ten business days thereafter, distribute the aggregate amount then on deposit in the trust account (net of taxes payable, and less up to $50,000 of interest to pay liquidation expenses), pro rata to the public shareholders by way of redemption and cease all operations except for the purposes of winding up of its affairs. This redemption of public shareholders from the trust account shall be effected as required by function of DD3’s amended and restated memorandum and articles of association and prior to any voluntary winding up, although at all times subject to the Companies Act.

Following the redemption of public shares, DD3 intends to enter “voluntary liquidation” which is the statutory process for formally closing and dissolving a company under the laws of the British Virgin Islands. Given that DD3 intends to enter voluntary liquidation following the redemption of public shareholders from the trust account, DD3 does not expect that the voluntary liquidation process will cause any delay to the payment of redemption proceeds from the trust account. In connection with such a voluntary liquidation, the liquidator would give notice to creditors inviting them to submit their claims for payment, by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in at least one newspaper published in the British Virgin Islands and in at least one newspaper circulating in the location where DD3 has its principal place of business, and taking any other steps he considers appropriate to identify DD3’s creditors, after which DD3’s remaining assets would be distributed. As soon as the affairs of the company are fully wound-up, the liquidator must complete his statement of account and make a notificational filing with the Registrar. DD3 would be dissolved once the Registrar issues a Certificate of Dissolution.

DD3’s initial shareholders have agreed to waive their redemption rights with respect to their founder shares and private units if DD3 fails to consummate its initial business combination within the applicable period from the closing of DD3’s initial public offering.

However, if DD3’s initial shareholders, or any of DD3’s officers, directors or affiliates acquire public shares in or after DD3’s initial public offering, they will be entitled to redemption rights with respect to such public shares if DD3 fails to consummate its initial business combination within the required time period. There will be no redemption rights or liquidating distributions with respect to DD3’s warrants, which will expire worthless in the event DD3 does not consummate its initial business combination by April 16, 2020. DD3 will pay the costs of its liquidation from the remaining assets outside of the trust account or interest earned on the funds held in the trust account. However, the liquidator may determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). Also, a creditor or shareholder may file a petition with the BVI court which, if successful, may result in DD3’s liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of DD3’s remaining assets.

Additionally, in any liquidation proceedings of the company under British Virgin Islands law, the funds held in the trust account may be included in DD3’s estate and subject to the claims of third parties with priority over the claims of DD3’s shareholders. To the extent any such claims deplete the trust account DD3 may not be able to return to its public shareholders the liquidation amounts payable to them.

If DD3 was to expend all of the net proceeds of its initial offering public, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon DD3’s dissolution would be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of DD3’s creditors, which would have higher priority than the claims of the public shareholders. The actual per-share redemption amount received by shareholders may be less than $10.00, plus interest (net of taxes payable, and less up to $50,000 of interest to pay liquidation expenses).

Although DD3 has sought and will continue to seek to have all vendors, service providers, prospective target businesses or other entities with which DD3 does business execute agreements with DD3 waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of the public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against DD3’s assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, DD3’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to DD3 than any alternative. Examples of possible instances where DD3 may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with DD3 and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, the sponsor agreed that it will be liable to DD3, if and to the extent any claims by a vendor for services rendered or products sold to DD3, or a prospective target business with which DD3 has discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.00 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under DD3’s indemnity of the underwriters of its initial public offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, the sponsor will not be responsible to the extent of any liability for such third-party claims. However, the sponsor may not be able to satisfy those obligations. Other than as described above, none of DD3’s other officers or directors will indemnify DD3 for claims by third parties including, without limitation, claims by vendors and prospective target businesses. DD3 has not independently verified whether the sponsor has sufficient funds to satisfy its indemnity obligations and believe that the sponsor’s only assets are securities of DD3. DD3 has not asked the sponsor to reserve for such indemnification obligations. DD3 believes the likelihood of the sponsor having to indemnify the trust account is limited because DD3 will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with DD3 waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

In the event that the proceeds in the trust account are reduced below $10.00 per share and the sponsor asserts that it is unable to satisfy any applicable obligations or that it has no indemnification obligations related to a particular claim, DD3’s independent directors would determine whether to take legal action against the sponsor to enforce its indemnification obligations. While DD3 currently expects that its independent directors would take legal action on DD3’s behalf against the sponsor to enforce its indemnification obligations to DD3, it is possible that the independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, due to claims of creditors, the actual value of the per-share redemption price may be less than $10.00 per share.

DD3 will seek to reduce the possibility that the sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which DD3 does business execute agreements with DD3 waiving any right, title, interest or claim of any kind in or to monies held in the trust account. The sponsor will also not be liable as to any claims under DD3’s indemnity of the underwriters of its initial public offering against certain liabilities, including liabilities under the Securities Act. DD3 will have access to funds not placed in the trust account with which to pay any such potential claims. In the event that DD3 liquidates and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from the trust account could be liable for claims made by creditors.

If DD3 is deemed insolvent for the purposes of the Insolvency Act (i.e. (i) DD3 fails to comply with the requirements of a statutory demand that has not been set aside under section 157 of the Insolvency Act; (ii) execution or other process issued on a judgment, decree or order of a British Virgin Islands Court in favor of a creditor of DD3 is returned wholly or partly unsatisfied; or (iii) either the value of DD3’s liabilities exceeds its assets, or DD3 is unable to pay its debts as they become due), then there are very limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act. A voidable transaction would include, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue”. A liquidator appointed over an insolvent company who considers that a particular transaction or payment is a voidable transaction under the Insolvency Act could apply to the British Virgin Islands Courts for an order setting aside that payment or transaction in whole or in part.

Additionally, if DD3 enters insolvent liquidation under the Insolvency Act, the funds held in the trust account will likely be included in DD3’s estate and subject to the claims of third parties with priority over the claims of DD3’s shareholders. To the extent any insolvency claims deplete the trust account DD3 may not be able to return to its public shareholders the liquidation amounts due them.

DD3’s public shareholders will be entitled to receive funds from the trust account only (i) in the event of a redemption of the public shares prior to any winding up in the event DD3 does not consummate its initial business combination by April 16, 2020, (ii) if they redeem their shares in connection with an initial business combination that DD3 consummates or (iii) if they redeem their shares in connection with a shareholder vote to amend DD3’s amended and restated memorandum and articles of association (A) to modify the substance or timing of DD3’s obligation to redeem 100% of the public shares if it does not complete an initial business combination by April 16, 2020 or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. A shareholder’s voting in connection with the Business Combination alone will not result in a shareholder’s redeeming its shares to DD3 for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above. In no event, however, will DD3 redeem public shares in an amount that would cause its net tangible assets to be less than $5,000,001.

Facilities

DD3 currently maintains its principal executive offices at Pedregal 24, 4th Floor, Colonia Molino del Rey, Del. Miguel Hidalgo, 11040 Mexico City, Mexico. The cost for this space is included in the $7,500 per-month fee the sponsor began charging DD3 for general and administrative services commencing on October 11, 2018 pursuant to a letter agreement between DD3 and the sponsor. DD3 believes, based on rents and fees for similar services in Mexico City that the fee charged by the sponsor is at least as favorable as DD3 could have obtained from an unaffiliated person. DD3 considers its current office space, combined with the office space otherwise available to its executive officers, adequate for its current operations.

Employees

DD3 currently has three executive officers. These individuals are not obligated to devote any specific number of hours to DD3’s matters and intend to devote only as much time as they deem necessary to DD3’s affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process DD3 is in. Accordingly, once a suitable target business to acquire has been located, management will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on DD3’s affairs) than had been spent prior to locating a suitable target business. DD3 does not intend to have any full-time employees prior to the consummation of a business combination.

Directors and Executive Officers

DD3’s current directors and executive officers are as follows:

Name	Age	Position
Dr. Martín M. Werner	56	Chairman of the Board and Chief Executive Officer
Jorge Combe	41	Director and Chief Operating Officer
Daniel Salim	27	Chief Financial Officer
Dr. Guillermo Ortiz	71	Director
Mauricio Espinosa	34	Director
Alan Smithers	57	Director
Pedro Solís Cámara	59	Director

Dr. Martín M. Werner, who has served as DD3’s Chief Executive Officer and Chairman of the Board since inception, is a founding partner of DD3 Capital. Prior to founding DD3 Capital in 2016, Dr. Werner worked at Goldman Sachs for 16 years (2000 – 2016) becoming a Managing Director in 2000 and a Partner in 2006. He was co-head of the Investment Banking Division for Latin America and the country head of the Mexico office. Dr. Werner continues to serve as the Chairman of the board of directors of Red de Carreteras de Occidente (RCO), which is one of Mexico’s largest private concessionaires and operates more than 760 kilometers of toll roads and is owned by Goldman Sachs Infrastructure Partners. Prior to his time with Goldman Sachs, Dr. Werner served in the Mexican Treasury Department as the General Director of Public Credit from 1995 to 1997, and as Deputy Minister from 1997 to 1999. Among his numerous activities, he was in charge of restructuring Mexico’s Public debt after the financial crisis of 1994 and 1995. Dr. Werner is the second largest investor of Banca Mifel, a leading mid-market Mexican bank with $3.3 billion in assets and a credit portfolio of $2.0 billion; he is also member of the Board of Directors of Grupo Comercial Chedraui, a leading supermarket chain in Mexico and the United States; the Board of Directors of Grupo Aeroportuario Centro Norte, one of Mexico’s largest airport operators; and he is a member of Yale University’s School of Management Advisory Board. Dr. Werner holds a bachelor degree in economics from Instituto Tecnologico Autonomo de Mexico (ITAM) and a Ph.D. in economics from Yale University.

Jorge Combe, who has served as DD3’s Chief Operating Officer since inception and as a director since October 2018, is a founding partner of DD3 Capital. He was a former Managing Director in the Investment Banking Division of Goldman Sachs in Mexico City from 2010 to 2017. While at Goldman Sachs, Mr. Combe covered companies across the Latin American region and lead several initial equity offerings, mergers and acquisitions, structured financing notes and debt offerings transactions in the Mexican and Latin American markets. Prior to joining Goldman Sachs, Mr. Combe was a vice president in the investment banking division in Merrill Lynch from 2009 to 2010. He had also worked at GP Investimentos from 2008 to 2009, one of the leading Brazilian private equity firms, where Mr. Combe was part of the founding investment team and analyzed multiple investment opportunities as well as supervising the portfolio company, Fogo de Chao. Prior to GP Investimentos, Mr. Combe worked for Credit Suisse as an associate in the equity capital markets group where he was involved in over 20 equity offerings for Latin American companies. Mr. Combe began his career at Banco Banorte as floor equity trader, where he held various positions in Mexico and New York. Mr. Combe is a member of the Board of Directors in Quiero Casa, a leading real estate residential developer in Mexico; and has earned an MBA from the Wharton Business School at the University of Pennsylvania and a Bachelor of Science in economics from Instituto Tecnologico Autonomo de Mexico (ITAM).

Daniel Salim, who has served as DD3’s Chief Financial Officer since inception, has been the member of the DD3 Capital team in charge of analyzing the deal flow and execution of mergers and acquisitions, equity raising, advisory and debt raising since 2017. From 2015 to 2017, Mr. Salim worked for Bank of Tokyo-Mitsubishi in their Latin America Corporate & Investment Banking Group, where he evaluated project finance and acquisition opportunities involving Mexican blue-chip and state-owned companies, across the Americas, in the renewable energy, petrochemicals and oil and gas sectors. From 2013 to 2015, he served as an analyst at HR Ratings, a local rating agency covering medium and large companies in the retail, real state, consumer, manufacturing and entertainment industries. Mr. Salim received a Bachelor in Finance and Accounting from Universidad Anahuac Norte and is currently a chartered financial analyst candidate.

Dr. Guillermo Ortiz, who has served on DD3’s board of directors as an independent director since October 2018, has served as Chairman of BTG Pactual Latin America ex-Brazil, a leading Brazilian financial services company with operations throughout Latin America, the U.S. and Europe, since 2015. Prior to joining BTG, from

2010 to 2015, he was Chairman of the Board of Grupo Financiero Banorte-Ixe, the largest independent Mexican financial institution. Dr. Ortiz also served two consecutive six-year terms as Governor of Mexico’s Central Bank from 1998 to 2009. From 1994 to 1997, Dr. Ortiz served as Secretary of Finance and Public Credit in the Mexican Federal Government where he guided Mexico through the “Tequila” crisis and contributed to the stabilization of the Mexican economy, helping return the nation to growth in 1996. He has served on the Board of Directors of the International Monetary Fund, the World Bank and the Interamerican Development Bank. Dr. Ortiz is Chairman of the Pe Jacobsson Foundation, a member of Group of Thirty, Board of Directors of the Center for Financial Stability, Board of Directors of the Globalization and Monetary Policy Institute, Board of Directors in the Federal Reserve Bank of Dallas and Board of Directors of China’s International Finance Forum. He is also an Officer of Zurich Insurance Group Ltd. and a Member of the Board of Directors of Wetherford International, a leading company in the oil and equipment industry, as well as of a number of Mexican companies, including Aeropuertos del Sureste, one of Mexico’s largest airport operators, Mexichem, a global leading petrochemical group, and Vitro, a leading glass manufacturer company in Mexico. Dr. Ortiz is also a member of the Quality of Life Advisory Board of the Government of Mexico City. Dr. Ortiz holds a bachelor’s degree in economics from Universidad Nacional Autónoma de México (UNAM), a master’s degree and a Ph.D. in economics from Stanford University.

Mauricio Espinosa, who has served on DD3’s board of directors as an independent director since October 2018, is a founding partner of Kue Capital, a family office headquartered in Mexico City and formed in 2016 that is focused on asset management and direct private equity. He is responsible for deal flow origination and execution of investments in the real estate, food, energy, assisted living and search funds sectors. Prior to founding Kue Capital, Mr. Espinosa worked at Grupo Rimsa from 2010 to 2017. Grupo Rimsa is a leading pharmaceutical manufacturing and distribution company in Mexico, with intellectual property, assets and pharmaceutical patents in Latin America and Europe. Mr. Espinosa served in several different roles at Grupo Rimsa, including, M&A Director, Business Development Director and Strategic Planning Manager. Mr. Espinosa led the management and coordination of the sale of Grupo Rimsa to Teva Pharmaceuticals. Additionally, Mr. Espinosa is a member of the following: the Board of Directors of Across, a Mexican private jet company; the Board of Directors of Banorte, the largest independent Mexican financial institution; the Board of Directors of Fondo Reciclaje Urbano, a Real Estate fund and is also the founder and a member of the Board of Directors of Plan Maestro NFP, an association focused on educating Mexican children, which has over 175,000 affiliates. Mr. Espinosa holds a bachelor’s degree in industrial engineering from Universidad Iberoamericana de Mexico.

Alan Smithers, who has served on DD3’s board of directors as an independent director since October 2018, has been the chief executive officer and chairman of Investigación Farmacéutica, S.A. de C.V. (IFA Celtics), a Mexican pharmaceutical company with more than 50 years of experience focused on providing therapeutic alternatives to different conditions, since 2011. From 1996 to 2011, Mr. Smithers was a founding partner of Columbus de Mexico, S.A. de C.V., an asset management company with more than MX$13 billion in assets under management. From 1991 to 1995, Mr. Smithers was Director of Capital Markets at Banco Nacional de Mexico S.A. (currently Citibanamex), where he was member of the placement team of the first instrument in Mexican pesos placed abroad through an operation named by “Latin Finance” as the Latin American Bond of the Year in 1993. Mr. Smithers was Director of Capital Markets at Acciones y Valores de Mexico, S.A. de C.V. Casa de Bolsa from 1985 to 1991. Mr. Smithers holds a bachelor’s degree in economics from Instituto Tecnologico Autonomo de Mexico (ITAM).

Pedro Solís Cámara, who has served on DD3’s board of directors as an independent director since October 2018, is a founding partner and director of Solís Cámara y Cia, S.C. and Solís Cámara, López Guerrero, S.C., which are tax advisory firms headquartered in Mexico City and formed in 1991. Prior to founding Solís Cámara y Cia, S.C. and Solís Cámara, López Guerrero, S.C., Mr. Solís Cámara worked at Galaz, Carstens, Chavero y Yamazaki (currently Deloitte) from 1981 to 1986, where he was the head of Grupo SARE’s tax department. From 1986 to 1991, he worked as an independent tax advisor at Solís Cámara, Escobar y Compañia, S.C. Mr. Solís Cámara has also worked in the academic field as a part-time professor at Instituto Tecnológico Autónomo de Mexico (ITAM) from 1985 to 2015 and has given numerous conferences on tax issues in panels and events of the most varied nature. From 1995 and 1996, he served as member of the Fiscal Advisory Council on property tax of the Treasury of Distrito Federal, and from 2013 to 2014, he was part of the Training Group of the Tax Administration System (SAT). Mr. Solís Cámara is an active partner and member of the Fiscal Commission of Colegio de Contadores Públicos de México, A.C. Additionally, he is member of Instituto Mexicano de Contadores Públicos, A.C., of the IFA Grupo Mexico and of the International Fiscal Association. Currently, Mr. Solís Cámara is an owner advisor for several companies, among which are: Bardahl de Mexico S.A. de C.V., Grupo Ambrosia, La Era Natural, Don Apoyo, S.A.P.I. de C.V., Grupo Dinero Práctico, Grupo Gicsa S.A.B. de C.V., Day Asesores, Fibra Plus and Latam Hotel Corporation LTD.

Number and Terms of Office of Officers and Directors

DD3’s board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Solís Cámara and Mr. Smithers, will expire at DD3’s first annual meeting of shareholders. The term of office of the second class of directors, consisting of Mr. Combe and Mr. Espinosa, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Dr. Werner and Dr. Ortiz, will expire at the third annual meeting.

DD3’s officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. DD3’s board of directors is authorized to appoint persons to the offices set forth in DD3’s amended and restated memorandum and articles of association as it deems appropriate, including a chairman of the board, a chief executive officer, a president, a chief financial officer, one or more vice-presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient.

Director Independence

Dr. Guillermo Ortiz and Messrs. Mauricio Espinosa, Alan Smithers and Pedro Solís Cámara are each considered an “independent director” under the Nasdaq listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. DD3’s independent directors have regularly scheduled meetings at which only independent directors are present. Any affiliated transactions will be on terms no less favorable to DD3 than could be obtained from independent parties. DD3’s board of directors will review and approve all affiliated transactions with any interested director abstaining from such review and approval.

Executive Compensation

No executive officer has received any cash compensation for services rendered to DD3. Commencing on October 11, 2018 through DD3’s acquisition of a target business or liquidation, DD3 will pay the sponsor an aggregate fee of $7,500 per month for providing DD3 with office space and certain office and secretarial services. However, this arrangement is solely for DD3’s benefit and is not intended to provide DD3’s executive officers or directors compensation in lieu of a salary.

Other than the $7,500 per month administrative fee and the repayment of the loan of $145,435 made by the sponsor to DD3 in connection with the consummation of DD3’s initial public offering, no compensation or fees of any kind, including finder’s, consulting fees and other similar fees, will be paid to the sponsor, members of DD3’s management team or their respective affiliates, for services rendered prior to or in connection with the consummation of DD3’s initial business combination (regardless of the type of transaction that it is). However, they will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on DD3’s behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by DD3. DD3’s audit committee will review and approve all reimbursements and payments made to the sponsor, members of DD3’s management team or their respective affiliates, with any interested director abstaining from such review and approval.

After DD3’s initial business combination, members of DD3’s management team who remain with DD3 may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to DD3’s shareholders. It is unlikely the amount of such compensation will be known at the time of a shareholder meeting held to consider an initial business combination, as it will be up to the directors of the combined company to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

Committees of the Board of Directors

DD3’s board of directors has three standing committees: an audit committee, a nominating committee and a compensation committee. The duties of each such committee are specified in the audit committee charter, nominating committee charter and compensation committee charter, respectively, adopted by DD3’s board of directors. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors. DD3 has an audit committee comprised of Mr. Solís Cámara (chairman), Dr. Ortiz and Mr. Espinosa, each of whom is an independent director. Each member of the audit committee is financially literate, and DD3’s board of directors has determined that Mr. Solís Cámara qualifies as an “audit committee financial expert” as defined under rules and regulations of the SEC. The members of DD3’s nominating committee are Dr. Ortiz (chairman), Mr. Smithers and Mr. Espinosa, each of whom is an independent director. The members of DD3’s compensation committee are Dr. Ortiz (chairman), Mr. Solís Cámara and Mr. Smithers, each of whom is an independent director. There will be no salary, fees or other compensation being paid to DD3’s officers or directors prior to the Closing other than as disclosed in the Proxy Statement/Prospectus.

Code of Ethics

DD3 has adopted a Code of Ethics applicable to its directors, officers and employees. DD3 has filed a copy of its Code of Ethics, audit committee charter, nominating committee charter and compensation committee charter as exhibits to the registration statement filed in connection with DD3’s initial public offering. You will be able to review these documents by accessing DD3’s public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from DD3. DD3 intends to disclose any amendments to or waivers of certain provisions of DD3’s Code of Ethics in a Current Report on Form 8-K.

Compensation Discussion and Analysis

No executive officer has received any cash compensation for services rendered to DD3. Commencing on October 11, 2018 through DD3’s acquisition of a target business or liquidation, DD3 will pay the sponsor an aggregate fee of $7,500 per month for providing DD3 with office space and certain office and secretarial services. However, this arrangement is solely for DD3’s benefit and is not intended to provide DD3’s executive officers or directors compensation in lieu of a salary.

Other than the $7,500 per month administrative fee and the repayment of the loan of $145,435 made by the sponsor to DD3 in connection with the consummation of DD3’s initial public offering, no compensation or fees of any kind, including finder’s, consulting fees and other similar fees, will be paid to the sponsor, members of DD3’s management team or their respective affiliates, for services rendered prior to or in connection with the consummation of DD3’s initial business combination (regardless of the type of transaction that it is). However, they will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on DD3’s behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by DD3. DD3’s audit committee will review and approve all reimbursements and payments made to the sponsor, members of DD3’s management team or their respective affiliates, with any interested director abstaining from such review and approval.

After DD3’s initial business combination, members of DD3’s management team who remain with the combined company may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to DD3’s shareholders. It is unlikely the amount of such compensation will be known at the time of a shareholder meeting held to consider an initial business combination, as it will be up to the directors of the combined company to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

Legal Proceedings

There is no material litigation, arbitration, governmental proceeding or any other legal proceeding currently pending or known to be contemplated against DD3 or any members of its management team in their capacity as such.

DD3 has received a letter from an attorney representing a former equity holder of Betterware stating that it is in the process of evaluating potential claims against DD3 and DD3 Capital relating to matters primarily involving the sale of its equity interest in Betterware. DD3 is not aware of any legal proceedings that have been commenced against DD3 in connection with these potential claims. Because the legal assertions contained in the letter are not susceptible to meaningful evaluation at this time, DD3 believes that any claims that may be made against DD3 related to the allegations contained in the letter are too remote for reliable assessment.

Principal Accountant Fees and Services

The following is a summary of fees paid or to be paid by DD3 to Marcum for services rendered.

Audit Fees.    Audit fees consist of fees billed for professional services rendered for the audit of DD3’s year-end financial statements and services that are normally provided by Marcum in connection with regulatory filings. The aggregate fees billed by Marcum for professional services rendered for the audit of DD3’s annual financial statements, review of the financial information included in DD3’s Forms 10-Q for the respective periods and other required filings with the SEC for the period from July 23, 2018 (inception) through June 30, 2019 totaled $82,240. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.

Audit-Related Fees.    Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of DD3’s financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. DD3 did not pay Marcum for consultations concerning financial accounting and reporting standards during the period from July 23, 2018 (inception) through June 30, 2019.

Tax Fees.    DD3 did not pay Marcum for tax planning and tax advice for the period from July 23, 2018 (inception) through June 30, 2019.

All Other Fees.     DD3 did not pay Marcum for other services for the period from July 23, 2018 (inception) through June 30, 2019.

Pre-Approval Policy

DD3’s audit committee was formed in connection with the effectiveness of the registration statement for DD3’s initial public offering. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of DD3’s audit committee were approved by DD3’s board of directors. Since the formation of DD3’s audit committee, and on a going-forward basis, the audit committee has and will pre-approve all audit services and permitted non-audit services to be performed for DD3 by its auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

DD3 MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the combined financial statements and related notes of DD3 included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting DD3’s current expectations, estimates and assumptions concerning events and financial trends that may affect its future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

The following discussion and analysis of DD3’s financial condition and results of operations should be read in conjunction with DD3’s financial statements and the notes thereto contained elsewhere in this prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Overview

DD3 is a blank check company incorporated in the British Virgin Islands on July 23, 2018 formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. DD3 intends to utilize cash derived from the proceeds of its initial public offering, its securities, debt or a combination of cash, securities and debt, in effecting a business combination.

DD3 expects to continue to incur significant costs in the pursuit of its acquisition plans. DD3 cannot assure you that its plans to complete a business combination will be successful.

On August 2, 2019, DD3 entered into the Business Combination Agreement, pursuant to which DD3 agreed to merge with and into Betterware with Betterware surviving the Merger and BLSM becoming a wholly-owned subsidiary of the combined company. The Business Combination Agreement provides that DD3 will purchase certain shares from the Sellers and thereafter consummate the Merger. At the Effective Time of the Merger pursuant to the Merger Agreement: (i) DD3 will pay to the Sellers the amount, if any, by which the amount in the trust account as of the Closing exceeds $25,000,000 up to a maximum of $30,000,000; (ii) all of the Betterware Shares issued and outstanding immediately prior to the Effective Time of the Merger will be canceled and to the extent the Sellers receive $30,000,000 in cash consideration from the trust account, the Sellers will be entitled to receive 28,700,000 combined company shares, or if the Sellers receive less than $30,000,000 in cash consideration, the Sellers will be entitled to receive the number of combined company shares equal to the combined valuation of Betterware and BLSM (as calculated pursuant to the Business Combination Agreement) less the cash consideration amount received by the Sellers, divided by $10.00; provided, however, that a portion of such combined company shares will be held in trust to secure debt obligations of the combined company, which will represent all of the combined company shares received by the Sellers; and (iii) all of DD3’s ordinary shares issued and outstanding immediately prior to the Effective Time of the Merger will be canceled and exchanged for combined company shares on a one-for-one basis. On September 23, 2019, DD3 entered into the Amendment Agreement, pursuant to which the definition of “Companies Valuation” under Article I of the Business Combination Agreement was revised to eliminate the inclusion of Net Debt (as defined in the Business Combination Agreement) in such valuation. Other than as modified pursuant to the Amendment Agreement, the Business Combination Agreement remains in full force and effect.

DD3 Management’s Discussion with Respect to Financial Statements for the Three Months Ended September 30, 2019

Results of Operations

DD3 has neither engaged in any operations nor generated any revenues to date. DD3’s only activities from inception to September 30, 2019 were organizational activities, those necessary to prepare for its initial public offering, described below, and identifying a target company for a business combination and activities in connection with the Business Combination. DD3 does not expect to generate any operating revenues until after the completion of its initial business combination. DD3 generates non-operating income in the form of interest income on marketable securities held in the trust account. DD3 is incurring expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with completing a business combination. DD3 is also incurring expenses in connection with the Business Combination.

For the three months ended September 30, 2019, DD3 had net loss of $363,680 which consists of interest income on marketable securities held in the trust account of $303,822 and an unrealized gain on marketable securities held in the trust account of $8,345, offset by operating costs of $224,830 and share based compensation of $451,017 related to the sponsor’s transfer of founder shares to certain of DD3’s directors and officers and their affiliates (as permitted transferees).

For the period from July 23, 2018 (inception) through September 30, 2018, DD3 had a net loss of $3,585, which consisted of operating and formation costs.

Off-balance sheet financing arrangements

DD3 has no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of September 30, 2019. DD3 does not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. DD3 has not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual obligations

DD3 does not have any long-term debt obligations, capital lease obligations, operating lease obligations, purchase obligations or long-term liabilities, other than an agreement to pay the sponsor a monthly fee of $7,500 for certain general and administrative services, including office space, utilities and administrative support, provided to DD3. DD3 began incurring these fees on October 11, 2018 and will continue to incur these fees monthly until the earlier of the completion of a business combination and DD3’s liquidation.

DD3 has engaged EarlyBirdCapital as an advisor in connection with a business combination to assist DD3 in holding meetings with DD3’s shareholders to discuss a potential business combination and the target business’ attributes, introduce DD3 to potential investors that are interested in purchasing securities, assist DD3 in obtaining shareholder approval for a business combination and assist DD3 with its press releases and public filings in connection with a business combination. DD3 will pay EarlyBirdCapital a cash fee for such services upon the consummation of a business combination in an amount equal to 3.5% of the gross proceeds of DD3’s initial public offering (exclusive of any applicable finders’ fees which might become payable).

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. DD3 has identified the following critical accounting policies:

Ordinary shares subject to possible redemption

DD3 accounts for ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within DD3’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. DD3’s ordinary shares feature certain redemption rights that are considered to be outside of DD3’s control and subject to occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the balance sheet.

Net loss per ordinary share

DD3 applies the two-class method in calculating earnings per share. Ordinary shares subject to possible redemption which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net loss per ordinary share since such shares, if redeemed, only participate in their pro rata share of the trust account earnings. DD3’s net income is adjusted for the portion of income that is attributable to ordinary shares subject to redemption, as these shares only participate in the earnings of the trust account and not DD3’s income or losses.

Recent accounting pronouncements

DD3’s management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on its condensed financial statements.

DD3 Management’s Discussion with Respect to Financial Statements for the Period from July 23, 2018 (inception) through June 30, 2019

Results of Operations

DD3 has neither engaged in any operations nor generated any revenues to date. DD3’s only activities from inception to June 30, 2019 were organizational activities, those necessary to prepare for its initial public offering, described below, and identifying a target company for a business combination and activities in connection with the Business Combination. DD3 does not expect to generate any operating revenues until after the completion of its initial business combination. DD3 generates non-operating income in the form of interest income on marketable securities held in the trust account. DD3 is incurring expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with completing a business combination. DD3 is also incurring expenses in connection with the Business Combination.

For the period from July 23, 2018 (inception) through June 30, 2019, DD3 had net income of $226,960 which consists of interest income on marketable securities held in the trust account of $928,015 and an unrealized gain on marketable securities held in the trust account of $10,375, offset by operating costs of $711,430.

Liquidity and Capital Resources

On October 16, 2018, DD3 consummated its initial public offering of 5,000,000 units at a price of $10.00 per unit, generating gross proceeds of $50,000,000. Simultaneously with the closing of its initial public offering, DD3 consummated the sale of 225,000 private units to the sponsor at a price of $10.00 per private unit, generating gross proceeds of $2,250,000.

On October 23, 2018, in connection with the underwriters’ election to partially exercise their over-allotment option, DD3 consummated the sale of an additional 565,000 units and the sale of an additional 14,125 private units, generating total gross proceeds of $5,791,250.

Following the initial public offering (including the partial exercise of the underwriters’ over-allotment option) and the sale of the private units, a total of $55,650,000 was placed in the trust account, and DD3 had $638,806 of cash held outside of the trust account, after payment of costs related to the initial public offering, and available for working capital purposes. DD3 incurred $1,939,920 in transaction costs, including $1,391,250 of underwriting fees and $548,670 of other costs.

As of September 30, 2019, DD3 had marketable securities held in the trust account of $56,900,557 (including approximately $1,251,000 of interest income and unrealized gains) consisting of U.S. Treasury Bills with a maturity of 180 days or less. Interest income on the balance in the trust account may be used by DD3 to pay taxes. Through September 30, 2019, DD3 did not withdraw any interest earned on the trust account.

For the three months ended September 30, 2019, cash used in operating activities was $114,630. Net loss of $363,680 was affected by interest earned on marketable securities held in the trust account of $303,822, an unrealized gain on marketable securities held in the trust account of $8,345, share based compensation expense of $451,017 and changes in operating assets and liabilities, which provided $110,200 of cash in operating activities.

For the period from July 23, 2018 (inception) through June 30, 2019, cash used in operating activities was $300,600. Net income of $226,960 was affected by interest earned on marketable securities held in the trust account of $928,015, an unrealized gain on marketable securities held in the trust account of $10,375 and changes in operating assets and liabilities, which provided $491,663 of cash in operating activities.

DD3 intends to use substantially all of the funds held in the trust account to acquire a target business and to pay its expenses relating thereto. To the extent that DD3’s share capital is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business.

DD3 intends to use the funds held outside the trust account primarily to identify and evaluate prospective acquisition candidates, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses, review corporate documents and material agreements of prospective target businesses, select the target business to acquire and structure, negotiate and consummate a business combination.

In order to fund working capital deficiencies or finance transaction costs in connection with a business combination, the sponsor, an affiliate of the sponsor or DD3’s officers and directors may, but are not obligated to, loan DD3 funds as may be required. If DD3 completes a business combination, DD3 would repay such loaned amounts. In the event that a business combination does not close, DD3 may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from the trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units, at a price of $10.00 per unit, at the option of the lender. The units would be identical to the private units.

DD3 has principally financed its operations from inception using proceeds from the sale of its equity securities to its shareholders prior to its initial public offering and such amount of proceeds from its initial public offering that were placed in an account outside of the trust account for working capital purposes. As of September 30, 2019, DD3 had $61,200 in its operating bank accounts, $56,900,557 in securities held in the trust account to be used for a business combination or to repurchase or redeem its ordinary shares in connection therewith and a working capital deficit of $459,830. In August 2019, DD3 Capital, an affiliate of the sponsor, committed to provide DD3 an aggregate of $50,000 in loans. In October 2019, the commitment was replaced by an aggregate commitment of $135,000 from DD3 Hipotecaria S.A. de C.V. SOFOM ENR, an affiliate of the sponsor. The loans will be evidenced by notes and would either be repaid upon the consummation of a business combination or up to $1,500,000 of the notes may be converted into units that would be identical to the private units. In addition, one of DD3’s service providers has agreed to defer the payment of fees owed to them until the consummation of a business combination, which amounted to approximately $470,000 as of September 30, 2019. Based on the foregoing, DD3 believes it will have sufficient cash to meet its needs through the earlier of the consummation of a business combination or April 16, 2020, the date that DD3 will be required to cease all operations except for the purpose of winding up, if a business combination is not consummated.

Off-Balance Sheet Arrangements

DD3 has no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of June 30, 2019. DD3 does not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. DD3 has not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

DD3 does not have any long-term debt obligations, capital lease obligations, operating lease obligations, purchase obligations or long-term liabilities, other than an agreement to pay the sponsor a monthly fee of $7,500 for certain general and administrative services, including office space, utilities and administrative support, provided to DD3. DD3 began incurring these fees on October 11, 2018 and will continue to incur these fees monthly until the earlier of the completion of a business combination and DD3’s liquidation.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. DD3 has identified the following critical accounting policies:

Ordinary shares subject to possible redemption

DD3 accounts for ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within DD3’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. DD3’s ordinary shares feature certain redemption rights that are considered to be outside of DD3’s control and subject to occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the balance sheet.

Net loss per ordinary share

DD3 applies the two-class method in calculating earnings per share. Ordinary shares subject to possible redemption which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net loss per ordinary share since such shares, if redeemed, only participate in their pro rata share of the trust account earnings. DD3’s net income is adjusted for the portion of income that is attributable to ordinary shares subject to redemption, as these shares only participate in the earnings of the trust account and not DD3’s income or losses.

Recent accounting pronouncements

DD3’s management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on its financial statements.

Quantitative and Qualitative Disclosures about Market Risk

As of June 30, 2019, DD3 was not subject to any market or interest rate risk. Following the consummation of DD3’s initial public offering, the net proceeds of DD3’s initial public offering, including amounts in the trust account, have been invested in U.S. government treasury bills, notes or bonds with a maturity of 180 days or less or in certain money market funds that invest solely in U.S. treasuries. Due to the short-term nature of these investments, DD3 believes there will be no associated material exposure to interest rate risk.

CERTAIN DD3 RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In July 2018, DD3 issued 1,473,500 founder shares to the sponsor for $25,000 in cash, at a purchase price of approximately $0.02 per share, in connection with DD3’s organization. In September 2018, the sponsor forfeited 36,000 founder shares, resulting in an aggregate of 1,437,500 founder shares outstanding. In November 2018, the sponsor forfeited 46,250 founder shares following the expiration of the unexercised portion of the over-allotment option granted to the underwriters in connection with DD3’s initial public offering, thereby reducing the number of founder shares held by the sponsor to 1,391,250.

Simultaneously with the closing of DD3’s initial public offering, the sponsor purchased 225,000 private units at a price of $10.00 per private unit. On October 23, 2018, the sponsor purchased an additional 14,125 private units in a private placement that occurred simultaneously with the purchase of additional units by the underwriters pursuant to the partial exercise of their over-allotment option.

On October 16, 2018, the sponsor advance funded $187,500 to the trust account in anticipation of the additional amount it intended to pay for additional private units upon the underwriters’ exercise of the over-allotment option. In connection with the underwriters’ partial exercise of their over-allotment option on October 23, 2018, DD3 applied $141,250 of the advance payment made by the sponsor already deposited into the trust account and returned the balance of $46,250 to the sponsor.

On October 11, 2018, the founder shares were placed into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferred, assigned, sold or released from escrow until (x) with respect to 50% of such shares, the earlier of one year after the date of the consummation of DD3’s initial business combination and the date on which the closing price of the ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations, and recapitalizations) for any 20 trading days within any 30-trading day period commencing after DD3’s initial business combination and (y) with respect to the remaining 50% of such shares, one year after the date of DD3’s consummation of an initial business combination. With certain limited exceptions, the private units (including the underlying securities) will not be transferable, assignable or saleable until after the completion of DD3’s initial business combination.

In July 2019, the sponsor transferred all of the outstanding founder shares and 47,825 private units to certain of DD3’s directors and officers and their affiliates (as permitted transferees) at the price originally paid for such securities, and such transferred securities remain subject to the escrow and transfer restrictions described above. Accordingly, DD3’s directors and officers who directly or indirectly own founder shares or private units may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate the initial business combination.

In order to meet working capital needs, the sponsor and DD3’s officers and directors or their affiliates may, but are not obligated to, loan DD3 funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of DD3’s initial business combination, without interest, or, at holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit. The units would be identical to the private units. In the event that the initial business combination does not close, DD3 may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from the trust account would be used for such repayment.

The holders of founder shares, as well as the holders of the private units and any units the sponsor or DD3’s officers or directors or their affiliates may be issued in payment of working capital loans made to DD3 (and all underlying securities), are entitled to registration rights pursuant to a registration rights agreement, dated October 11, 2018, among DD3 and the initial shareholders. The holders of a majority of these securities are entitled to make up to two demands that DD3 register such securities. The holders of the majority of the founder shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the private units and units issued in payment of working capital loans made to DD3 (or underlying securities) can elect to exercise these registration rights at any time after DD3 consummates a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to DD3’s consummation of a business combination. DD3 will bear the expenses incurred in connection with the filing of any such registration statements.

The sponsor loaned DD3 an aggregate of $145,435 in connection with the expenses of DD3’s initial public offering, pursuant to the terms of a promissory note. DD3 fully repaid the loans from the sponsor on October 17, 2018. In August 2019, DD3 Capital, an affiliate of the sponsor, committed to provide DD3 an aggregate of $50,000 in loans. In October 2019, the commitment was replaced by an aggregate commitment of $135,000 from DD3 Hipotecaria S.A. de C.V. SOFOM ENR, an affiliate of the sponsor. The loans will be evidenced by notes and would either be repaid upon the consummation of a business combination or up to $1,500,000 of the notes may be converted into units that would be identical to the private units.

Pursuant to an agreement with the sponsor, DD3 pays the sponsor a monthly fee of $7,500 for certain general and administrative services, including office space, utilities and administrative support. DD3 began incurring these fees on October 11, 2018 and will continue to incur these fees monthly until the earlier of the completion of a business combination and DD3’s liquidation. DD3 believes, based on rents and fees for similar services in the Mexico City metropolitan area, that the fee charged by the sponsor is at least as favorable as DD3 could have obtained from an unaffiliated person.

Other than the $7,500 per month administrative fee, no compensation or fees of any kind, including finder’s, consulting fees and other similar fees, have been or will be paid to the sponsor, members of DD3’s management team or their respective affiliates, for services rendered prior to or in connection with the consummation of DD3’s initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on DD3’s behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by DD3.

After DD3’s initial business combination, members of DD3’s management team who remain with DD3 may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to DD3’s shareholders. It is unlikely the amount of such compensation will be known at the time of a shareholder meeting held to consider an initial business combination, as it will be up to the directors of the combined company to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

All ongoing and future transactions between DD3 and any of its officers and directors or their respective affiliates will be on terms believed by DD3 to be no less favorable to DD3 than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of DD3’s disinterested independent directors or the members of DD3’s board of directors who do not have an interest in the transaction, in either case who had access, at DD3’s expense, to DD3’s attorneys or independent legal counsel. DD3 will not enter into any such transaction unless its disinterested independent directors determine that the terms of such transaction are no less favorable to DD3 than those that would be available to DD3 with respect to such a transaction from unaffiliated third parties.

Related Party Policy

DD3’s code of ethics requires DD3 to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) DD3 or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of DD3’s ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

DD3’s audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent DD3 enters into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to DD3 than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. DD3 also requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, DD3 has agreed not to consummate an initial business combination with an entity that is affiliated with any of the sponsor or DD3’s officers or directors including (i) an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with any of the foregoing, (ii) an entity in which any of the foregoing or their affiliates are currently passive investors, (iii) an entity in which any of the foregoing or their affiliates are currently officers or directors, or (iv) an entity in which any of the foregoing or their affiliates are currently invested through an investment vehicle controlled by them, unless DD3 has obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, and the approval of a majority of DD3’s disinterested independent directors that the business combination is fair to DD3’s unaffiliated shareholders from a financial point of view.

MANAGEMENT AFTER THE BUSINESS COMBINATION

Executive Officers and Directors

It is anticipated that, at the Effective Time of the Merger pursuant to the Merger Agreement, the combined company’s board of directors will be comprised of Luis Campos (Chairman), Andres Campos, Santiago Campos, Jose de Jesus Valdez, Federico Clariond, Mauricio Morales, Joaquin Gandara, Dr. Martín M. Werner, Dr. Guillermo Ortiz and Reynaldo Vizcarra (Secretary), and the combined company’s executive management team will be Betterware’s current management team, which is comprised of Luis Campos (Chairman), Andres Campos (Chief Executive Officer), Jose del Monte (Chief Financial Officer) and Fabian Rivera (Chief Operating Officer).

The following table sets forth certain information, as of the date of the Proxy Statement/Prospectus, concerning the persons who are expected to serve as the combined company’s executive officers and directors following the consummation of the Business Combination. Unless otherwise stated, the business address for the combined company’s executive officers and directors is expected to be Luis Enrique Williams, 549 Colonia Belenes Norte, Zapopan, Jalisco, 45145, México.

Name	Age	Position
Luis Campos	66	Chairman of the Board
Andres Campos	36	Chief Executive Officer and Board Member
Jose del Monte	66	Chief Financial Officer
Fabian Rivera	38	Chief Operating Officer
Santiago Campos	27	Board Member
Jose de Jesus Valdez	66	Independent Board Member
Federico Clariond	45	Independent Board Member
Mauricio Morales	58	Independent Board Member
Joaquin Gandara	48	Independent Board Member
Dr. Martín M. Werner	56	Independent Board Member
Dr. Guillermo Ortiz	71	Independent Board Member
Reynaldo Vizcarra	53	Secretary

Luis Campos

The biography of Mr. Luis Campos is set forth in the section entitled “Information About Betterware — BWM Management.”

Andres Campos

The biography of Mr. Andres Campos is set forth in the section entitled “Information About Betterware — BWM Management.”

Jose del Monte

The biography of Mr. del Monte is set forth in the section entitled “Information About Betterware — BWM Management.”

Fabian Rivera

The biography of Mr. Rivera is set forth in the section entitled “Information About Betterware — BWM Management.”

Santiago Campos

The biography of Mr. Santiago Campos is set forth in the section entitled “Information About Betterware — BWM Management — Composition of Betterware’s Board of Directors.”

Jose de Jesus Valdez

Mr. de Jesus Valdez serves as CEO of Alpek since 1988. Mr. Valdez joined Alpek in 1976 and has held several senior management positions such as CEO of Petrocel, Indelpro and Polioles. He was also president of the “Asociación Nacional de la Industria Quimica” (ANIQ), of the “Comisión Energética de la Confederación de Cámaras Industriales de los Estados Unidos Mexicanos” (CONCAMIN) and of the “Cámara de la Industria de Transformación de Nuevo León” (CANAINTRA). Mr. Valdez is a mechanical engineer and has an MBA from Tecnológico de Monterrey (ITESM) and a master’s degree in industrial engineering from Stanford University. Mr. Valdez was selected to serve on the combined company’s board of directors due to his vast experience in Mexican, US and Latin American business and market economy.

Federico Clariond

The biography of Mr. Clariond is set forth in the section entitled “Information About Betterware — BWM Management — Composition of Betterware’s Board of Directors.”

Mauricio Morales

The biography of Mr. Morales is set forth in the section entitled “Information About Betterware — BWM Management — Composition of Betterware’s Board of Directors.”

Joaquin Gandara

Mr. Gandara serves as CEO of Stone Financial Awareness since 2017. Prior to Stone Financial Awareness, he worked at Scotiabank for 24 years where he held several positions in different departments such as Credit, Consumer Banking, Branch Operations and Corporate Banking. Mr. Gandara was selected to serve on the combined company’s board of directors due to his extensive knowledge in the financial and banking field.

Dr. Martín M. Werner

The biography of Dr. Werner is set forth in the section entitled “Information About DD3 — Directors and Executive Officers.” Dr. Werner was selected to serve on the combined company’s board of directors due to his business acumen, leadership experience in both publicly-traded and private companies and extensive investment management and financial sector experience in Latin America.

Dr. Guillermo Ortiz

The biography of Dr. Ortiz is set forth in the section entitled “Information About DD3 — Directors and Executive Officers.” Dr. Ortiz was selected to serve on the combined company’s board of directors due to his significant government service and finance experience.

Reynaldo Vizcarra

The biography of Mr. Vizcarra is set forth in the section entitled “Information About Betterware — BWM Management — Composition of Betterware’s Board of Directors.”

Committees of the Board of Directors

The Company’s Audit and Corporate Practices Committee has the following specifications:

•        Integration

•        The Audit and Corporate Practices Committee of the Company shall consist of at least 3 (three) members appointed by the board itself, in accordance with the provisions of the Securities Market Law (Ley del Mercado de Valores) and the provisions applicable in the stock exchange in which the Shares are listed, these corporate bylaws and other legal provisions, in the understanding, however, that the chairman of the Audit and Corporate Practices Committee will be elected by the General Assembly of Shareholders of the Company

•        The members of the Audit and Corporate Practices Committee shall qualify as independent and shall be subject to the duties and responsibilities provided in the Securities Market Law (Ley del Mercado de Valores) and by the provisions applicable in the stock exchange in which the Shares are listed, as well as to the corresponding exclusion of liability

•        The Audit and Corporate Practices Committee may create one or more Sub-Committees, to receive support in the performance of its functions. The Audit and Corporate Practices Committee shall be empowered to designate and remove the members of said Sub-Committees and to determine their powers

•        The members of the Audit and Corporate Practices Committee are:

•        Joaquin Gandara Ruiz Esparza — Chairman

•        Mr. Gandara serves as CEO of Stone Financial Awareness since 2017. Prior to Stone Financial Awareness, he worked at Scotiabank for 24 years where he held several positions in different departments such as Credit, Consumer Banking, Branch Operations and Corporate Banking

•        Dr. Martín M. Werner

•        Federico Clariond

•        Sessions Periodicity

•        The Audit and Corporate Practices Committee and its Sub-Committees shall meet with the necessary periodicity for the performance of their duties, at the request of any of its members, the Board of Directors or its Executive President or the General Assembly of Shareholders; in the understanding that it must meet at least 4 (four) times during the same calendar year, to resolve matters that concern it in terms of the Securities Market Law (Ley del Mercado de Valores), these bylaws and other applicable legal provisions

•        The sessions of the Audit and Corporate Practices Committee and its Sub-Committees may be held by telephone or videoconference, with the understanding that the Secretary of the respective session must take the corresponding minutes, which must in any case be signed by the Executive President and the respective Secretary, and collect the signatures of the members who participated in the session

•        Functions

•        Regarding Corporate Practices, the Audit and Corporate Practices Committee will have the functions referred to in the Securities Market Law (Ley del Mercado de Valores), especially the provisions of section I (first) of its Article 42 (forty-two), and other applicable legal provisions, as well as those determined by the General Assembly of Shareholders. They will also perform all those functions of which they must render a report in accordance with the provisions of the Securities Market Law (Ley del Mercado de Valores). In an enunciative way, but not limited to, it will have the following functions:

•        Provide opinions regarding transactions between related parties to the General Assembly of Shareholders and the Board of Directors

•        Develop, recommend and review corporate governance guidelines and guidelines of the Company and its subsidiaries

•        Recommend modifications to the bylaws of the Company and its subsidiaries.

•        Analyze and review all legislative, regulatory and corporate governance developments that may affect the operations of the Company, and make recommendations in this regard to the Board of Directors

•        Prepare and propose the different manuals necessary for the corporate governance of the Company or for compliance with the applicable provisions

•        Define the compensation and performance evaluation policies of the senior executives of the Company

•        Use the best compensation practices to align the interests of the Shareholders and the senior executives of the Company, being able to hire any independent expert necessary for the development of this function

•        Ensure access to market data and best corporate practices through external consultants specialized in the field

•        Develop a plan for the succession of senior executives of the Company

•        In matters of Audit, the Audit and Corporate Practices Committee will have the functions referred to in the Securities Market Law (Ley del Mercado de Valores), especially the provisions of section II of its Article 42 (forty-two), and other applicable legal provisions, as well as those determined by the General Assembly of Shareholders. They will also perform all those functions of which they must render a report in accordance with the provisions of the Securities Market Law (Ley del Mercado de Valores). In an enunciative way, but not limited to, it will have the following functions:

•        Determine the need and viability of the fiscal and financial structures of the Company

•        Comment on the financial and fiscal structure of the international expansion of the Company

•        Comment on the financial reports, accounting policies, control and information technology systems of the Company

•        Evaluate and recommend the external auditor of the Company

•        Ensure the independence and efficiency of the internal and external audits of the Company

•        Evaluate the transactions between related parties of the Company, as well as identify possible conflicts of interest derived from them

•        Analyze the financial structure of the Company, in the short, medium and long term, including any financing and refinancing transactions

•        Review and comment on the management of the Company’s treasury, risk and exposure to fluctuations in exchange rates and hedging instruments of the Company, whatever their nature or denomination

•        Evaluate the processes and selection of insurance brokers, as well as the coverage and premiums of the Company’s insurance policies

Foreign Private Issuer Exemptions

After the closing of the Business Combination, the combined company will be considered a “foreign private issuer” under the securities laws of the United States and the rules of Nasdaq. Under the applicable securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. domiciled issuers. The combined company is expected to take all necessary measures to comply with the requirements of a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules of which were adopted by the SEC and Nasdaq as listing standards and requirements. Under Nasdaq’s rules, a “foreign private issuer” is subject to less stringent corporate governance and compliance requirements and subject to certain exceptions, Nasdaq permits a “foreign private issuer” to follow its home country’s practice in lieu of the listing requirements of Nasdaq. Accordingly, the combined company’s shareholders may not receive the same protections afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements.

DESCRIPTION OF COMBINED COMPANY SECURITIES

The following description of the material terms of the share capital of the combined company following the Business Combination includes a summary of specified provisions of the Amended and Restated Charter that will be in effect upon consummation of the Business Combination. This description is qualified by reference to the Amended and Restated Charter as will be in effect upon consummation of the Business Combination.

Shares

Betterware is a company incorporated under the General Corporations Law. As Betterware is a Mexican corporation, immediately after the consummation of the Business Combination the rights of holders of combined company shares will be governed directly by Mexican law and the Amended and Restated Charter.

The Amended and Restated Charter will provide that the combined company will be authorized to issue an unlimited number of ordinary shares, no par value, which we refer to throughout this prospectus as the combined company shares. As of immediately after the consummation of the Business Combination, the combined company will have 35,923,200 combined company shares authorized and, based on the assumptions set out elsewhere in this prospectus, up to 35,923,200 combined company shares outstanding.

Warrants

Each warrant entitles the registered holder to purchase one combined company share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination. However, no warrants will be exercisable for cash unless the combined company has an effective and current registration statement covering the combined company shares issuable upon exercise of the warrants and a current prospectus relating to such shares. Notwithstanding the foregoing, if a registration statement covering the combined company shares issuable upon exercise of the warrants is not effective within 90 days following the consummation of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the combined company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of combined company shares equal to the quotient obtained by dividing (x) the product of the number of combined company shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the combined company shares for the five trading days ending on the trading day prior to the date of exercise. The warrants expire on the fifth anniversary of the consummation of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The combined company may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant:

•        at any time after the warrants become exercisable;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•        if, and only if, the reported last sale price of the combined company shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders; and

•        if, and only if, there is a current registration statement in effect with respect to the combined company shares underlying such warrants.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for the warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of the combined company’s redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If the combined company calls the warrants for redemption as described above, the combined company’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of combined company shares equal to the quotient obtained by dividing (x) the product of the number of combined company shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the combined company shares for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the combined company as successor to DD3. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least 50% of the then outstanding warrants (including the private warrants) in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of combined company shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or the combined company’s recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of combined company shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to the combined company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of combined company shares and any voting rights until they exercise their warrants and receive combined company shares. After the issuance of combined company shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Under the terms of the warrant agreement, the combined company will be required to use its best efforts to have declared effective a prospectus relating to the combined company shares issuable upon exercise of the warrants and keep such prospectus current until the expiration of the warrants. However, we cannot assure you that the combined company will be able to do so and, if the combined company does not maintain a current prospectus relating to the combined company shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants for cash and the combined company will not be required to net cash settle or cash settle the warrant exercise.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the combined company shares outstanding.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, the combined company will have 35,923,200 combined company shares authorized and, based on the assumptions set out elsewhere in this prospectus, up to 35,923,200 combined company shares outstanding. All of the combined company shares issued in connection with the Business Combination will be freely transferable by persons other than by Betterware’s “affiliates” or DD3’s “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of combined company shares in the public market could adversely affect prevailing market prices of the combined company shares. Prior to the Business Combination, there has been no public market for the Betterware Shares. We have applied for listing of the combined company shares on Nasdaq, but we cannot assure you that a regular trading market will develop in the combined company shares.

Lock-Up Agreements

DD3’s initial shareholders have agreed not to transfer, assign or sell any of the founder shares, subject to certain limited exceptions, until, (1) with respect to 50% of the founder shares, the earlier of one year after the date of the consummation of DD3’s initial business combination and the date on which the closing price of DD3’s ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the initial business combination and (2) with respect to the remaining 50% of the founder shares, one year after the date of the consummation of DD3’s initial business combination. DD3’s initial shareholders have also agreed not to transfer, assign or sell the private units (or any underlying securities) until after the completion of DD3’s initial business combination, subject to certain limited exceptions.

In addition, it is anticipated that the Member Lock-Up Agreement and the Management Lock-Up Agreement will be entered into on the date of the Closing, pursuant to which the Members and Management will agree not to transfer any combined company shares held by them for a period of six or twelve months, as applicable, after the Closing, subject to certain limited exceptions.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

Betterware is a foreign issuer as defined in Regulation S. As a foreign issuer, securities that Betterware sells outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by Betterware’s affiliates. Generally, subject to certain limitations, holders of Betterware’s restricted shares who are not affiliates of Betterware or who are affiliates of Betterware by virtue of their status as an officer or director of Betterware may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of Betterware restricted shares by an officer or director who is an affiliate of Betterware solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of Betterware restricted shares who will be an affiliate of Betterware other than by virtue of his or her status as an officer or director of Betterware.

Betterware is not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Rule 144

All of the combined company’s equity shares that will be outstanding upon the completion of the Business Combination, other than those equity shares sold in connection with the Business Combination, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated) who, at the time of a sale, is not, and has not been during the three months preceding the sale, an affiliate of the combined company and has beneficially owned the combined company’s restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about the combined company. Persons who are affiliates of the combined company and have beneficially owned the combined company’s restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

•        1% of the then outstanding equity shares of the same class which, immediately after the Business Combination, will equal approximately 359,232 combined company shares; or

•        the average weekly trading volume of combined company shares of the same class during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates of the combined company under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about the combined company.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of Betterware’s employees, consultants or advisors who purchases equity shares from the combined company in connection with a compensatory stock plan or other written agreement executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Registration Rights

In connection with, and as a condition to the consummation of, the Business Combination, the Business Combination Agreement provides that DD3, Betterware and the Holders will enter into the Registration Rights Agreement. Pursuant to the terms of the Registration Rights Agreement, the combined company will be obligated to file a shelf registration statement on Form F-3 to register the resale of certain combined company securities held by the Holders. The Registration Rights Agreement will also provide the Holders with demand, “piggy-back” and Form F-3 registration rights, subject to certain minimum requirements and customary conditions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the actual beneficial ownership of DD3’s ordinary shares as of January 7, 2020 and pro forma information regarding the beneficial ownership of combined company shares on the date of the Closing by:

•        each person known by DD3 to beneficially own more than 5% of DD3’s outstanding ordinary shares immediately prior to the consummation of the Business Combination and each person expected to beneficially own more than 5% of the combined company shares issued and outstanding immediately after the consummation of the Business Combination;

•        each of DD3’s current executive officers and directors;

•        each person who will become an executive officer or a director of the combined company upon consummation of the Business Combination;

•        all of DD3’s current executive officers and directors as a group; and

•        all of the combined company’s executive officers and directors as a group upon consummation of the Business Combination.

The sponsor and DD3’s directors, officers, advisors or their affiliates may purchase DD3’s ordinary shares in privately negotiated transactions or in the open market either prior to or following the completion of DD3’s initial business combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of such shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the sponsor or DD3’s directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining shareholder approval of the Business Combination, or to satisfy the closing condition in the Business Combination Agreement that requires DD3 to have a minimum amount of cash at the Closing. This may result in the completion of the Business Combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of DD3’s ordinary shares and the number of beneficial holders of DD3’s securities may be reduced, possibly making it difficult for DD3 to maintain or obtain the quotation, listing or trading of its securities on a national securities exchange.

The following table does not reflect record or beneficial ownership of DD3’s warrants or the combined company warrants because such warrants are not exercisable within 60 days of the date of this prospectus. The calculation of the pre-Business Combination percentage of beneficial ownership is based on 7,223,200 ordinary shares outstanding on January 7, 2020. The expected beneficial ownership of the combined company shares after the Business Combination has been determined based on 35,923,200 combined company shares expected to be issued and outstanding, assuming (i) that none of DD3’s existing public shareholders exercise their redemption rights, (ii) DD3 does not issue any additional ordinary shares prior to the closing of the Business Combination, (iii) the Sellers are entitled to receive 28,700,000 combined company shares upon consummation of the Business Combination, and (iv) no exercise of the outstanding unit purchase option.

Unless otherwise indicated, DD3 believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

	Pre-Business Combination		Post-Business Combination
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Ordinary Shares	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Ordinary Shares
Current Directors and Executive Officers of DD3:
Dr. Martín M. Werner(2)	622,100	8.6%	622,100	1.7%
Jorge Combe(2)	622,100	8.6%	622,100	1.7%
Daniel Salim(3)	25,000	*	25,000	*
Dr. Guillermo Ortiz(3)	317,075	4.4%	317,075	*
Mauricio Espinosa(3)	5,000	*	5,000	*
Alan Smithers(3)	5,000	*	5,000	*
Pedro Solís Cámara(3)	5,000	*	5,000	*
All directors and executive officers as a group (seven individuals)	1,409,975	19.5%	1,409,975	3.9%
Directors and Executive Officers of the Combined Company After the Business Combination:
Luis Campos	—	—	—	—
Andres Campos	—	—	—	—
Santiago Campos	—	—	—	—
Jose de Jesus Valdez	—	—	—	—
Federico Clariond	—	—	—	—
Mauricio Morales	—	—	—	—
Joaquin Gandara	—	—	—	—
Dr. Martín M. Werner(2)	622,100	8.6%	622,100	1.7%
Dr. Guillermo Ortiz(3)	317,075	4.4%	317,075	*
Reynaldo Vizcarra	—	—	—	—
Jose del Monte	—	—	—	—
Fabian Rivera	—	—	—	—
All directors and executive officers as a group (twelve individuals)	939,175	13.0%	939,175	2.6%
Five Percent or More Holders and Certain Other Holders:
The K2 Principal Fund, L.P.(4)	420,780	5.8%	420,780	1.2%
Campalier, S.A. de C.V.(5)	—	—	17,507,000	48.7%
Promotora Forteza, S.A. de C.V.(6)	—	—	11,193,000	31.2%

____________

*         Less than 1%.

(1)      Unless otherwise indicated, the business address of each of the persons and entities listed above is Pedregal 24, 4th Floor, Colonia Molino del Rey, Del. Miguel Hidalgo, 11040 Mexico City, Mexico.

(2)      Includes 191,300 shares held by DD3 Mex Acquisition Corp that are beneficially owned by Dr. Werner, DD3’s Chairman and Chief Executive Officer, and Mr. Combe, DD3’s Chief Operating Officer, each of whom shares voting power with respect to DD3 Mex Acquisition Corp. Each of Dr. Werner and Mr. Combe disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(3)      Such individual has a pecuniary interest in DD3’s ordinary shares through an ownership interest in DD3 Mex Acquisition Corp.

(4)      According to a Schedule 13G filed with the SEC on September 4, 2019, on behalf of The K2 Principal Fund, L.P., an Ontario limited partnership (the “Fund”), Shawn Kimel Investments, Inc., an Ontario corporation (“SKI”), K2 Genpar 2017 Inc., an Ontario corporation and the General Partner to the Fund (“Genpar 2017”), and K2 & Associates Investment Management Inc., an Ontario corporation (“K2 & Associates”). K2 & Associates is a direct 66.5% owned subsidiary of SKI, and is the investment manager of the Fund. Mr. Gosselin is Vice President of SKI, Secretary of Genpar 2017, and President of K2 & Associates, and exercises ultimate voting and investment powers over the securities that are held of record by the Fund. The business address of this shareholder is 2 Bloor St West, Suite 801, Toronto, Ontario, M4W 3E2.

(5)      Includes shares expected to be held by Invex Security Trust 2397 in trust to secure debt obligations of the combined company. The business address of this shareholder is Luis Enrique Williams 549, Colonia Belenes Norte, Zapopan, Jalisco, 45145, México.

(6)      Includes shares expected to be held by Invex Security Trust 2397 in trust to secure debt obligations of the combined company. The business address of this shareholder is Pedro Ramírez Vázquez 200-12 Piso 4, Colonia Valle Oriente, San Pedro Garza García, Nuevo León, Parque Corporativo Valle Oriente C.P. 66269.

MARKET PRICE AND DIVIDENDS

DD3

DD3’s units, ordinary shares and warrants each trade on the Nasdaq Capital Market under the symbols “DDMXU,” “DDMX” and “DDMXW,” respectively.

The closing price of DD3’s units, ordinary shares and warrants on August 2, 2019, the last trading day before announcement of the execution of the Business Combination Agreement, was $10.27, $10.02 and $0.26, respectively. As of             , 2020, the closing price for DD3’s units, ordinary shares and warrants was $        , $        and $        , respectively.

Holders of DD3’s units, ordinary shares and warrants should obtain current market quotations for their securities. The market price of DD3’s securities could vary at any time before the Business Combination.

Holders of Record

As of               , 2020, there were three holders of record of DD3’s units, 14 holders of record of DD3’s ordinary shares and one holder of record of DD3’s warrants. Such numbers do not include beneficial owners holding DD3’s securities through nominee names.

Dividends

DD3 has not paid any cash dividends on its ordinary shares to date and does not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon DD3’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of DD3’s board of directors at such time. It is the present intention of DD3’s board of directors to retain all earnings, if any, for use in DD3’s business operations and, accordingly, DD3’s board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, DD3’s board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future. Further, if DD3 incurs any indebtedness in connection with a business combination, DD3’s ability to declare dividends may be limited by restrictive covenants DD3 may agree to in connection therewith.

Betterware

Historical market price information regarding Betterware is not provided because Betterware is a privately held company and there is no public market for the Betterware Shares.

Dividend Policy of the Combined Company Following the Business Combination

Following completion of the Business Combination, the combined company’s board of directors will consider whether or not to institute a dividend policy. It is the present intention to deliver dividends to the shareholders of the combined company and retain earnings for the growth and investment plan to continue the company’s growth plan.

PLAN OF DISTRIBUTION

Pursuant to this offering, Betterware is registering for sale 4,500,000 ordinary shares at a price between $10.00 and $10.50 per share.

There is no arrangement to address the possible effect of the offering on the price of our ordinary shares.

In connection with Betterware’s selling efforts in the offering, Mr. Andres Campos will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange Act.

In general, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participates in an offering of the issuer’s securities. Mr. Campos will not be compensated in connection with his participation in this offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Campos is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of this offering, Mr. Campos will continue to primarily perform substantial duties for our company or on our behalf otherwise than in connection with transactions in securities. Mr. Campos will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Betterware will receive all proceeds from the sale of the 4,500,000 ordinary shares being offered on behalf of the Company. The price per share is expected to be between $10.00 and $10.50 per share. Betterware will not offer ordinary shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from Betterware and/or the purchasers of the shares for whom they may act as agents.

Procedures for Subscribing to Ordinary Shares Offered by the Company

If you decide to subscribe for any ordinary shares in this offering, you must wire funds to us for acceptance or rejection and indicate to us in writing whether you desire to receive shares in book entry form or via electronic delivery to your broker through the Depository Trust Company’s (“DTC”) DWAC (deposit withdrawal at custodian) system. If you elect to have shares delivered to your broker, you will need to provide us with the name of your broker and its four digit DTC number, and your broker will need to initiate a request to our transfer agent to receive your shares at closing.

Right to Reject Subscriptions for Common Stock Offered by our Company

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the ordinary shares being offered pursuant to this prospectus on or about January     , 2020.

Nasdaq Listing

We have applied to have our ordinary shares listed on the Nasdaq Capital Market under the symbol “BTWM”. No assurance can be given that our application will be approved.

Determination of Offering Price

Prior to this offering, there was no public market for our ordinary shares. The offering price of the securities is expected to be between $10.00 and $10.50 per share. The offering price has been arbitrarily determined by our company and bears no relationship to assets, earnings, or any other valuation criteria.

EXPENSES RELATED TO THE OFFERING

The estimated expenses payable by us in connection with the offering described in this registration statement will be as follows:

	US	$ Ps.*
SEC Registration Fee	6,133.05	118,551.86
Accounting fees and expenses	4,000	77,320
Printing and engraving expenses	10,000	193,300
Total	20,133.05	389,171.86

____________

*        Conversion of USD into Ps. was made using an exchange rate of 1:19.33.

LEGAL MATTERS

The validity of the ordinary shares to be offered by this prospectus will be passed upon by Baker & McKenzie, counsel to Betterware.

EXPERTS

The combined financial statements of Betterware de México, S.A. de C.V. and BLSM Latino América Servicios, S.A. de C.V. (collectively, the Group), as of December 31, 2018, December 31, 2017, and January 1, 2017, and for each of the years in the two-year period ended December 31, 2018, have been included herein in reliance upon the report of KPMG Cardenas Dosal, S.C., independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report as of December 31, 2018, December 31, 2017, and January 1, 2017, and for each of the years in the two-year period ended December 31, 2018, contains two emphasis of matter paragraphs that state: 1) the financial statements have been presented on a combined basis because both entities are under common control as discussed in Note 2c; and 2) the Group has corrected errors reported previously in the combined financial statements prepared in accordance with Mexican Financial Reporting Standards as discussed in Note 28.

The balance sheet of DD3 Acquisition Corp. as of June 30, 2019, the related statements of operations, changes in shareholders’ equity and cash flows for the period from July 23, 2018 (inception) through June 30, 2019, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

We exist under the laws of Mexico. Certain of our directors and officers, and some of the experts named in this prospectus reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgements of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. U.S. investors may not be able to enforce against us, members of our board of directors, officers or certain experts named herein who are residents of Mexico or other countries outside the United States, any judgements in civil and commercial matters, including judgements under the federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the ordinary shares offered under this prospectus. For purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement. For further information about us and the ordinary shares offered in this prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon the closing of the Business Combination, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can read our SEC filings, including the registration statement and its exhibits, at the SEC’s internet website at www.sec.gov.

As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short-swing profit reporting for our officers and directors and for holders of more than 10% of our ordinary shares.

INDEX TO FINANCIAL STATEMENTS

BETTERWARE DE MÉXICO, S.A. DE C.V.

DD3 ACQUISITION CORP.

Table of Contents

Financial Statements for the Three Months Ended September 30, 2019
Condensed Balance Sheets as of September 30, 2019 (unaudited) and June 30, 2019	F-82
Condensed Statements of Operations for the Three Months Ended September 30, 2019 and for the Period from July 23, 2018 (inception) through September 30, 2018 (unaudited)	F-83
Condensed Statements of Changes in Shareholders’ Equity for the Three Months Ended September 30, 2019 and for the Period from July 23, 2018 (inception) through September 30, 2018 (unaudited)	F-84
Condensed Statements of Cash Flows for the Three Months Ended September 30, 2019 and for the Period from July 23, 2018 (inception) through September 30, 2018 (unaudited)	F-85
Notes to Condensed Financial Statements	F-86

BETTERWARE DE MÉXICO, S.A. DE C.V. AND COMBINED ENTITY

CONDENSED COMBINED STATEMENTS OF FINANCIAL POSITION
AS OF JUNE 30, 2019 AND DECEMBER 31, 2018
(In thousands of Mexican pesos “Ps.”)

Assets	Notes	June 30, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	5	Ps. 96,920	177,383
Trade accounts receivable, net	6	296,230	198,776
Trade accounts receivable from related parties		604	—
Other accounts receivable		652	536
Inventory, net	7	351,632	302,206
Prepaid expenses		37,657	42,283
Other assets		21,061	8,667
Total current assets		804,756	729,851
Trade accounts receivable from related parties, long-term		—	—
Molds, equipment and leasehold improvements, net	8	134,371	42,972
Deferred income tax		—	—
Intangible assets	10	307,759	312,099
Goodwill	9	348,441	348,441
Other assets		35,323	24,236
Total non-current assets		825,894	727,748
		Ps. 1,630,650	Ps. 1,457,598

See accompanying notes to condensed combined financial statements.

BETTERWARE DE MÉXICO, S.A. DE C.V. AND COMBINED ENTITY

CONDENSED COMBINED STATEMENTS OF FINANCIAL POSITION – (CONTINUED)
AS OF JUNE 30, 2019 AND DECEMBER 31, 2018
(In thousands of Mexican pesos “Ps.”)

Liabilities and Net Parent Investment	Notes	June 30, 2019	December 31, 2018
Current Liabilities:
Leases		Ps. 9,137	—
Borrowings	11	182,094	90,691
Accounts payable to suppliers	12	459,798	445,241
Accrued expenses		47,180	36,706
Provisions	14	51,659	38,986
Income tax payable	13	16,895	29,016
Value added tax payable		34,696	17,624
Dividends payable		—	64,955
Statutory employee profit sharing		2,448	2,716
Derivative financial instruments	15	167	8,509
Total current liabilities		804,074	734,444

Non-current Liabilities:
Employee benefits	16	1,075	1,355
Derivative financial instruments	15	15,582	8,120
Deferred Income Tax		73,306	70,627
Leases		14,391	—
Borrowings	11	535,093	562,788
Total non-current liabilities		636,447	642,890
Total liabilities		1,443,521	1,377,334
Net parent investment	18	187,129	80,264
		Ps. 1,630,650	Ps. 1,457,598

See accompanying notes to condensed combined financial statements.

BETTERWARE DE MÉXICO, S.A. DE C.V. AND COMBINED ENTITY

CONDENSED COMBINED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(In thousands of Mexican pesos “Ps.”)

	Notes	June 30, 2019	June 30, 2018
Net revenue	2.t&19	Ps. 1,535,622	1,042,880
Cost of sales		638,648	419,679
Gross profit		896,974	623,201
Administrative Expenses		169,856	106,136
Selling Expenses		272,930	205,924
Distribution Expenses		67,333	47,453
Operating income	19	386,855	263,688
Financing income (cost):
Interest expense		(44,730)	(37,178)
Interest income		3,831	—
Unrealized loss in valuation of financial derivative instruments		880	—
Foreign exchange (loss) gain, net		(5,913)	(6,453)
Financing cost, net		(45,932)	(43,631)
Profit before income taxes		340,923	220,057
Income taxes:
Current		103,378	63,600
Deferred		2,679	3,285
Total income taxes		106,057	66,885
Profit for the year		Ps. 234,866	153,172
Earnings per share		Ps. 27.00	18.52

See accompanying notes to condensed combined financial statements.

BETTERWARE DE MÉXICO, S.A. DE C.V. AND COMBINED ENTITY

CONDENSED COMBINED STATEMENTS OF CHANGES IN NET PARENT INVESTMENT
FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(In thousands of Mexican pesos “Ps.”)

Net parent investment
Balance as of January 1, 2018	Ps. 178,777
Capital stock movement, net	(97,921)
Dividends declared	(79,079)
Total comprehensive income for the period	153,172
Balance as of June 30, 2018	154,949
Net parent investment
Balance as of January 1, 2019	Ps. 80,264
Dividends declared (See Note 18)	(128,000)
Total comprehensive income for the period	234,866
Balance as of June 30, 2019	Ps. 187,130

See accompanying notes to condensed combined financial statements.

BETTERWARE DE MÉXICO, S.A. DE C.V. AND COMBINED ENTITY

CONDENSED COMBINED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(In thousands of Mexican pesos “Ps.”)

	Notes	June 30, 2019	June 30, 2018
Cash flows from operating activities:
Profit for the year		Ps. 234,866	153,172
Adjustments for:
Income tax expense recognized in profit of the period		106,057	66,885
Depreciation and amortization of non-current assets		13,963	14,098
(Gain) / Loss on disposal of equipment		2,349	(6,150)
Interest expense recognized in profit or loss		42,986	37,178
Unrealized gain in valuation of financial derivative instruments		(880)	—
		399,341	265,183
Movements in:
Trade accounts receivable		(97,454)	(58,137)
Trade accounts receivable from related parties		(604)	—
Other accounts receivable		(116)	(3,517)
Inventory, net		(49,426)	(113,277)
Prepaid expenses and other assets		(18,283)	(15,003)
Accounts payable to suppliers and accrued expenses		25,031	97,331
Provisions		12,673	15,149
Value added tax payable		17,072	2,496
Statutory employee profit sharing		(268)	403
Income taxes paid		(115,499)	(128,579)
Employee benefits		(280)	(1,004)
Net cash generated by operating activities		172,187	61,045
Cash flows from/(used in) investing activities:
Payments for molds, equipment and leasehold improvements		(79,845)	(11,286)
Proceeds from disposal of molds, equipment and leasehold improvements		—	23,135
Net cash used in investing activities		(79,845)	11,849
Cash flows from/(used in) financing activities:
Net parent investment reduction		—	(97,921)
Repayment of borrowings		(90,980)	(36,175)
Proceeds from borrowings		155,743	25,000
Interest paid		(41,954)	(36,850)
Restricted cash		(572)	(1,353)
Dividends paid		(192,955)	(79,079)
Net cash used in financing activities		(170,718)	(226,378)
Net (decrease) increase in cash and cash equivalents		(80,463)	(153,484)
Cash and cash equivalents at the beginning of the year		177,383	230,855
Cash and cash equivalents at the end of the period		Ps. 96,920	77,371

See accompanying notes to condensed combined financial statements.

BETTERWARE DE MÉXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS
AS OF JUNE 30, 2019 AND 2018
AND FOR THE YEAR ENDED DECEMBER 31, 2018
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

1.     Nature of business

Betterware de México, S. A. de C. V. (“Betterware”) is a direct-to-consumer selling company, focused on the home organization segment which product portfolio includes home organization, kitchen preparation, food containers, among other categories (“Home Organization Products”). The Entity purchases those Home Organization Products and sells them through 9 (nine) catalogs throughout the year.

BLSM Latino América Servicios, S.A. de C.V., (“BLSM”) is a company that only provides administrative, technical and operating services to Betterware.

Betterware and BLSM (together hereinafter the “Group”) are companies incorporated in Mexico and carry out their operations in Mexico. The company’s address of its registered office and principal place of business is Luis Enrique Williams 549, Parque Industrial Belenes Norte, Zapopan, Jalisco, México, C.P. 45150.

2.     Significant accounting policies

a.      Basis of preparation

The condensed combined financial statements include the financial statements of Betterware and BLSM. The Group prepares condensed combined financial statements for the above-referred companies because it provides more meaningful information to the reader as both entities are complementary to the same operation, they are under common control and operate under common management. These condensed combined financial statements have been prepared for purposes of including them in a filing with the U.S. Securities and Exchange Commission, where, it is contemplated that once the transaction in question takes place BLSM will become in a subsidiary of Betterware.

Transactions among the combined companies and the balances and unrealized gains or losses arising from intra-group transactions have been eliminated in the preparation of the condensed combined financial statements.

b.      Statement of compliance

The condensed combined financial statements have been prepared in accordance with IAS 34 “Interim Financial Reporting” which is part of International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. These condensed combined financial statements should be read in conjunction with the Group’s last annual combined financial statements as at and for the year ended December 31, 2018. They do not include all of the information required for a complete set of financial statements. However, selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes of the Group’s financial position and performance since the last annual financial statements.

This is the first set of the Group’s financial statements in which IFRS 16 has been applied. Changes to significant accounting policies are described in Note 3.

On November 6, 2019, the issuance of the accompanying condensed combined financial statements was authorized by Lic. Luis Germán Campos Orozco, President of the Group; consequently, they do not reflect events occurred after that date.

c.      Basis of measurement

The condensed combined financial statements have been prepared on the historical cost basis except for certain financial instruments measured at fair value.

BETTERWARE DE MÉXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS
AS OF JUNE 30, 2019 AND 2018
AND FOR THE YEAR ENDED DECEMBER 31, 2018
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

2.     Significant accounting policies (cont.)

Functional and presentation currency

These condensed combined financial statements are presented in Mexican pesos (“Ps.”), which is the combined company within the Group’s functional currency. All financial information presented in Mexican pesos has been rounded to the nearest thousand (except where specified differently). When referring to U.S. dollars (“US$”), it is thousands of dollars of the United States of America.

Combined statement of profit or loss and other comprehensive income

The Group opted to present a single combined statement of profit or loss and comprehensive income, combining the presentation of profit and loss, including an operating income line item, and comprehensive income in the same statement. Due to the commercial activities of the Group, costs and expenses presented in the combined statements of profit or loss and other comprehensive income were classified according to their function. Accordingly, cost of sales and operating expenses were presented separately.

3.     Changes in significant accounting policies

Except as described below, the accounting policies applied in these interim financial statements are the same as those applied in the last annual financial statements. Policy for recognizing and measuring income taxes in the interim period is decribed in Note 13.

Betterware has initially adopted IFRS 16 Leases from January 1, 2019. A number of other new standards are effective from January 1, 2019 but they do not have a material effect on the Group’s financial statements.

IFRS 16 introduced a single, on-balance sheet accounting model for lessees. As a result, Betterware, as a lessee, has recognized right-of-use assets representing its right to use the underlying assets and lease liabilities representing its obligation to make lease payments.

The Group has applied IFRS 16 using the modified retrospective approach. At the transition date, the Group measures the lease liability at the present value of the remaining lease payments, discounted using the lessee’s incremental borrowing rate at the date of transition. Accordingly, the comparative information presented for 2018 has not been restated. This accounting change represented an increase in molds, equipment and leasehold improvements by an amount of Ps. 24,323, an increase in current liabilities and long term liabilities by an amount of Ps. 8,970 and Ps. 18,252, respectively, as of January 1, 2019. As of June 30, 2019 molds, equiptment and leasehold improvements included Ps.19,808, current liabilities and long term liabilities included Ps. 9,137 and Ps.14,391, respectively. As of June 30, 2019 and January 1, 2019 deferred income tax asset was Ps. 1,000. The interest discount rate is 13.1%.

4.     Critical accounting judgments and key sources of estimation uncertainty

In the application of the Group’s accounting policies, which are described in Note 2, the management of the Group is required to make judgments, estimates, and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

BETTERWARE DE MÉXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS
AS OF JUNE 30, 2019 AND 2018
AND FOR THE YEAR ENDED DECEMBER 31, 2018
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

4.     Critical accounting judgments and key sources of estimation uncertainty (cont.)

Critical judgments in applying accounting policies

The following are the critical judgments, apart from those involving estimations, that the management of the Group has made in the process of applying the Group’s accounting policies and that have the most significant effect on the amounts recognized in the condensed combined financial statements.

•        Key assumptions used in impairment testing

The Group performs annual impairment testing on long-lived assets, for which key assumptions are used in the calculation of the recoverable amount.

•        Key assumptions used to determine the carrying amount of the Group’s defined benefit obligation

The Group’s defined benefit obligation is determined using key actuarial assumptions. However, defined benefit obligation balance is calculated by an independent actuary.

•        Key assumptions used to determine arrangement contains a lease and the corresponding lease classification

The Management of the Group assessed whether or not the arrangements entered into contained a lease. If a lease is identified, then an analysis is performed to determine proper classification (during 2018).

The group has applied judgement to determine the lease term for options. The assessment of wheter the Group is reasonably certain to exercise such options impacts the lease term, which may significantly affect the amount of lease liabilities and right-of-use assets recognized.

Assumptions and estimation uncertainties

Information about assumptions and estimation uncertainties as of June 30, 2019 and December 31, 2018 that have a significant risk of resulting in a material adjustment to the carrying amounts of assets and liabilities in the next financial year is included in the following notes:

Note 6 — Measurement of Expected Credit Loss (“ECL”).

Note 13 — Recognition of deferred tax assets and liabilities.

Notes 15 and 17 — Determining the fair value of certain financial instruments.

Note 20 — Recognition of contingencies.

5.     Cash and cash equivalents

For the purposes of the combined statement of cash flows, cash and cash equivalents includes cash on hand and in banks, net of outstanding bank overdrafts, and the balance of the periods shown on the combined statements of financial position are as follows:

	June 30, 2019	December 31, 2018
Cash on hand in banks	Ps. 92,728	46,445
Time deposits	4,192	130,938
	96,920	177,383

BETTERWARE DE MÉXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS
AS OF JUNE 30, 2019 AND 2018
AND FOR THE YEAR ENDED DECEMBER 31, 2018
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

5.     Cash and cash equivalents (cont.)

As of June 30, 2019 and December 31, 2018, cash and cash equivalents balance excludes an amount of Ps.24,969 and Ps.22,088, respectively, of restricted cash derived from the credit with MCRF P, S.A. de C.V. SOFOM, E.N.R. This amount of restricted cash equals one quarter of the interest accrued under said credit agreement (see Note 11).

6.     Trade accounts receivable

	June 30, 2019	December 31, 2018
Trade account receivables	Ps. 312,906	208,116
Expected credit loss	(16,676)	(9,340)
	Ps. 296,230	198,776

Trade accounts receivable from customers detailed above are measured at fair value net of ECL. The average related to the turnover of accounts receivable is 30 days. No interest is charged on outstanding trade receivables.

The Group always measures the loss allowance for trade receivables at an amount equal to lifetime ECL. The expected credit losses on trade receivables are estimated using a provision matrix by reference to past default experience of the debtor and an analysis of the debtor’s current financial position, adjusted for factors that are specific to the debtors, general economic conditions of the industry in which the debtors operate and an assessment of both the current as well as the forecast direction of conditions at the reporting date.

There has been no change in the estimation techniques or significant assumptions made during the current reporting period.

The Group writes off a trade receivable when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, e.g. when the debtor has been placed under liquidation or has entered into bankruptcy proceedings, or when the trade receivables are over one year past due, whichever occurs earlier. None of the trade receivables that have been written off is subject to enforcement activities.

The following table shows the movement in lifetime ECL that has been recognized for trade and other receivables in accordance with the simplified approach set out in IFRS 9.

Total
Balance as at January 1, 2018	Ps. (4,333)
Expected credit loss	(9,065)
Amounts written off	6,828
Balance as at June 30, 2018	Ps. (6,570)
Total
Balance as at January 1, 2019	Ps. (9,340)
Expected credit loss	(9,751)
Amounts written off	2,415
Balance as at June 30, 2019	Ps. (16,676)

BETTERWARE DE MÉXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS
AS OF JUNE 30, 2019 AND 2018
AND FOR THE YEAR ENDED DECEMBER 31, 2018
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

7.     Inventories

	June 30, 2019	December 31, 2018
Finished goods	Ps. 260,054	215,812
Packing material	4,228	3,750
	264,282	219,562
Merchandise-in-transit	87,350	82,644
	Ps. 351,632	302,206

The cost of inventories recognized as a cost of sales during the period in respect of continuing operations was Ps. 638,648 and Ps. 419,679 as of June 30, 2019 and June 30, 2018, respectively.

The cost of inventories recognized as an expense includes Ps. 4,347 and Ps. 7,084 during the period on June 2019 and 2018, respectively, in respect of write-downs of inventory to net realizable value. Such write-downs have been recognized to account for obsolete inventories.

8.     Molds, equipment, and leasehold improvements and right of use of assets

	June 30, 2019	December 31, 2018
Acquisition cost	Ps. 233,444	123,249
Accumulated depreciation	(99,073)	(80,277)
	Ps. 134,371	42,972
Acquisition cost:	December 31, 2018	Additions	Disposals	June 30, 2019
Molds	Ps. 37,515	1,682	—	39,197
Vehicles	1,602	—	—	1,602
Computers and equipment	59,640	6,673	—	66,313
Leasehold improvements	24,492	486	—	24,978
Land	—	46,886	—	46,886
Right of use	—	33,614	—	33,614
Construction in progress	—	20,854	—	20,854
	Ps. 123,249	110,195	—	233,444
Accumulated depreciation:	December 31, 2018	Depreciation expense	Eliminated in disposals	June 30, 2019
Molds	Ps. (22,965)	(1,245)	—	(24,210)
Vehicles	(1,444)	(28)	—	(1,472)
Computers and equipment	(36,500)	(6,108)	—	(42,608)
Right of use	—	(9,291)	—	(9,291)
Leasehold improvements	(19,368)	(2,124)	—	(21,492)
	Ps. (80,277)	(18,796)	—	(99,073)

Construction in progress corresponds to the distribution center that the Group is building and estimates to complete it in the last quarter of 2020. As of June 30, 2019, payments related to this construction process amounted Ps. 17,077.

BETTERWARE DE MÉXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS
AS OF JUNE 30, 2019 AND 2018
AND FOR THE YEAR ENDED DECEMBER 31, 2018
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

8.     Molds, equipment, and leasehold improvements and right of use of assets (cont.)

Depreciation expense is included in operating expenses line in the condensed combined statement of profit or loss and other comprehensive income.

No impairment losses on molds, equipment and leasehold improvements have been determined.

As of June 30, 2018, depreciation was Ps. 14,098 and additions were Ps. 10,087.

9.     Goodwill

	December 31, 2018	Additions	Impairment	June 30, 2019
Cost	Ps. 348,441	—	—	348,441

Goodwill corresponds to the excess resulted between the consideration paid and the fair values of the net assets acquired at the date of acquisition paid by Betterware Latinoamérica Holding México, S.A. de C.V. (BLHM) and Strevo Holding, S.A. de C.V.

For the purposes of impairment testing, goodwill has been allocated to one CGUs.

The recoverable amount of the CGU was based on fair value less costs of disposal, estimated using discounted cash flows. The fair value measurement was categorized as a Level 3 fair value based on the inputs in the valuation technique used.

The values assigned to the key assumptions represent management’s assessment of future trends in the relevant industries and have been based on historical data from both external and internal sources.

At June 30, 2019 and December 31, 2018, the estimated recoverable amount of the CGU exceeded its carrying amount.

The key assumptions used in the estimation of the recoverable amount are set out below. The values assigned to the key assumptions represent management’s assessment of future trends in the relevant industries and have been based on historical data from both internal and external sources.

In percent	2019	2018
Discount rate	15.7	15.7
Terminal Value Growth Rate	3.0	3.0
Budgeted EBITDA Growth Rate	14.8	14.8

The discount rate was a post-tax measurement estimated based on the historical industry average, weighted-average cost of capital and a market interest rate of 9%.

The cash flow projections included specific estimates for 5 years and a terminal growth rate thereafter. The terminal growth rate was determined based on management’s estimate of the long-term compound annual EBITDA growth rate, consistent with the assumptions that a market participant would make.

Budgeted EBITDA was estimated taking into account past experience and a revenue growth rate projected taking into account the average growth levels experienced over the past 5 years and the estimated sales volume and price growth for the next five years. It was assumed that the sales price would increase in line with forecast inflation over the next five years.

BETTERWARE DE MÉXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS
AS OF JUNE 30, 2019 AND 2018
AND FOR THE YEAR ENDED DECEMBER 31, 2018
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

10.     Intangible assets

Acquisition cost:	December 31, 2018	Additions	Disposals	June 30, 2019
Brand	Ps. 253,000	—	—	253,000
Customer relationships	64,000	—	—	64,000
Software	17,135	—	—	17,135
Brands and logos rights	6,209	—	(1,025)	5,184
	Ps. 340,344	—	(1,025)	339,319
Accumulated amortization:	December 31, 2018	Amortization expense	Eliminated in disposals	June 30, 2019
Customer relationships	Ps. (24,533)	(3,200)	—	(27,733)
Brands and logos rights	(3,712)	(115)	—	(3,827)
	Ps. (28,245)	(3,315)	—	(31,560)

At each reporting date, the Group reviews the carrying amounts of its non-financial assets to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. At June 30, 2019 and December 31, 2018, no indications of impairment has been identified.

Additionally, the intangible asset line in the condensed combined statement of financial position at June 30, 2019 includes Ps. 1,357, corresponding to paid rights related to registration of brands and logos before the intellectual property authorities. Such rights are valid during a defined period and therefore are amortized over such useful lives.

In relation to impairment of intangible assets with indefinite useful life (brand), the Group estimates the recoverable amount of the intangible asset which is based on fair value less costs of disposal, estimated using discounted cash flows. The fair value measurement was categorized as a Level 3 fair value based on the inputs in the valuation technique used. Key assumptions are the same as those used for estimating the recoverable amount for Goodwill. See Note 9.

As of June 30, 2018 amortization expense was Ps. 3,315.

BETTERWARE DE MÉXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS
AS OF JUNE 30, 2019 AND 2018
AND FOR THE YEAR ENDED DECEMBER 31, 2018
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

11.     Borrowings

	June 30, 2019	December 31, 2018
Line of credit with MCRF P, S.A. de C.V. SOFOM, E.N.R. of Ps. 600,000,000, bearing interest at a fixed rate of 13.10%. This line of credit is payable on a quarterly basis starting May 15, 2019 through May 15, 2023. BLSM Latino América Servicios, S.A. de C.V., is a guarantor in this loan.	Ps. 575,255	592,252
Secured line of credit with Banco Nacional de México, S.A. (Banamex), for up to Ps. 400,000, bearing interest at the TIIE rate plus 317 basis point. Withdrawals from this line of credit can be made during a 10-month period starting December 15, 2018, and are payable on a quarterly basis from December 17, 2019 up to December 18, 2025.	71,500	50,000
Unsecured line of credit with Banamex, for up to Ps. 80,000 bearing interest at the TIIE rate plus 275 basis point.	40,000	—
Unsecured line of credit with Banamex, for up to Ps. 100,000, bearing interest at the TIIE rate plus 300 basis point.	20,000	—

Interest payable	10,432	11,227
Total debt	717,187	653,479
Less: Current portion	182,094	90,691
Long-term debt	Ps. 535,093	562,788

As of June 30, 2019 and December 31, 2018, the fair value of borrowings presented above, is considered to be similar to the book value (at amortized cost) determined by using the effective interest method.

Interest expense in connection with debt presented above is included in the interest expense line in the combined statement of profit or loss and other comprehensive income.

The credits with financial institutions referred to above contain restrictive covenants, on a quartery basis, which require the Group (i) to continue to perform the same type of activities and businesses, maintaining their legal existence, (ii) complying with all applicable laws, (ii) having audited its combined financial statements by internationally recognized auditors authorized by the financial institution, (iii) paying all applicable taxes, (iv) obtaining all licenses and permits required by government to operate, (v) keeping assets and businesses insured against loss or damage, (vi) not to obtain additional loans exceeding Ps. 100,000 or 60% of earnings before interest, taxes, depreciation and amortization (EBITDA) of the immediately preceding year, (vii) not to incur liens on the Group’s assets, (viii) not to give or sell any rights of financial documents and (ix) not to pay dividends in an amount greater than Ps. 350,000. It is important to mention that debt may be contracted, or dividends may be paid in amounts greater than those stipulated in the contract if prior consent from such financial institution is obtained.

12.     Accounts payable to suppliers

Trade payables and accruals principally comprise amounts outstanding for trade purchases and ongoing costs.

The average credit period is 4 months, with no interest charged. The Group has financial risk management policies in place to ensure that all payables are paid within the pre-agreed credit terms.

The Group’s management considers that the carrying amount of trade payables approximates their fair value.

BETTERWARE DE MÉXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS
AS OF JUNE 30, 2019 AND 2018
AND FOR THE YEAR ENDED DECEMBER 31, 2018
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

13.     Income taxes

Income tax expense is recognized at an amount determined by multiplying the profit before tax for the interim reporting period by management’s best estimate of the weighted-average annual income tax rate expected for the full financial year, adjusted for the tax effect of certain items recognized in full in the interim period. As such, the effective tax rate in the interim financial statements may differ from management’s estimate of the effective tax rate for the annual financial statements.

The Group’s combined effective tax rate in respect of continuing operations for the six months ended June 30, 2019 and 2018 was 31% and 30.4%, respectively. The effective tax rate increased principally due to an increase in the effect of inflation on monetary assets and liabilities.

14.     Provisions

	Commissions, promotions and other	Bonuses and other employee benefits	Professional Services Fees	Total
As of January 1, 2019	Ps. 35,805	1,958	1,223	38,986
Increases	139,147	47,934	1,250	188,331
Payments	(131,686)	(42,273)	(1,699)	(175,658)
As of June 30, 2019	Ps. 43,266	7,619	774	51,659

Commissions, promotions and other

Commissions, promotions and other include commissions payable to the sales force for the last week of the year and is settled in the first week of the following year, additionally it includes the provision of exchange points obtained by distributors and associates for the sale of products, these points have a revolt where they are mostly used during the following year.

Bonuses and other employee benefits

Bonuses and other employee benefits include annual performance bonuses as well as vacation provisions, vacation premium, savings fund, among others. They are mostly settled during the following year.

Professional Services Fees

Professional services fees include the fees for services such as external audit, legal, internal audit, among others. Their revolt is annual.

15.     Derivative financial instruments

In connection with the secured line of credit contracted with Banamex as described in Note 11, and to mitigate the risks of future increases in interest rates, the Group entered into a derivative contract with Banamex, consisting in an interest rate swap. By using this interest rate swap, the Group sets interest rates from variable rates to fixed rates.

Further, in order to reduce the risks related to fluctuations in the exchange rate of US dollar, the Group uses derivative financial instruments such as forwards to adjust foreign currency exposures resulting from inventory purchases in US dollars.

BETTERWARE DE MÉXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS
AS OF JUNE 30, 2019 AND 2018
AND FOR THE YEAR ENDED DECEMBER 31, 2018
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

15.     Derivative financial instruments (cont.)

An analysis of the derivative financial instruments contracted by the Group as of June 30, 2019, is as follows:

Instrument	Notional amount in thousands	Fair Value	Contract date	Maturity date	Rate received	Rate paid
Liabilities:
Interest rate swap	Ps. 50,000	Ps. 8,364	15/11/2018	15/12/2023	TIIE 28 days(1)	8.33%
			Average Strike Ps./US$	Maturity date
Forwards US Dollar-Mexican Peso	US$ 24,414	Ps. 8,265	20.06	Weekly, through June 2019
Total Liabilities		Ps. 16,629
Non-current liability		Ps. 8,120
Total current liability		Ps. 8,509

____________

(1)      As of December 31, 2018, the 28-day TIIE rate was 8.5956%.

Instrument	Notional amount in thousands	Fair Value	Contract date	Maturity date	Rate received	Rate paid
Liabilities:
Interest rate swap	Ps. 50,000	Ps. 16,050	15/11/2018	15/12/2023	3TIIE 28 days(1)	8.33%
			Average Strike Ps./US$	Maturity date
Forwards US Dollar-Mexican Peso	US$ 33,516	Ps. (301)	20.06	Weekly, through January 2020
Total Liabilities		Ps. 15,749
Non-current liability		Ps. 15,582
Total current liability		Ps. 167

____________

(1)      As of June 30, 2019, the 28-day TIIE rate was 8.4887%.

Recognition of the fair value of these derivative financial instruments for the year ended June 30, 2019 and December 31, 2018 amounted to a loss of Ps. (15,749) and Ps. (16,629), respectively which is included in the combined statements of comprehensive income as part of the caption “Valuation of derivatives, interest cost and other financial items, net”.

The maturities of the notional amount of the derivatives are as follows:

Instrument	Notional amount in thousands of	2019	2020	2021	2022	2023 and thereafter
Liabilities:
Interest rate swap		Ps. 1,458	5,833	5,833	5,833	31,043
Forwards US Dollar-Mexican Peso		US$ 30,846	2,670	—	—	—

BETTERWARE DE MÉXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS
AS OF JUNE 30, 2019 AND 2018
AND FOR THE YEAR ENDED DECEMBER 31, 2018
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

15.     Derivative financial instruments (cont.)

The Group does not apply hedge accounting and it recognizes changes in fair value in financial derivative instruments through profit or loss.

16.     Employee benefits

The Group’s defined benefit obligation decreased by Ps. 280 during the six months ended June 30, 2019 and Ps. 72 for the six months ended June 30, 2018.

17.     Financial Instruments

Set out below is the categorization of the financial instruments, excluding cash and cash equivalents, held by the Group as of June 30, 2019 and December 31, 2018, as well as the indication of fair value hierarchy level, when applicable:

Accounting classification and fair values

As of June 30, 2019	Receivables, Payables, and Loans	Fair value through profit or loss	Fair value hierarchy level
Financial Assets -
Trade receivables	Ps. 296,230	—	—
Due from related party	604
Other receivables	652	—	—
Total	297,486	—
Financial Liabilities -
Debt	717,187	—	—
Leases	23,528
Accounts payable	459,798	—	—
Financial derivative instruments	15,749	15,749	2
Total	1,216,262	15,749
As of December 31, 2018	Receivables, Payables, and Loans	Fair value through profit or loss	Fair value hierarchy level
Financial Assets -
Trade receivables	Ps. 198,776	—	—
Other receivables	536	—	—
Total	199,312	—
Financial Liabilities -
Debt	653,479	—	—
Accounts payable	445,241	—	—
Financial derivative instruments	16,629	16,629	2
Total	1,115,349	16,629

BETTERWARE DE MÉXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS
AS OF JUNE 30, 2019 AND 2018
AND FOR THE YEAR ENDED DECEMBER 31, 2018
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

17.     Financial Instruments (cont.)

Measurements of fair values

Fair value hierarchy levels 1 to 3 are based on the degree to which the fair value is observable:

•        Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

•        Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

•        Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

As previously discussed, some of the Group’s financial liabilities are measured at fair value at the end of each reporting period. The following table gives information about how the fair values of these financial liabilities are determined (in particular, the valuation technique(s) and inputs used).

Financial assets/ financial liabilities	Valuation technique(s) and key input(s)	Significant unobservable input(s)	Relationship and sensitivity of unobservable inputs to fair value
Foreign currency forward contracts and interest rate swaps (Note 15)

Discounted cash flow. Future cash flows are estimated based on forward exchange rates (from observable forward exchange rates at the end of the reporting period) and contract forward rates, discounted at a rate that reflects the credit risk of various counterparties.

		N/A	N/A

There were no transfers between Level 1 and 2 during the current or prior year.

Fair value of debts that are not measured at fair value (but fair value disclosures are required)

The fair value of the instruments classified as Level 2 (see above) was calculated using the discounted cash flow method. Mexican Risk-free rate adjusted by credit risk was used for discounting future cash flows.

18.     Net parent investment

Net parent investment as of June 30, 2019 and December 31, 2018 is integrated as follows:

Net parent investment	June 30, 2019	December 31, 2018
Capital stock	Ps. 55,985	55,985
Retained earnings	131,100	24,235
Other comprehensive income	45	45
	Ps. 187,130	80,265

BETTERWARE DE MÉXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS
AS OF JUNE 30, 2019 AND 2018
AND FOR THE YEAR ENDED DECEMBER 31, 2018
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

18.     Net parent investment (cont.)

Net parent investment as of June 30, 2019 and December 31, 2018 by number of shares, is integrated as follows:

	Betterware de México, S.A. de C.V.		BLSM Latino América Servicios, S.A. de C.V.
	June 30, 2019	December 31, 2018	June 30, 2019	December 31, 2018
Fixed capital	5,000	5,000	5,000	5,000
Variable capital	5,032,939	5,032,939	3,654,378	3,654,378
	5,037,939	5,037,939	3,659,378	3,659,378

Common stock is represented by common shares, with a par value of Ps. 10 in regard to fixed capital and without par value in case of variable capital, fully subscribed and paid. Variable capital is unlimited.

Earnings per share

The amount of basic earnings per share is calculated by dividing the net income for the six-month period ended to shareholders of the parent’s ordinary shares by the weighted average of the ordinary shares outstanding during the period.

The following table shows the income and share data used in the calculation of basic earnings per share:

	June 30, 2019	June 30, 2018
Net Profit (in thousands of pesos)
Attributable to shareholders	234,866	153,172
Shares (in thousands of shares)
Weighted Average of outstanding shares (basic and diluted)	8,697	8,271
Basic net income per share of continued operations (Pesos per share) (basic and diluted)	27.00	18.52

Retained earnings

On March 11, 2019 the Group paid dividends for Ps. 64,955 and on May 30, 2019 paid additional dividends for Ps. 128,000.

On February 13, 2018, the Ordinary General Shareholders’ Meeting approved dividends payment from retained earnings for an amount of Ps. 79,080, which were paid in cash. Part of this amount (Ps. 46,696) was paid to Campalier, S.A. de C.V. (ultimate parent company) based on its equity interest.

On November 28, 2018, the Ordinary General Shareholders’ Meeting approved payment of dividends from profits generated in the year, for an amount of Ps. 111,000, which were paid in cash. Part of this amount (Ps. 65,545) was paid to Campalier, S.A. de C.V. (ultimate parent company) based on its equity interest.

On December 4, 2018, the Ordinary General Shareholders’ Meeting approved payment of dividends from profits generated in the year, in the amount of Ps. 110,000. From this amount, Ps. 45,045 was paid in cash; while the remaining for Ps. 64,955 was paid on March 31, 2019, hence is included as a liability in these condensed combined financial statements.

BETTERWARE DE MÉXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS
AS OF JUNE 30, 2019 AND 2018
AND FOR THE YEAR ENDED DECEMBER 31, 2018
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

18.     Net parent investment (cont.)

Legal reserve

Retained earnings include the statutory legal reserve. The Mexican General Corporate Law requires that at least 5% of net income of the year be transferred to the legal reserve until the reserve equals 20% of common stock at par value (historical pesos). The legal reserve may be capitalized but may not be distributed unless the Group is dissolved. The legal reserve must be replenished if it is reduced for any reason. As of June 2019 and December 31, 2018, the legal reserve, in historical pesos, was Ps. 8,571 and it is included in retained earnings.

19.     Revenue

Nature of goods and services

The following is a description of principal activities form which the Group generates its revenue:

Products and services	Nature, timing of satisfaction of performance obligations and significant payment terms
Home products

The revenue recognition from sales of home products are recognized at a point in time when the customers took delivery of the products and formally accepted. The Customers are allowed to return the products (only if such products have issues identified).

Invoices are generated at the shipment date and payment term is 15 days to 30 days.

Disaggregation of revenue

The revenue recognized during June 30, 2019 and 2018, is obtained within geographical market in Mexico. A disaggregation of revenue by category of product is presented below, and are recognized at a point in time.

	Six months ended 2019	Six months ended 2018
Kitchen	Ps. 402,641	252,673
Home	250,902	140,823
Food Preservation	226,932	118,079
Bathroom	213,778	143,744
Laundry & Cleaning	159,530	139,829
Bedroom	150,926	145,409
BW Contigo	121,821	75,852
Personal Care	9,092	26,471
	Ps. 1,535,622	1,042,880

Contract balances

At June 30, 2019 and 2018, the Group does not identify significant costs to obtain/fulfill a contract that requires to be capitalized as an asset. Consequently, the Group did not perform any analysis in order to identify possible impairment losses.

Transaction price allocated to the remaining performance obligations

The Group applies the practical expedient in paragraph C5(c) of IFRS 15 and does not disclose the amount of the transaction price allocated to the remaining performance obligations and an explanation of when the Group expects to recognize that amount as revenue.

BETTERWARE DE MÉXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS
AS OF JUNE 30, 2019 AND 2018
AND FOR THE YEAR ENDED DECEMBER 31, 2018
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

19.     Revenue (cont.)

Operating expenses —

Operating expenses by nature, for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019	2018
Cost of personnel services and other employee benefits	Ps. 216,614	148,708
Distribution cost	67,333	47,953
Sales catalog	61,577	41,687
Packing materials	31,848	19,815
Events, marketing and advertising	20,913	16,502
Promotions for the sales force	18,664	6,048
Rent expense	12,858	8,925
Depreciation and amortization	13,963	14,098
Impairment loss on trade accounts receivables	9,751	9,065
Travel expenses	9,452	8,299
Bank Fees	6,863	5,671
Commissions and professional fees	4,206	4,707
Electricity	1,020	474
Other	35,057	27,561
	Ps. 510,119	359,513

20.     Contingent liabilities

The Group is a party to various legal actions in the normal course of its business. The Group is not involved in or threatened by proceedings for which the Group believes it is not adequately insured or indemnified or which, if determined adversely, would have a material adverse effect on its combined financial position, results of operations and cash flows.

Additional taxes payable could arise in transactions with related parties if the tax authority, during a review, believes that prices and amounts used by the Group are not similar to those used with or between independent parties in comparable transactions.

In accordance with the current tax legislation, the authorities have the power to review up to five fiscal years prior to the last income tax return filed.

On August 12, 2014, the International Inspection Administration “4” (AFI), under the Central Administration of International Control, attached to the General Administration of Large Taxpayers of the Tax Administration Service (“SAT”), requested the Group, with respect to 2010 year, information regarding income tax, which was provided at the time. On February 20, 2017, the final agreement was signed with the Taxpayer Advocacy Office (“PRODECON”) regarding this SAT review. On March 2, 2017, SAT notified the Group about certain issues on which an agreement was not reached. As a result, the Group filed a lawsuit for annulment before such SAT resolution, which is in progress as of the date of issuance of these combined financial statements. The Group’s Management believes that tax credits will not arise as a result of this matter. On September 13, 2019, the lawsuit was resolve to favorable interest to the Group.

BETTERWARE DE MÉXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS
AS OF JUNE 30, 2019 AND 2018
AND FOR THE YEAR ENDED DECEMBER 31, 2018
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

21.     Subsequent events

On August 2, 2019, the restricted cash related to the long term credit with MCRFP, S.A. de C.V. SOFOM, E.N.R.was released by the bank and deposited to Betterware. The covenant is not longer required.

On August 15, 2019 the Group made a capital payment to the credit line of MCRFP, S.A. de C.V. SOFOM, E.N.R. for Ps. 26,250.

On October 7, 2019 the Group paid dividends for Ps. 150,000.

* * * * * *

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Betterware de México, S.A. de C.V. and BLSM Latino América Servicios, S.A. de C.V.:

Opinion on the Combined Financial Statements

We have audited the accompanying combined statements of financial position of Betterware de México, S.A. de C.V. and BLSM Latino América Servicios, S.A. de C.V. (collectively, the Group) as of December 31, 2018, December 31, 2017, and January 1, 2017, the related combined statements of profit or loss and other comprehensive income, net parent investment, and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes (collectively, the combined financial statements). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Group as of December 31, 2018, December 31, 2017, and January 1, 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with International Financial Reporting Standards as issued by the International Accounting Standard Board.

Basis of Preparation

As discussed in Note 2c to the combined financial statements, the financial statements have been presented on a combined basis because both entities are under common control.

Previous GAAP Error Correction

As discussed in Note 28 to the combined financial statements, the Group has corrected errors reported previously in the combined financial statements prepared in accordance with Mexican Financial Reporting Standards (“Previous GAAP”).

Basis for Opinion

These combined financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting standards used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG Cárdenas Dosal, S.C.

We have served as the Group’s auditor since 2002

Guadalajara, México.
September 27, 2019.

BETTERWARE DE MéXICO, S.A. DE C.V. AND COMBINED ENTITY

COMBINED STATEMENTS OF FINANCIAL POSITION
AS OF DECEMBER 31, 2018, 2017 AND JANUARY 1, 2017
(In thousands of Mexican pesos “Ps.”)

Assets	Notes	2018	2017	January 1, 2017
Current assets:
Cash and cash equivalents	5	Ps. 177,383	230,855	206,186
Trade accounts receivable, net	6, 19	198,776	147,933	119,172
Trade accounts receivable from related parties	22	—	22	16,783
Other accounts receivable		536	2,086	878
Inventory, net	7	302,206	141,894	107,087
Prepaid expenses	8	42,283	31,813	24,761
Other assets	9	8,667	5,348	3,793
Total current assets		729,851	559,951	478,660
Trade accounts receivable from related parties, long-term	22	—	—	586,174
Molds, equipment and leasehold improvements, net	10	42,972	57,162	46,955
Deferred income tax	15	—	—	16,161
Intangible assets	12	312,099	300,471	1,860
Goodwill	11	348,441	348,441	25,805
Other assets	5, 9	24,236	21,417	1,299
Total non-current assets		727,748	727,491	678,254
		Ps. 1,457,598	1,287,442	1,156,914

See accompanying notes to combined financial statements.

BETTERWARE DE MéXICO, S.A. DE C.V. AND COMBINED ENTITY

COMBINED STATEMENTS OF FINANCIAL POSITION – (CONTINUED)
AS OF DECEMBER 31, 2018, 2017 AND JANUARY 1, 2017
(In thousands of Mexican pesos “Ps.”)

Liabilities and Net Parent Investment	Notes	2018	2017	January 1, 2017
Current Liabilities:
Borrowings	13	Ps. 90,691	46,218	67,325
Accounts payable to suppliers	19	445,241	211,071	141,432
Accrued expenses		36,706	31,950	21,477
Provisions	16	38,986	42,482	43,576
Income tax payable		29,016	83,798	—
Value added tax payable		17,624	20,533	16,043
Dividends payable	20	64,955	—	—
Statutory employee profit sharing		2,716	1,246	1,528
Derivative financial instruments	17	8,509	—	—
Total current liabilities		734,444	437,298	291,381
Non-current Liabilities:
Employee benefits	18	1,355	1,283	935
Derivative financial instruments	17	8,120	—	—
Deferred Income tax	15	70,627	78,922	—
Borrowings	13	562,788	591,162	805,896
Total non-current liabilities		642,890	671,367	806,831
Total liabilities		1,377,334	1,108,665	1,098,212
Net parent investment	20 – 22	80,264	178,777	58,702
		Ps. 1,457,598	1,287,442	1,156,914

See accompanying notes to combined financial statements.

BETTERWARE DE MéXICO, S.A. DE C.V. AND COMBINED ENTITY

COMBINED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.”
except for earnings per share which are stated in pesos “Ps.”)

	Notes	2018	2017
Net revenue	2.t	Ps. 2,316,716	1,449,705
Cost of sales	7	958,469	558,105
Gross profit		1,358,247	891,600
Administrative Expenses	23	249,148	204,555
Selling Expenses	23	454,016	291,834
Distribution Expenses	23	103,336	64,349
Operating income		551,747	330,862

Financing income (cost):
Interest expense		(86,343)	(118,205)
Interest income		6,707	20,754
Unrealized loss in valuation of financial derivative instruments	17	(16,629)	—
Foreign exchange (loss) gain, net		(6,036)	71,214
Financing cost, net		(102,301)	(26,237)
Profit before income taxes		449,446	304,625

Income taxes:
Current	15	158,545	92,209
Deferred	15	(8,366)	4,742
Total income taxes		150,179	96,951
Profit for the year		Ps. 299,267	207,674

Other comprehensive income:
Item that will not be reclassified to profit or loss
Remeasurements of defined benefit obligation, net of taxes	18	165	(115)
Total comprehensive income		Ps. 299,432	207,559
Earnings per share		Ps.36.05	35.66

See accompanying notes to combined financial statements.

BETTERWARE DE MéXICO, S.A. DE C.V. AND COMBINED ENTITY

COMBINED STATEMENTS OF CHANGES IN NET PARENT INVESTMENT
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.”)

Net parent investment
Balance as of January 1, 2017	Ps. 58,702
Effects from merger (See Note 1)	(87,484)
Total comprehensive income for the year	207,559
Balance as of December 31, 2017	178,777
Capital stock movement, net (See Note 20)	(97,866)
Dividends declared (See Note 20)	(300,079)
Total comprehensive income for the year	299,432
Balance as of December 31, 2018	Ps. 80,264

See accompanying notes to combined financial statements.

BETTERWARE DE MéXICO, S.A. DE C.V. AND COMBINED ENTITY

COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.”)

	Notes	2018	2017
Cash flows from operating activities:
Profit for the year		Ps. 299,267	207,674

Adjustments for:
Income tax expense recognized in profit of the year		150,179	96,952
Depreciation and amortization of non-current assets		25,962	24,209
(Gain)/Loss on disposal of equipment		(11,970)	1,807
Interest income recognized in profit or loss		(6,707)	(20,754)
Interest expense recognized in profit or loss		86,343	118,205
Unrealized loss in valuation of financial derivative instruments		16,629	—
Unrealized foreign exchange gain		—	(57,626)
		559,703	370,467

Movements in working capital:
Trade accounts receivable		(50,843)	(28,761)
Trade accounts receivable from related parties		22	135
Other accounts receivable		1,550	(1,208)
Inventory, net		(160,312)	(34,807)
Prepaid expenses and other assets		(32,879)	(8,137)
Accounts payable to suppliers and accrued expenses		238,927	80,112
Provisions		(3,496)	(1,094)
Value added tax payable		(2,909)	4,490
Statutory employee profit sharing		1,470	(282)
Income taxes paid		(213,327)	(8,411)
Employee benefits		308	184
Net cash generated by operating activities		338,214	372,688

Cash flows from investing activities:
Payments for molds, equipment and leasehold improvements	10	(21,268)	(33,668)
Proceeds from disposal of molds, equipment and leasehold improvements	10	28,110	368
Interest received		6,707	1,788
Net cash from investing activities		13,549	(31,512)

Cash flows from financing activities:
Payments made to Shareholders	20	(97,866)	—
Repayment of borrowings	13	(35,085)	(743,787)
Proceeds from borrowings	13	50,000	589,798
Interest paid	13	(85,159)	(142,431)
Restricted cash	5	(2,001)	(20,087)
Dividends paid	20	(235,124)	—
Net cash used in financing activities		(405,235)	(316,507)
Net (decrease) increase in cash and cash equivalents		(53,472)	24,669
Cash and cash equivalents at the beginning of the year		230,855	206,186
Cash and cash equivalents at the end of the year		Ps. 177,383	230,855

See accompanying notes to combined financial statements.

BETTERWARE DE MéXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

1.      Nature of business and significant events

Betterware de México, S. A. de C. V. ( “Betterware”) is a direct-to-consumer selling company, focused on the home organization segment which product portfolio includes home organization, kitchen preparation, food containers, among other categories (“Home Organization Products”). The Entity purchases those Home Organization Products and sells them through 9 (nine) catalogs troughout the year.

BLSM Latino América Servicios, S.A. de C.V., (“BLSM”) is a company that only provides administrative, technical and operating services to Betterware.

Betterware and BLSM (together hereinafter the “Group”) are companies incorporated in Mexico and carry out their operations in Mexico. The company’s address of its registered office and principal place of business is Luis Enrique Williams 549, Parque Industrial Belenes Norte, Zapopan, Jalisco, México, C.P. 45150.

Significant event —

On July 28, 2017, the Extraordinary General Shareholders’ Meeting agreed to merge Betterware, as a merging company, with Betterware Controladora, S.A. de C.V. and Strevo Holding, S.A. de C.V. (holding company and a related party, respectively), as merged companies. The merger was carried out based on the figures as of July 28, 2017, so as of that date, the merged entities ceased to exist. In accordance with the General Law of Commercial Companies, when the merger took effect, all of the assets, liabilities, rights, obligations, and liabilities of the merged companies were incorporated into the merging company, without reservations or limitations. As a result of this, the Entity’s assets decreased by Ps. 16,513, liabilities increased by Ps. 60,144 and stockholders’ equity decreased by Ps. 76,657. See Note 20. The afore-mentioned transaction was recognized by Betterware at the book value of the assets, liabilities and stockholders’ equity of the merged entities at the date of the merger considering that before and after such transaction were and continued to be under common control.

As a result of the aforementioned merger, as of July 28, 2017, the Betterware became a subsidiary of Campalier, S.A. de C.V., the ultimate holding company.

2.      Significant accounting policies

a.    Basis of preparation

The combined financial statements include the financial statements of Betterware and BLSM. The Group prepares combined financial statements for the above-referred companies because it provides more meaningfull information to the reader as both entities are complementary to the same operation, they are under common control and operate under common management. These combined financial statements have been prepared for purposes of including them in a filing with the U.S. Securities and Exchange Commission, where, it is contemplated that once the transaction in question takes place BLSM will become in a subsidiary of Betterware.

Transactions among the combined companies and the balances and unrealized gains or losses arising from intra-group transactions have been eliminated in the preparation of the combined financial statements.

b.    Statement of compliance

The combined financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board.

These are the Group’s first combined financial statements prepared in accordance with IFRS and IFRS 1 First-time Adoption of International Financial Reporting Standards has been applied.

BETTERWARE DE MéXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

2.      Significant accounting policies (cont.)

An explanation of how the transition to IFRSs has affected the reported financial position, financial performance and cash flows of the Group is provided in Note 28.

On June 10, 2019, the issuance of the accompanying combined financial statements was authorized by Lic. Luis Germán Campos Orozco, President of the Group; consequently, they do not reflect events occurred after that date. These combined financial statements are subject to the approval of the Group’s ordinary shareholders’ meeting, where they may be modified, based on provisions set forth in the Mexican General Corporate Law.

c.    Basis of measurement

The combined financial statements have been prepared on the historical cost basis except for certain financial instruments measured at fair value.

Functional and presentation currency

These combined financial statements are presented in Mexican pesos (“Ps.”), which is the Group’s functional currency. All financial information presented in Mexican pesos has been rounded to the nearest thousand (except where specified differently). When referring to U.S. dollars (“US$”), it is thousands of dollars of the United States of America.

Combined statement of profit or loss and other comprehensive income

The Group opted to present a single combined statement of profit or loss and comprehensive income, combining the presentation of profit and loss, including an operating profit line item, and comprehensive income in the same statement. Due to the commercial activities of the Group, costs and expenses presented in the combined statements of profit or loss and other comprehensive income were classified according to their function. Accordingly, cost of sales and operating expenses were presented separately.

d.    Financial instruments

Financial assets and financial liabilities are recognized in the Group’s combined statement of financial position when the Group becomes a party to the contractual provisions of the instrument.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognized immediately in profit or loss.

e.    Financial assets

All recognized financial assets are measured subsequently in their entirety at either amortized cost or fair value, depending on the classification of the financial assets.

Classification of financial assets

Debt instruments that meet the following conditions are measured subsequently at amortized cost:

•        the financial asset is held within a business model whose objective is to hold financial assets in order to collect contractual cash flows; and

•        the contractual terms of the financial asset give rise on specified dates to cash flows that are SPPI on the principal amount outstanding.

BETTERWARE DE MéXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

2.      Significant accounting policies (cont.)

Debt instruments that meet the following conditions are measured subsequently at fair value through other comprehensive income (FVTOCI):

•        the financial asset is held within a business model whose objective is achieved by both collecting contractual cash flows and selling the financial assets; and

•        the contractual terms of the financial asset give rise on specified dates to cash flows that are SPPI on the principal amount outstanding.

By default, all other financial assets are measured subsequently at fair value through profit or loss (FVTPL).

Despite the foregoing, the Group may make the following irrevocable election/designation at initial recognition of a financial asset:

•        the Group may irrevocably elect to present subsequent changes in fair value of an equity investment in other comprehensive income if certain criteria are met (see (iii) below); and

•        the Group may irrevocably designate a debt investment that meets the amortized cost or FVTOCI criteria as measured at FVTPL if doing so eliminates or significantly reduces an accounting mismatch (see (iv) below).

Amortized cost and effective interest method

The effective interest method is a method of calculating the amortized cost of a debt instrument and of allocating interest income over the relevant period.

The amortized cost of a financial asset is the amount at which the financial asset is measured at initial recognition minus the principal repayments, plus the cumulative amortization using the effective interest method of any difference between that initial amount and the maturity amount, adjusted for any loss allowance. The gross carrying amount of a financial asset is the amortized cost of a financial asset before adjusting for any loss allowance.

Foreign exchange gains and losses

The carrying amount of financial assets that are denominated in a foreign currency is determined in that foreign currency and translated at the spot rate at the end of each reporting period. Specifically, for financial assets measured at amortized cost that are not part of a designated hedging relationship, exchange differences are recognized in profit or loss.

Impairment of financial assets

The Group always recognizes lifetime ECL for trade receivables. The expected credit losses on these financial assets are estimated using the simplified approach as described in Note 3b.

For all other financial instruments, the Group recognizes lifetime ECL when there has been a significant increase in credit risk since initial recognition. However, if the credit risk on the financial instrument has not increased significantly since initial recognition, the Group measures the loss allowance for that financial instrument at an amount equal to 12-month ECL.

Lifetime ECL represents the expected credit losses that will result from all possible default events over the expected life of a financial instrument. In contrast, 12-month ECL represents the portion of lifetime ECL that is expected to result from default events on a financial instrument that are possible within 12 months after the reporting date.

BETTERWARE DE MéXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

2.      Significant accounting policies (cont.)

Write-off policy

The Group writes off a financial asset when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, e.g. when the debtor has been placed under liquidation or has entered into bankruptcy proceedings, or in the case of trade receivables, when the amounts are over one year past due, whichever occurs sooner. Financial assets written off may still be subject to enforcement activities under the Group’s recovery procedures, taking into account legal advice where appropriate. Any recoveries made are recognized in profit or loss.

f.    Financial liabilities

All financial liabilities are measured subsequently at amortized cost using the effective interest method or at FVTPL.

Financial liabilities at FVTPL are measured at fair value, with any gains or losses arising on changes in fair value recognized in profit or loss to the extent that they are not part of a designated hedging relationship.

Financial liabilities and equity

Classification as debt or equity

Debt and equity instruments are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

Financial liabilities measured subsequently at amortized cost

Financial liabilities that are not (i) contingent consideration of an acquirer in a business combination, (ii) held-for-trading, or (iii) designated as at FVTPL, are measured subsequently at amortized cost using the effective interest method.

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the amortized cost of a financial liability.

Foreign exchange gains and losses

For financial liabilities that are denominated in a foreign currency and are measured at amortized cost at the end of each reporting period, the foreign exchange gains and losses are determined based on the amortized cost of the instruments. These foreign exchange gains and losses are recognized in the ‘Foreign exchange (loss) gain, net’ line item in the Combined Statements of Profit or Loss and Other Comprehensive Income for financial liabilities that are not part of a designated hedging relationship.

The fair value of financial liabilities denominated in a foreign currency is determined in that foreign currency and translated at the spot rate at the end of the reporting period. For financial liabilities that are measured as at FVTPL, the foreign exchange component forms part of the fair value gains or losses and is recognized in profit or loss for financial liabilities that are not part of a designated hedging relationship.

BETTERWARE DE MéXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

2.      Significant accounting policies (cont.)

Derecognition of financial liabilities

The Group derecognizes financial liabilities when, and only when, the Group’s obligations are discharged, canceled or have expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.

When the Group exchanges with the existing lender one debt instrument into another one with the substantially different terms, such exchange is accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability. Similarly, the Group accounts for substantial modification of terms of an existing liability or part of it as an extinguishment of the original financial liability and the recognition of a new liability. It is assumed that the terms are substantially different if the discounted present value of the cash flows under the new terms, including any fees paid net of any fees received and discounted using the original effective rate is at least 10 per cent different from the discounted present value of the remaining cash flows of the original financial liability. If the modification is not substantial, the difference between (1) the carrying amount of the liability before the modification; and (2) the present value of the cash flows after modification should be recognized in profit or loss as the modification gain or loss within other gains and losses.

g.    Derivative financial instruments

The Group enters into a variety of derivative financial instruments to manage its exposure to interest rate and foreign exchange rate risks, including foreign exchange forward contracts and interest rate swaps. Further details of derivative financial instruments are disclosed in Note 17.

Derivatives are recognized initially at fair value at the date a derivative contract is entered into and are subsequently remeasured to their fair value at each reporting date. The resulting gain or loss is recognized in profit or loss immediately unless the derivative is designated and effective as a hedging instrument, in which event the timing of the recognition in profit or loss depends on the nature of the hedge relationship.

A derivative with a positive fair value is recognized as a financial asset whereas a derivative with a negative fair value is recognized as a financial liability. Derivatives are not offset in the combined financial statements unless the Group has both legal right and intention to offset. A derivative is presented as a non-current asset or a non-current liability if the remaining maturity of the instrument is more than 12 months and it is not expected to be realized or settled within 12 months. Other derivatives are presented as current assets or current liabilities.

h.    Inventories and cost of sales

Inventories are measured at the lower of cost and net realizable value. The cost of inventories is based on weighted-average. The net realizable value represents the estimated selling price less all estimated costs of completion and costs to be incurred in marketing, selling and distribution.

i.    Prepaid expenses

Prepaid expenses are mainly comprised of advanced payments for printed catalogs, as well as, advanced payments for the purchase of inventories that are received after the date of the combined statement of financial position and during the normal course of business, and they are presented in current assets in accordance with the classification of the destination item.

BETTERWARE DE MéXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

2.      Significant accounting policies (cont.)

j.    Other assets

Other assets mainly include restricted cash, inventory of rewards and rent security deposits. They are presented in current or non-current assets in accordance with the classification of the destination item.

•        Restricted cash:    equals one quarter of the interest accrued under the long term credit with MCRFP, S.A. de C.V. SOFOM, E.N.R. (see note 5).

•        Inventory of rewards:    Inventory of rewards mainly consist of certain products and items (in the form of rewards) that Betterware acquires with the purpose to encourage sales among the distributors, such inventory is acquired once the distributors redeemed the reward points that are granted by the Group so that the balance of inventory at each reporting period only relates to items already redeemed but not delivered. Inventory of rewards are recognized at its cost of acquisition and are recognized in the statement of profit and loss overtime as distributors earn the points granted by the Group based on its loyalty program.

k.    Molds, equipment, and leasehold improvements

Items of molds, equipment, and leasehold improvements are measured at cost less accumulated depreciation and any accumulated impairment losses.

If significant parts of an item of molds, equipment and leasehold improvements have different useful lives, then they are accounted for as separate items (major components) of molds, equipment and leasehold improvements.

Depreciation is recognized to write off the cost or valuation of assets, using the straight-line method. The estimated useful lives and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

The following useful lives are used in the calculation of depreciation:

Molds	5 years
Vehicles	4 years
Computers and equipment	3 – 10 years
Leasehold improvements	3 years

An item of molds, equipment and leasehold improvements is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of molds, equipment and leasehold improvements is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

l.    Intangible assets

•        Brand

This is an intangible asset with an indefinite useful life and corresponds mainly to the value of the “Betterware” brand, which was transmitted to the Group through a merger with Strevo Holding, S.A. de C.V. on July 28, 2017. This intangible asset is subject annual impairment testing, and whenever there is an indication that the asset may be impaired.

Additionally, the Group has recorded expenses related to registration of trademark rights, which have a finite life. Such expenses are amortized on a straight-line basis over their estimated useful lives.

BETTERWARE DE MéXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

2.      Significant accounting policies (cont.)

•        Relationship with customers

This is an intangible asset with a definite useful life of ten years and it is being amortized on a straight line basis and corresponds to the value of the relationships with customers. It was transmitted to the Group through a merger with Strevo Holding, S.A. de C.V. on July 28, 2017. This intangible asset is subject annual impairment testing, and whenever there is an indication that the asset may be impaired.

•        Derecognition of intangible assets

An intangible asset is derecognized on disposal, or when no future economic benefits are expected from use or disposal. Gains or losses arising from derecognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying amount of the asset, are recognized in profit or loss when the asset is derecognized.

m.    Impairment of tangible and intangible assets other than goodwill

At the end of each reporting period, the Group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). When it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs. When a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise, they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.

Intangible assets with indefinite useful lives and intangible assets not yet available for use are tested for impairment at least annually, and whenever there is an indication that the asset may be impaired.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a post-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount. Any impairment is recognized immediately in profit or loss, unless the asset is carried at its revalued amount in accordance with IAS 16 Property, Plant and Equipment. Any impairment loss of a revalued asset is treated as a revaluation decrease in accordance with IAS 16.

When an impairment loss subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset in prior years. A reversal of an impairment loss is recognized immediately in profit or loss unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

n.    Goodwill

Goodwill corresponds to the excess resulted between the consideration paid and the fair values of the net assets acquired at the date of acquisition paid by Betterware Latinoamérica Holding México, S.A. de C.V. (BLHM) and Strevo Holding, S.A. de C.V., goodwill was generated by different legal entities and transmitted to the Group through the mergers carried out on November 30, 2002 and July 28, 2017, respectively.

BETTERWARE DE MéXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

2.      Significant accounting policies (cont.)

As mentioned in note 11, Goodwill was transferred to the Group through mergers carried out on November 30, 2002 and July 28, 2017 with BLHM and Strevo Holding, S.A. de C.V., respectively, which was generated through the acquisitions of shares of the Group in November 2002 and March 2015.

Goodwill is not amortized but is tested annually for impairment. Goodwill arising from a business combination is allocated to the cash generating unit (“CGU”) or groups of CGUs that receive a benefit from the synergies of the combination. An impairment loss is recognized if the carrying amount of an asset or CGU exceeds its recoverable amount. Impairment losses are recognized in profit or loss. They are allocated first to reduce the carrying amount of any goodwill allocated to the CGU, and then to reduce the carrying amounts of the other assets in the CGU on a pro rata basis. An impairment loss in respect of goodwill is not reversed.

o.    Leases

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.

Operating lease payments are recognized as an expense on a straight-line basis over the lease term, except where another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed. Contingent rentals arising under operating leases are recognized as an expense in the period in which they are incurred.

In the event that lease incentives are received to enter into operating leases, such incentives are recognized as a liability. The aggregate benefit of incentives is recognized as a reduction of rental expense on a straight-line basis, except where another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed.

p.    Foreign currency

In preparing the combined financial statements, transactions in currencies other than the Group’s functional currency (foreign currencies) are recognized at the exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rate at the reporting date. Non-monetary assets and liabilities that are measured at fair value in a foreign currency are translated into the functional currency at the exchange rate when the fair value was determined. Non-monetary items that are measured based on historical cost in a foreign currency are translated at the exchange rate at the date of transaction.

Exchange differences on monetary items are recognized in profit or loss in the period in which they arise.

q.    Employee benefits

Retirement benefits costs from termination benefits

The calculation for defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method, with actuarial valuations being carried out at the end of each annual reporting period. Remeasurements of the net defined benefit liability, which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if applicable), are recognized immediately in the combined statement of financial position with a charge or credit recognized in other comprehensive income in the period in which they occur. Remeasurement recognized in other comprehensive income is not reclassified. Past service cost is recognized in profit or loss in the period of a plan amendment or curtailment occurs, or when the Group recognizes related restructuring costs or termination benefits, if earlier.

BETTERWARE DE MéXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

2.      Significant accounting policies (cont.)

Net interest is calculated by applying the discount rate at the beginning of the period to the net defined benefit liability or asset. Defined benefit costs are categorized as follows:

•        Service cost (including current service cost, past service cost, as well as gains and losses on curtailments and settlements).

•        Net interest expense or income, and

•        Remeasurement.

Short-term and other long-term employee benefits and statutory employee profit sharing (“PTU”)

A liability is recognized for benefits accruing to employees in respect of wages and salaries, annual leave and sick leave in the period the related service is rendered at the undiscounted amount of the benefits expected to be paid in exchange for that service. Likewise, a liability is recognized for the amount expected to be paid if the Group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

Liabilities recognized in respect of short-term employee benefits are measured at the undiscounted amount of the benefits expected to be paid in exchange for the related service.

Liabilities recognized in respect of other long-term employee benefits are measured at the present value of the estimated future cash outflows expected to be made by the Group in respect of services provided by employees up to the reporting date.

Statutory employee profit sharing (“PTU”)

PTU is recorded in the results of the year in which it is incurred and is presented in operating expenses line item in the combined statement of profit or loss and other comprehensive income.

As a result of the 2014 Income Tax Law, as of December 31, 2018 and 2017, PTU is determined based on taxable income, according to Section I of Article 9 of the that Law.

Termination benefits

A liability for a termination benefit is recognized at the earlier of when the Group can no longer withdraw the offer of the termination benefit and when the Group recognizes any related restructuring costs.

r.    Income taxes

The income tax expense represents the sum of the tax currently payable and deferred tax.

•        Current tax

Current income tax (“ISR”) is recognized in the results of the year in which is incurred.

The tax currently payable is based on taxable profit for the year. Taxable profit differs from net profit as reported in profit or loss because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

A provision is recognized for those matters for which the tax determination is uncertain but it is considered probable that there will be a future outflow of funds to a tax authority. The provisions are measured at the best

BETTERWARE DE MéXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

2.      Significant accounting policies (cont.)

estimate of the amount expected to become payable. The assessment is based on the judgment of tax professionals within the Group supported by previous experience in respect of such activities and in certain cases based on specialist independent tax advice.

•        Deferred income tax

Deferred tax is recognized on temporary differences between the carrying amounts of assets and liabilities in the combined financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognized for all taxable temporary differences. Deferred tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilized. Such deferred tax assets and liabilities are not recognized if the temporary difference arises from the initial recognition (other than in a business combination) of assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit. In addition, deferred tax liabilities are not recognized if the temporary difference arises from the initial recognition of goodwill.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax liabilities and assets are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realized, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting date.

The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

•        Current and deferred tax for the year

Current and deferred tax are recognized in profit or loss, except when they relate to items that are recognized in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognized in other comprehensive income or directly in equity respectively.

s.    Provisions

Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that the Group will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

Provisions mainly include incentives granted to distributors in the form of reward points, discounts and others such as compensations to employees (bonuses) not paid at the reporting date, professional services fees, etcetera.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation. When a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows (when the effect of the time value of money is material).

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, a receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

BETTERWARE DE MéXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

2.      Significant accounting policies (cont.)

t.    Revenue recognition

The Group recognizes revenue when it transfers control over a product or service to a customer. The management applies the five-step model to determine when to recognize revenue and at what amount:

•        Identify the contract with client (verbal or written).

•        Identify the performance obligations committed in the contract.

•        Consider the contractual terms and the business model of the Group in order to determine the transaction price. The transaction price is the amount of consideration to which an Group expects to be entitled in exchange for transferring goods or services to a customer, excluding amounts collected on behalf of third parties. In determining the transaction price, the Group considers the variable considerations.

•        Allocate the transaction price to the performance obligations identified in the contract (generally each distinct good or service), to depict the amount of consideration to which an Group expects to be entitled in exchange for transferring the promised goods or services to the customer.

•        Recognition of revenue when or as it satisfies a performance obligation by transferring a good or service to a customer, either at a point in time (when) or over time (as).

The following table provides information about the nature, timing and satisfaction of performance obligations and the significant payment terms:

Products and services	Nature, timing of satisfaction of performance obligations and significant payments terms	Revenue recognition under IFRS 15 (applicable since January 1, 2018)	Revenue recognition under IAS 18 (applicable before January 1, 2017)
Home products

Customers take control of the products when this are delivered. Invoices are generated at the shipment date and they are paid usually between 15 and 30 days. The Customers are allowed to exchange products the products (only if such products have issues identified such as: damages or failures in its nature).

		The revenue recognition from sales of home products are recognized at a point in time when the customers took delivery of the products and formally accepted.	Revenue from the sales of goods was recognized when the significant risks and rewards of ownership has been transferred to the customer.

Variable considerations

The Group adjusts the transaction price according to the estimations of discounts and rebates that may result in variable consideration. This estimates are determined according to the terms and conditions of the contracts with clients, the history or the client’s performance.

Contract costs

An Group capitalizes incremental costs to obtain a contract with a customer if it expects to recover those costs. However, the Group does not capitalize incremental costs if the amortization period for the asset is one year or less.

BETTERWARE DE MéXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

2.      Significant accounting policies (cont.)

For any other cost related to the fulfillment of a contract with a client, that is not part of the revenue recognition, it is considered as an asset including all the costs incurred, only if such costs are directly related to an existing contract or specific anticipated contract and if those costs generate or enhance resources that will be used to satisfy performance obligations in the future and are expected to be recovered. The Group amortizes the asset recognized for the costs to obtain and/or fulfill a contract on a systematic basis, consistent with the pattern of transfer of the good or service to which the asset relates.

u.    Financing income and cost

Financing income (cost) are comprised of interest income, interest expense, the foreign currency gain or loss on financial assets and financial liabilities; and gain (loss) in valuation of financial derivative instruments.Those are recognized in the combined statement of profit or loss and other comprehensive income when accrued.

v.    Contingencies

Significant obligations or losses related to contingencies are recognized when it is probable that their effects will materialize and there are reasonable elements for their quantification. If these reasonable elements do not exist, their disclosure is included qualitatively in the notes to the combined financial statements. Income, profits or contingent assets are recognized until such time as there is certainty of their realization.

w.    Common Control Transaccions

The Group has established as its accounting policy choice to recognize transactions under common control at the book value of the assets and liabilities acquired or involved in the common control transaction (either acquisition or disposition).

3.      Changes in significant accounting policies

a. Application of new and revised International Financing Reporting Standards (“IFRSs” or “IAS”) that are mandatorily effective for the current year

In the current year, the Group has applied a number of amendments to IFRSs issued by the International Accounting Standards Board (“IASB”) that are mandatorily effective for an accounting period that begins on or after January 1, 2018.

New and amended IFRS Standards that are effective for the current year

Impact of initial application of IFRS 9 Financial Instruments

The Group has early adopted the IFRS 9 in the combined financial statements on January 1, 2017 under the cumulative effect method (prospective method). The Group adopted the new standard and the related consequential amendments to other IFRS Standards that are effective for an annual period that begins on or after 1 January 2018.

Additionally, the Group adopted consequential amendments to IFRS 7 Financial Instruments: Disclosures that were applied to the disclosures about 2018 and to the comparative period.

IFRS 9 introduced new requirements for:

1.    The classification and measurement of financial assets and financial liabilities,

2.    Impairment of financial assets, and

3.    General hedge accounting.

BETTERWARE DE MéXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

3.      Changes in significant accounting policies (cont.)

Details of these new requirements as well as their impact on the Group’s combined financial statements are described below.

The Group has applied IFRS 9 in accordance with the transition provisions set out in IFRS 9.

(a)    Classification and measurement of financial assets

The date of initial application (i.e. the date on which the Group has assessed its existing financial assets and financial liabilities in terms of the requirements of IFRS 9) is January 1, 2017 as the Group has anticipated the adoption of IFRS 9. All recognized financial assets that are within the scope of IFRS 9 are required to be measured subsequently at amortized cost or fair value on the basis of the Group’s business model for managing the financial assets and the contractual cash flow characteristics of the financial assets.

Specifically:

•        debt instruments that are held within a business model whose objective is to collect the contractual cash flows, and that have contractual cash flows that are solely payments of principal and interest on the principal amount outstanding, are measured subsequently at amortized cost;

•        debt instruments that are held within a business model whose objective is both to collect the contractual cash flows and to sell the debt instruments, and that have contractual cash flows that are solely payments of principal and interest on the principal amount outstanding, are measured subsequently at fair value through other comprehensive income (FVTOCI);

•        all other debt investments and equity investments are measured subsequently at fair value through profit or loss (FVTPL).

Despite the aforegoing, the Group may make the following irrevocable election/designation at initial recognition of a financial asset:

•        the Group may irrevocably elect to present subsequent changes in fair value of an equity investment that is neither held for trading nor contingent consideration recognized by an acquirer in a business combination in other comprehensive income; and

•        the Group may irrevocably designate a debt investment that meets the amortized cost or FVTOCI criteria as measured at FVTPL if doing so eliminates or significantly reduces an accounting mismatch.

In the current year, the Group has not designated any debt investments that meet the amortized cost or FVTOCI criteria as measured at FVTPL.

When a debt investment measured at FVTOCI is derecognized, the cumulative gain or loss previously recognized in other comprehensive income is reclassified from equity to profit or loss as a reclassification adjustment. When an equity investment designated as measured at FVTOCI is derecognized, the cumulative gain or loss previously recognized in other comprehensive income is subsequently transferred to retained earnings.

Debt instruments that are measured subsequently at amortized cost or at FVTOCI are subject to impairment. See (b) below.

Management reviewed and assessed the Group’s existing financial assets as at January 1, 2017 based on the facts and circumstances that existed at that date and concluded that the initial application of IFRS 9 had no impact on the Group’s financial assets as regards their classification and measurement, since financial assets which mainly consist in trade receivables that under IAS 39 were measured at amortized cost, continue to be measured at

BETTERWARE DE MéXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

3.      Changes in significant accounting policies (cont.)

amortized cost under IFRS 9 as they are held within a business model to collect contractual cash flows and these cash flows consist solely of payments of principal amount outstanding. As such, there was no impact on the Group’s financial position, profit or loss, other comprehensive income or total comprehensive income in either year.

(b)    Impairment of financial assets

In relation to the impairment of financial assets, IFRS 9 requires an expected credit loss model as opposed to an incurred credit loss model under IAS 39. The expected credit loss model requires the Group to account for expected credit losses and changes in those expected credit losses at each reporting date to reflect changes in credit risk since initial recognition of the financial assets. In other words, it is no longer necessary for a credit event to have occurred before credit losses are recognized.

Specifically, IFRS 9 requires the Group to recognize a loss allowance for expected credit losses on:

(1)    Debt investments measured subsequently at amortized cost or at FVTOCI,

(2)    Lease receivables,

(3)    Trade receivables and contract assets, and

(4)    Financial guarantee contracts to which the impairment requirements of IFRS 9 apply.

In particular, IFRS 9 requires the Group to measure the loss allowance for a financial instrument at an amount equal to the lifetime expected credit losses (ECL) if the credit risk on that financial instrument has increased significantly since initial recognition, or if the financial instrument is a purchased or originated credit-impaired financial asset. However, if the credit risk on a financial instrument has not increased significantly since initial recognition (except for a purchased or originated credit-impaired financial asset), the Group is required to measure the loss allowance for that financial instrument at an amount equal to 12-months ECL. The Group has applied a simplified approach, as permitted by IFRS 9, for measuring the loss allowance at an amount equal to lifetime ECL for trade receivables, as those receivables represent the main financial asset, other than cash and cash equivalents.

Because the Group has elected to restate comparatives, for the purpose of assessing whether there has been a significant increase in credit risk since initial recognition of financial instruments that remain recognized on the date of initial application of IFRS 9 (i.e. 1 January 2017), management has compared the credit risk of the respective financial instruments on the date of their initial recognition to their credit risk as at 1 January 2017.

The result of the assessment is as follows:

Items existing as at 01/01/17 that are subject to the impairment provisions of IFRS 9	Credit risk attributes at 01/01/17 and 01/01/18	Cumulative additional loss allowance recognized on:
Trade receivables	The Group applies the simplified approach and recognizes lifetime ECL for these assets.	No additional loss allowance was necessary for 2017 and 2018. ECL for years 2018 and 2017 was Ps. 18,699 and Ps. 16,243 respectively.
Cash and bank balances	All bank balances are assessed to have low credit risk at each reporting date as they are held with reputable international banking institutions	None

BETTERWARE DE MéXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

3.      Changes in significant accounting policies (cont.)

The consequential amendments to IFRS 7 have also resulted in more extensive disclosures about the Group’s exposure to credit risk in the combined financial statements (see notes for details).

Classification and measurement of financial liabilities

A significant change introduced by IFRS 9 in the classification and measurement of financial liabilities relates to the accounting for changes in the fair value of a financial liability designated as at FVTPL attributable to changes in the credit risk of the issuer. Specifically, IFRS 9 requires that the changes in the fair value of the financial liability that is attributable to changes in the credit risk of that liability be presented in other comprehensive income, unless the recognition of the effects of changes in the liability’s credit risk in other comprehensive income would create or enlarge an accounting mismatch in profit or loss. Changes in fair value attributable to a financial liability’s credit risk are not subsequently reclassified to profit or loss but are instead transferred to retained earnings when the financial liability is derecognized. Previously, under IAS 39, the entire amount of the change in the fair value of the financial liability designated as at FVTPL was presented in profit or loss. This change in accounting policy had no effects on the Group’s profit and other comprehensive income as the Group did not have any financial liabilities designated as at FVTPL as of January 1, 2017 and years 2017 and 2018.

As described above, the application of IFRS 9 has had no impact on the classification and measurement of the Group’s financial liabilities.

Impact of application of IFRS 15 Revenue from Contracts with Customers

The Group has adopted IFRS 15 Revenue from Contracts with Customers in its combined financial statements on January 1, 2017 under the “full retrospective effect” method. The new standard replaces substantially all of the current revenue recognition guidance, including IAS 11 Construction Contracts, IAS 18 Revenue and IFRIC 13 Customer Loyalty Programmes.

The transition considerations that the Group has considered by applying the full retrospective effect method in the adoption of the IFRS 15, involve the recognition of the retrospective effect of the adoption of the IFRS 15 as of January 1, 2017; consequently, under this method the Group is required to restate the financial information for the years ended December 31, 2017, also the Group has the obligation to adjust the amounts that have arisen as a result of the accounting differences between the current accounting standard IAS 18 and the new standard IFRS 15.

The new standard establishes a five-step model to determine how much and when revenue is recognized. The Group recognizes revenue when it transfers control over a product or service to a customer.

Compared to the previous standard, IFRS 15 provides a guide about the revenue recognition of the variable considerations such as discounts, rebates, refunds, rights of return, credits, incentives or similar items. The Group assesses whether, and to what extent, it can include an amount of variable consideration in the transaction price at contract inception.

At December 31, 2018, 2017 and at January 1, 2017 the Group has not identify significant impacts in its combined financial statements and has only modified its accounting policies in order to align them with the five step model established by IFRS 15, such changes did not originate effects in revenue recognition as compared with the revenue recognition under IAS 18.

BETTERWARE DE MéXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

3.      Changes in significant accounting policies (cont.)

Impact of application of other amendments to IFRS Standards and Interpretations

In the current year, the Group has applied a number of amendments to IFRS Standards and Interpretations issued by the International Accounting Standards Board (IASB) that are effective for an annual period that begins on or after 1 January 2018. Their adoption has not had any material impact on the disclosures or on the amounts reported in these combined financial statements.

IFRIC 22 Foreign Currency Transactions and Advance Consideration

IFRIC 22 addresses how to determine the ‘date of transaction’ for the purpose of determining the exchange rate to use on initial recognition of an asset, expense or income, when consideration for that item has been paid or received in advance in a foreign currency which resulted in the recognition of a non-monetary asset or non-monetary liability (for example, a non-refundable deposit or deferred revenue).

The Interpretation specifies that the date of the transaction is the date on which the Group initially recognizes the non-monetary asset or non-monetary liability arising from the payment or receipt of advance consideration. If there are multiple payments or receipts in advance, the Interpretation requires an Group to determine the date of transaction for each payment or receipt of advance consideration.

New and revised IFRS Standards in issue but not yet effective

At the date of authorization of these combined financial statements, the Group has not applied the following new and revised IFRS Standards that have been issued but are not yet effective:

IFRS 16	Leases
Amendments to IFRS 9	Prepayment Features with Negative Compensation
Annual Improvements to IFRS Standards 2015 – 2017 Cycle	Amendments to IFRS 3 Business Combinations, IFRS 11 Joint Arrangements, IAS 12 Income Taxes and IAS 23 Borrowing Costs
Amendments to IAS 19 Employee Benefits	Plan Amendment, Curtailment or Settlement
IFRS 10 Consolidated Financial Statements and IAS 28 (amendments)	Sale or Contribution of Assets between an Investor and its Associate or Joint Venture
IFRIC 23	Uncertainty over Income Tax Treatments

Management of the Group does not expect that the adoption of the Standards listed above will have a material impact on the combined financial statements of the Group in future periods, except as noted below:

IFRS 16 Leases

In January, 2016, the IASB published the IFRS 16 Leases that introduces a single, on-balance lease sheet accounting model for leases. A lessee recognizes a right-of-use asset representing its right to use the underlying asset and a lease liability representing its obligation to make lease payments. The new standard replaces existing leases guidance including IAS 17 Leases, IFRIC 4 Determining whether an Arrangement contains a Lease, SIC-15 Operating Leases — Incentives and SIC-27 Evaluating the Substance of Transactions Involving the Legal Form of a Lease.

BETTERWARE DE MéXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

3.      Changes in significant accounting policies (cont.)

The standard is effective for annual periods beginning on or after January 1, 2019. Early adoption is permitted for entities that apply IFRS 15 Revenue from Contracts with Customers at or before the date of initial application of IFRS 16. The Group has the intention to adopt the IFRS 16 in the combined financial statements on January 1, 2019 under the modified retrospective approach with optional practical expedients (prospective method).

The transition considerations that the Group has evaluated by applying the modified retrospective approach (prospective method) in the adoption of the IFRS 16, involve the recognition of the cumulative effect of the adoption of the IFRS 16 as of January 1, 2019; consequently, there is no obligation under this method to restate the financial information for the years ended on December 31, 2018. Also, at the date of transition to the IFRS 16 (January 1, 2019), the Group has chosen to apply the practical expedient called “Grandfather” which considers as lease those contracts that qualified as such under the previous accounting standards IAS 17 Leases and IFRIC 4 Determining whether an arrangement contains a lease.

Currently, the Group has completed an initial qualitative and quantitative assessment of the potential impacts of the adoption of IFRS 16 on its combined financial statements. The evaluation includes, among others, the following activities realized over the lease contracts of the Group:

•        Detailed analysis of the lease contracts and evaluation of the characteristics that may have an impact in the determination of the right-of-use and the lease liability;

•        Identification of the exceptions provided by the IFRS 16 that may be applicable to the Group;

•        Identification and determination of the costs associated with lease agreements;

•        Identification of the currencies in which the lease agreements are denominated;

•        Analysis of the renewal periods and improvements to leased assets, as well as the amortization periods thereof;

•        Analysis of qualitative and quantitative disclosure requirements and their impacts on processes and internal control of the Group; and

•        Analysis of the interest rate used in the determination of the present value of the lease payments of those assets for which a right-of-use has to be recognized.

The preliminary assessment of the Group about the potential impact on its combined financial statements indicates that the Group would recognize a right-of-use asset equivalent to 1.4% of total assets as of December 31, 2018 and a corresponding lease liability equivalent to 1.6% of total liabilities, at the same date, with respect of all qualifying leases.

Amendments to IFRS 9 Prepayment Features with Negative Compensation

The amendments to IFRS 9 clarify that for the purpose of assessing whether a prepayment feature meets the Solely Payment of Principal and Interest (SPPI) condition, the party exercising the option may pay or receive reasonable compensation for the prepayment irrespective of the reason for prepayment. In other words, prepayment features with negative compensation do not automatically fail SPPI.

The amendment applies to annual periods beginning on or after 1 January 2019, with earlier application permitted. There are specific transition provisions depending on when the amendments are first applied, relative to the initial application of IFRS 9.

BETTERWARE DE MéXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

3.      Changes in significant accounting policies (cont.)

The Group’s managemet does not anticipate that the application of the amendments in the future will have an impact on the Group’s combined financial statements.

Annual Improvements to IFRS Standards 2015 – 2017 Cycle Amendments to IFRS 3 Business Combinations, IFRS 11 Joint Arrangements, IAS 12 Income Taxes and IAS 23 Borrowing Costs

The Annual Improvements include amendments to four Standards.

IAS 12 Income Taxes

The amendments clarify that an Group should recognize the income tax consequences of dividends in profit or loss, other comprehensive income or equity according to where the Group originally recognized the transactions that generated the distributable profits. This is the case irrespective of whether different tax rates apply to distributed and undistributed profits.

IAS 23 Borrowing Costs

The amendments clarify that if any specific borrowing remains outstanding after the related asset is ready for its intended use or sale, that borrowing becomes part of the funds that an Group borrows generally when calculating the capitalization rate on general borrowings.

IFRS 3 Business Combinations

The amendments to IFRS 3 clarify that when an Group obtains control of a business that is a joint operation, the Group applies the requirements for a business combination achieved in stages, including remeasuring its previously held interest (PHI) in the joint operation at fair value. The PHI to be remeasured includes any unrecognized assets, liabilities, and goodwill relating to the joint operation.

All the amendments are effective for annual periods beginning on or after 1 January 2019 and generally require a prospective application. Earlier application is permitted.

The Group’s management does not anticipate that the application of the amendments in the future will have an impact on the Group’s combined financial statements.

Amendments to IAS 19 Employee Benefits Plan Amendment, Curtailment or Settlement

The amendments clarify that the past service cost (or of the gain or loss on settlement) is calculated by measuring the defined benefit liability (asset) using updated assumptions and comparing benefits offered and plan assets before and after the plan amendment (or curtailment or settlement) but ignoring the effect of the asset ceiling (that may arise when the defined benefit plan is in a surplus position). IAS 19 is now clear that the change in the effect of the asset ceiling that may result from the plan amendment (or curtailment or settlement) is determined in a second step and is recognized in the normal manner in other comprehensive income.

The paragraphs that relate to measuring the current service cost and the net interest on the net defined benefit liability (asset) have also been amended. An Group will now be required to use the updated assumptions from this remeasurement to determine current service cost and net interest for the remainder of the reporting period after the change to the plan. In the case of the net interest, the amendments make it clear that for the period post plan amendment, the net interest is calculated by multiplying the net defined benefit liability (asset) as remeasured under IAS 19.99 with the discount rate used in the remeasurement (also taking into account the effect of contributions and benefit payments on the net defined benefit liability (asset)).

BETTERWARE DE MéXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

3.      Changes in significant accounting policies (cont.)

The amendments are applied prospectively. They apply only to plan amendments, curtailments or settlements that occur on or after the beginning of the annual period in which the amendments to IAS 19 are first applied. The amendments to IAS 19 must be applied to annual periods beginning on or after 1 January 2019, but they can be applied earlier if an Group elects to do so.

The Group’s management does not anticipate that the application of the amendments in the future will have an impact on the Group’s combined financial statements.

IFRIC 23 Uncertainty over Income Tax Treatments

IFRIC 23 sets out how to determine the accounting tax position when there is uncertainty over income tax treatments. The Interpretation requires an Group to:

•        determine whether uncertain tax positions are assessed separately or as an Group; and

•        assess whether it is probable that a tax authority will accept an uncertain tax treatment used, or proposed to be used, by an Group in its income tax filings:

•        If yes, the Group should determine its accounting tax position consistently with the tax treatment used or planned to be used in its income tax filings.

•        If no, the Group should reflect the effect of uncertainty in determining its accounting tax position.

The Interpretation is effective for annual periods beginning on or after 1 January 2019. Entities can apply the Interpretation with either full retrospective application or modified retrospective application without restatement of comparatives retrospectively or prospectively.

The Group’s management does not anticipate that the application of the amendments in the future will have an impact on the Group’s combined financial statements.

4.      Critical accounting judgments and key sources of estimation uncertainty

In the application of the Group’s accounting policies, which are described in Note 2, the management of the Group is required to make judgments, estimates, and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Critical judgments in applying accounting policies

The following are the critical judgments, apart from those involving estimations, that the management of the Group has made in the process of applying the Group’s accounting policies and that have the most significant effect on the amounts recognized in the combined financial statements.

•        Key assumptions used in impairment testing

The Group performs annual impairment testing on long-lived assets, for which key assumptions are used in the calculation of the recoverable amount.

BETTERWARE DE MéXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

4.      Critical accounting judgments and key sources of estimation uncertainty (cont.)

•        Key assumptions used to determine the carrying amount of the Group’s defined benefit obligation

         The Group’s defined benefit obligation is determined using key actuarial assumptions. However, defined benefit obligation balance, which is calculated by an independent actuary, as of December 31, 2018, and 2017 and January 1, 2017, is not significant.

•        Key assumptions used to determine arrangement contains a lease and the corresponding lease classification

         The Management of the Group assessed whether or not the arrangements entered into contained a lease. If a lease is identified, then an analysis is performed to determine proper classification.

Assumptions and estimation uncertainties

Information about assumptions and estimation uncertainties as of December 31, 2018 that have a significant risk of resulting in a material adjustment to the carrying amounts of assets and liabilities in the next financial year is included in the following notes:

Note 6 — Measurement of ECL.

Note 15 — Recognition of deferred tax assets and liabilities.

Notes 17 and 19 — Determining the fair value of certain financial instruments.

Note 26 — Recognition of contingencies.

5.      Cash and cash equivalents

For the purposes of the combined statement of cash flows, cash and cash equivalents includes cash on hand and in banks, net of outstanding bank overdrafts, and the balance of the periods shown on the combined statements of financial position are as follows:

	2018	2017	January 1, 2017
Cash on hand in banks	Ps. 46,445	120,855	61,186
Time deposits	130,938	110,000	145,000
	Ps. 177,383	230,855	206,186

As of December 31, 2018 and 2017, cash and cash equivalents balance excludes an amount of Ps. 22,088 and Ps. 20,087, respectively, of restricted cash derived from the credit with MCRF P, S.A. de C.V. SOFOM, E.N.R. This amount of restricted cash equals one quarter of the interest accrued under said credit agreement (see note 13). As of January 1, 2017 there was no restricted cash. Restricted cash is presented as non-current asset in the combined statement of financial position as part of “Other Assets” (see note 9) and under financing activities in the combined statements of cash flows.

BETTERWARE DE MéXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

6.      Trade accounts receivable

	2018	2017	January 1, 2017
Trade account receivables	Ps. 208,116	152,266	123,818
Expected credit loss	(9,340)	(4,333)	(4,646)
	Ps. 198,776	147,933	119,172

Trade accounts receivable from customers detailed above are measured at their amortized cost. The average related to the turnover of accounts receivable is 30 days. No interest is charged on outstanding trade receivables.

The Group always measures the loss allowance for trade receivables at an amount equal to lifetime ECL. The expected credit losses on trade receivables are estimated using a provision matrix by reference to past default experience of the debtor and an analysis of the debtor’s current financial position, adjusted for factors that are specific to the debtors, general economic conditions of the industry in which the debtors operate and an assessment of both the current as well as the forecast direction of conditions at the reporting date. See Note 19 for information on exposure to credit and market risks.

There has been no change in the estimation techniques or significant assumptions made during the current reporting period.

The Group writes off a trade receivable when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, e.g. when the debtor has been placed under liquidation or has entered into bankruptcy proceedings, or when the trade receivables are over one year past due, whichever occurs earlier. None of the trade receivables that have been written off is subject to enforcement activities.

The following table details the risk profile of trade receivables based on the Group’s provision matrix. As the Group’s historical credit loss experience does not show significantly different loss patterns for different customer segments, the provision for loss allowance based on past due status is not further distinguished between the Group’s different customer base.

		Trade receivables – days past due
December 31, 2018	Not past due	14 – 21	21 – 28	>28	Total
Expected credit loss rate	1%	16%	37%	38%
Estimated total gross carrying amount at default	Ps. 194,366	13,794	5,681	33,438	247,279
Expected Credit Loss	Ps. 1,910	2,150	2,108	12,531	18,699
		Trade receivables – days past due
December 31, 2017	Not past due	14 – 21	21 – 28	>28	Total
Expected credit loss rate	1%	14%	32%	60%
Estimated total gross carrying amount at default	Ps. 136,704	8,919	1,731	22,153	169,507
Expected Credit Loss	Ps. 925	1,278	546	13,494	16,243
		Trade receivables – days past due
January 1, 2017	Not past due	14 – 21	21 – 28	>28	Total
Trade receivable aging at transition date	Ps. 99,854	6,515	1,264	16,185	123,818

BETTERWARE DE MéXICO, S.A. DE C.V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

6.      Trade accounts receivable (cont.)

The following table shows the movement in lifetime ECL that has been recognized for trade and other receivables in accordance with the simplified approach set out in IFRS 9.

Total
Balance as at 1 January 2017 under IAS 39	Ps. (4,646)
Adjustment upon application of IFRS 9	—
Balance as at 1 January 2017 – under IFRS 9	(4,646)
Expected credit loss	(16,243)
Amounts written off	16,556
Balance as at 31 December 2017	(4,333)
Expected credit loss	(18,699)
Amounts written off	13,692
Balance as at 31 December 2018	Ps. (9,340)

7.      Inventories and cost of sales

	2018	2017	January 1, 2017
Finished goods	Ps. 215,812	90,432	71,874
Packing material	3,750	2,309	1,121
	219,562	92,741	72,995
Merchandise-in-transit	82,644	49,153	34,092
	Ps. 302,206	141,894	107,087

The cost of inventories recognized as an expense during the year in respect of continuing operations was Ps. 958,469 and Ps. 558,105 as of December 31, 2018 and 2017, respectively.

The cost of inventories recognized as an expense includes Ps. 7,084 and Ps. 6,214 during 2018 and 2017, respectively, in respect of write-downs of inventory to net realizable value. Such write-downs have been recognized to account for obsolete inventories.

8.      Prepaid expenses

	2018	2017	January 1, 2017
Printed catalogs	Ps. 19,406	11,062	9,918
Advances to suppliers	11,471	11,028	6,294
Premiums paid in advance for insurance	8,948	6,436	4,921
Others	2,458	3,287	3,628
	Ps. 42,283	31,813	24,761

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

9.      Other assets

	2018	2017	January 1, 2017
Restricted cash	Ps. 22,088	20,087	—
Inventory of rewards	8,667	5,348	3,793
Rent security deposit	2,148	1,330	1,299
	32,903	26,765	5,092
Current	8,667	5,348	3,793
Non-current	24,236	21,417	1,299
	Ps. 32,903	26,765	5,092

10.    Molds, equipment, and leasehold improvements

	2018	2017	January 1, 2017
Acquisition cost	Ps. 123,249	141,064	113,947
Accumulated depreciation	(80,277)	(83,902)	(66,992)
	Ps. 42,972	57,162	46,955
Acquisition cost:	January 1, 2017	Additions	Disposals	December 31, 2017
Molds	Ps. 25,820	3,507	(172)	29,155
Vehicles	31,244	12,575	(3,470)	40,349
Computers and equipment	36,663	13,064	(2,099)	47,628
Leasehold improvements	20,220	4,522	(810)	23,932
	Ps. 113,947	33,668	(6,551)	141,064
Accumulated depreciation:	January 1, 2017	Depreciation expense	Eliminated in disposals	December 31, 2017
Molds	Ps. (19,749)	(1,542)	172	(21,119)
Vehicles	(15,337)	(8,216)	2,339	(21,214)
Computers and equipment	(20,124)	(7,746)	1,371	(26,499)
Leasehold improvements	(11,782)	(3,782)	494	(15,070)
	Ps. (66,992)	(21,286)	4,376	(83,902)
Acquisition cost:	December 31, 2017	Additions	Disposals	December 31, 2018
Molds	Ps. 29,155	8,360	—	37,515
Vehicles	40,349	306	(39,053)	1,602
Computers and equipment	47,628	12,042	(30)	59,640
Leasehold improvements	23,932	560	—	24,492
	Ps. 141,064	21,268	(39,083)	123,249
Accumulated depreciation:	December 31, 2017	Depreciation expense	Eliminated in disposals	December 31, 2018
Molds	Ps. (21,119)	(1,844)	—	(22,965)
Vehicles	(21,214)	(3,162)	22,930	(1,444)
Computers and equipment	(26,499)	(10,014)	13	(36,500)
Leasehold improvements	(15,070)	(4,298)	—	(19,368)
	Ps. (83,902)	(19,318)	22,943	(80,277)

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

10.    Molds, equipment, and leasehold improvements (cont.)

Depreciation expense is included in operating expenses line in the combined statement of profit or loss and other comprehensive income.

No impairment losses on molds, equipment and leasehold improvements have been determined.

11.    Goodwill

	January 1, 2017	Additions	Disposals	December 31, 2017
Cost	Ps. 25,805	322,636	—	348,441
	December 31, 2017	Additions	Disposals	December 31, 2018
Cost	Ps. 348,441	—	—	348,441

Goodwill corresponds to the excess resulted between the consideration paid and the fair values of the net assets acquired at the date of acquisition paid by Betterware Latinoamérica Holding México, S.A. de C.V. (BLHM) and Strevo Holding, S.A. de C.V. as mentioned in Note 2.n.

Goodwill was generated by different legal entities and transmitted to the Group through the mergers carried out on November 30, 2002 and July 28, 2017, respectively.

For the purposes of impairment testing, goodwill has been allocated to one CGUs.

The recoverable amount of the CGU was based on fair value less costs of disposal, estimated using discounted cash flows. The fair value measurement was categorized as a Level 3 fair value based on the inputs in the valuation technique used.

The values assigned to the key assumptions represent management’s assessment of future trends in the relevant industries and have been based on historical data from both external and internal sources.

At December 31, 2018, 2017 and January 1, 2017, the estimated recoverable amount of the CGU exceeded its carrying amount.

The key assumptions used in the estimation of the recoverable amount are set out below. The values assigned to the key assumptions represent management’s assessment of future trends in the relevant industries and have been based on historical data from both internal and external sources.

In percent	2018	2017
Discount rate	15.7	16.3
Terminal Value Growth Rate	3.0	3.5
Budgeted EBITDA Growth Rate	14.8	13.5

The discount rate was a post-tax measurement estimated based on the historical industry average, weighted-average cost of capital and a market interest rate of 9%.

The cash flow projections included specific estimates for 5 years and a terminal growth rate thereafter. The terminal growth rate was determined based on management’s estimate of the long-term compound annual EBITDA growth rate, consistent with the assumptions that a market participant would make.

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

11.    Goodwill (cont.)

Budgeted EBITDA was estimated taking into account past experience and a revenue growth rate projected taking into account the average growth levels experienced over the past 5 years and the estimated sales volume and price growth for the next five years. It was assumed that the sales price would increase in line with forecast inflation over the next five years.

12.    Intangible assets

Acquisition cost:	January 1, 2017	Additions	Disposals	December 31, 2017
Brand	Ps. —	253,000	—	253,000
Customer relationships	—	64,000	—	64,000
Software	—	—	—	—
Brands and logos rights	5,072	—	—	5,072
	Ps. 5,072	317,000	—	322,072
Accumulated amortization:	January 1, 2017	Depreciation expense	Eliminated in disposals	December 31, 2017
Customer relationships	Ps. —	(18,133)	—	(18,133)
Brands and logos rights	(3,212)	(256)	—	(3,468)
	Ps. (3,212)	(18,389)	—	(21,601)
Acquisition cost:	December 31, 2017	Additions	Disposals	December 31, 2018
Brand	Ps. 253,000	—	—	253,000
Customer relationships	64,000	—	—	64,000
Software	—	17,135	—	17,135
Brands and logos rights	5,072	1,137	—	6,209
	Ps. 322,072	18,272	—	340,344
Accumulated amortization:	December 31, 2017	Depreciation expense	Eliminated in disposals	December 31, 2018
Customer relationships	Ps. (18,133)	(6,400)	—	(24,533)
Brands and logos rights	(3,468)	(244)	—	(3,712)
	Ps. (21,601)	(6,644)	—	(28,245)

As of December 31, 2018 and 2017, a carrying amount of Ps. 253,000 for the value of “Betterware” brand is presented in the Combined Statements of Financial Position at those dates. Such brand was transmitted to the Group through a merger carried out on July 28, 2017 with Strevo Holding, S.A. de C.V. (a related party, under common control). Strevo Holding, S.A. de C.V. obtained such brand when acquiring the majority of the Group’s shares in March 2015.

As of December 31, 2018 and 2017, a carrying amount of Ps. 39,467 and Ps. 45,867, respectively, for the value of the Group’s intangible asset comprised of relationships with customers, is presented in the Combined Statements of Financial Position at those dates. Such intangible asset was transmitted to the Group through a merger carried out on July 28, 2017 with Strevo Holding, S.A. de C.V. previously discussed. This intangible asset has a useful life of ten years and it is being amortized on a straight line basis.

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

12.    Intangible assets (cont.)

Additionally, as of December 31, 2018 and 2017, the intangible asset line in the combined statement of financial position includes Ps. 2,497 and Ps. 1,604, respectively, corresponding to paid rights related to registration of brands and logos before the intellectual property authorities. Such rights are valid during a defined period and therefore, are amortized over such useful lives.

Also, during 2018, the Group has started the development and implementation process of software related to inventory management and it is planned to be completed during the first quarter of 2019. The total expected costs is Ps. 21,265 and as of December 31, 2018, 80% complete of such cost has been incurred.

At each reporting date, the Group reviews the carrying amounts of its non-financial assets to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. At December 31, 2018, 2017 and January 1, 2017, no indications of impairment has been identified.

In relation to impairment of intangible assets with indefinite useful life (brand), the Group estimates the recoverable amount of the intangible asset which is based on fair value less costs of disposal, estimated using discounted cash flows. The fair value measurement was categorized as a Level 3 fair value based on the inputs in the valuation technique used. Key assumptions are the same as those used for estimating the recoverable amount for Goodwill. See Note 11.

13.    Borrowings

	2018	2017	January 1, 2017
Line of credit with MCRF P, S.A. de C.V. SOFOM, E.N.R. of Ps. 600,000,000, bearing interest at a fixed rate of 13.10%. This line of credit is payable on a quarterly basis starting May 15, 2019 through May 15, 2023. BLSM Latino América Servicios, S.A. de C.V., is a guarantor in this loan.	Ps. 592,252	591,162	—
Secured line of credit with Banco Nacional de México, S.A. (Banamex), for up to Ps. 400,000, bearing interest at the TIIE rate plus 317 basis point. Withdrawals from this line of credit can be made during a 10-month period starting December 15, 2018, and are payable on a quarterly basis from December 17, 2019 up to December 18, 2025.	50,000	—	—
Unsecured line of credit with Banamex, for up to US$ 1,800, bearing interest at the LIBOR rate plus 300 basis point. Maturity was on March 31, 2018.	—	36,175	33,056
Line of credit of US$ 39,000, bearing interest at a fixed rate of 12.5%. This line of credit was due on March 12, 2020, with allowed prepayments beginning March 12, 2018. Betterware Controladora, S.A. de C.V. and BLSM Latino América Servicios, S.A. de C.V., were guarantors in this loan. On March 13, 2017 a US$ 6,000 prepayment was made, with prior authorization of the creditor. On May 10, 2017, the remaining balance of this loan was repaid.	—	—	805,896
Interest payable	11,227	10,043	34,269
Total debt	653,479	637,380	873,221
Less: Current portion	90,691	46,218	67,325
Long-term debt	Ps. 562,788	591,162	805,896

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

13.    Borrowings (cont.)

As of December 31, 2018, 2017 and January 1, 2017, the fair value of borrowings presented above, is considered to be similar to the book value (at amortized cost) determined by using the effective interest method.

Interest expense in connection with debt presented above is included in the interest expense line in the combined statement of profit or loss and other comprehensive income.

Reconciliation of movements of liabilities to cash flows arising from financing activities

The table below details changes in the Group’s liabilities arising from financing activities, including both cash and non-cash changes. Liabilities arising from financing activities are those for which cash flows were, or future cash flows will be, classified in the Group’s combined statement of cash flows as cash flows from financing activities.

	Long-term debt	Interest payable	Derivative financial instruments, net
Balances, January 1, 2017	Ps. 838,952	34,269	—
Changes that represent cash flows –
Loans obtained	600,087	—	—
Restricted cash	(20,087)	—	—
Payments	(745,251)	(142,431)	—
Commissions and debt issuance cost	(10,289)	—	—

Changes that do not represent cash flows –
Interest expense	—	118,205	—
Unrealized foreign exchange loss	(57,626)	—	—
Amortization of commissions and debt issuance cost	1,464	—	—
Balances, December 31, 2017(1)	607,250	10,043	—

Changes that represent cash flows –
Loans obtained	50,667	—	—
Restricted cash	(2,001)	—	—
Payments	(36,829)	(85,159)	—
Commissions and debt issuance cost	(667)	—	—

Changes that do not represent cash flows –
Interest expense	—	86,343	—
Valuation effects of derivative financial instruments	—	—	16,629
Amortization of commissions and debt issuance cost	1,744	—	—
Balances, December 31, 2018(1)	Ps. 620,164	11,227	16,629

____________

(1)      Balances in column “Long-term debt” in the table above, are netted with restricted cash balances as of December 31, 2018 and 2017. See Note 5 for details about restricted cash.

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

13.    Borrowings (cont.)

The Group’s long-term debt maturities as of December 31, 2018, are as follows:

Year	Amount
2020	Ps. 110,833
2021	110,833
2022	110,833
2023	205,081
2024	5,833
2025	19,375
Ps. 562,788

The credits with financial institutions referred to above contain restrictive covenants, which require the Group (i) to continue to perform the same type of activities and businesses, maintaining their legal existence, (ii) complying with all applicable laws, (ii) having audited its combined financial statements by internationally recognized auditors authorized by the financial institution, (iii) paying all applicable taxes, (iv) obtaining all licenses and permits required by government to operate, (v) keeping assets and businesses insured against loss or damage, (vi) not to obtain additional loans exceeding Ps. 100,000 or 60% of earnings before interest, taxes, depreciation and amortization (EBITDA) of the immediately preceding year, (vii) not to incur liens on the Group’s assets, (viii) not to give or sell any rights of financial documents and (ix) not to pay dividends in an amount greater than Ps. 200,000. It is important to mention that debt may be contracted, or dividends may be paid in amounts greater than those stipulated in the contract if prior consent from such financial institution is obtained.

The line of credit agreement with MCRF P, S.A. de C.V. SOFOM, E.N.R. contains the following financial covenants:

a)      To maintain a leverage ratio equal to or lower than 3.5 from contract signing date (May 10, 2017) through December 31, 2017; 3.0 during the year 2018; and 2.5 from January 1, 2019, until the contract expiration date.

b)      To maintain a coverage interest ratio equal to or greater than 2.5 during all term of the contract.

c)      Not to maintain the equity book value lower than Ps. 100,000.

d)      To maintain a minimum cash and cash equivalents balance of Ps. 40,000

The line of credit agreement with Banamex contains the following financial covenants:

a)      To maintain a short-term debt coverage ratio not lower than 1.5.

b)      To maintain a total debt coverage ratio not greater than 3.0.

c)      To maintain a leverage ratio not greater than 7.0.

d)      To maintain a minimum cash and cash equivalents balance of Ps. 40,000

The Group was in compliance with all covenants as of January 1, 2017, December, 31, 2017, and December 31, 2018.

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

14.    Accounts payable to suppliers

Trade payables and accruals principally comprise amounts outstanding for trade purchases and ongoing costs.

The average credit period is 4 months, with no interest charged. The Group has financial risk management policies in place to ensure that all payables are paid within the pre-agreed credit terms.

The Group’s management considers that the carrying amount of trade payables approximates to their fair value.

15.    Income taxes

The Group is subject to ISR. Under the ISR Law, the rate for 2018 and 2017 was 30% and will continue to 30% and thereafter. The rate of current income is 30%.

Income tax recognized in profit or loss for the years ended December 31 was comprised of the following:

	2018	2017
Current tax	Ps. 158,545	92,209
Deferred tax (benefit) expense	(8,366)	4,742
	Ps. 150,179	96,951

Income tax expense recognized at the effective ISR rate differs from income tax expense at the statutory tax rate. Reconciliation of income tax expense recognized from statutory to effective ISR rate is as follows:

	2018	2017
Profit before income tax from continuing operations	Ps. 449,447	304,625
Tax rate	30%	30%
Income tax expense calculated at 30% statutory tax rate	134,834	91,388
Inflation effects, net	6,408	4,832
Non-deductible expenses	3,217	2,340
Other items, net	5,720	(1,609)
	Ps. 150,179	96,951

Realization of deferred tax assets depends on the future generation of taxable income during the period in which the temporary differences will be deductible. Management considers the reversal of deferred tax liabilities and projections of future taxable income to make its assessment on the realization of deferred tax assets. Based on the results obtained in previous years and in future profit and tax projections, Management considers that the deferred tax assets will be realized.

At December 31, 2018, the Group had no tax loss carryforwards.

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

15.    Income taxes (cont.)

Composition of deferred tax asset (liabilities) as well as the reconciliation of changes in deferred taxes balances for the years ended December 31, 2018 and 2017 is presented below:

Temporary differences	January 1, 2018	Recognized in profit or loss	Recognized in OCI	Goodwill	December 31, 2018
Deferred tax assets:
Expected credit loss	Ps. 2,499	(303)	—	—	2,802
Accruals and provisions	19,865	(6,838)	71	—	26,632
Financial derivative instruments	—	(4,989)	—	—	4,989
Equipment and leasehold improvements	2,857	2,783	—	—	74

Deferred tax liabilities:
Intangible assets	(89,660)	(1,920)	—	—	(87,740)
Inventories	(4,189)	2,003	—	—	(6,192)
Other assets and prepaid expenses	(10,294)	898	—	—	(11,192)
Net deferred tax (liability)	Ps. (78,922)	(8,366)	71	—	(70,627)
Temporary differences	January 1, 2017	Recognized in profit or loss	Recognized in OCI	Goodwill	December 31, 2017
Deferred tax assets:
Expected credit loss	Ps. 1,394	(1,105)	—	—	2,499
Accruals and provisions	23,068	3,252	(49)	—	19,865
Financial derivative instruments	—	—	—	—	—
Equipment and leasehold improvements	(403)	(3,260)	—	—	2,857

Deferred tax liabilities:
Intangible assets	—	(800)	—	90,460	(89,660)
Inventories	(2,813)	1,376	—	—	(4,189)
Other assets and prepaid expenses	(5,085)	5,209	—	—	(10,294)
Net deferred tax asset (liability)	Ps. 16,161	4,672	(49)	90,460	(78,922)

16.    Provisions

	Commissions, promotions and other	Bonuses and other employee benefits	Professional Services Fees	Total
As of January 1, 2017	Ps. 39,469	3,148	959	43,576
Increases	115,841	32,490	21,924	170,255
Payments	(113,986)	(34,480)	(22,883)	(171,349)
As of December 31, 2017	41,324	1,158	—	42,482
Increases	247,282	56,854	30,704	334,840
Payments	(252,801)	(56,054)	(29,481)	(338,336)
As of December 31, 2018	Ps. 35,805	1,958	1,223	38,986

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

16.    Provisions (cont.)

Commissions, promotions and other

Commissions, promotions and other include commissions payable to the sales force for the last week of the year and is settled in the first week of the following year, additionally it includes the provision of exchange points obtained by distributors and associates for the sale of products, these points have a revolt where they are mostly used during the following year.

Bonuses and other employee benefits

Bonuses and other employee benefits include annual performance bonuses as well as vacation provisions, vacation premium, savings fund, among others. They are mostly settled during the following year.

Professional Services Fees

Professional services fees include the fees for services such as external audit, legal, internal audit, among others. Their revolt is annual.

17.    Derivative financial instruments

In connection with the secured line of credit contracted with Banamex as described in Note 13, and to mitigate the risks of future increases in interest rates, the Group entered into a derivative contract with Banamex, consisting in an interest rate swap. By using this interest rate swap, the Group sets interest rates from variable rates to fixed rates.

Further, in order to reduce the risks related to fluctuations in the exchange rate of US dollar, the Group uses derivative financial instruments such as forwards to adjust foreign currency exposures resulting from inventory purchases in US dollars.

An analysis of the derivative financial instruments contracted by the Group as of December 31, 2018, is as follows:

Instrument	Notional amount in thousands	Fair Value	Contract date	Maturity date	Rate received	Rate paid
Liabilities:
Interest rate swap	Ps. 50,000	Ps. 8,364	15/11/2018	15/12/2023	TIIE 28 days(1)	8.33%
			Average Strike Ps./US$	Maturity date
Forwards US Dollar-Mexican Peso	US$ 24,414	Ps. 8,265	20.06	Weekly, through June 2019
Total Liabilities		Ps. 16,629
Non-current liability		8,120
Total current liability		Ps. 8,509

____________

(1)      As of December 31, 2018, the 28-day TIIE rate was 8.5956%.

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

17.    Derivative financial instruments (cont.)

At December 31, 2017 the Group did not have derivative financial instruments contracted.

Recognition of the fair value of these derivative financial instruments for the year ended December 31, 2018 amounted to a loss of Ps. (16,629) which is included in the combined statements of comprehensive income as part of the caption “Valuation of derivatives, interest cost and other financial items, net”.

The maturities of the notional amount of the derivatives are as follows:

Instrument	Notional amount in thousands of	2019	2020	2021	2022	2023 and thereafter
Liabilities:
Interest rate swap	Ps.	1,458	5,833	5,833	5,833	31,043
Forwards US Dollar-Mexican Peso	US$	24,414	—	—	—	—

The Group does not apply hedge accounting and it recognizes changes in fair value in financial derivative instruments through profit or loss.

18.    Employee benefits

Post-employment benefits —

The Group recognizes the benefit regarding to the Seniority Premium from the employees. This benefit is determined considering the years of service and the compensation amount from the employees.

The components of the defined benefit liability for the years ended at December 31, 2018, 2017 and at January 1, 2017 are as follows:

a)      Movement in net defined liability —

The following table shows a reconciliation from the opening balances to the closing balances for the net defined benefit liability and its components:

	2018	2017
Balance at January 1	Ps. 1,283	935
Included in profit or loss:
Current service cost	441	316
Interest cost	92	66
Net cost of the period	533	382
Included in OCI:
Actuarial (gain) loss	(165)	115
Income Tax Effect	(71)	50
Other:
Benefits paid	(225)	(199)
Balance as of December 31	Ps. 1,355	1,283

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

18.    Employee benefits (cont.)

b)      Actuarial assumptions —

The following were the principal actuarial assumptions at the reporting date (expressed as weighted averages):

	2018	2017	January 1, 2017
Financial:
Future salary growth	4.8%	4.5%	4.5%
Discount rate	9.2%	7.4%	7.1%
Demographic:
	2018	2017	January 1, 2017
Number of employees	684	622	516
Age average	35 years	36 years	36 years
Longevity average	2 years	2 years	3 years

c)      Sensitivity analysis —

Reasonably possible changes at the reporting date to one of the relevant actuarial assumptions, holding other assumptions constant, would have affected the defined benefit obligation considering a change of ±0.50% in the discount rate.

Increase/ Decrease in the Discount rate	Effects at December 31, 2018	Effects at December 31, 2017
+0.50%	Ps. (93)	(89)
-0.50%	103	99

The most recent actuarial valuation of the present value of the defined benefit obligation was carried out as of December 31, 2018 by an independent actuary. The present value of the defined benefit obligation, and the related current service cost and past service cost, were measured using the projected unit credit method.

19.    Financial Instruments

Set out below is the categorization of the financial instruments, excluding cash and cash equivalents, held by the Group as of December 31, 2018 and 2017, as well as the indication of fair value hierarchy level, when applicable:

Accounting classification and fair values

As of December 31, 2018	Receivables, Payables, and Loans	Fair value through profit or loss	Fair value hierarchy level
Financial Assets –
Trade receivables	Ps. 198,776	—	—
Other receivables	536	—
Total	199,312	—
Financial Liabilities –
Debt	653,479	—	—
Accounts payable	445,241	—	—
Financial derivative instruments	16,629	16,629	2
Total	Ps. 1,115,349	16,629

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

19.    Financial Instruments (cont.)

As of December 31, 2017	Receivables, Payables, and Loans	Fair value through profit or loss	Fair value hierarchy level
Financial Assets –
Trade receivables	Ps. 147,933	—	—
Other receivables and related parties	2,108	—	—
Total	150,041	—
Financial Liabilities –
Debt	637,380	—	—
Accounts payable	211,071	—	—
Financial derivative instruments	—	—	—
Total	Ps. 848,451	—

Measurements of fair values

Fair value hierarchy levels 1 to 3 are based on the degree to which the fair value is observable:

•        Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

•        Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

•        Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

As previously discussed, some of the Group’s financial liabilities are measured at fair value at the end of each reporting period. The following table gives information about how the fair values of these financial liabilities are determined (in particular, the valuation technique(s) and inputs used).

Financial assets/ financial liabilities	Valuation technique(s) and key input(s)	Significant unobservable input(s)	Relationship and sensitivity of unobservable inputs to fair value
Foreign currency forward contracts and interest rate swaps (Note 17)

Discounted cash flow. Future cash flows are estimated based on forward exchange rates (from observable forward exchange rates at the end of the reporting period) and contract forward rates, discounted at a rate that reflects the credit risk of various counterparties.

		N/A	N/A

There were no transfers between Level 1 and 2 during the current or prior year.

Fair value of debts that are not measured at fair value (but fair value disclosures are required)

The fair value of the instruments classified as Level 2 (see above) was calculated using the discounted cash flow method. Mexican Risk-free rate adjusted by credit risk was used for discounting future cash flows.

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

19.    Financial Instruments (cont.)

Financial risk management

The Group’s Treasury function provides services to the business, coordinates access to domestic and international financial markets, monitors and manages the financial risks relating to the operations of the Group through internal risk reports which analyses exposures by degree and magnitude of risks. These risks include market risk (including currency risk, interest rate risk, and price risk), credit risk, liquidity risk.

The Group seeks to minimize the effects of these risks by using derivative financial instruments to hedge these risk exposures. The use of financial derivatives is governed by the Group’s policies approved by the board of directors, which provide written principles on foreign exchange risk, interest rate risk, credit risk, the use of financial derivatives and non-derivative financial instruments, and the investment of excess liquidity. Compliance with policies and exposure limits is reviewed by the internal auditors on a continuous basis. The Group does not enter into or trade financial instruments, including derivative financial instruments, for speculative purposes.

Market risk

The Group’s activities expose it primarily to the financial risks of changes in foreign currency exchange rates and interest rates (see below). The Group enters into a variety of derivative financial instruments to manage its exposure to interest rate and foreign currency risk, including:

•        In order to reduce the risks related to fluctuations in the exchange rate of foreign currency, the Group uses derivative financial instruments such as forwards to adjust exposures resulting from foreign exchange currency.

•        Additionally, the Group occasionally uses interest rate swaps to adjust its exposure to the variability of the interest rates or to reduce their financing costs. The Group’s practices vary from time to time depending on judgments about the level of risk, expectations of change in the movements of interest rates and the costs of using derivatives. See Note 17 for disclosure of the fair value of derivatives as of December 31, 2017 and 2018.

Foreign currency risk management

The Group undertakes transactions denominated in foreign currencies, mainly U.S. dollars; consequently, exposures to exchange rate fluctuations arise. Exchange rate exposures are managed within approved policy parameters utilizing forward foreign exchange contracts.

The carrying amounts of the Group’s U.S. dollars denominated monetary assets and monetary liabilities at the reporting date are as follows:

	2018	2017	January 1, 2017
Assets	US$ 1,294	5,546	2,188
Liabilities	(12,075)	(8,789)	(46,208)
Net position	US$ (10,781)	(3,243)	(44,020)
Exchange rates at each reporting date	19.6566	19.7354	20.6640

Foreign currency sensitivity analysis

The Group is mainly exposed to the U.S. Dollar. For sensitivity analysis purposes, the Group has determined a 10 percent increase and decrease in currency units against the U.S. dollar. 10 percent is the sensitivity rate used when

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

19.    Financial Instruments (cont.)

reporting foreign currency risk internally to key management personnel and represents management’s assessment of the reasonably possible change in foreign exchange rates. The sensitivity analysis includes only outstanding foreign currency denominated monetary items and adjusts their translation at the year-end for a 10 percent change in foreign currency rates. The sensitivity analysis includes external loans as well as loans to foreign operations within the Group where the denomination of the loan is in a currency other than the currency of the lender or the borrower. A positive number below indicates an increase in profit where currency units strengthen 10 percent against the relevant currency. For a 10 percent weakening of currency units against the relevant currency, there would be a comparable impact on the profit, and the balances below would be negative.

	2018	2017	January 1, 2017
Profit	Ps. 21,196	6,393	90,969

Foreign exchange forward contracts

It is the policy of the Group to enter into foreign exchange forward contracts to manage the foreign currency risk associated with anticipated purchase transactions out to 6 months. Basis adjustments are made to the initial carrying amounts of inventories when the anticipated purchases take place.

See Note 17 with details on foreign currency forward contracts outstanding at the end of the reporting period. Foreign currency forward contract liabilities are presented in the line ‘Derivative financial instruments’ (liabilities) within the combined statement of financial position.

The Group has entered into contracts to purchase raw materials from suppliers in China, being such purchases denominated in U.S. dollars. The Group has entered into foreign exchange forward to hedge the exchange rate risk arising from these anticipated future purchases.

Interest rate risk management

The Group is exposed to interest rate risk because the Group borrows funds at variable interest rates. The risk is managed by the Group by maintaining an appropriate mix between fixed and variable rate borrowings, and by the use of interest rate swap contracts. Hedging activities are evaluated regularly to align with interest rate views and defined risk appetite; ensuring the most cost-effective hedging strategies are applied.

The Group’s exposures to interest rates on financial assets and financial liabilities are detailed in the liquidity risk management section of this note.

Interest rate sensitivity analysis

The sensitivity analyses below have been determined based on the exposure to interest rates at the reporting date. For floating rate liabilities, the analysis is prepared assuming the amount of liability outstanding at reporting date was outstanding for the whole year. A one per cent increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

If interest rates had been one per cent higher/lower and all other variables were held constant, the Group’s profit for the year ended December 31, 2018 would decrease/increase by Ps. 500. This is attributable to the Group’s exposure to interest rates on its variable rate borrowing as described in Note 13.

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

19.    Financial Instruments (cont.)

Interest rate swap contracts

Under interest rate swap contracts, the Group agrees to exchange the difference between fixed and variable rate interest amounts calculated on agreed notional principal amounts. Such contracts enable the Group to mitigate the risk of changing interest rates on the cash flow exposures on the issued variable rate debt held. The fair value of interest rate swaps at the reporting date is determined by discounting the future cash flows using the curves at the reporting date and the credit risk inherent in the contract, and is disclosed in Note 17. The average interest rate is based on the outstanding balances at the end of the financial year.

Credit risk management

The Group’s exposure to credit risk is not significant as there is no substantial sales concentration on a limited number of customers. On the contrary, the concentration of credit risk is limited due to the fact that the customer base is large and unrelated, spread across diverse geographical areas. Credit policy has been implemented for each customer establishing purchase limits. Customers who do not satisfy the credit references set out by the Group, can only carry out transactions with the Group through prepayment.

See Note 6 for further details on Trade Receivables and allowance for doubtful accounts.

Collateral held as security and other credit enhancements

The Group does not hold any collateral or other credit enhancements to cover its credit risks associated with its financial assets.

Overview of the Group’s exposure to credit risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in a financial loss to the Group. As at 31 December 2018, the Group’s maximum exposure to credit risk without taking into account any collateral held or other credit enhancements, which will cause a financial loss to the Group due to failure to discharge an obligation by the counterparties and financial guarantees provided by the Group arises from the carrying amount of the respective recognized financial assets as stated in the combined statement of financial position.

For trade receivables, the Group has applied the simplified approach in IFRS 9 to measure the loss allowance at lifetime ECL. The Group determines the expected credit losses on these items by using a provision matrix, estimated based on historical credit loss experience based on the past due status of the debtors, adjusted as appropriate to reflect current conditions and estimates of future economic conditions. Accordingly, the credit risk profile of these assets is presented based on their past due status in terms of the provision matrix. Note 6, includes further details on the loss allowance for these assets respectively.

Liquidity risk management

The ultimate responsibility for liquidity risk management rests with the board of directors, which has established an appropriate liquidity risk management framework for the management of the Group’s short, medium and long-term funding and liquidity management requirements. The Group manages liquidity risk by maintaining

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

19.    Financial Instruments (cont.)

adequate reserves, banking facilities, and reserve borrowing facilities, by continuously monitoring the forecast and actual cash flows, and by matching the maturity profiles of financial assets and liabilities. Details of additional undrawn facilities that the Group has at its disposal to further reduce liquidity risk are set out below.

Liquidity and interest risk tables

The Group manages its liquidity risk by maintaining adequate reserves of cash and bank credit lines available and consistently monitoring its projected and actual cash flows. Long-term debt maturities are presented in Note 13.

The Group has access to financing facilities as described below, of which Ps. 350,000 were unused at the reporting date (2017: were fully used). The Group expects to meet its other obligations from operating cash flows and proceeds of maturing financial assets.

Bank credit lines	December 31, 2018	December 31, 2017
Amount used	Ps. 650,000	636,175
Amount not used	350,000	—
Total credit lines	Ps. 1,000,000	636,175

The following tables detail the Group’s remaining contractual maturity for its non-derivative financial liabilities with agreed repayment periods. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the Group can be required to pay. The table includes both interest and principal cash flows.

The contractual maturity is based on the earliest date on which the Group may be required to pay.

As of December 31, 2018	Less than 1 year	Over 1 year and less than 5 years	Over 5 years	Total
Accounts payable to suppliers	Ps. 445,241	—	—	445,241
Derivative financial instruments	8,509	8,120	—	16,629
Long-term debt	78,750	536,073	25,208	640,031
	Ps. 532,500	544,193	25,208	1,101,901
As of December 31, 2017	Less than 1 year	Over 1 year and less than 5 years	Over 5 years	Total
Accounts payable to suppliers	Ps. 211,071	—	—	211,071
Long-term debt	36,175	591,491	—	627,666
	Ps. 247,246	591,491	—	838,737

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

19.    Financial Instruments (cont.)

Capital risk management

The Group manages its capital to ensure that entities in the Group will be able to continue as going concerns while maximizing the return to shareholders through the optimization of the debt and equity balance. The Group’s overall strategy remains unchanged from 2017.

The capital structure of the Group consists of net debt (borrowings disclosed in Note 13 after deducting cash and bank balances) and net parent investment of the Group (comprising issued capital and retained earnings).

20.    Net parent investment

Net parent investment as of December 31, 2018, 2017 and January 1, 2017 is integrated as follows:

Net parent investment	2018	2017	January 1, 2017
Capital stock	Ps. 55,985	153,851	66,534
Retained earnings (deficit)	24,235	25,046	(7,827)
Other comprehensive income	45	(120)	(5)
	Ps. 80,265	178,777	58,702

Net parent investment as of December 31, by number of shares, is integrated as follows:

	Betterware de México, S.A. de C.V.		BLSM Latino América Servicios, S.A. de C.V.
	2018	2017	2018	2017
Fixed capital	5,000	5,000	5,000	5,000
Variable capital	5,032,939	4,786,193	3,654,378	3,475,150
	5,037,939	4,791,193	3,659,378	3,480,150

Common stock is represented by common shares, with a par value of Ps. 10 in regard to fixed capital and without par value in case of variable capital, fully subscribed and paid. Variable capital is unlimited.

On July 28, 2017, Extraordinary General Shareholders’ Meeting of Betterware de México, S.A. de C.V. (“BWM”) agreed to merge BWM, as a merging company, with Betterware Controladora, S.A. de C.V. and Strevo Holding, S.A. de C.V. (“SH”, controlling company of BWC and in turn, subsidiary of Campalier, S.A. de C.V.), as merged companies. The merger was carried out based on balances as of July 28, 2017, so as of that date, the merged entities ceased to exist. In accordance with the LGSM, upon the merger becoming effective, all of the assets, liabilities, rights, and obligations of the merged companies were incorporated into the merging company, without reservations or limitations. As a result of this, the capital stock of BWM increased by Ps. 87,317, retained earnings decreased by Ps. 174,801 and net stockholders’ equity decreased by Ps. 87,484.

On February 13, 2018, the Ordinary General Shareholders’ Meeting of BWM agreed to reduce the capital stock by Ps. 97,921. On December 5, 2018, as part of the unanimous resolutions adopted outside the Shareholders’ Meeting, it was agreed to increase capital stock by Ps. 20.

On December 4, 2017, the Ordinary General Shareholders’ Meeting of BLSM agreed to increase capital stock by Ps. 15. On December 5, 2018, as part of the unanimous resolutions adopted outside the Shareholders’ Meeting, it was agreed to increase capital stock by Ps. 20.

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

20.    Net parent investment (cont.)

Retained earnings

On February 13, 2018, the Ordinary General Shareholders’ Meeting approved dividends payment from retained earnings for an amount of Ps. 79,080, which were paid in cash. Part of this amount (Ps. 46,696) was paid to Campalier, S.A. de C.V. (ultimate parent company) based on its equity interest.

On November 28, 2018, the Ordinary General Shareholders’ Meeting approved payment of dividends from profits generated in the year, for an amount of Ps. 111,000, which were paid in cash. Part of this amount (Ps. 65,545) was paid to Campalier, S.A. de C.V. (ultimate parent company) based on its equity interest.

On December 4, 2018, the Ordinary General Shareholders’ Meeting approved payment of dividends from profits generated in the year, in the amount of Ps. 110,000. From this amount, Ps. 45,045 was paid in cash; while the remaining for Ps. 64,955 was paid on March 31, 2019, hence is included as a liability in these combined financial statements.

Legal reserve

Retained earnings include the statutory legal reserve. The Mexican General Corporate Law requires that at least 5% of net income of the year be transferred to the legal reserve until the reserve equals 20% of common stock at par value (historical pesos). The legal reserve may be capitalized but may not be distributed unless the Group is dissolved. The legal reserve must be replenished if it is reduced for any reason. As of December 31, 2018 and 2017, the legal reserve, in historical pesos, was Ps. 8,571 and it is included in retained earnings.

21.    Earnings per share

The amount of basic earnings per share is calculated by dividing the net income for the year attributable to shareholders of the parent’s ordinary shares by the weighted average of the ordinary shares outstanding during the year.

The amount of diluted earnings per share is calculated by dividing the net profit attributable to shareholders of the parent’s ordinary shares (after adjusting it due to interest on convertible preferred shares) by the weighted average of ordinary shares outstanding during the year plus the weighted average of common shares that would have been issued at the time of converting all diluted potential ordinary shares into ordinary shares. As of December 31, 2018, 2017 and January 1, 2017, the entity has no diluted earnings per share.

The following table shows the income and share data used in the calculation of basic earnings per share:

	December 31, 2018	December 31, 2017	January 1, 2017
Net Profit (in thousands of pesos)
Attributable to shareholders	299,268	207,674	(22,286)
Shares (in thousands of shares)
Weighted Average of outstanding shares	8,307	5,820	4,884
Basic net income per share of continued operations (Pesos per share)	36.05	35.68	(4.56)

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

22.    Related parties balances and transactions

Balances and transactions between the Group and its combined Group, which are related parties, have been eliminated on consolidation and are not disclosed in this note. Details of transactions between the Group and other related parties are disclosed below.

Key management personnel compensation comprised short-term employee benefits by Ps.34,500 and Ps.27,360 as of December 31, 2018 and December 31, 2017, respectively. Compensation of the Entities’ key management personnel includes salaries and non-cash benefits. No long-term employee benefits were paid to key management personnel during 2018 and 2017.

Transactions

During 2017, the Group and combined Group entered into the following transactions with related parties that are not members of the Group:

Interest income	2017
Strevo Holding, S.A. de C.V.(i)	Ps. 18,650
Betterware Controladora, S.A. de C.V.(i)	316
Total	Ps. 18,966

____________

(i) Merged with the Group on July 28, 2017

During 2018, the Group and combined Group did not carry out transactions with related parties that are not members of the Group.

The following balances were outstanding at the end of the reporting period:

Trade accounts receivable from related parties	2018	2017	January 1, 2017
Strevo Holding, S.A. de C.V.(i)	Ps. —	—	586,516
Betterware Controladora, S.A. de C.V.(i)	—	—	16,441
Campalier, S.A. de C.V.	—	22	—
	—	22	602,957
Less: Current portion	—	22	16,783
Long-term	Ps. —	—	586,174

____________

(i)      Balances were canceled as a result of the merger with the Group on July 28, 2017. Also see Note 20.

23.    Revenue and operating expenses

Revenue —

Nature of goods and services

The following is a description of principal activities form which the Group generates its revenue:

Products and services	Nature, timing of satisfaction of performance obligations and significant payment terms
Home products

The revenue recognition from sales of home products are recognized at a point in time when the customers took delivery of the products and formally accepted. The Customers are allowed to return the products (only if such products have issues identified). Invoices are generated at the shipment date and payment term is 15 days to 30 days. See Note 2.t for further details.

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

23.    Revenue and operating expenses (cont.)

Disaggregation of revenue

The revenue recognized during 2018 and 2017, is totally obtained in the only geographical market in Mexico. A disaggregation of revenue is presented below, and are recognized at a point in time.

	2018	2017
Kitchen	Ps. 548,432	354,903
Home	360,595	223,383
Bathroom	324,535	203,831
Laundry & Cleaning	308,359	186,708
Food Preservation	272,563	129,141
Bedroom	254,066	198,871
BW Contigo	196,439	105,957
Personal Care	51,726	46,910
	Ps. 2,316,716	1,449,705

Contract balances

At December 31, 2018, and 2017 and at January 1, 2017, the Group does not identify significant costs to obtain/fulfill a contract that requires to be capitalized as an asset. Consequently, the Group did not perform any analysis in order to identify possible impairment losses. See Notes 3.a. and 6 about the new expected credit loss model applicable to all financial assets measured at amortized cost.

Transaction price allocated to the remaining performance obligations

The Group applies the practical expedient in paragraph C5(c) of IFRS 15 and does not disclose the amount of the transaction price allocated to the remaining performance obligations and an explanation of when the Group expects to recognize that amount as revenue.

Operating expenses —

Operating expenses by nature, for the years ended December 31, 2018 and 2017 are as follows:

	2018	2017
Cost of personnel services and other employee benefits	Ps. 332,878	227,597
Distribution cost	102,397	63,283
Sales catalog	92,931	66,562
Packing materials	46,976	27,258
Events, marketing and advertising	35,253	21,513
Bank Fees	30,934	24,174
Promotions for the sales force	24,492	2,417
Rent expense, operating leases	20,269	11,794
Depreciation and amortization	25,960	24,209
Impairment loss on trade accounts receivables	18,699	16,243
Travel expenses	17,254	14,974
Commissions and professional fees	8,335	8,444
Other	50,121	52,270
	Ps. 806,499	560,738

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

24.    Segment information

Information reported to the Chief Operating Decision Maker (“CODM”) for the purposes of resource allocation and assessment of business performance focuses on the Group as a whole and with main strategies on a company-wide basis vision. As discussed in Note 1, the Group is focused on the home organization segment which product portfolio includes home organization, kitchen preparation, food containers, and practical furniture, among other categories. The Group’s offer of its products goes to sales force through 9 catalogs over the year, and it is the same offer, prices, and promotions for all distributors throughout the country. As such, no reporting on segment information is deemed necessary to assess the Group performance given its business model and current operation.

In addition to the above, the Group obtains all its revenue from the Mexican market, therefore no geographic information is disclosed. Also, Group considers that there are no major customers, and therefore, no concentration risks exist given the nature of the business and the sale of its products through a significant number of distributors.

25.    Commitments

Leasing arrangements

The Group leases warehouses and administrative office space under operating leases that expire on December 31, 2019. Rental expense for the years ended December 31, 2018 and 2017 was Ps. 14,169 and Ps. 11,794, respectively.

The Group leases a fleet of cars for its sales staff and qualified employees operating leases with different expiration dates being the latest date in November 2022. Rental expense for the years ended December 31, 2018 was Ps. 6,100.

During 2017, the Group did not lease a fleet of cars. Non-cancellable operating lease commitments in connection with the fleet of cars are presented below:

2018
Not later than 1 year	Ps. 9,072
Later than 1 year and not later than 5 years	17,872
Ps. 26,944

The Group as guarantor

The Betterware was jointly and severally liable for a bank loan granted by Banamex, S.A. to Spacio Hogar, S.A. de C.V., which was paid in June 2017.

26.    Contingent liabilities

The Group is a party to various legal actions in the normal course of its business. The Group is not involved in or threatened by proceedings for which the Group believes it is not adequately insured or indemnified or which, if determined adversely, would have a material adverse effect on its combined financial position, results of operations and cash flows.

Additional taxes payable could arise in transactions with related parties if the tax authority, during a review, believes that prices and amounts used by the Group are not similar to those used with or between independent parties in comparable transactions.

In accordance with the current tax legislation, the authorities have the power to review up to five fiscal years prior to the last income tax return filed.

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

26.    Contingent liabilities (cont.)

On August 12, 2014, the International Inspection Administration “4” (AFI), under the Central Administration of International Control, attached to the General Administration of Large Taxpayers of the Tax Administration Service (“SAT”), requested the Group, with respect to 2010 year, information regarding income tax, which was provided at the time. On February 20, 2017, the final agreement was signed with the Taxpayer Advocacy Office (“PRODECON”) regarding this SAT review. On March 2, 2017, SAT notified the Group about certain issues on which an agreement was not reached. As a result, the Group filed a lawsuit for annulment before such SAT resolution, which is in progress as of the date of issuance of these combined financial statements. The Group’s Management believes that tax credits will not arise as a result of this matter.

27.    Subsequent events

On March 11, 2019 the Group paid dividends for Ps. 65,955 and on May 30, 2019 paid additional dividends for Ps. 128,000.

On April 19, 2019 the Group withdrew from its credit line facility with Banamex a total amount of Ps. 9,000.

On May 10, 2019, the lawsuit for annulment before SAT resolution mentioned on note 26 was finalized with a favorable result for the Group.

On May 15, 2019, the Group paid its first installment of the long term debt to MCRF P, S.A. de C.V. SOFOM, E.N.R by an amount of Ps. 26,250. See note 13.

On May 20, 2019 the Group withdrew from its credit line facility with Banamex a total amount of Ps. 3,000.

On June 20, 2019 the Group withdrew from its credit line facility with Banamex a total amount of Ps. 9,500.

The Group is in the process of building a distribution center, which is the purpose for which a long-term loan agreement with Banamex was signed. The Group estimates to complete the construction of this distribution center in the second quarter of 2020. As of the date of issuance of these combined financial statements, payments related to this construction process amounted Ps. 59,000, which includes the acquisition of land of fifty thousand square meters.

28.    Explanation of transition to IFRS

As stated in note 2.a, these are the Group’s first combined financial statements prepared in accordance with IFRS.

The accounting policies set out in Note 2 have been consistently applied in preparing the combined financial statements for the year ended December 31, 2018, the comparative information presented in these combined financial statements for the year ended December 31, 2017 and in the preparation of an opening IFRS combined statement of financial position at January 1, 2017 (the Group’s date of transition to IFRS). In preparing its opening IFRS combined statement of financial position, the Group has corrected errors reported previously in the combined financial statements prepared in accordance with Mexican Financial Reporting Standards (referred to as “Mexican FRS” or Previous GAAP). Estimations made for IFRS purposes are consistent with Mexican FRS at the reporting dates. An explanation of how the transition from Mexican FRS to IFRSs has affected the Group’s financial position, financial performance and cash flows is displayed in the following tables and the notes that accompany the tables.

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

28.    Explanation of transition to IFRS (cont.)

Effect of IFRS adoption for the combined statement of financial position —

		As of January 1, 2017 (date of transition)				As of December 31, 2017				As of December 31, 2018 (end of last period presented under Mexican FRS)
In thousands of Mexican Pesos (“Ps.”)	Notes	Mexican FRS	Previous GAAP Error Correction	Effect of transition to IFRS	Opening IFRS combined balances	Mexican FRS	Previous GAAP Error Correction	Effect of transition to IFRS	IFRS	Mexican FRS	Previous GAAP Error Correction	Effect of transition to IFRS	IFRS
Assets
Current Assets:
Current assets other than other assets	e	474,867	—	—	474,867	574,690	—	(20,087)	554,603	743,272	—	(22,088)	721,184
Other assets	a	9,630	(5,837)	—	3,793	14,742	(9,394)	—	5,348	23,925	(15,258)	—	8,667
Total current assets		484,497	(5,837)	—	478,660	589,432	(9,394)	(20,087)	559,951	767,197	(15,258)	(22,088)	729,851
Trade accounts receivable from related parties, long-term		586,174	—	—	586,174	—	—	—	—	—	—	—	—
Molds, equipment and leasehold improvements, net		46,955	—	—	46,955	57,162	—	—	57,162	42,972	—	—	42,972
Deferred income tax	a, f, g	18,723	(767)	(1,795)	16,161	—	—	—	—	2,943	—	(2,943)	—
Intangible assets	b, c, i	1,860	—	—	1,860	311,603	(11,133)	—	300,470	329,632	(17,533)	—	312,099
Goodwill	i	25,805	—	—	25,805	393,241	(44,800)	—	348,441	393,241	(44,800)	—	348,441
Other assets	d	1,299	—	—	1,299	1,330	—	20,087	21,417	2,148	—	22,088	24,236
Total assets		1,165,313	(6,604)	(1,795)	1,156,914	1,352,768	(65,327)	—	1,287,441	1,538,133	(77,591)	(2,943)	1,457,599
Liabilities
Current liabilities other than Provisions, Value-added tax payable and Derivative Financial Instruments		231,762	—	—	231,762	374,283	—	—	374,283	669,325	—	—	669,325
Provisions	a	46,200	(2,624)	—	43,576	36,971	5,511	—	42,482	15,305	23,681	—	38,986
Value-added tax payable	e	21,808	(5,765)	—	16,043	26,600	(6,067)	—	20,533	23,365	(5,741)	—	17,624
Derivative financial instruments	k	—	—	—	—	—	—	—	—	—	8,509	—	8,509
Total current liabilities		299,770	(8,389)	—	291,381	437,854	(556)	—	437,298	707,995	26,449	—	734,444
Non-current liabilities:
Employee benefits	g, h	5,187	—	(4,252)	935	5,796	—	(4,513)	1,283	7,164	—	(5,809)	1,355
Derivative financial instruments	l	—	—	—	—	—	—	—	—	—	8,120	—	8,120
Deferred income tax	a, g, h, b, i	—	—	—	—	83,523	(19,752)	15,151	78,922	91,938	(32,051)	10,740	70,627
Borrowings	j	805,896	—	—	805,896	590,745	—	417	591,162	561,282	—	1,506	562,788
Total non-current liabilities		811,083	—	(4,252)	806,831	680,064	(19,752)	11,055	671,367	660,384	(23,931)	6,437	642,890
Total liabilities		1,110,853	(8,389)	(4,252)	1,098,212	1,117,918	(20,308)	11,055	1,108,665	1,368,379	2,518	6,437	1,377,334
Total Net Parent investment	a, f, g, h, b, l	54,460	1,785	2,457	58,702	234,850	(45,019)	(11,055)	178,776	169,754	(80,109)	(9,380)	80,265
Total liabilities and net parent investment		1,165,313	(6,604)	(1,795)	1,156,914	1,352,768	(65,327)	—	1,287,441	1,538,133	(77,591)	(2,943)	1,457,599

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

28.    Explanation of transition to IFRS (cont.)

Reconciliation of Net Parent Investment —

In thousands of Mexican Pesos (“Ps.”)	Notes	As of January 1, 2017 (date of transition)	As of December 31, 2017	As of December 31, 2018 (end of last period presented under Mexican FRS)
Total Net Parent Investment under Mexican FRS.		54,460	234,850	169,754
Derecognition of other assets due to previous GAAP error	a	(5,837)	(9,394)	(15,258)
Correction of error – provision cost of promotional points program and value-added tax payable	a	8,389	556	(17,940)
Derecognition of employee benefits and deferred PTU, under previous GAAP	g	4,443	5,566	6,379
Recognition of employee benefits under IAS 19	f	(935)	(1,119)	(1,591)
Remeasurement effect of defined benefit obligation in OCI	f	—	(165)	236
Correction of error from the derecognition of brand revaluation	b	—	(57,000)	(57,000)
Additional amortization of debt issuance cost	g	—	(417)	(1,506)
Amortization of intangible asset regarding relationships with customer	k	—	(18,133)	(24,533)
Recognition of derivative financial instruments	d	—	—	(16,629)
Total pre-tax adjustments		6,060	(80,106)	(127,842)
Tax effects of the above adjustments		(1,818)	24,032	38,353
Total adjustments to net parent investment		4,242	(56,073)	(89,489)
Total Net Parent Investment under IFRS		58,702	178,776	80,265

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

28.    Explanation of transition to IFRS (cont.)

IFRS adoption effects for the combined statement of comprehensive income for the years ended December 31, 2017 and 2018

		Year ended December 31, 2017				Year ended December 31, 2018 (the latest period presented under Mexican FRS)
In thousands of Mexican Pesos (“Ps.”)	Notes	Mexican FRS	Previous GAAP Error Correction	Effect of transition to IFRS	IFRS	Mexican FRS	Previous GAAP Error Correction	Effect of transition to IFRS	IFRS
Net revenue	a, j	1,468,229	(7,663)	(10,861)	1,449,705	2,369,950	(15,428)	(37,806)	2,316,716
Cost of sales		558,105	—	—	558,105	958,469	—	—	958,469
Gross profit		910,124	(7,663)	(10,861)	891,600	1,411,481	(15,428)	(37,806)	1,358,247
Operating expenses	a, f, g, j,c	566,142	3,727	(9,131)	560,738	829,479	8,931	(31,910)	806,500
Operating income		343,982	(11,390)	(1,730)	330,862	582,002	(24,359)	(5,896)	551,747
Financing income (cost):
Interest expense	h	(117,788)	—	(417)	(118,205)	(85,254)	—	(1,089)	(86,343)
Interest income		20,754	—	—	20,754	6,707	—	—	6,707
Foreign exchange gain, net		71,214	—	—	71,214	(6,036)	—	—	(6,036)
Unrealized loss in valuation of derivative financial instruments	d	—	—	—	—	—	(16,629)	—	(16,629)
Financing cost, net		(25,820)	—	(417)	(26,237)	(84,583)	(16,629)	(1,089)	(102,301)
Profit before income tax		318,162	(11,390)	(2,147)	304,625	497,419	(40,988)	(6,985)	449,446
Income taxes:
Current		92,209	—	—	92,209	158,545	—	—	158,545
Deferred	a, f, g, h, c, d	8,804	(3,417)	(645)	4,742	6,026	(12,296)	(2,096)	(8,366)
Total income taxes		101,013	(3,417)	(645)	96,951	164,571	(12,296)	(2,096)	150,179
Profit of the year		217,149	(7,973)	(1,502)	207,674	332,848	(28,692)	(4,889)	299,267
Other comprehensive income:
Remeasurement of defined benefit obligation	g	—	—	(115)	(115)	—	—	165	165
Total comprehensive income		217,149	(7,973)	(1,617)	207,559	332,848	(28,692)	(4,724)	299,432

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

28.    Explanation of transition to IFRS (cont.)

Previous GAAP Error Corrections

The following adjustments refer to error corrections coming from prior periods. These adjustments, along with the related effects on deferred income taxes are the result of accounting policies incorrectly applied under Mex FRS:

a.      The Group, while still under Mexican FRS, incorrectly recognized the cost of its promotional points program as a deferred cost in the combined statements of financial position within the Other Assets’ (non-current) line item. These promotional points were, in fact, not subject to capitalization under Mexican FRS but rather should have been expensed based on the analysis of the historical redemption pattern.

The derecognition of the asset in order to correct the error has been presented as a component of Selling Expenses in the combined statement of profit or loss and other comprehensive income.

In addition, the Group recalculated its provision for the cost of promotional points program at the reporting dates based on historical data and further adjusted the amount to appropriately recognize the deferred revenue associated to this program.

The effects of these error corrections on the combined statement of profit or loss and comprehensive income, and combined statement of financial position, are presented below:

In thousands of Mexican Pesos (“Ps.”)	As of January 1, 2017	Year ended December 31, 2017	Year ended December 31, 2018
Combined statement of profit or loss and comprehensive income
Net revenue	—	(7,663)	(15,428)
Operating expenses	—	3,727	8,930
Pre-tax adjustment	—	(11,390)	(24,358)
Combined statement of financial position
Other Assets	(5,837)	(9,394)	(15,258)
Provisions	(2,624)	5,511	23,681
Related tax effect	(767)	(2,652)	(9,962)
Total adjustments to Retained Earnings	(9,228)	(6,535)	(1,539)

b.      In 2017, the Group incorrectly recognized a revaluation for an intangible asset (the “Betterware” brand) based on its fair value, which is not allowed under Mexican FRS. As a result, the Group recognized a surplus effect of Ps. 57,000 related to this intangible asset, which was presenteddirectly in Equity, net of deferred tax effect of Ps. 17,100.

This error was corrected at the transition date to IFRS; the Group derecognized this revaluation effect recorded under Mexican FRS from the combined statement of financial position.

This derecognition adjusted the intangible asset to its initial carrying amount as recognized at the date of its acquisition, which is the amount to be recognized under both Mexican FRS and IFRS.

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

28.    Explanation of transition to IFRS (cont.)

Given the fact that the intangible asset brand has been determined as having an indefinite useful life there has been no amortization and as a consequence there was no effect on the combined statement of profit or loss and comprehensive income. The effects of the correction, in the combined statement of financial position, are presented below:

In thousands of Mexican Pesos (“Ps.”)	As of January 1, 2017	Year ended December 31, 2017	Year ended December 31, 2018
Combined statement of financial position
Intangible Asset – Brand	—	(57,000)	(57,000)
Other comprehensive income and other equity accounts	—	(39,900)	—
Related tax effect	—	(17,100)	(17,100)
Total correction adjustments to Retained Earnings	—	—	(39,900)

c.      The Group, as a result of the business combination described in notes 2.n and 11, recognized under Mexican FRS Goodwill and the intangible related to the “Betterware” brand, but did not separate from goodwill another identifiable intangible asset related to relationships with customers as required by Mexican FRS. As part of the purchase price allocation, the Group should have recognized under both IFRS and the Previous GAAP this intangible asset separately from Goodwill and then should have amortized it over its expected useful life. The effects of this adjustment, on the combined statement of profit or loss and comprehensive income, and in the combined statement of financial position, are presented below:

In thousands of Mexican Pesos (“Ps.”)	As of January 1, 2017	Year ended December 31, 2017	Year ended December 31, 2018
Combined statement of profit or loss and comprehensive income
Operating expenses		2,667	6,400
Pre-tax adjustment		(2,667)	(6,400)
Combined statement of financial position
Intangible assets	—	45,867	39,467
Goodwill	—	(44,800)	(44,800)
Related tax effect	—	13,760	11,840
Total adjustments to Retained Earnings	—	(12,693)	(17,173)

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

28.    Explanation of transition to IFRS (cont.)

d.      The Group should have recognized under Mexican FRS certain derivative financial instruments that are described in note 17. Therefore as an error correction, the Group has recognized these derivative financial instruments on the combined statement of financial position as of the date of transition to IFRS. and accounted for them subsequently in accordance with IFRS 9. The effects of the change, in the combined statement of profit or loss and comprehensive income, and in the combined statement of financial position, are presented below:

In thousands of Mexican Pesos (“Ps.”)	As of January 1, 2017	Year ended December 31, 2017	Year ended December 31, 2018
Combined statement of profit or loss and comprehensive income
Unrealized loss in valuation of derivative financial instruments		—	(16,629)
Pre-tax adjustment		—	(16,629)
Combined statement of financial position
Derivative financial instruments – Current portion	—	—	8,509
Derivative financial instruments – Long-term portion	—	—	8,120
Related tax effect	—	—	(4,989)
Total adjustments to Retained Earnings	—	—	(11,640)

e.      The Group recalculated its value-added tax (“VAT”) payable balance.

The effect of this error correction on the combined statement of financial position, are presented below:

Combined statement of financial position
Value-added tax payable	(5,765)	(6,067)	(5,741)
Total adjustments to Retained Earnings	(5,765)	(6,067)	(5,741)

Adjustments of transition to IFRS

The following adjustments are related only to the effects of transition to IFRS of the Group that resulted in the following changes in accounting policies derived from differences between Mexican FRS and IFRS:

f.       In accordance with previous GAAP, the Group presented restricted cash as part of the “cash and cash equivalents” line item and solely disclosed the nature of the restriction in the notes to the financial statements. However under IFRS, restricted cash is required to be presented as a non-current asset if the restriction extends beyond twelve months. The Group reclassified it by Ps. 20,087 and Ps. 22,088, at the end of December 31, 2017 and 2018, respectively. As of January 1, 2017, the Group had no restricted cash. Changes derived from this adjustment on the combined statement of cash flows are described at the end of this note.

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

28.    Explanation of transition to IFRS (cont.)

g.      In accordance with previous GAAP, the Group recognized inflation effects on its financial information. Beginning on January 1, 2008, the Group discontinued the recognition of the effects of inflation in its combined financial statements since Mexican economy no longer qualified for inflation recognition according to Mexican FRS B-10. However, certain fixed assets and capital stock that were restated by inflation and recognized through December 31, 2007 when Mexico’s economic environment ceased to be deemed as inflationary. In accordance with IFRS, Mexico’s economic environment was deemed inflationary up to December 31, 1997. The Group elected to use Mexican FRS values for Molds, equipment and leasehold improvements, net, as deemed cost at the date of transition. In regards of capital stock, an adjustment is being made to derecognize inflation effects by Ps. 1,544 recorded under previous GAAP. The effects of the change, in the combined statement of financial position, are presented below:

In thousands of Mexican Pesos (“Ps.”)	As of January 1, 2017	Year ended December 31, 2017	Year ended December 31, 2018
Combined statement of financial position
Net parent investment	1,544	1,544	1,544
Total adjustments to Net parent investment	(1,544)	(1,544)	(1,544)

h.      In accordance with previous GAAP, liabilities from seniority premiums and severance payments were recognized as a provision and were calculated by independent actuaries based on the projected unit credit method using nominal interest rate. Further, under Mexican FRS, deferred PTU was recognized from temporary differences that resulted from comparing the accounting and tax bases of assets and liabilities. As part of the IFRS adoption, the Group derecognized its liability regarding employee benefits, as well as the asset regarding deferred PTU because these items have not met the recognition criteria under IAS 37 and IAS 19 and in conjunction with transitioning to IFRS. The effects of the change, on the combined statement of profit or loss and comprehensive income, and the combined statement of financial position, are presented below:

In thousands of Mexican Pesos (“Ps.”)	As of January 1, 2017	Year ended December 31, 2017	Year ended December 31, 2018
Combined statement of profit or loss and comprehensive income
Operating expenses	—	(1,119)	(814)
Pre-tax adjustment	—	1,119	814
Combined statement of financial position
Employee benefits	(5,188)	(5,796)	(7,164)
Deferred income taxes – deferred PTU	(744)	(233)	(788)
Related tax effect	(1,333)	(1,669)	(1,913)
Total adjustments to Retained Earnings	3,111	3,894	4,463

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

28.    Explanation of transition to IFRS (cont.)

i.       In connection with the adjustment discussed at preceding note f., and as part of the IFRS adoption, the Group recognized its liability regarding employee benefits only for seniority premiums as required by IAS 19, which was calculated by independent actuaries based on the projected unit credit method. The effects of the change, on the combined statement of profit or loss and comprehensive income, and in the combined statement of financial position, are presented below:

In thousands of Mexican Pesos (“Ps.”)	As of January 1, 2017	Year ended December 31, 2017	Year ended December 31, 2018
Combined statement of profit or loss and comprehensive income
Operating expenses	—	183	309
Pre-tax adjustment	—	(183)	(309)
Combined statement of financial position
Employee benefits	935	1,283	1,355
Other comprehensive income	—	(115)	165
Related tax effect	281	385	407
Total adjustments to Retained Earnings	(654)	(783)	(1,113)

j.       As part of IFRS adoption, the Group recalculated the amortized cost of this debt and additional interest to be recognized was determined for 2017. The effects of the change, in the combined statement of profit or loss and comprehensive income, and in the combined statement of financial position, are presented below:

In thousands of Mexican Pesos (“Ps.”)	As of January 1, 2017	Year ended December 31, 2017	Year ended December 31, 2018
Combined statement of profit or loss and comprehensive income
Interest expense		417	1,089
Pre-tax adjustment		(417)	(1,089)
Combined statement of financial position
Long-term debt	—	417	1,506
Related tax effect	—	(125)	(452)
Total adjustments to Retained Earnings	—	(292)	(1,054)

k.      As part of IFRS adoption, the Group elected to apply the optional exemption for business combinations permitted by IFRS 1, by which:

•        the classification of former business combinations under Mexican FRS is maintained;

•        there is no re-measurement of original ‘fair values’ determined at the time of the business combination (date of acquisition); and

•        the carrying amount of goodwill recognized under Mexican FRS is not adjusted, other than in specific instances.

Therefore, the Group elected to continued with the carrying amount of goodwill recognized under Mexican FRS but tested it at the transition date for impairment as required under IFRS 1. No impairment loss was determined at that date. The Group applied the requirements of IAS 36 in testing goodwill at the transition date, for further reference See Note 2n.

BETTERWARE DE MéXICO, S. A. DE C. V. AND COMBINED ENTITY

NOTES TO THE COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017, AND JANUARY 1, 2017,
AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

28.    Explanation of transition to IFRS (cont.)

l.       As part of IFRS adoption, the Group reclassified the cost of a promotional points program from the Operating expenses line on the combined statement of profit or loss to the Net revenue line considering, because the main objective of this program is to encourage the increase in sales volume. This reclassification had no effect on the Profit of the year line item on the combined statement of profit or loss. The effect of the change, in the combined statement of profit or loss and comprehensive income is presented below:

In thousands of Mexican Pesos (“Ps.”)	As of January 1, 2017	Year ended December 31, 2017	Year ended December 31, 2018
Combined statement of profit or loss and comprehensive income
Net revenue		(10,861)	(37,806)
Operating expenses	—	(10,861)	(37,806)
Pre-tax adjustment	—	—	—

Material adjustments to the statement of cash flows

Restricted Cash of Ps. (2,001) and Ps. (20,087) was presented as part of the cash and cash equivalents under Mexican FRS. These balances were presented on the statements of cash flows as part of the financing activities under IFRS. There no other material differences between the statements of cash flows presented under IFRS and the statements of cash flows presented under Mexican FRS.

DD3 ACQUISITION CORP.
CONDENSED BALANCE SHEETS

	September 30, 2019	June 30, 2019
	(unaudited)
ASSETS
Current Assets
Cash	$61,200	$175,830
Prepaid expenses and other current assets	49,583	80,833
Total Current Assets	110,783	256,663

Marketable securities held in Trust Account	56,900,557	56,588,390
Total Assets	$57,011,340	$56,845,053

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities – Accounts payable and accrued expenses	$570,613	$491,663
Total Current Liabilities	570,613	491,663

Commitments

Ordinary shares subject to possible redemption, 5,031,016 and 5,050,181 shares at redemption value as of September 30, 2019 and June 30, 2019, respectively	51,440,721	51,353,389

Shareholders’ Equity
Preferred shares, no par value; unlimited shares authorized; none issued and outstanding	—	—
Ordinary shares, no par value; unlimited shares authorized; 2,192,184 and 2,173,019 shares issued and outstanding (excluding 5,031,016 and 5,050,181 shares subject to possible redemption) as of September 30, 2019 and June 30, 2019, respectively	5,136,726	4,773,041
(Accumulated deficit) / Retained earnings	(136,720)	226,960
Total Shareholders’ Equity	5,000,006	5,000,001
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$57,011,340	$56,845,053

The accompanying notes are an integral part of the unaudited condensed financial statements.

DD3 ACQUISITION CORP.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30, 2019	For the Period from July 23, 2018 (inception) through September 30, 2018
Formation and operating costs	$224,830	$3,585
Share based compensation	451,017	—
Loss from operations	(675,847)	(3,585)

Other income:
Interest income	303,822	—
Unrealized gain on marketable securities held in the Trust Account	8,345	—
Other income, net	312,167	—

Net Loss	$(363,680)	$(3,585)

Weighted average shares outstanding, basic and diluted(1)	2,173,019	1,250,000

Basic and diluted net loss per ordinary share(2)	$(0.30)	$(0.00)

____________

(1)      Excludes an aggregate of 5,031,016 shares subject to possible redemption at September 30, 2019 and an aggregate of up to 187,500 shares at September 30, 2018 that were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full.

(2)      Excludes interest income of $282,199 attributable to shares subject to possible redemption for the three months ended September 30, 2019.

The accompanying notes are an integral part of the unaudited condensed financial statements.

DD3 ACQUISITION CORP.
CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(Unaudited)

FOR THE PERIOD FROM JULY 23, 2018 (INCEPTION) THROUGH SEPTEMBER 30, 2018

	Ordinary Shares		Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount
Balance – July 23, 2018 (inception)	—	$—	$—	$—
Issuance of Founder Shares to Sponsor	1,473,500	25,000	—	25,000
Forfeiture of Founder Shares	(36,000)	—	—	—
Net loss	—	—	(3,585)	(3,585)
Balance – September 30, 2018 (unaudited)	1,437,500	$25,000	$(3,585)	$21,415

THREE MONTHS ENDED SEPTEMBER 30, 2019

	Ordinary Shares		Retained Earnings/ (Accumulated) Deficit	Total Shareholders’ Equity
	Shares	Amount
Balance – June 30, 2019	2,173,019	$4,773,041	$226,960	$5,000,001
Change in value of ordinary shares subject to possible redemption	19,165	(87,332)	—	(87,332)
Share based compensation contributed by shareholder	—	451,017	—	451,017
Net loss	—	—	(363,680)	(363,680)
Balance – September 30, 2019 (unaudited)	2,192,184	$5,136,726	$(136,720)	$5,000,006

The accompanying notes are an integral part of the unaudited condensed financial statements.

DD3 ACQUISITION CORP.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended September 30, 2019	For the Period from July 23, 2018 (inception) Through September 30, 2018
	(unaudited)	(unaudited)
Cash Flows from Operating Activities:
Net loss	$(363,680)	$(3,585)
Adjustments to reconcile net loss to net cash used in operating activities:
Unrealized gain on marketable securities held in Trust Account	(8,345)	—
Interest earned on marketable securities held in Trust Account	(303,822)	—
Share based compensation expense contributed by shareholder	451,017	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	31,250	—
Accounts payable and accrued expenses	78,950	—
Net cash used in operating activities	(114,630)	(3,585)

Cash Flows from Financing Activities:
Proceeds from issuance of Founder Shares to Sponsor	—	25,000
Proceeds from promissory note – related party	—	133,575
Payment of offering costs	—	(129,990)
Net cash provided by financing activities	—	28,585

Net Change in Cash	(114,630)	25,000
Cash – Beginning	175,830	—
Cash – Ending	$61,200	$25,000

Non-Cash investing and financing activities:
Change in value of ordinary shares subject to possible redemption	$87,332	$—
Deferred offering costs included in accrued offering costs	$—	$14,405

The accompanying notes are an integral part of the unaudited condensed financial statements.

DD3 ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2019
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

DD3 Acquisition Corp. (the “Company”) is a blank check company incorporated in the British Virgin Islands on July 23, 2018. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses that have their primary operations located in Mexico or Hispanic businesses in the United States.

At September 30, 2019, the Company had not yet commenced any operations. All activity through September 30, 2019 relates to the Company’s formation, its initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination and activities in connection with the proposed Business Combination with Betterware de México, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Betterware”) (see Note 9).

The registration statement for the Company’s Initial Public Offering was declared effective on October 11, 2018. On October 16, 2018, the Company consummated the Initial Public Offering of 5,000,000 units (“Units” and, with respect to the ordinary shares included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $50,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 225,000 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to the Company’s sponsor, DD3 Mex Acquisition Corp (the “Sponsor”), generating gross proceeds of $2,250,000, which is described in Note 4.

Following the closing of the Initial Public Offering on October 16, 2018, an amount of $50,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Units was placed in a trust account (“Trust Account”). In addition, an advance payment of $187,500 was also placed in the Trust Account (see below). The net proceeds placed in the Trust Account have been invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

On October 23, 2018, in connection with the underwriters’ election to partially exercise their over-allotment option, the Company sold an additional 565,000 Units at $10.00 per Unit, generating gross proceeds of $5,650,000. In addition, in connection with the underwriters’ partial exercise of their over-allotment option, the Company also consummated the sale of an additional 14,125 Private Units at $10.00 per Private Unit, generating total gross proceeds of $141,250, of which the Company applied $141,250 of the advance payment made by the Sponsor already deposited into the Trust Account towards this transaction and returned the balance of $46,250 to the Sponsor. Following such closing, an additional $5,508,750 of net proceeds was deposited in the Trust Account, resulting in $55,650,000 ($10.00 per Unit) held in the Trust Account.

Transaction costs relating to the Initial Public Offering amounted to $1,939,920, consisting of $1,391,250 of underwriting fees and $548,670 of offering costs. In addition, as of September 30, 2019, $61,200 of cash was held outside of the Trust Account and is available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the signing of an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the

DD3 ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2019
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount then in the Trust Account ($10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

In connection with a proposed Business Combination, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Memorandum and Articles of Association, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Sponsor and its permitted transferees have agreed (a) to vote their Founder Shares (as defined in Note 5), the ordinary shares included in the Private Units (the “Private Shares”) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public shareholders with the opportunity to redeem their shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares) and Private Units (including underlying securities) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) and (d) that the Founder Shares and Private Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor and its permitted transferees will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

The Company will have until April 16, 2020 to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $50,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to its obligations to provide for claims of creditors and the

DD3 ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2019
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

requirements of applicable law. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.00 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity

The Company has principally financed its operations from inception using proceeds from the sale of its equity securities to its shareholders prior to the Initial Public Offering and such amount of proceeds from the Initial Public Offering that were placed in an account outside of the Trust Account for working capital purposes. As of September 30, 2019, the Company had $61,200 in its operating bank accounts, $56,900,557 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its ordinary shares in connection therewith and working capital deficit of $459,830. In August 2019, DD3 Capital Partners S.A. de C.V., an affiliate of the Sponsor, committed to provide an aggregate of $50,000 in loans to the Company. In October 2019, the commitment was replaced by an aggregate commitment of $135,000 from DD3 Hipotecaria S.A. de C.V. SOFOM ENR, an affiliate of the Sponsor. The loans, as well as any future loans that may be made by the Sponsor and/or its affiliates or the Company’s officers and directors (or their affiliates), will be evidenced by notes and would either be repaid upon the consummation of a Business Combination or up to $1,500,000 of the notes may be converted into units that would be identical to the Private Units. In addition, one of the Company’s service providers has agreed to defer the payment of fees owed to them until the consummation of a Business Combination, which amounted to approximately $470,000 as of September 30, 2019. Such fees are included in accrued expenses in the accompanying balance sheet at September 30, 2019. Based on the foregoing, the Company believes it will have sufficient cash to meet its needs through the earlier of the consummation of a Business Combination or April 16, 2020, the date that the Company will be required to cease all operations except for the purpose of winding up, if a Business Combination is not consummated.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

DD3 ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2019
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended June 30, 2019 as filed with the SEC on September 20, 2019, which contains the Company’s audited financial statements and notes thereto. The financial information as of June 30, 2019 is derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K for the year ended June 30, 2019. The interim results for the three months ended September 30, 2019 are not necessarily indicative of the results to be expected for the year ended June 30, 2020 or for any future interim periods.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2019 and June 30, 2019.

DD3 ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2019
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Marketable securities held in Trust Account

At September 30, 2019 and June 30, 2019, substantially all of the assets held in the Trust Account were held in U.S. Treasury Bills.

Ordinary shares subject to possible redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s condensed balance sheet.

Offering costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounting to $1,939,920 were charged to shareholders’ equity upon the completion of the Initial Public Offering.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the British Virgin Islands and Mexico are the Company’s major tax jurisdictions. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2019 and June 30, 2019.

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is considered to be an exempted British Virgin Islands Company and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States.

DD3 ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2019
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Net loss per ordinary share

Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period. The Company applies the two-class method in calculating earnings per share. Weighted average shares for the period from July 23,2018 (inception) through September 30, 2018 were reduced for the effect of an aggregate of 187,500 ordinary shares that were subject to forfeiture if the over-allotment option was not exercised by the underwriters. Ordinary shares subject to possible redemption at September 30, 2019, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of (1) warrants sold in the Initial Public Offering and private placement to purchase 5,804,125 ordinary shares and (2) 250,000 ordinary shares and warrants to purchase 250,000 ordinary shares in the unit purchase option sold to EarlyBirdCapital, Inc. (“EarlyBirdCapital”) (and its designees), in the calculation of diluted loss per share, since the exercise of the warrants and the exercise of the unit purchase option is contingent upon the occurrence of future events. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Reconciliation of net loss per ordinary share

The Company’s net loss is adjusted for the portion of income that is attributable to ordinary shares subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company. Accordingly, basic and diluted net loss per ordinary share is calculated as follows:

	Three Months Ended September 30, 2019	For the Period from July 23, 2018 (inception) through September 30, 2018
Net loss	$(363,680)	$(3,585)
Less: Income attributable to shares subject to possible redemption	(282,199)	—
Adjusted net loss	$(645,879)	$(3,585)

Weighted average shares outstanding, basic and diluted	2,173,019	1,250,000

Basic and diluted net loss per share	$(0.30)	$(0.00)

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At September 30, 2019 and June 30, 2019, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

DD3 ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2019
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s condensed financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 5,565,000 Units at a purchase price of $10.00 per Unit, inclusive of 565,000 Units sold to the underwriters on October 23, 2018 upon the underwriters’ election to partially exercise their over-allotment option. Each Unit consists of one ordinary share and one warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one ordinary share at an exercise price of $11.50 per share (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the Initial Public Offering, the Sponsor purchased an aggregate of 225,000 Private Units at a price of $10.00 per Private Unit, or $2,250,000 in the aggregate. On October 23, 2018, in connection with the underwriters’ election to partially exercise their over-allotment option, the Company sold an additional 14,125 Private Units to the Sponsor, generating gross proceeds of $141,250. The Private Units are identical to the Units sold in the Initial Public Offering, except for the private warrants (“Private Warrants”), as described in Note 7. The Sponsor agreed not to transfer, assign or sell any of the Private Units and underlying securities (except to certain permitted transferees) until after the completion of a Business Combination. The proceeds from the sale of the Private Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Units and underlying securities will be worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

In July 2018, the Company issued an aggregate of 1,473,500 founder shares to the Sponsor (the “Founder Shares”) for an aggregate purchase price of $25,000 in cash. In September 2018, the Sponsor forfeited 36,000 Founder Shares, resulting in an aggregate of 1,437,500 shares outstanding. The 1,437,500 Founder Shares included an aggregate of up to 187,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Sponsor will collectively own 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering and excluding the Private Shares included in the Private Units, Representative Shares (as defined in Note 7)). As a result of the underwriters’ election to partially exercise their over-allotment option on October 23, 2018, 141,250 Founder Shares are no longer subject to forfeiture. The underwriters’ elected not to exercise the remaining portion of the over-allotment option, which expired on November 25, 2018, and, as a result, 46,250 Founder Shares were forfeited.

In July 2019, the Sponsor transferred all of the outstanding Founder Shares and 47,825 Private Units to certain of the Company’s directors and officers and their affiliates (as permitted transferees) at the price originally paid for such securities, and such transferred securities remain subject to the transfer, voting and other restrictions applicable to the Sponsor. In accordance with SEC Staff Accounting Bulletin (SAB) 79 amended by SAB 5T, “Accounting for Expenses or Liabilities Paid by Principal Stockholder,” the Company recorded a $451,017 share based compensation cost with a credit to additional paid-in capital at July 2, 2019 for the fair value of 45,000 shares transferred under this arrangement (approximately $10.02 per share on July 2, 2019).

DD3 ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2019
(Unaudited)

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

The Sponsor and its permitted transferees have agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, (1) with respect to 50% of the Founder Shares, the earlier of (i) one year after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.50 per share (as such amount may be adjusted) for any 20 trading days within any 30-trading day period commencing after a Business Combination, and (2) with respect to the remaining 50% of the Founder Shares, one year after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Related Party Advances

On October 16, 2018, the Sponsor advance funded $187,500 to the Trust Account in anticipation of the additional amount they intended to pay for additional Private Units upon the underwriters’ exercise of the over-allotment option. In connection with the underwriters’ partial exercise of their over-allotment option on October 23, 2018, the Company applied $141,250 of the advance payment made by the Sponsor already deposited into the Trust Account and returned the balance of $46,250 to the Sponsor.

Promissory Note — Related Party

On July 27, 2018, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of $150,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2018 or (ii) the consummation of the Initial Public Offering. The outstanding balance of $145,435 on the Promissory Note was repaid in full on October 17, 2018.

Administrative Services Arrangement

The Sponsor entered into an agreement, commencing on October 11, 2018 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company has agreed to pay the Sponsor $7,500 per month for these services. For the three months ended September 30, 2019, the Company incurred $22,500 in fees for these services. As of September 30, 2019 and June 30, 2019, there was $11,250 and $3,750 of such fees included in accrued expenses in the accompanying condensed balance sheets.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into units at a price of $10.00 per unit. The units would be identical to the Private Units. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

In August 2019, DD3 Capital Partners S.A. de C.V., an affiliate of the Sponsor, committed to provide an aggregate of $50,000 in loans to the Company. In October 2019, the commitment was replaced by an aggregate commitment of $135,000 from DD3 Hipotecaria S.A. de C.V. SOFOM ENR, an affiliate of the Sponsor. Any loans that may be made by the Sponsor and/or its affiliates or Company’s officers and directors (or their affiliates) will be evidenced by notes and would either be repaid upon the consummation of a Business Combination or up to $1,500,000 of the notes may be converted into units that would be identical to the Private Units.

DD3 ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2019
(Unaudited)

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on October 11, 2018, the holders of the Founder Shares, Private Units (and their underlying securities) and any units that may be issued upon conversion of the Working Capital Loans (and underlying securities) are entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the Private Units and units issued in payment of Working Capital Loans made to the Company (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statement.

Business Combination Marketing Agreement

The Company has engaged EarlyBirdCapital as an advisor in connection with a Business Combination to assist the Company in holding meetings with its shareholders to discuss a potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing securities, assist the Company in obtaining shareholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with a Business Combination. The Company will pay EarlyBirdCapital a cash fee for such services upon the consummation of a Business Combination in an amount equal to $1,947,750 (exclusive of any applicable finders’ fees which might become payable).

Business Combination Agreement

On August 2, 2019, the Company entered into a Combination and Stock Purchase Agreement (the “Agreement”) with Campalier, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Campalier”), Promotora Forteza, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Forteza”), Strevo, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Strevo”, and together with Campalier and Forteza, “Sellers”), Betterware, BLSM Latino América Servicios, S.A. de C.V., a Mexican sociedad anónima de capital variable (“BLSM”), and, solely for the purposes set forth in Article XI of the Agreement, the Sponsor, pursuant to which the Company agreed to merge (the “Merger”) with and into Betterware in a Business Combination (the “Transaction”) that will result in Betterware surviving the Merger (the “Surviving Company”) and BLSM becoming a wholly-owned subsidiary of the Surviving Company.

The Agreement provides that, prior to the closing of the transactions contemplated by the Agreement (the “Closing”), the Company will redomicile out of the British Virgin Islands and continue as a Mexican corporation pursuant to Section 184 of the BVI Business Companies Act, 2004, and Article 2 of the Mexican General Corporations Law (Ley General de Sociedades Mercantiles).

The Agreement provides that, at the effective time of the Merger pursuant to the Merger Agreement (defined below) (the “Effective Time”):

(i)     The Company will pay to the Sellers the amount, if any, by which the amount in the Trust Account as of the Closing exceeds $25,000,000 up to a maximum of $30,000,000;

(ii)    all of the Betterware shares issued and outstanding immediately prior to the Effective Time will be canceled and to the extent the Sellers receive $30,000,000 in cash consideration from the Trust Account, the Sellers will be entitled to receive 28,700,000 Surviving Company shares or if the Sellers receive less than $30,000,000 in cash consideration, the Sellers will be entitled to receive the number of Surviving

DD3 ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2019
(Unaudited)

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

Company shares equal to the combined valuation of Betterware and BLSM (as calculated pursuant to the Agreement) less the cash consideration amount received by the Sellers, divided by $10.00; provided, however, that a portion of such Surviving Company shares will be held in trust to secure debt obligations of the Surviving Company, which will represent all of the Surviving Company shares received by the Sellers; and

(iii)   all of the Company’s ordinary shares issued and outstanding immediately prior to the Effective Time will be canceled and exchanged for Surviving Company shares on a one-for-one basis.

The Transaction will be consummated subject to the closing conditions and deliverables as further described in the Agreement.

The Merger Agreement

In connection with, and as a condition to the consummation of, the Transaction, Betterware and the Company will enter into a Merger Agreement (the “Merger Agreement”) on the date of the Closing. Pursuant to the terms of the Merger Agreement, the Company will merge with and into Betterware, Betterware will continue as the Surviving Company, the separate corporate existence of the Company will cease and BLSM will become a wholly-owned subsidiary of the Surviving Company. At the Effective Time, (i) all of the Company’s ordinary shares issued and outstanding immediately prior to the Effective Time will be canceled and exchanged for shares of the Surviving Company on a one-for-one basis and (ii) all of the Betterware shares issued and outstanding immediately prior to the Effective Time will be canceled and to the extent the Sellers receive $30,000,000 in cash consideration from the Trust Account, the Sellers will be entitled to receive 28,700,000 Surviving Company shares or if the Sellers receive less than $30,000,000 in cash consideration, the Sellers will be entitled to receive the number of Surviving Company shares equal to the combined valuation of Betterware and BLSM (as calculated pursuant to the Agreement) less the cash consideration amount received by the Sellers, divided by $10.00.

The Registration Rights Agreement

In connection with, and as a condition to the consummation of, the Transaction, the Company, Betterware and certain persons and entities that will receive securities of the Surviving Company in exchange for certain existing securities of the Company and Betterware and BLSM upon consummation of the Merger (collectively, the “Holders”) will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) on the date of the Closing. Pursuant to the terms of the Registration Rights Agreement, the Surviving Company will be obligated to file a shelf registration statement to register the resale of certain securities of the Surviving Company held by the Holders. The Registration Rights Agreement will also provide the Holders with demand, “piggy-back” and Form F-3 registration rights, subject to certain minimum requirements and customary conditions.

The Lock-Up Agreements

In connection with, and as a condition to the consummation of, the Transaction, (i) certain persons and entities who will hold shares of the Surviving Company upon consummation of the Merger (the “Members”) will enter into a Member Lock-Up Agreement (the “Member Lock-Up Agreement”), and (ii) certain members of the Surviving Company’s management team (“Management”) will enter into a Management Lock-Up Agreement (the “Management Lock-Up Agreement” and, together with the Member Lock-Up Agreement, the “Lock-Up Agreements”), in each case, on the date of the Closing, pursuant to which the Members and Management will agree not to transfer any shares of the Surviving Company held by them for a period of six or twelve months, as applicable, after the Closing, subject to certain limited exceptions.

DD3 ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2019
(Unaudited)

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

On September 23, 2019, the Company, the Sellers, Betterware, BLSM and the Sponsor entered into an Amendment Agreement to the Combination and Stock Purchase Agreement (the “Amendment”). Pursuant to the Amendment, the definition of “Companies Valuation” under Article I of the Agreement was revised to eliminate the inclusion of Net Debt (as defined in the Agreement) in such valuation. Other than as modified pursuant to the Amendment, the Agreement remains in full force and effect.

The Company has received a letter from an attorney representing a former equity holder of Betterware stating that it is in the process of evaluating potential claims against the Company and DD3 Capital Partners, S.A. de C.V., relating to matters primarily involving the sale of its equity interest in Betterware. The Company is not aware of any legal proceedings that have been commenced against it in connection with these potential claims. Because the legal assertions contained in the letter are not susceptible to meaningful evaluation at this time, the Company believes that any claims that may be made against it related to the allegations contained in the letter are too remote for reliable assessment.

NOTE 7. SHAREHOLDERS’ EQUITY

Preferred Shares — The Company is authorized to issue an unlimited number of no par value preferred shares, divided into five classes, Class A through Class E, each with such designation, rights and preferences as may be determined by a resolution of the Company’s board of directors to amend the Memorandum and Articles of Association to create such designations, rights and preferences. The Company has five classes of preferred shares to give the Company flexibility as to the terms on which each Class is issued. All shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preferred shares will allow the Company to issue shares at different times on different terms. At September 30, 2019 and June 30, 2019, there are no preferred shares designated, issued or outstanding.

Ordinary Shares — The Company is authorized to issue an unlimited number of no par value ordinary shares. Holders of the Company’s ordinary shares are entitled to one vote for each share. At September 30, 2019 and June 30, 2019, there were 2,192,184 and 2,173,019 shares issued and outstanding, excluding 5,031,016 and 5,050,181 ordinary shares subject to possible redemption, respectively.

Warrants — The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) October 16, 2019. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon the exercise of the Public Warrants is not effective within 90 days following the consummation of a Business Combination, the holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company may call the warrants for redemption (excluding the Private Warrants), in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the Public Warrants are exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder,

•        if, and only if, the reported last sale price of the ordinary shares equals or exceeds $18.00 per share, for any 20 trading days within a 30-trading day period ending on the third trading day prior to the notice of redemption to Public Warrant holders, and

DD3 ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2019
(Unaudited)

NOTE 7. SHAREHOLDERS’ EQUITY (cont.)

•        if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

The Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants and the ordinary shares issuable upon the exercise of the Private Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Representative Shares

Pursuant to the Initial Public Offering, the Company issued to EarlyBirdCapital (and its designees) 27,825 ordinary shares (the “Representative Shares”), inclusive of the 2,825 ordinary shares issued on October 23, 2018 upon the underwriters’ election to partially exercise their over-allotment option, for no consideration. The Company accounted for the Representative Shares as an expense of the Initial Public Offering resulting in a charge directly to shareholders’ equity. The Company estimated the fair value of Representative Shares to be $278,250 based upon the offering price of the Units of $10.00 per Unit. EarlyBirdCapital has agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, EarlyBirdCapital (and its designees) has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

Unit Purchase Option

On October 16, 2018, the Company sold to EarlyBirdCapital (and its designees), for $100, an option to purchase up to 250,000 units exercisable at $10.00 per unit (or an aggregate exercise price of $2,500,000) commencing on the later of October 11, 2019 and the consummation of a Business Combination. The unit purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires on October 11, 2023. The units issuable upon exercise of the option are identical to those offered in the Initial Public Offering. The Company accounted for the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Initial Public Offering resulting in a charge directly to shareholders’ equity. The Company estimated the fair value of the unit purchase option to be approximately $894,000 (or $3.58 per Unit) using the Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriters was estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 3.02% and (3) expected life of five years. The option and such units purchased pursuant to the option, as well as the ordinary shares underlying such units, the warrants included in such units, and the shares underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1)

DD3 ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2019
(Unaudited)

NOTE 7. SHAREHOLDERS’ EQUITY (cont.)

of FINRA’s NASDAQ Conduct Rules. The option grants to holders demand and “piggyback” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a share dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

NOTE 8. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC Topic 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at September 30, 2019 and June 30, 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	September 30, 2019	June 30, 2019
Assets:
Marketable securities held in Trust Account	1	$56,900,557	$56,588,390

DD3 ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2019
(Unaudited)

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

In October 2019, DD3 Hipotecaria S.A. de C.V. SOFOM ENR, an affiliate of the Sponsor, committed to provide an aggregate of $135,000 in loans to the Company.

In connection with the Transaction, on November 14, 2019, Betterware filed a registration statement on Form F-1 (File No. 333-234692) (the “F-1 Registration Statement”), pursuant to which Betterware is offering to sell up to 4,500,000 ordinary shares, with an expected offering price of between $10.00 and $10.50 per share. There is no minimum number of shares that must be sold by Betterware. If the full amount of shares are sold by Betterware, it is expected that approximately $20,000,000 of the proceeds will be distributed to the selling shareholders of Betterware and the balance of the proceeds will remain with Betterware and be available for working capital purposes. There is no assurance that the F-1 Registration Statement will be declared effective or that Betterware will receive the proceeds from the sale of the ordinary shares thereunder.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of
DD3 Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of DD3 Acquisition Corp. (the “Company”) as of June 30, 2019, the related statements of operations, changes in shareholders’ equity and cash flows for the period from July 23, 2018 (inception) through June 30, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2019, and the results of its operations and its cash flows for the period from July 23, 2018 (inception) through June 30, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2018.

New York, NY
September 20, 2019

DD3 ACQUISITION CORP.

BALANCE SHEET
JUNE 30, 2019

ASSETS
Current Assets
Cash	$175,830
Prepaid expenses and other current assets	80,833
Total Current Assets	256,663
Marketable securities held in Trust Account	56,588,390
Total Assets	$56,845,053
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities – Accounts payable and accrued expenses	$491,663
Total Current Liabilities	491,663

Commitments
Ordinary shares subject to possible redemption, 5,050,181 shares at redemption value	51,353,389

Shareholders’ Equity
Preferred shares, no par value; unlimited shares authorized; none issued and outstanding	—
Ordinary shares, no par value; unlimited shares authorized; 2,173,019 shares issued and outstanding (excluding 5,050,181 shares subject to possible redemption)	4,773,041
Retained earnings	226,960
Total Shareholders’ Equity	5,000,001
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$56,845,053

The accompanying notes are an integral part of the financial statements.

DD3 ACQUISITION CORP.

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JULY 23, 2018 (INCEPTION) THROUGH JUNE 30, 2019

Operating costs	$711,430
Loss from operations	(711,430)

Other income:
Interest income	928,015
Unrealized gain on marketable securities held in the Trust Account	10,375
Other income	938,390
Net Income	$226,960
Weighted average shares outstanding, basic and diluted(1)	1,889,222
Basic and diluted net loss per ordinary share(2)	$(0.33)

____________

(1)      Excludes an aggregate of up to 5,050,181 shares subject to possible redemption

(2)      Excludes interest income of $851,589 attributable to shares subject to possible redemption for the period from July 23, 2018 (inception) through June 30, 2019 (see Note 2).

The accompanying notes are an integral part of the financial statements.

DD3 ACQUISITION CORP.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE PERIOD FROM JULY 23, 2018 (INCEPTION) THROUGH JUNE 30, 2019

	Ordinary Shares		Retained Earnings	Total Shareholders’ Equity
	Shares	Amount
Balance – July 23, 2018 (inception)	—	$—	$—	$—
Issuance of Founder Shares to Sponsor	1,473,500	25,000	—	25,000
Sale of 5,565,000 Units, net of underwriting discounts and offering costs	5,565,000	53,685,080	—	53,685,080
Sale of 239,125 Private Units	239,125	2,391,250	—	2,391,250
Issuance of 27,825 Representative Shares	27,825	—	—	—
Sale of Unit Purchase Option	—	100	—	100
Forfeiture of Founder Shares	(82,250)	—	—	—
Ordinary shares subject to possible redemption	(5,050,181)	(51,328,389)	—	(51,328,389)
Net income	—	—	226,960	226,960
Balance – June 30, 2019	2,173,019	$4,773,041	$226,960	$5,000,001

The accompanying notes are an integral part of the financial statements.

DD3 ACQUISITION CORP.

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JULY 23, 2018 (INCEPTION) THROUGH JUNE 30, 2019

Cash Flows from Operating Activities:
Net income	$226,960

Adjustments to reconcile net income to net cash used in operating activities:
Unrealized gain on marketable securities held in Trust Account	(10,375)
Interest earned on marketable securities held in Trust Account	(928,015)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(80,833)
Accounts payable and accrued expenses	491,663
Net cash used in operating activities	(300,600)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(55,650,000)
Net cash used in investing activities	(55,650,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Founder Shares to Sponsor	25,000
Proceeds from sale of Units, net of underwriting discounts paid	54,258,750
Proceeds from sale of Private Units	2,391,250
Proceeds from Unit Purchase Option	100
Advances from related party	232,500
Repayment of advances from related party	(232,500)
Proceeds from promissory note – related party	145,435
Repayment of promissory note – related party	(145,435)
Payment of offering costs	(548,670)
Net cash provided by financing activities	56,126,430
Net Change in Cash	175,830
Cash – Beginning – July 23, 2018 (inception)	—
Cash – Ending	$175,830

Non-Cash investing and financing activities:
Initial classification of ordinary shares subject to possible redemption	$51,122,870
Change in value of ordinary shares subject to possible redemption	$230,519

The accompanying notes are an integral part of the financial statements.

DD3 ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2019

NOTE 1.    DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

DD3 Acquisition Corp. (the “Company”) is a blank check company incorporated in the British Virgin Islands on July 23, 2018. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses that have their primary operations located in Mexico or Hispanic businesses in the United States.

At June 30, 2019, the Company had not yet commenced any operations. All activity through June 30, 2019 relates to the Company’s formation, its initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination and activities in connection with the proposed Business Combination with Betterware de México, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Betterware”) (see Note 9).

The registration statement for the Company’s Initial Public Offering was declared effective on October 11, 2018. On October 16, 2018, the Company consummated the Initial Public Offering of 5,000,000 units (“Units” and, with respect to the ordinary shares included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $50,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 225,000 units (the “Private Units”) at a price of $10.00 per unit in a private placement to the Company’s sponsor, DD3 Mex Acquisition Corp (the “Sponsor”), generating gross proceeds of $2,250,000, which is described in Note 4.

Following the closing of the Initial Public Offering on October 16, 2018, an amount of $50,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Units was placed in a trust account (“Trust Account”). In addition, an advance payment of $187,500 was also placed in the Trust Account (see below). The net proceeds placed in the Trust Account have been invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

On October 23, 2018, in connection with the underwriters’ election to partially exercise their over-allotment option, the Company sold an additional 565,000 Units at $10.00 per Unit, generating gross proceeds of $5,650,000. In addition, in connection with the underwriters’ partial exercise of their over-allotment option, the Company also consummated the sale of an additional 14,125 Private Units at $10.00 per Private Unit, generating total gross proceeds of $141,250, of which the Company applied $141,250 of the advance payment made by the Sponsor already deposited into the Trust Account towards this transaction and returned the balance of $46,250 to the Sponsor. Following such closing, an additional $5,508,750 of net proceeds was deposited in the Trust Account, resulting in $55,650,000 ($10.00 per Unit) held in the Trust Account.

Transaction costs relating to the Initial Public Offering amounted to $1,939,920, consisting of $1,391,250 of underwriting fees and $548,670 of offering costs. In addition, as of June 30, 2019, $175,830 of cash was held outside of the Trust Account and is available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the signing of an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target

DD3 ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2019

NOTE 1.    DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount then in the Trust Account ($10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

In connection with a proposed Business Combination, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Memorandum and Articles of Association, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Sponsor has agreed (a) to vote its Founder Shares (as defined in Note 5), the ordinary shares included in the Private Units (the “Private Shares”) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public shareholders with the opportunity to redeem their shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares) and Private Units (including underlying securities) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) and (d) that the Founder Shares and Private Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

The Company will have until April 16, 2020 to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $50,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

DD3 ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2019

NOTE 1.    DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.00 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity

The Company has principally financed its operations from inception using proceeds from the sale of its equity securities to its shareholders prior to the Initial Public Offering and such amount of proceeds from the Initial Public Offering that were placed in an account outside of the Trust Account for working capital purposes. As of June 30, 2019, the Company had $175,830 in its operating bank accounts, $56,588,390 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its ordinary shares in connection therewith and working capital deficit of $235,000. In August 2019, DD3 Capital Partners S.A. de C.V., an affiliate of the Sponsor, committed to provide an aggregate of $50,000 in loans to the Company. The loans, as well as any future loans that may be made by the Sponsor and/or its affiliates or Company’s officers and directors (or their affiliates), will be evidenced by notes and would either be repaid upon the consummation of a Business Combination or up to $1,500,000 of the notes may be converted into units that would be identical to the Private Units. In addition, one of the Company’s service providers has agreed to defer the payment of fees owed to them until the consummation of a Business Combination, which amounted to approximately $470,000 as of June 30, 2019. Such fees are included in accrued expenses in the accompanying balance sheet at June 30, 2019. Based on the foregoing, the Company believes it will have sufficient cash to meet its needs through the earlier of the consummation of a Business Combination or April 16, 2020, the date that the Company will be required to cease all operations except for the purpose of winding up, if a Business Combination is not consummated.

NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting

DD3 ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2019

NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2019.

Marketable securities held in Trust Account

At June 30, 2019, substantially all of the assets held in the Trust Account were held in U.S. Treasury Bills.

Ordinary shares subject to possible redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

Offering costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounting to $1,939,920 were charged to shareholders’ equity upon the completion of the Initial Public Offering.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred

DD3 ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2019

NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the British Virgin Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2019.

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company’s tax provision is zero because the Company is organized in the British Virgin Islands with no connection to any other taxable jurisdiction. As such, the Company has no deferred tax assets. The Company is considered to be an exempted British Virgin Islands Company, and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States.

Net loss per ordinary share

Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period. The Company applies the two-class method in calculating earnings per share. Ordinary shares subject to possible redemption at June 30, 2019, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of (1) warrants sold in the Initial Public Offering and private placement to purchase 5,804,125 ordinary shares and (2) 250,000 ordinary shares and warrants to purchase 250,000 ordinary shares in the unit purchase option sold to EarlyBirdCapital, Inc. (“EarlyBirdCapital”) (and its designees), in the calculation of diluted loss per share, since the exercise of the warrants and the exercise of the unit purchase option is contingent upon the occurrence of future events. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Reconciliation of net loss per ordinary share

The Company’s net income is adjusted for the portion of income that is attributable to ordinary shares subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company. Accordingly, basic and diluted net loss per ordinary share is calculated as follows:

For the Period from July 23, 2018 (inception) through June 30, 2019
Net income	$226,960
Less: Income attributable to shares subject to possible redemption	(851,589)
Adjusted net loss	$(624,629)
Weighted average shares outstanding, basic and diluted	1,889,222
Basic and diluted net loss per share	$(0.33)

DD3 ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2019

NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At June 30, 2019, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3.    INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 5,565,000 Units at a purchase price of $10.00 per Unit, inclusive of 565,000 Units sold to the underwriters on October 23, 2018 upon the underwriters’ election to partially exercise their over-allotment option. Each Unit consists of one ordinary share and one warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one ordinary share at an exercise price of $11.50 per share (see Note 7).

NOTE 4.    PRIVATE PLACEMENT

Simultaneously with the Initial Public Offering, the Sponsor purchased an aggregate of 225,000 Private Units at a price of $10.00 per Private Unit, or $2,250,000 in the aggregate. On October 23, 2018, in connection with the underwriters’ election to partially exercise their over-allotment option, the Company sold an additional 14,125 Private Units to the Sponsor, generating gross proceeds of $141,250. The Private Units are identical to the Units sold in the Initial Public Offering, except for the private warrants (“Private Warrants”), as described in Note 7. The Sponsor agreed not to transfer, assign or sell any of the Private Units and underlying securities (except to certain permitted transferees) until after the completion of a Business Combination. The proceeds from the sale of the Private Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Units and underlying securities will be worthless.

NOTE 5.    RELATED PARTY TRANSACTIONS

Founder Shares

In July 2018, the Company issued an aggregate of 1,473,500 founder shares to the Sponsor (the “Founder Shares”) for an aggregate purchase price of $25,000 in cash. In September 2018, the Sponsor forfeited 36,000 Founder Shares, resulting in an aggregate of 1,437,500 shares outstanding. The 1,437,500 Founder Shares included an aggregate of up to 187,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Sponsor will collectively own 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering and excluding the Private Units, Representative Shares (as defined in Note 7) and underlying securities). As a result of the underwriters’ election to partially exercise their over-allotment

DD3 ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2019

NOTE 5.    RELATED PARTY TRANSACTIONS (cont.)

option on October 23, 2018, 141,250 Founder Shares are no longer subject to forfeiture. The underwriters’ elected not to exercise the remaining portion of the over-allotment option, which expired on November 25, 2018, and, as a result, 46,250 Founder Shares were forfeited.

The Sponsor has agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, (1) with respect to 50% of the Founder Shares, the earlier of (i) one year after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.50 per share (as such amount may be adjusted) for any 20 trading days within any 30-trading day period commencing after a Business Combination, and (2) with respect to the remaining 50% of the Founder Shares, one year after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Related Party Advances

On October 16, 2018, the Sponsor advance funded $187,500 to the Trust Account in anticipation of the additional amount they intended to pay for additional Private Units upon the underwriters’ exercise of the over-allotment option. In connection with the underwriters’ partial exercise of their over-allotment option on October 23, 2018, the Company applied $141,250 of the advance payment made by the Sponsor already deposited into the Trust Account and returned the balance of $46,250 to the Sponsor.

Promissory Note – Related Party

On July 27, 2018, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of $150,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2018 or (ii) the consummation of the Initial Public Offering. The outstanding balance of $145,435 on the Promissory Note was repaid in full on October 17, 2018.

Administrative Services Arrangement

The Sponsor entered into an agreement, commencing on October 11, 2018 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company has agreed to pay the Sponsor $7,500 per month for these services. For the period from July 23, 2018 (inception) through June 30, 2019, the Company incurred $63,750 in fees for these services, of which $3,750 is included in accrued expenses in the accompanying balance sheet.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into units at a price of $10.00 per unit. The units would be identical to the Private Units. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

DD3 ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2019

NOTE 6.    COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on October 11, 2018, the holders of the Founder Shares, Private Units (and their underlying securities) and any units that may be issued upon conversion of the Working Capital Loans (and underlying securities) are entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the Private Units and units issued in payment of Working Capital Loans made to the Company (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statement.

Business Combination Marketing Agreement

The Company has engaged EarlyBirdCapital as an advisor in connection with a Business Combination to assist the Company in holding meetings with its shareholders to discuss a potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing securities, assist the Company in obtaining shareholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with a Business Combination. The Company will pay EarlyBirdCapital a cash fee for such services upon the consummation of a Business Combination in an amount equal to $1,947,750 (exclusive of any applicable finders’ fees which might become payable).

NOTE 7.    SHAREHOLDERS’ EQUITY

Preferred Shares — The Company is authorized to issue an unlimited number of no par value preferred shares, divided into five classes, Class A through Class E, each with such designation, rights and preferences as may be determined by a resolution of the Company’s board of directors to amend the Memorandum and Articles of Association to create such designations, rights and preferences. The Company has five classes of preferred shares to give the Company flexibility as to the terms on which each Class is issued. All shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preferred shares will allow the Company to issue shares at different times on different terms. At June 30, 2019, there are no preferred shares designated, issued or outstanding.

Ordinary Shares — The Company is authorized to issue an unlimited number of no par value ordinary shares. Holders of the Company’s ordinary shares are entitled to one vote for each share. At June 30, 2019, there were 2,173,019 shares issued and outstanding, excluding 5,050,181 ordinary shares subject to possible redemption.

Warrants — The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) October 16, 2019. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon the exercise of the Public Warrants is not effective within 90 days following the consummation of a Business Combination, the holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

DD3 ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2019

NOTE 7.    SHAREHOLDERS’ EQUITY (cont.)

The Company may call the warrants for redemption (excluding the Private Warrants), in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the Public Warrants are exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder,

•        if, and only if, the reported last sale price of the ordinary shares equals or exceeds $18.00 per share, for any 20 trading days within a 30 trading day period ending on the third trading day prior to the notice of redemption to Public Warrant holders, and

•        if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

The Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants and the ordinary shares issuable upon the exercise of the Private Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Representative Shares

Pursuant to the Initial Public Offering, the Company issued to EarlyBirdCapital (and its designees) 27,825 ordinary shares (the “Representative Shares”), inclusive of the 2,825 ordinary shares issued on October 23, 2018 upon the underwriters’ election to partially exercise their over-allotment option, for no consideration. The Company accounted for the Representative Shares as an expense of the Initial Public Offering resulting in a charge directly to shareholders’ equity. The Company estimated the fair value of Representative Shares to be $278,250 based upon the offering price of the Units of $10.00 per Unit. EarlyBirdCapital has agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, EarlyBirdCapital (and its designees) has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

Unit Purchase Option

On October 16, 2018, the Company sold to EarlyBirdCapital (and its designees), for $100, an option to purchase up to 250,000 units exercisable at $10.00 per unit (or an aggregate exercise price of $2,500,000) commencing on the later of October 11, 2019 and the consummation of a Business Combination. The unit purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires on October 11, 2023. The units issuable upon exercise of the option are identical to those offered in the Initial Public Offering. The

DD3 ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2019

NOTE 7.    SHAREHOLDERS’ EQUITY (cont.)

Company accounted for the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Initial Public Offering resulting in a charge directly to shareholders’ equity. The Company estimated the fair value of the unit purchase option to be approximately $894,000 (or $3.58 per Unit) using the Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriters was estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 3.02% and (3) expected life of five years. The option and such units purchased pursuant to the option, as well as the ordinary shares underlying such units, the warrants included in such units, and the shares underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA’s NASDAQ Conduct Rules. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a share dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

NOTE 8.    FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC Topic 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:      Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:      Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:      Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at June 30, 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2019
Assets:
Marketable securities held in Trust Account	1	$56,588,390

DD3 ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2019

NOTE 9.    SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

In July 2019, the Sponsor transferred all of the outstanding Founder Shares and 47,825 Private Units to certain of the Company’s directors and officers and their affiliates (as permitted transferees) at the price originally paid for such securities, and such transferred securities remain subject to the transfer, voting and other restrictions applicable to the Sponsor described above (see Notes 4 and 5).

In August 2019, DD3 Capital Partners S.A. de C.V., an affiliate of the Sponsor, committed to provide an aggregate of $50,000 in loans to the Company. The loans, as well as any future loans that may be made by the Sponsor and/or its affiliates or Company’s officers and directors (or their affiliates), will be evidenced by notes and would either be repaid upon the consummation of a Business Combination or up to $1,500,000 of the notes may be converted into units that would be identical to the Private Units.

Business Combination Agreement

On August 2, 2019, the Company entered into a Combination and Stock Purchase Agreement (the “Agreement”) with Campalier, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Campalier”), Promotora Forteza, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Forteza”), Strevo, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Strevo”, and together with Campalier and Forteza, “Sellers”), Betterware, BLSM Latino América Servicios, S.A. de C.V., a Mexican sociedad anónima de capital variable (“BLSM”), and, solely for the purposes set forth in Article XI of the Agreement, the Sponsor, pursuant to which the Company agreed to merge (the “Merger”) with and into Betterware in a Business Combination (the “Transaction”) that will result in Betterware surviving the Merger (the “Surviving Company”) and BLSM becoming a wholly-owned subsidiary of the Surviving Company.

The Agreement provides that, prior to the closing of the transactions contemplated by the Agreement (the “Closing”), the Company will redomicile out of the British Virgin Islands and continue as a Mexican corporation pursuant to Section 184 of the BVI Business Companies Act, 2004, and Article 2 of the Mexican General Corporations Law (Ley General de Sociedades Mercantiles).

The Agreement provides that, at the effective time of the Merger pursuant to the Merger Agreement (the “Effective Time”):

(i)     The Company will pay to the Sellers the amount, if any, by which the amount in the Trust Account as of the Closing exceeds $25,000,000 up to a maximum of $30,000,000;

(ii)    all of the Betterware shares issued and outstanding immediately prior to the Effective Time will be canceled and to the extent the Sellers receive $30,000,000 in cash consideration from the Trust Account, the Sellers will be entitled to receive 28,700,000 Surviving Company shares or if the Sellers receive less than $30,000,000 in cash consideration, the Sellers will be entitled to receive the number of Surviving Company shares equal to the combined valuation of Betterware and BLSM (as calculated pursuant to the Agreement) less the cash consideration amount received by the Sellers, divided by $10.00; provided, however, that a portion of such Surviving Company shares will be held in trust to secure debt obligations of the Surviving Company; and

(iii)   all of the Company’s ordinary shares issued and outstanding immediately prior to the Effective Time will be canceled and exchanged for Surviving Company shares on a one-for-one basis.

The Transaction will be consummated subject to the closing conditions and deliverables as further described in the Agreement.

4,500,000 Ordinary Shares

Betterware de México, S.A. de C.V.

_____________________________

PRELIMINARY PROSPECTUS
        , 2020

_____________________________

Until             , 2020 (25 days after the date of this prospectus), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Under Mexican law, when an officer or director of a corporation acts within the scope of his or her authority, the corporation will answer for any resulting liabilities or expenses. The registrant’s proposed Amended and Restated Charter provides:

“Subject to the Mexican Securities Market Law, the Company undertakes to indemnify and hold the permanent and alternate members of the Board of Directors, the Committee or Committees that perform the Corporate Practices and Audit functions and of any other committees created by the Company, the Secretary and the Alternate Secretary, and the relevant executives of the Company, harmless from any liability arising from the performance of their position, including payment of compensation for any damage or loss caused and the amounts necessary to reach a settlement, as well as all of the fees and expenses of counsel and other advisors hired to defend the interests of the aforementioned persons, unless such liability are a result of malicious actions, bad faith, of illicit actions o liability that derive from actions or omissions which are not indemnifiable under the Securities Market Law and other applicable legal provisions.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

In the past three years, the registrant has issued the following securities which were not registered under the Securities Act. The registrant believes that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

•        On July 28, 2017, the registrant issued 1,961,993 ordinary shares, Series B, with no par value, as part of an intercompany reorganization in which a Mexican subsidiary merged with the registrant.

•        On December 5, 2018, the registrant issued 246,746 ordinary shares, Series B, with no par value, in connection with the capital increase of MX$20,000.00 (Mexican Pesos) by an existing shareholder, Campalier, S.A. de C.V., a Mexican sociedad anónima de capital variable.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits.    The following exhibits are filed as part of this registration statement, including those incorporated herein by reference:

Exhibit No.	Description
2.1

Combination and Stock Purchase Agreement, dated as of August 2, 2019, by and among the Registrant, DD3 Acquisition Corp., Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., Strevo, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and, solely for the purposes of Article XI, DD3 Mex Acquisition Corp, S.A. de C.V. (incorporated by reference to Annex A to the proxy statement/prospectus forming a part of the Registrant’s Registration Statement on Form F-4/A (File No. 333-233982) filed with the Securities and Exchange Commission on January 7, 2020).

2.2

Amendment Agreement to the Combination and Stock Purchase Agreement, dated as of September 23, 2019, by and among the Registrant, DD3 Acquisition Corp., Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., Strevo, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and DD3 Mex Acquisition Corp, S.A. de C.V (incorporated by reference to Exhibit 2.2 to the Registrant’s Registration Statement on Form F-4 (File No. 333-233982) filed with the Securities and Exchange Commission on September 27, 2019).

2.3

Form of Merger Agreement by and between the Registrant and DD3 Acquisition Corp. (incorporated by reference to Annex B to the proxy statement/prospectus forming a part of the Registrant’s Registration Statement on Form F-4/A (File No. 333-233982) filed with the Securities and Exchange Commission on January 7, 2020).

Exhibit No.	Description
3.1	Bylaws of the Registrant.*
3.2

Proposed Amended and Restated Charter of the Registrant (incorporated by reference to Annex E to the proxy statement/prospectus forming a part of the Registrant’s Registration Statement on Form F-4/A (File No. 333-233982) filed with the Securities and Exchange Commission on January 7, 2020).

4.1

Specimen Ordinary Share Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-4/A (File No. 333-233982) filed with the Securities and Exchange Commission on December 11, 2019).

5.1	Opinion of Baker & McKenzie LLP.*
10.1

Form of Registration Rights Agreement by and among the Registrant, DD3 Acquisition Corp. and certain security holders (incorporated by reference to Annex F to the proxy statement/prospectus forming a part of the Registrant’s Registration Statement on Form F-4/A (File No. 333-233982) filed with the Securities and Exchange Commission on January 7, 2020).

10.2

Form of Management Lock-Up Agreement by and among the Registrant, DD3 Acquisition Corp. and the directors and officers party thereto (incorporated by reference to Annex G to the proxy statement/prospectus forming a part of the Registrant’s Registration Statement on Form F-4/A (File No. 333-233982) filed with the Securities and Exchange Commission on January 7, 2020).

10.3

Form of Member Lock-Up Agreement by and among the Registrant, DD3 Acquisition Corp. and certain security holders (incorporated by reference to Annex H to the proxy statement/prospectus forming a part of the Registrant’s Registration Statement on Form F-4/A (File No. 333-233982) filed with the Securities and Exchange Commission on January 7, 2020).

23.1	Consent of KPMG Cárdenas Dosal, S.C., independent registered public accounting firm.
23.2	Consent of Marcum LLP, independent registered public accounting firm.
23.3	Consent of Baker & McKenzie LLP (included in Exhibit 5.1).*
24.1	Powers of Attorney (included on signature page of the initial registration statement).*
99.1

Consent of Jose de Jesus Valdez (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form F-4 (File No. 333-233982) filed with the Securities and Exchange Commission on September 27, 2019).

99.2

Consent of Joaquin Gandara (incorporated by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form F-4 (File No. 333-233982) filed with the Securities and Exchange Commission on September 27, 2019).

99.3

Consent of Dr. Martín M. Werner (incorporated by reference to Exhibit 99.3 to the Registrant’s Registration Statement on Form F-4 (File No. 333-233982) filed with the Securities and Exchange Commission on September 27, 2019).

99.4

Consent of Dr. Guillermo Ortiz (incorporated by reference to Exhibit 99.4 to the Registrant’s Registration Statement on Form F-4/A (File No. 333-233982) filed with the Securities and Exchange Commission on December 11, 2019).

____________

*        Previously filed.

(b) Financial Statement Schedules.    All schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements and notes thereto.

Item 9. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 will not be furnished; provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)    That, for the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)     The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico, on the 7th day of January, 2020.

BETTERWARE DE MÉXICO, S.A. DE C.V.
By:	/s/ Luis Germán Campos Orozco
Name: Luis Germán Campos Orozco Title: Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ Luis Campos	Chairman of the Board	January 7, 2020
Luis Campos
*	Chief Executive Officer and Board Member	January 7, 2020
Andres Campos
*	Chief Financial Officer	January 7, 2020
Jose del Monte
*	Controller	January 7, 2020
Diana Jones
*	Board Member	January 7, 2020
Santiago Campos
*	Board Member	January 7, 2020
Federico Clariond
*	Authorized Representative in the United States	January 7, 2020
Donald J. Puglisi Managing Director Puglisi & Associates
*By:	/s/ Luis Campos
Luis Campos Attorney-in-Fact